     As filed with the Securities and Exchange Commission on July 22, 1998
                                                     Registration No. 333-______

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ---------------------

                                    FORM S-4
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ---------------------

                       BAYARD DRILLING TECHNOLOGIES, INC.
                            BAYARD DRILLING, L.L.C.
                             BAYARD DRILLING, L.P.
                          BONRAY DRILLING CORPORATION
                               TREND DRILLING CO.
          (Exact names of Registrants as specified in their charters)

            DELAWARE                            1381                    73-1508021
            DELAWARE                            1381                    73-1519377
            DELAWARE                            1381                    73-1532348
            DELAWARE                            1381                    73-1086424
            OKLAHOMA                            1381                    73-1141066
(States or other jurisdictions of   (Primary Standard Industrial     (I.R.S. Employer
 incorporation or organization)      Classification Code Number)    Identification No.)

                     4005 NORTHWEST EXPRESSWAY, SUITE 550E
                         OKLAHOMA CITY, OKLAHOMA  73116
                                 (405) 840-9550
              (Address, including zip code, and telephone number,
       including area code, of Registrants' principal executive offices)

                             ---------------------

                                 JAMES E. BROWN
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                       BAYARD DRILLING TECHNOLOGIES, INC.
                     4005 NORTHWEST EXPRESSWAY, SUITE 550E
                         OKLAHOMA CITY, OKLAHOMA  73116
                                 (405) 840-9550
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             ---------------------

                                   COPIES TO:
                               GEOFFREY L. NEWTON
                             BAKER & BOTTS, L.L.P.
                                2001 ROSS AVENUE
                              DALLAS, TEXAS 75201
                                 (214) 953-6500

                             ---------------------

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

       If any of the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: [ ]

       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]_________________

       If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ] ________________

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================
              TITLE OF EACH CLASS OF                       PROPOSED MAXIMUM      PROPOSED MAXIMUM        AMOUNT OF
                 SECURITIES TO BE          AMOUNT TO BE   OFFERING PRICE PER    AGGREGATE OFFERING     REGISTRATION
                    REGISTERED              REGISTERED         NOTE(1)               PRICE(1)               FEE
--------------------------------------------------------------------------------------------------------------------
        11% Senior Notes due June 30,
        2005, Series B  . . . . . . . . .  $100,000,000          100%              $100,000,000           $29,500
--------------------------------------------------------------------------------------------------------------------
        Guarantees (2)  . . . . . . . . .       N/A              N/A                   N/A                  N/A
====================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933, as amended.

(2) Each of Bayard Drilling, L.L.C., a Delaware limited liability company, Bayard Drilling, L.P., a Delaware limited partnership, Bonray Drilling Corporation, a Delaware corporation, and Trend Drilling Co., an Oklahoma corporation, (each of which is a direct or indirect wholly owned subsidiary of Bayard Drilling Technologies, Inc.) is registering a guarantee of the obligations of Bayard Drilling Technologies, Inc. in respect of the Senior Notes being registered hereby. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no registration fee is required with respect to such guarantees.

                             ---------------------

       THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


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INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                   SUBJECT TO COMPLETION, DATED JULY __, 1998
PROSPECTUS

                       BAYARD DRILLING TECHNOLOGIES, INC.

  OFFER TO EXCHANGE ITS 11% SENIOR NOTES DUE 2005, SERIES B FOR ANY AND ALL OF
              ITS OUTSTANDING 11% SENIOR NOTES DUE 2005, SERIES A

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON , 1998, UNLESS EXTENDED.

       Bayard Drilling Technologies, a Delaware corporation, ("Bayard" or the "Company"), hereby offers (the "Exchange Offer"), upon the terms and conditions set forth in this Prospectus (the "Prospectus") and the accompanying Letter of Transmittal (the "Letter of Transmittal"), to exchange $1,000 principal amount of its 11% Senior Notes due June 30, 2005, Series B (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement of which this Prospectus is a part, for each $1,000 principal amount of its outstanding 11% Senior Notes due June 30, 2005, Series A (the "Old Notes"), of which $100,000,000 principal amount is outstanding. The form and terms of the Exchange Notes are the same as the form and terms of the Old Notes (which they are intended to replace) except that the Exchange Notes will bear a Series B designation and have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer. See "The Exchange Offer." The Exchange Notes will evidence the same debt as the Old Notes (which they are intended to replace) and will be issued under and be entitled to the benefits of the Indenture (the "Indenture") dated June 26, 1998 among the Company, the Guarantors (as hereinafter defined) and U.S. Trust Company of Texas, N.A., as Trustee (the "Trustee"), governing the Old Notes. See "The Exchange Offer" and "Description of Exchange Notes."

       The Exchange Notes will mature on June 30, 2005. Interest on the Exchange Notes will be payable semi-annually on June 30 and December 31 of each year, commencing on December 31, 1998. The Company will not be required to make any mandatory sinking fund or redemption payments with respect to the Exchange Notes. The Exchange Notes will not be redeemable prior to June 30, 2003, on or after which the Exchange Notes will be redeemable, in whole or in part, at the option of the Company, at the redemption prices set forth herein, plus accrued and unpaid interest and Liquidated Damages (as hereinafter defined), if any, thereon to the date of redemption. In addition, at any time on or before June 30, 2001, the Company may redeem up to 35% of the original aggregate principal amount of the Exchange Notes with the net proceeds of a Qualified Equity Offering (as hereinafter defined) at a redemption price equal to 111% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of redemption, provided that at least $65 million in aggregate principal amount of Exchange Notes remains outstanding immediately after the occurrence of such redemption. See "Description of Exchange Notes -- Optional Redemption." Upon a Change of Control (as hereinafter defined) each holder of the Exchange Notes will have the right to require the Company to repurchase all or any part of such holder's Exchange Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of repurchase. See "Description of Exchange Notes -- Change of Control." (Cover text continued on next page)

       SEE "RISK FACTORS" BEGINNING ON PAGE 15 FOR A DISCUSSION OF CERTAIN RISK FACTORS THAT SHOULD BE CONSIDERED IN EVALUATING THE EXCHANGE OFFER AND AN INVESTMENT IN THE EXCHANGE NOTES.

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
         COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
          ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

         The date of this Prospectus is                          , 1998

       The Old Notes were issued by the Company in an offering (the "Old Notes Offering") consummated on June 26, 1998. The Company used $75 million of the proceeds from the sale of the Old Notes to finance the acquisition (the "TransTexas Acquisition") of 25 drilling rigs and certain related equipment and other assets from TransTexas Gas Corporation ("TransTexas"), which occurred concurrently with the Old Notes Offering. The remainder of the net proceeds to the Company from the Old Notes Offering have been, or will be, used for general corporate purposes.

       The Exchange Notes will be senior unsecured obligations of the Company and will rank pari passu in right of payment with all existing and future senior indebtedness and other senior obligations of the Company, and senior in right of payment to all future subordinated indebtedness of the Company. The Company is a holding company and conducts substantially all of its operations through its wholly owned subsidiaries. The Exchange Notes will be guaranteed (the "Guarantees") by the present and future domestic Subsidiaries (as hereinafter defined) of the Company (the "Guarantors"). The Guarantees will be senior unsecured obligations of each Guarantor and will rank pari passu in right of payment with all senior indebtedness and other senior obligations of such Guarantor. The holders of secured indebtedness of the Company and the Guarantors will have claims with respect to the assets constituting collateral for such indebtedness that are prior to claims of holders of the Exchange Notes. See "Description of Exchange Notes." As of June 15, 1998, on a pro forma basis after giving effect to the TransTexas Acquisition (as hereinafter defined) and the Old Notes Offering, the Company had approximately $121.1 million of outstanding senior indebtedness, of which $21.1 million is secured by certain assets of the Subsidiaries.

       The Company will accept for exchange any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York time, on , 1998, unless extended by the Company in its sole discretion to no later than 30th business day (or, with the Initial Purchasers' consent, to no later than the 40th business day) after the registration statement to which this Prospectus relates is declared effective (the "Expiration Date"). Tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m. on the Expiration Date. The Exchange Offer is subject to certain customary conditions. The Old Notes were sold by the Company on June 26, 1998 to the Initial Purchasers (as hereinafter defined) in the Old Notes Offering, which was a transaction effected without registration under the Securities Act in reliance upon an exemption under the Securities Act. The Initial Purchasers subsequently placed the Old Notes in the United States with qualified institutional buyers in reliance upon Rule 144A under the Securities Act and outside the United States with non-U.S. persons in reliance on Regulation S under the Securities Act. Accordingly, the Old Notes may not be reoffered, resold or otherwise transferred unless registered under the Securities Act or unless an applicable exemption from the registration requirements of the Securities Act is available. The Exchange Notes are being offered hereunder in order to satisfy the obligations of the Company under the Registration Rights Agreement (the "Exchange Offer Registration Rights Agreement") entered into by the Company in connection with the Old Notes Offering. See "The Exchange Offer."

       Based on no-action letters issued by the staff of the Securities and Exchange Commission (the "Commission") to third parties, the Company believes the Exchange Notes issued pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder that is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and such holder has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes. See "The Exchange Offer -- Purpose and Effect of the Exchange Offer" and "-- Resale of the Exchange Notes." Each broker-dealer (a "Participating Broker-Dealer") that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Notwithstanding the foregoing, any purchaser of Old Notes who is an "affiliate" of the Company or who intends to participate in the Exchange Offer for the purpose of distributing the Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer as a result of market-making activities or other trading activities. The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

       There has not previously been any public market for the Old Notes or the Exchange Notes. Although the Initial Purchasers have informed the Company that they intend to make a market in the Exchange Notes, they are not obligated to do so, and any such market-making activities with respect to the Exchange Notes may be interrupted or discontinued at any time without notice. The Company does not intend to list the Exchange Notes on any securities exchange or to seek approval for quotation through any automated quotation system.

       Any Old Notes not tendered and accepted in the Exchange Offer will remain outstanding and will be entitled to all the rights and will be subject to the limitations applicable thereto under the Indenture. Following consummation of the Exchange Offer, the holders of Old Notes will continue to be subject to the existing restrictions upon transfer thereof and the Company generally will have no further obligation to such holders to provide for registration under the Securities Act of the Old Notes held by them. To the extent that Old Notes are tendered and accepted in the Exchange Offer, a holder's ability to sell untendered Old Notes could be adversely affected. See "Risk Factors -- Exchange Offer Procedures" and "Exchange Offer -- Consequences of Failure to Exchange."

       The Exchange Notes will be available initially only in book-entry form. The Company expects that the Exchange Notes issued pursuant to this Exchange Offer will be issued in the form of one or more Global Notes (as hereinafter defined), which will be deposited with, or on behalf of, The Depository Trust Company ("DTC" or the "Depositary") and registered in its name or in the name of Cede & Co., its nominee. Beneficial interests in a Global Note representing the Exchange Notes will be shown on, and transfers thereof will be effected through, records maintained by the Depositary and its participants. After the initial issuance of the Global Notes, Exchange Notes in certificated form will be issued in exchange for a Global Note only on the terms set forth in the Indenture. See "Description of Exchange Notes -- Book Entry, Delivery, Form and Transfer."

       THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION. HOLDERS OF OLD NOTES ARE URGED TO READ THIS PROSPECTUS AND THE RELATED LETTER OF TRANSMITTAL CAREFULLY BEFORE DECIDING WHETHER TO TENDER THEIR OLD NOTES PURSUANT TO THE EXCHANGE OFFER.

       This Prospectus, together with the Letter of Transmittal, is being sent to all registered holders of Old Notes as of , 1998.

       The Company will not receive any cash proceeds from the issuance of the Exchange Notes offered hereby. No dealer-manager is being used in connection with this Exchange Offer. The Company will pay all expenses incurred by it incident to the Exchange Offer. See "Use of Proceeds" and "Plan of Distribution."

       The Exchange Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of the Old Notes in any jurisdiction in which the making of the Exchange Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction or would otherwise not be in compliance with any provision of any applicable security law.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

       This Prospectus contains "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements other than statements of historical fact included in this Prospectus, including without limitation certain statements under the captions "Prospectus Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," may constitute forward-looking statements. Forward-looking statements can often, but not always, be identified by terminology such as "anticipate," "believe," "estimate," "intend" and "expect" and similar expressions. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from the Company's expectations ("Cautionary Statements") are disclosed in this Prospectus, including without limitation in conjunction with the forward-looking statements included in this Prospectus and in the section of this Prospectus entitled "Risk Factors" under the headings "Cyclical Conditions; Recent Weakening of Demand for Drilling Services," "Substantial Leverage," "Holding Company Structure," "Ranking of the Exchange Notes," "Restrictions Imposed by Lenders," "Dependence on Oil and Gas Industry," "Concentration of Customer Base," "Limited Operating History," "Management of Growth; Risks of Acquisition Strategy," "Shortage of Qualified and Experienced Labor," "Competition," "TransTexas Drilling Alliance," "Class Action Litigation," "Operating Hazards and Uninsured Risks," "Shortage of Drilling Equipment and Supplies," "Capital Requirements and Liquidity," "Reliance on Key Personnel," "Control by Existing Management and Stockholders; Voting Agreement among Certain Stockholders," "Inability to Purchase Exchange Notes Upon a Change of Control," "Governmental Regulation and Environmental Matters," "Risks Associated with Footage and Turnkey Drilling," "Lack of Public Market for the Notes," "Fraudulent Conveyance Considerations" and "Exchange Offer Procedures; Consequences of Failure to Exchange." All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the Cautionary Statements. The Company disclaims any intention or obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

                             AVAILABLE INFORMATION

       The Company has filed with the Commission a Registration Statement on Form S-4 (the "Exchange Offer Registration Statement," which term shall encompass all amendments, exhibits and schedules thereto) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, covering the Exchange Notes being offered hereby. This Prospectus does not contain all of the information set forth in the Exchange Offer Registration Statement. For further information with respect to the Company and the Exchange Offer, reference is made to the Exchange Offer Registration Statement. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Exchange Offer Registration Statement, reference is made to the exhibit for a more complete description of the document or matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

       In connection with the Company's initial public offering of 11,040,000 shares of its common stock, par value $0.01 per share ("Common Stock"), consummated in November 1997 (the "Initial Public Offering"), the Company became subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. The Exchange Offer Registration Statement and such other reports, proxy statements and other information filed by the Company with the Commission can be inspected at, and copies may be obtained at prescribed rates from, the public reference facilities maintained by the Commission at its principal offices located at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549, as well as at the Commission's regional offices located at Seven World Trade Center, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. The Exchange Offer Registration Statement and such other reports, proxy statements and other information may also be obtained from the web site that the Commission maintains at http://www.sec.gov. Reports, proxy statements and other information concerning the Company can also be inspected at the offices of the American Stock Exchange, 86 Trinity Place, New York 10016, where the Common Stock is listed.

       The Company will furnish periodic reports to the Trustee, which will make them available upon request to the holders of the Exchange Notes.

       To permit compliance with Rule 144A in connection with resales of Old Notes, the Company will furnish upon the request of the holder of an Old Note and prospective purchaser designated by such holder the information required to be delivered under Rule 144A(d)(4) under the Securities Act if at the time of such request the Company is not a reporting company under Section 13 or 15(d) of the Exchange Act or exempt from reporting pursuant to Rule 12g3-2(b) thereunder.

                               PROSPECTUS SUMMARY

       The following summary is qualified in its entirety by the more detailed information and financial statements and related notes appearing elsewhere in this Prospectus. Unless otherwise indicated or the context otherwise requires, the terms "Bayard" and the "Company" include Bayard Drilling Technologies, Inc. and its predecessors and subsidiaries. All capitalized terms used in this Prospectus with respect to the Old Notes or the Exchange Notes (collectively, the "Notes") and not otherwise defined herein have the meanings set forth under "Description of Exchange Notes -- Certain Definitions." Unless otherwise indicated, the information contained herein (including the historical and pro forma financial information) relating to periods prior to June 26, 1998, the date of the TransTexas Acquisition, does not give effect to the TransTexas Acquisition. The 1997 pro forma financial results presented herein reflect operating results attributable to all acquisitions completed by the Company during 1997.

                                  THE COMPANY

       The Company is a leading provider of contract land drilling services to major and independent oil and gas companies. As of June 15, 1998, pro forma for the TransTexas Acquisition, the Company's rig fleet consisted of 88 rigs, of which 73 were being marketed and 15 were available for refurbishment. For the three months ended March 31, 1998, and the months of April and May, 1998, the Company experienced overall utilization rates of approximately 85%, 78% and 70%, respectively, for its marketed rigs (excluding the 25 drilling rigs (21 of which are operational and four of which require refurbishment) acquired in the TransTexas Acquisition (the "TransTexas Rigs")). See "-- Recent Operating Performance."

       The Company's fleet consists primarily of rigs capable of deep drilling applications (well depths of 15,000 feet or greater). The Company believes that deep drilling targets are more attractive to oil and gas companies due to new technologies, including (i) three-dimensional seismic techniques, (ii) increasingly accurate down hole measurement devices and (iii) improved guidance systems and directional drilling motors for horizontal and directional wells. Of the Company's 88 rigs, 69 are capable of drilling to depths of 15,000 feet or greater and 43 are capable of drilling to depths of 20,000 feet or greater. The Company's large percentage of diesel electric silicon controlled rectifier ("SCR") rigs, comprising 31 of its 88 rigs, positions the Company's fleet as one of the most technically advanced in the industry.

       The Company was formed in December 1996 as the successor to Anadarko Drilling Company ("Anadarko"), which owned ten rigs. Through June 15, 1998, pro forma for the TransTexas Acquisition, the Company had acquired 78 additional rigs (net of sales). Many of the acquired rigs were put into service in the later months of 1997 and therefore did not contribute significantly to operating results in 1997.

       For the quarter ended March 31, 1998, the Company reported revenues of $24 million, EBITDA of $6 million and net income of $1.8 million. For the year ended December 31, 1997, pro forma for the acquisitions completed in that year, the Company reported revenue of $81.4 million, EBITDA of $18.2 million and net income of $3.7 million. Because the TransTexas Rigs were utilized solely for TransTexas' internal purposes, the 1997 pro forma data included in this Prospectus does not give effect to the TransTexas Acquisition.

CORE OPERATING AREAS

       The Company's rig fleet is currently concentrated in two core operating regions--the Mid-Continent region and the Gulf Coast region. With the completion of the TransTexas Acquisition the Company added a third core operating region in South Texas. The Company is among the largest rig suppliers in each of these regions.

     MID-CONTINENT REGION

       The Mid-Continent region is comprised principally of Oklahoma, North Texas and the Texas Panhandle. At June 15, 1998, the Company had 38 rigs marketed in the Mid-Continent region and was the most active drilling contractor in the region. The Company's rigs operated in the Mid-Continent region are generally capable of drilling to depths of 10,000 feet or greater and are marketed by the Company to meet the specific well depths and mobility needs of producers in that region. At June 5, 1998, 153 rigs were being utilized in this region, making it the most active domestic onshore drilling market at that time. This area is characterized by well-defined target formations and long-lived natural gas reserves.

     GULF COAST REGION

       The Gulf Coast region is comprised of the onshore Gulf of Mexico areas in Texas, Louisiana, Mississippi and Alabama. At June 15, 1998, the Company had 14 rigs marketed in the Gulf Coast region, including 13 diesel electric SCR rigs. The Company believes that its high quality equipment, including diesel electric SCR rigs, powerful mud pumps and high horsepower drawworks, give the Company a competitive advantage in attracting premium jobs with customers engaged in multi-well drilling programs in this region. At June 5, 1998, 110 rigs were being utilized in this region, making it the fourth most active domestic onshore drilling market at that time. The Gulf Coast region is characterized by significant drilling activity in deep, technically challenging formations for which the Company's SCR and deep mechanical rigs are particularly well suited. While recent results in certain areas of the Gulf Coast have been disappointing to producers, most notably the Austin Chalk formation in Louisiana and the Pinnacle Reef in Texas, significant exploration and development activity is ongoing.

     SOUTH TEXAS REGION

       The South Texas region is comprised of the southern portion of onshore Texas. At June 15, 1998, pro forma for the TransTexas Acquisition, the Company had 21 rigs available to be marketed in the South Texas region (of which nine rigs were being utilized by TransTexas) and four rigs available to be refurbished as market conditions warrant. The TransTexas Rigs have been utilized historically only to meet the internal drilling requirements of TransTexas. With the completion of the TransTexas Acquisition, the Company intends to begin to actively market the acquired rigs not being utilized by TransTexas under the Alliance Agreement (as hereinafter defined). At June 5, 1998, 119 rigs were being utilized in this region, making it the third most active domestic onshore drilling market at that time. The South Texas region is predominately a gas producing region, and, accordingly, its drilling activity levels are less sensitive to declining oil prices. The Company believes that the TransTexas Rigs operating in this region are well suited for the mobility, drilling flexibility and hydraulic efficiency required for this region's drilling applications.

RIG FLEET

       The following table sets forth, as of June 15, 1998, certain information with respect to the drilling rigs owned by the Company and the rigs acquired in the TransTexas Acquisition. This table includes information for (i) the 52 rigs marketed by the Company at June 15, 1998, (ii) the 11 rigs available to be refurbished as market conditions warrant and (iii) the 25 rigs acquired by the Company in the TransTexas Acquisition. See "Business--Drilling Equipment and Supplies."

                                                                      DEPTH CAPACITY (FEET)
                                                        ---------------------------------------------------
                                                          7,000        10,000        15,000        20,000
                                                            TO            TO            TO           OR
                                                          9,999        14,999        19,999        GREATER        TOTAL
Rigs Owned at June 15, 1998:
  Gulf Coast Region:
     SCR ..........................................             0             0             0            13            13
     Mechanical ...................................             0             0             1             0             1
                                                        ---------     ---------     ---------     ---------     ---------
     Total ........................................             0             0             1            13            14
  Mid-Continent Region:
     SCR ..........................................             0             0             3             5             8
     Mechanical ...................................             1            14             8             7            30
                                                        ---------     ---------     ---------     ---------     ---------
     Total ........................................             1            14            11            12            38
  Available for Refurbishment:
     SCR ..........................................             0             0             4             6            10
     Mechanical ...................................             0             1             0             0             1
                                                        ---------     ---------     ---------     ---------     ---------
     Total ........................................             0             1             4             6            11

RIGS ACQUIRED FROM TRANSTEXAS:
  South Texas Region:
     Mechanical ...................................             0             2             7            12            21
  Available for Refurbishment:
     Mechanical ...................................             0             1             3             0             4
          Total Rigs (Including TransTexas Rigs) ..             1            18            26            43            88
                                                        =========     =========     =========     =========     =========

BUSINESS STRATEGY

       The Company believes that growth in earnings and cash flow can be achieved by pursuing the following business strategy:

     OPERATING A TECHNOLOGICALLY ADVANCED RIG FLEET

       The Company has assembled its existing rig fleet, and will pursue further acquisitions, with the goal of operating one of the most technologically sophisticated land drilling fleets in the United States. Many of the Company's rigs include engines, pumps and drilling mud systems that represent the best drilling technology available and that the Company believes offer greater efficiencies for customers than many of the rigs available from its competitors. For example, by deploying its diesel electric SCR rigs with two or three high horsepower pumps and top drive drilling systems in challenging deep and horizontal drilling situations, the Company believes that it can reduce its customers' overall drilling costs, thus securing and enhancing its relationships with some of the most active operators in the domestic market. The Company is committed to making the capital investments required to maintain and, in appropriate circumstances, increase the technological sophistication and operational efficiencies of its fleet.

     DEVELOPING DEEP DRILLING CAPABILITIES

       The Company believes there is greater demand for rigs capable of drilling deeper, more complex wells, including 1,500 horsepower and larger rigs, and has focused, and will continue to focus, on acquiring rigs with these capabilities. Of the 25 TransTexas Rigs, 12 are 1,500 horsepower or larger rigs and an additional 10 are 1,000 horsepower or larger rigs. At June 15, 1998, pro forma for the TransTexas Acquisition, 78% of the Company's rig fleet had deep drilling capability (15,000 feet or greater). Management believes that demand and utilization rates for these types of rigs, particularly SCR rigs, will remain higher than for rigs with lesser depth capacities due to their greater operational flexibility and efficiency.

     FOCUSING ON CORE MARKETS

       The Company believes that its strong asset position and operating expertise in the Mid-Continent and Gulf Coast regions enable it to achieve operating efficiencies and to provide premium service to its customers in these markets. The Company is the largest provider of drilling rigs in Oklahoma and is among the largest operators of deep rigs in the onshore Gulf Coast region. The TransTexas Acquisition will make the Company one of the largest suppliers of drilling rigs in the South Texas region and positions the Company to mobilize additional rigs in that region as market conditions warrant.

     DEVELOPING AND MAINTAINING RELATIONSHIPS WITH OPERATORS

       In order to maximize the utilization rate of its rig fleet and to minimize exposure to market downturns, the Company seeks to maintain and build relationships with operators committed to active domestic drilling programs. The Company's largest current customers include Apache Corporation, Chesapeake Energy Corporation ("Chesapeake"), Enron Oil and Gas Company, Marathon Oil Company, Sonat Exploration Company ("Sonat") and Union Pacific Resources Corporation ("UPR"). Each of these companies was among the most active onshore operators in the United States during the last three years. As a result of the Alliance Agreement (as hereinafter defined), the Company will make up to 15 rigs available to TransTexas to meet its drilling requirements, if any, in an area that includes, among others, the South Texas and Gulf Coast regions. During the three months ended March 31, 1998, the three largest customers for the Company's contract drilling services were Chesapeake, UPR and Sonat, which accounted for approximately 17%, 12% and 10% of total revenues, respectively.

        ACQUIRING AND REFURBISHING ADDITIONAL RIGS AND RELATED EQUIPMENT

       The Company intends to pursue selective acquisitions of additional rigs and related equipment, including top drive drilling systems. Additionally, the Company has experience in the acquisition of component parts from which rigs can be assembled or refurbished and intends to continue to seek similar opportunities for the expansion and enhancement of its rig fleet by such means. Since its formation and through June 26, 1998, the date of the TransTexas Acquisition, the Company had acquired 78 additional rigs (net of sales).

THE TRANSTEXAS ACQUISITION

       The TransTexas Acquisition was consummated on June 26, 1998, concurrently with the closing of the Old Notes Offering.

       In the TransTexas Acquisition, the Company acquired certain assets of TransTexas, including (i) 25 drilling rigs (21 of which are operational and include drill pipe and four of which require refurbishment) and related equipment (including approximately 325,000 feet of surplus drill pipe), (ii) a drilling support facility located in Laredo, Texas and related maintenance and repair equipment and (iii) trucks and equipment used for rig hauling activities. All of the TransTexas Rigs are mechanical rigs capable of drilling to depths of 12,000 feet or greater, with 12 of the rigs capable of drilling to depths of 20,000 feet or greater. The Company will pay cash consideration of $75 million in the TransTexas Acquisition and intends to offer positions to approximately 200 TransTexas employees currently involved in its drilling operations.

       In connection with the TransTexas Acquisition, the Company and TransTexas entered into a drilling alliance agreement (the "Alliance Agreement"). The Alliance Agreement provides that, for a period of 30 months, if TransTexas engages in any land drilling activities in Alabama, Louisiana, Mississippi, Oklahoma, New Mexico and Texas (the "Alliance Area"), TransTexas will engage the Company to provide up to 15 rigs for wells on which TransTexas serves as operator. Immediately following the consummation of the TransTexas Acquisition, eight of the TransTexas Rigs were being utilized by TransTexas. Although the Company expects TransTexas to continue to utilize certain of the TransTexas Rigs during the term of the Alliance Agreement, there can be no assurance that TransTexas will do so and, therefore, there can be no assurance as to the number of TransTexas Rigs (or other drilling rigs) that the Company will ultimately provide to TransTexas under the Alliance Agreement or of the timing or receipt of revenues therefrom.

RECENT OPERATING PERFORMANCE

       The Company reported net income for the three months ended March 31, 1998 of $1.8 million on revenues of $24 million compared with a loss of $84,000 on revenues of $4.1 million for the three months ended March 31, 1997. EBITDA increased to $6 million for the first quarter of 1998 from $869,000 in the first quarter of 1997. These increases are due to the growth in the Company's rig fleet from 11 marketed rigs at March 31, 1997 to 51 marketed rigs at March 31, 1998.

       Of the 52 rigs being marketed by the Company at June 15, 1998, 14 were located in the Gulf Coast region and 38 in the Mid-Continent region. In the Gulf Coast region, the Company had nine rigs under contract and five rigs available for work. In the Mid-Continent region, the Company had 27 rigs under contract, 10 rigs available, and one rig undergoing repairs.

       For the first quarter of 1998, the Company experienced a decline in average rig utilization to approximately 85% from its 1997 average rig utilization of 93%. In April and May 1998, the Company's average rig utilization rate declined further to approximately 78% and 70%, respectively. In the Mid-Continent region, the Company experienced utilization rates of 88% during the first quarter of 1998, 83% during April 1998 and 80% during May 1998. The Company was the most active drilling contractor in the Mid-Continent region during the first quarter of 1998. The Gulf Coast market weakened during the first five months of 1998, producing utilization rates of 80% during the first quarter of 1998, 64% during April 1998 and 41% during May 1998, during which time the Company has been attempting to transition rigs from Chesapeake and UPR to other operators. Since December 1997, Chesapeake has released five rigs and UPR has released three rigs in the Gulf Coast region. On June 15, 1998, Chesapeake and UPR were utilizing five and three rigs in the Gulf Coast region, respectively. However, there can be no assurance that Chesapeake, UPR or other customers of the Company will not release additional rigs in the future.

       The Company's operating results are substantially affected by industry conditions such as the levels and volatility of market prices of oil and gas. In recent months, the market price for oil has declined significantly, resulting in a decrease in demand for rigs targeting oil reserves. Over the same period, gas prices have declined to a lesser extent than oil prices, as has the demand for gas drilling rigs. However, there can be no assurance that gas prices and related demand for gas drilling rigs will not decline significantly in the future. In the first quarter of 1998, approximately 93% of the Company's revenues and 97% of its operating income were generated from natural gas drilling activities. See "Risk Factors -- Cyclical Conditions; Weakening of Demand for Drilling Services."

                             THE OLD NOTES OFFERING

 OLD NOTES . . . . . . . . . . . . . . .    The Old Notes were sold by the Company on June 26, 1998 to
                                            Donaldson Lufkin & Jenrette Securities Corporation, Lehman
                                            Brothers Inc., BT Alex. Brown and Dain Rauscher Wessels, a
                                            division of Dain Rauscher Incorporated (the "Initial
                                            Purchasers"), pursuant to a Purchase Agreement (the "Purchase
                                            Agreement") dated June 19, 1998.  The Initial Purchasers
                                            subsequently resold the Old Notes in the United States to
                                            qualified institutional buyers in reliance on Rule 144A under the Securities Act and outside the United States to non-U.S.
                                            persons in reliance on Regulation S under the Securities Act.

 EXCHANGE OFFER REGISTRATION RIGHTS
 AGREEMENT . . . . . . . . . . . . . . .    Pursuant to the Purchase Agreement, the Company and the
                                            Purchasers entered into a Registration Rights Agreement dated
                                            June 19, 1998 (the "Exchange Offer Registration Rights
                                            Agreement") which grants the holders of the Old Notes certain exchange and registration rights.  The Exchange Offer is
                                            intended to satisfy such exchange rights, which terminate
                                            upon the consummation of the Exchange Offer.

                               THE EXCHANGE OFFER


 SECURITIES OFFERED  . . . . . . . . . .    $100,000,000 principal amount of 11% Senior Notes due 2005,
                                            Series B (the "Exchange Notes").

 THE EXCHANGE OFFER  . . . . . . . . . .    $1,000 principal amount of the Exchange Notes in exchange for each $1,000 principal amount of Old Notes.  As of the date hereof, $100,000,000 aggregate principal amount of Old Notes are outstanding.  The Company will issue the Exchange Notes to holders on or promptly after the Expiration Date.  See "The
                                            Exchange Offer."

                                            Based on an interpretation by the staff of the Commission set forth in
                                            Exxon Capital Holdings Corp., SEC No-Action Letter, available April
                                            13, 1989, and similar no-action letters issued to third parties, the
                                            Company believes that Exchange Notes issued pursuant to the Exchange
                                            Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by any holder thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule
                                            405 under the Securities Act) without compliance with the
                                            registration and prospectus delivery provisions of the Securities Act, provided that such Exchange Notes are acquired in the ordinary course of such holder's business and that such holder does not intend to participate and has no arrangement or understanding with any person to participate in the distribution of such Exchange Notes.

                                            Each Participating Broker-Dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange
                                            Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of Exchange Notes received in exchange for Old
                                            Notes where such Old Notes were acquired by such Participating
                                            Broker-Dealer as a result of market-making activities or other trading activities (other than a resale of an unsold allotment from the original sale of Old Notes). The Company has agreed that, for a period of 180 days after the Expiration Date, it will make this
                                            Prospectus available to any Participating Broker-Dealer for use in connection with any such resale. See "Plan of Distribution."

                                            Any holder who tenders in the Exchange Offer with the intention to participate, or for the purpose of participating, in a distribution of the Exchange Notes cannot rely on the position of the staff of the
                                            Commission enunciated in the relevant no- action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. Failure to comply with such requirements in such instance may result in such holder incurring liability under the Securities Act for which the holder is not indemnified by the Company. See "The Exchange Offer -- Resale of the
                                            Exchange Notes."

 EXPIRATION DATE . . . . . . . . . . . .    5:00 p.m., New York time, on                          , 1998
                                            unless the Exchange Offer is extended, in which case the term
                                            "Expiration Date" means the latest date and time to which the
                                            Exchange Offer is extended.

 ACCRUED INTEREST ON THE NOTES . . . . .    Each Exchange Note will bear interest from the most recent date to which interest has been paid or duly provided for on the Old
                                            Note surrendered in exchange for such Exchange Note or, if no interest has been paid or duly provided for on such Old Note, from June 26, 1998.  Interest on the Exchange Notes is payable on June 30 and December 31 of each year, commencing on December
                                            31, 1998.

                                            Holders of Old Notes whose Old Notes are accepted for exchange will not receive accrued interest on such Old Notes for any period from and after the last date to which interest has been paid or duly provided for on the Old Notes prior to the original issue date of the Exchange Notes or, if no such interest has been paid or duly provided for, will not receive any accrued interest on such Old Notes, and will be deemed to have waived the right to receive any interest on such Old Notes accrued from and after June 26, 1998. See "The Exchange Offer -- Interest on the Exchange Notes."

 CONDITIONS TO THE EXCHANGE OFFER  . . .    The Exchange Offer is subject to certain customary conditions, which may be waived by the Company.  See "The Exchange Offer --
                                            Conditions."

 PROCEDURES FOR TENDERING OLD NOTES  . .    Each holder of Old Notes wishing to accept the Exchange Offer must complete, sign and date the accompanying Letter of
                                            Transmittal, or a facsimile thereof, in accordance with the instructions contained herein and therein, and mail or otherwise deliver such Letter of Transmittal, or such facsimile, together with the Old Notes and any other required documentation to U.S.
                                            Trust Company of Texas, N.A., as exchange agent (the "Exchange
                                            Agent"), at the address set forth in the Letter of Transmittal.
                                            By executing the Letter of Transmittal, each holder will
                                            represent to the Company that, among other things, the Exchange
                                            Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the person receiving such
                                            Exchange Notes, whether or not such person is the holder, that neither the holder nor any such other person has any arrangement or understanding with any person to participate in the
                                            distribution of such Exchange Notes and that neither the holder nor any such other person is an "affiliate," as defined under
                                            Rule 405 of the Securities Act.  See "The Exchange Offer --
                                            Purpose and Effect of the Exchange Offer" and "The Exchange
                                            Offer  --  Procedures for Tendering."

 UNTENDERED OLD NOTES; CONSEQUENCES OF
 FAILURE TO EXCHANGE . . . . . . . . . .    Following the consummation of the Exchange Offer, holders of Old
                                            Notes eligible to participate but who do not tender their Old
                                            Notes will not have any further exchange rights and such Old
                                            Notes will continue to be subject to certain restrictions on transfer.  Accordingly, the liquidity of the market for such Old
                                            Notes could be adversely affected.  The Old Notes that are not exchanged pursuant to the Exchange Offer will remain restricted securities.  Accordingly, such Old Notes may be resold only (i)
                                            to the Company, (ii) pursuant to an effective registration statement under the Securities Act, (iii) pursuant to Rule 144A or Rule 144 under the Securities Act, (iv) outside the United
                                            States to a foreign person pursuant to the requirements of Rule
                                            904 under the Securities Act, or (v) pursuant to some other exemption under the Securities Act (and based upon an opinion of counsel, if the Company so requests).  See "The Exchange Offer
                                            -- Consequences of Failure to Exchange."

 SHELF REGISTRATION STATEMENT  . . . . .    In the event that (i) the Exchange Offer is not permitted by applicable law or Commission policy or (ii) in certain
                                            circumstances the holder notifies the Company that it is unable to participate in the Exchange Offer or is unable to use this
                                            Prospectus, the Company will cause to be filed with the
                                            Commission, no later than 45 days after the date that the
                                            Company determines the Exchange Offer is not permitted or, if earlier, the date the Company receives such notice from a holder
                                            (the "Filing Deadline"), a shelf registration statement (the
                                            "Shelf Registration Statement").  If required, the Company will use its reasonable best efforts to cause the Shelf Registration
                                            Statement to be declared effective on or before the 180th day after the Filing Deadline.  The Company has agreed to maintain the effectiveness of the Shelf Registration Statement, under certain circumstances, for a maximum of two years following the effective date of the Shelf Registration Statement.

 SPECIAL PROCEDURES FOR BENEFICIAL          Any beneficial owner whose Old Notes are registered in the name
 OWNERS  . . . . . . . . . . . . . . . .    of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on such owner's own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its Old Notes, either make appropriate arrangements to register ownership of the Old Notes in such owner's name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time. The Company will keep the Exchange Offer open for not less than 20 business days in order to provide for the transfer of registered ownership. See "The Exchange Offer -- Procedures for
                                            Tendering."

 GUARANTEED DELIVERY PROCEDURES  . . . .    Holders of Old Notes who wish to tender their Old Notes and whose Old Notes are not immediately available or who cannot deliver their Old Notes, the Letter of Transmittal or any other documents required by the Letter of Transmittal to the Exchange
                                            Agent (or comply with the procedures for book-entry transfer)
                                            prior to the Expiration Date must tender their Old Notes
                                            according to the guaranteed delivery procedures set forth in
                                            "The Exchange Offer -- Guaranteed Delivery Procedures."

 WITHDRAWAL RIGHTS . . . . . . . . . . .    Tenders may be withdrawn at any time prior to 5:00 p.m., New
                                            York time, on the Expiration Date.  See "The Exchange Offer --
                                            Withdrawal of Tenders."

 ACCEPTANCE OF OLD NOTES AND DELIVERY OF
 EXCHANGE NOTES  . . . . . . . . . . . .    The Company will accept for exchange, subject to the conditions described under "The Exchange Offer -- Conditions," any and all
                                            Old Notes which are properly tendered in the Exchange Offer prior to 5:00 p.m., New York time, on the Expiration Date.  The
                                            Exchange Notes issued pursuant to the Exchange Offer will be delivered promptly following the Expiration Date.  See "The
                                            Exchange Offer -- Terms of the Exchange Offer."

 USE OF PROCEEDS . . . . . . . . . . . .    There will be no cash proceeds to the Company from the exchange pursuant to the Exchange Offer.  See "Use of Proceeds."

 EXCHANGE AGENT  . . . . . . . . . . . .    U.S. Trust Company of Texas, N.A.  The Exchange Agent also serves as trustee under the Indenture.

                               THE EXCHANGE NOTES

 GENERAL . . . . . . . . . . . . . . . .    The form and terms of the Exchange Notes are the same as the form and terms of the Old Notes (which they are intended to replace) except that (i) the Exchange Notes bear a Series B designation and (ii) the Exchange Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof.  Additionally, the holders of
                                            Exchange Notes will not be entitled to certain rights under the
                                            Exchange Offer Registration Rights Agreement, including the provisions providing for Liquidated Damages in certain
                                            circumstances, which rights will terminate when the Exchange
                                            Offer is consummated.  See "The Exchange Offer -- Purpose and
                                            Effect of the Exchange Offer."  The Exchange Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture.  See "Description of Exchange Notes."
                                            The Old Notes and the Exchange Notes are referred to herein collectively as the "Notes."


SECURITIES OFFERED  . . . . . . . . . . .  $100,000,000 principal amount of the Company's 11% Senior Notes due
                                           2005, Series B.

MATURITY DATE . . . . . . . . . . . . . .  June 30, 2005.

INTEREST  . . . . . . . . . . . . . . . .  Interest on the Exchange Notes will accrue at a rate of 11% per annum and will be payable semi-annually in cash in arrears on June
                                           30 and December 31 of each year, commencing December 31, 1998.

GUARANTEES  . . . . . . . . . . . . . . .  The Company is a holding company which conducts operations through its wholly owned subsidiaries.  The Exchange Notes will be unconditionally guaranteed, jointly and severally, by each of the
                                           Guarantors.  The Guarantees will be senior unsecured obligations of each Guarantor and will rank pari passu in right of payment with all other indebtedness and senior obligations of such Guarantor that are not subordinated by their terms to other indebtedness of such Guarantor.  In addition, the Guarantees will be effectively subordinated to secured indebtedness of the Guarantors, including guarantees of indebtedness under an $18.2 million term loan (the
                                           "Term Loan") among the Company, The CIT Group/Equipment Financing,
                                           Inc. ("CIT") and Fleet Capital Corporation ("Fleet"), and a $10
                                           million revolving loan facility (the "Revolving Loan") between
                                           Fleet and the Company (collectively, the "Loan Agreements"), which is secured by certain assets of the Guarantors.  See "Description of Exchange Notes--Guarantees of Exchange Notes."

RANKING OF THE EXCHANGE NOTES . . . . . .  The Exchange Notes will be senior unsecured obligations of the
                                           Company, ranking pari passu in right of payment with all existing and future senior indebtedness and other senior obligations of the
                                           Company and senior in right of payment to all future subordinated indebtedness of the Company.  The holders of secured indebtedness of the Company (including indebtedness secured by certain assets of the Subsidiaries under the Company's Loan Agreements) will have claims with respect to the assets constituting collateral for such indebtedness that are prior to claims of holders of the Exchange
                                           Notes and the Trustee.  As of June 15, 1998, on a pro forma basis after giving effect to the issuance of the Notes and the completion of the TransTexas Acquisition, the Company had approximately $121.1 million of outstanding senior indebtedness, of which $21.1 million is secured by certain assets of the Subsidiaries.  See "Description of Exchange Notes--Guarantees of Exchange Notes" and "--General."

OPTIONAL REDEMPTION . . . . . . . . . . .  The Exchange Notes will be redeemable, at the Company's option, in whole or in part from time to time on or after June 30, 2003, at the redemption prices set forth herein, plus accrued and unpaid interest to the redemption date.  In the event the Company consummates one or more Qualified Equity Offerings on or prior to
                                           June 30, 2001, the Company at its option may use all or a portion of the net cash proceeds from such Qualified Equity Offerings to redeem up to 35% of the aggregate principal amount of the Exchange
                                           Notes at a redemption price equal to 111% of the aggregate principal amount thereof, together with accrued and unpaid interest to the date of redemption, provided that at least $65 million of the aggregate principal amount of Exchange Notes remains
                                           outstanding immediately after such redemption.  See "Description of
                                           Exchange Notes--Optional Redemption."

CHANGE OF CONTROL . . . . . . . . . . . .  Upon a Change of Control, each holder of Exchange Notes will have the right to require the Company to repurchase all or any part of such holder's Exchange Notes at a purchase price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest to the date of purchase.  See "Description of Exchange
                                           Notes--Change of Control."

CERTAIN COVENANTS . . . . . . . . . . . .  The Indenture contains certain covenants, including, but not limited to, covenants limiting the Company and its Subsidiaries with respect to the following: (i) transactions with affiliates,
                                           (ii) dividend and other restricted payments, (iii) the incurrence of additional indebtedness by the Company and the Subsidiaries and the issuance of preferred stock, (iv) dividend and other payment restrictions affecting the Subsidiaries, (v) asset sales, (vi) sale and lease-back transactions, (vii) liens, (viii) the issuance of additional guarantees by the Guarantors, (ix) changes in business and (x) mergers and consolidations.  See "Description of Exchange
                                           Notes--Certain Covenants" and "--Consolidation, Merger, Conveyance,
                                           Lease or Transfer."

                                  RISK FACTORS

       See "Risk Factors," beginning on page 15 hereof, for a discussion of certain factors that should be considered by investors in connection with the Exchange Offer.

                 SUMMARY CONSOLIDATED HISTORICAL AND PRO FORMA
                          FINANCIAL AND OPERATING DATA

       The following table sets forth summary historical financial and operating data for the Company for each of the years in the three year period ended December 31, 1997, for the three months ended March 31, 1997 and 1998, and as of December 31, 1997 and March 31, 1998. The financial results for the period ended and as of December 31, 1997 include the results of the Company's consolidated subsidiaries, Trend, beginning May 1, 1997, Ward, beginning May 30, 1997, and Bonray, beginning October 16, 1997. The Company's historical results with respect to periods prior to December 31, 1996 reflect the operations of its predecessor, Anadarko. The pro forma consolidated operating data for the year ended December 31, 1997 gives effect to the Trend Acquisition, the Ward Acquisition and the Bonray Acquisition (each as hereinafter defined) and the reduction of interest expense resulting from payment of certain Subordinated Notes from proceeds of the Initial Public Offering, all of which occurred at various dates in 1997, as if such transactions occurred at January 1, 1997. The 1997 pro forma data set forth below does not give pro forma effect to the TransTexas Acquisition because the TransTexas Rigs were utilized by TransTexas solely for internal purposes and generated no revenues. The consolidated financial data for the three months ended March 31, 1997 and 1998 is derived from the unaudited financial statements of the Company. In the opinion of management, the financial data for the three months ended March 31, 1997 and 1998 reflects all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such data. The following information should be read together with Management's Discussion and Analysis of Financial Condition and Results of Operations, the historical financial statements of the Company, including the notes thereto, and the Pro Forma Consolidated Financial Data, including the notes thereto, included elsewhere in this Prospectus.

                                                                                                           THREE MONTHS ENDED
                                                               YEAR ENDED DECEMBER 31,                         MARCH 31,
                                             ------------------------------------------------------     ------------------------
                                               1995           1996           1997           1997          1997            1998
                                                    HISTORICAL                            PRO FORMA             HISTORICAL
                                                                        (IN THOUSANDS)                 (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
  Total revenues .......................     $   7,708      $   9,853      $  55,747      $  81,373     $   4,111      $  23,962
  Operating expenses:
    Drilling and other .................         6,122          7,699         40,705         59,704         3,047         17,221
    Depreciation and amortization ......           791          1,126          7,943         11,576           876          3,169
    General and administrative .........           880            658          1,868          3,440           195            755
                                             ---------      ---------      ---------      ---------     ---------      ---------
        Total operating expenses .......         7,793          9,483         50,516         74,720         4,118         21,145
                                             ---------      ---------      ---------      ---------     ---------      ---------
  Operating income (loss) ..............           (85)           370          5,231      $   6,653            (7)         2,817
                                                                                                                       =========
  Interest expense and financing cost ..            (3)           (11)        (3,065)            --          (145)          (367)
  Other income (expense) ...............          (134)            71          1,178             --            17            582
                                             ---------      ---------      ---------      ---------     ---------      ---------
  Income (loss) before income taxes ....          (222)           430          3,344             --          (135)         3,032
  Income tax expense(1) ................            --            163          1,428             --            51          1,275
                                             ---------      ---------      ---------      ---------     ---------      ---------
        Net income (loss) before
          extraordinary loss ...........     $    (222)     $     267      $   1,916             --     $     (84)     $   1,757
                                             =========      =========      =========      =========     =========      =========
CASH FLOW DATA:
  Operating activities .................     $     310      $    (462)     $  (1,308)            --     $   3,043      $   6,975
  Investing activities .................        (1,710)       (10,441)       (86,470)            --       (14,441)       (26,676)
  Financing activities .................         1,400         15,866        132,117             --         8,476         (1,863)


                                                                           DECEMBER 31,
                                                                             1997                    MARCH 31, 1998
                                                                           ------------      ------------------------------
                                                                            HISTORICAL         HISTORICAL     AS ADJUSTED(2)
                                                                                              (UNAUDITED)
                                                                                             (IN THOUSANDS)
BALANCE SHEET DATA:
  Cash and investments................................................       $  50,182        $  28,262        $  41,701
  Working capital, excluding current portion of long-term debt........          56,404           33,662           47,101
  Property, plant and equipment, net..................................         155,673          179,807          254,807
  Total assets........................................................         240,488          246,594          338,283
  Long-term debt, including current portion...........................          32,610           30,698          122,387
  Total stockholders' equity..........................................         178,462          180,232          180,232

                                                                                                  THREE MONTHS ENDED
                                                          YEAR ENDED DECEMBER 31,                      MARCH 31,
                                                  --------------------------------------        -----------------------
                                                   1995            1996           1997           1997            1998
                                                                HISTORICAL                     HISTORICAL
                                                                               (UNAUDITED)
                                                               (IN THOUSANDS, EXCEPT RIG AND DAY RATE DATA)
OTHER FINANCIAL DATA:
  EBITDA(3)...................................    $   706        $ 1,496         $13,174        $   869         $ 5,986
  Capital expenditures........................      2,088         10,578          86,980         13,711          27,094
  Ratio of EBITDA to interest expense.........      235.3x         136.0x            4.3x           6.0x           16.3x
  Ratio of earnings to fixed charges(4).......                      18.2x            1.7x                           3.9x
PRO FORMA AS ADJUSTED DATA: (2)
  EBITDA(3)...................................                                   $18,229
  Cash interest expense.......................                                    12,659                        $ 3,003
  Ratio of EBITDA to cash interest expense....                                       1.4x                           2.0x
  Ratio of net debt to EBITDA (5).............                                       4.4x                            NM
DRILLING RIG ACTIVITY DATA:
  Total rigs at end of period.................          8             17              63             11              63
  Marketed rigs at end of period..............          8              8              49             11              51
  Average utilization rate of drilling rigs
    available for service(6)..................         86%            88%             93%            99%             85%
  Average day rate(7).........................    $ 4,298        $ 4,731         $ 5,393        $ 4,618         $ 5,957

(1) Since the Company's predecessor was a nontaxable entity, income tax expense is presented on a pro forma basis (assuming a 38% statutory rate) for the year ended December 31, 1996.

(2) Reflects each of the following transactions as if they occurred on the first day of the relevant period: (i) the repayment by the Company of 25% ($6.2 million) of the outstanding principal amount of the Term Loan,
       (ii) the repayment and retirement of the $2.52 million principal amount of Subordinated Notes previously held by Energy Spectrum (as hereinafter defined) and (iii) the issuance of the Notes. While interest expense related to the Notes is reflected, no adjustment has been made to reflect potential revenues deriving from the operation of the TransTexas Rigs. The Company used $75 million of the net proceeds of the Old Notes Offering to fund the purchase price of the TransTexas Acquisition.

(3) EBITDA represents operating income before depreciation and amortization. EBITDA is frequently used by securities analysts and is presented herein to provide additional information about the Company's operations.
       EBITDA is not a measurement presented in accordance with generally accepted accounting principles. EBITDA should not be considered in isolation or as a substitute for net income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of a company's profitability or liquidity.

(4) The ratio of earnings to fixed charges has been computed by dividing earnings available for fixed charges (earnings before income taxes plus fixed charges less capitalized interest) by fixed charges (interest expense plus capitalized interest and the portion of operating lease rental expense that represents the interest factor).

(5)    Net debt is defined as total debt less cash and cash equivalents.

(6) Rig utilization rates are calculated on a weighted average basis assuming 365 days availability for all rigs available for service. Rigs acquired have been treated as added to the rig fleet as of the date of acquisition. Rigs under contract that generate revenues during moves between locations or during mobilization/ demobilization are also considered to be utilized. Rigs that are owned but not being marketed, including rigs being refurbished, are not considered in determining the utilization rate.

(7) Represents total contract drilling revenues (excluding mobilization, cost reimbursements and fuel), divided by the total number of days the Company's drilling rig fleet operated during the period, divided by the average number of rigs in operation.

                                  RISK FACTORS

       An investment in the Exchange Notes offered hereby involves a high degree of risk. Prospective investors should carefully consider and evaluate the following factors relating to the Company and the Exchange Notes, together with the information and financial data set forth elsewhere in this Prospectus, prior to participating in the Exchange Offer.

CYCLICAL CONDITIONS; RECENT WEAKENING OF DEMAND FOR DRILLING SERVICES

       Historically, the contract drilling industry has been cyclical, with significant volatility in profitability and rig values. This industry cyclicality has been due to changes in the level of domestic oil and gas exploration and development activity and the available supply of drilling rigs. The market for contract land drilling services has generally been depressed since 1982, when oil and gas prices began to weaken following a period of significant increase in new drilling rig capacity. Since that time and except during occasional upturns, there have been substantially more drilling rigs available than necessary to meet demand in most operating and geographic segments of the domestic drilling industry, including the geographic areas in which the Company operates.

       Although the Company believes that improved technologies and stable oil and gas prices contributed to increased activity in the exploration and production sector during 1997, there has been a general decline in oil and, to a lesser extent, gas prices in recent months and there can be no assurance that such decline will not continue. The recent decline in oil and gas prices has caused demand for the Company's drilling services, and therefore the Company's rig utilization rates, to decrease in recent periods. The Company's 1997 average rig utilization rate was approximately 93%. For the three months ended March 31, 1998, however, the Company's average rig utilization rate declined to approximately 85%. In April and May 1998, the Company's average rig utilization rate declined to approximately 78% and 70%, respectively. The Company believes that this decrease in utilization is due to an overall weakening of demand for land drilling services in its two core markets and, more specifically, by releases of rigs by Chesapeake and UPR, its two largest customers. The generally reduced demand for land drilling services in the first quarter of 1998 is believed by the Company to be attributable to the lower prices received for oil and gas production, and to widespread uncertainty among potential customers as to the future level and trend of oil and gas prices. Oil prices have continued to decline in the second quarter and in June reached their lowest level since 1986. The average revenues per rig day worked received by the Company under its most recently awarded day rate drilling contracts in its core domestic markets have reflected an average decline of approximately 15% in the Gulf Coast region, and have remained relatively stable in the Mid-Continent region, from that received under prior day rate contracts for the same or comparable rigs. If these industry conditions persist or worsen, they could have a material adverse effect on the Company's financial condition and results of operations. The Company cannot predict the future level of demand for its contract drilling services and resulting rig utilization rates, future conditions in the contract drilling industry or future contract drilling rates.

SUBSTANTIAL LEVERAGE

       The Company has a substantial amount of indebtedness. As of March 31, 1998, on a pro forma basis after giving effect to the Old Notes Offering, the TransTexas Acquisition, the repayment and retirement of the Subordinated Notes (which occurred in April 1998) and the repayment of $6.2 million of the principal amount outstanding under the Term Loan (which occurred in May 1998), the Company would have had approximately $122.4 million of consolidated indebtedness and a ratio of debt to total capitalization of 40%. See "Capitalization." The Indenture permits the Company to incur additional indebtedness under certain conditions, and the Company expects that it may incur additional indebtedness to the extent it is permitted to do so.

       The degree to which the Company is leveraged could have important consequences to the Company and the holders of the Notes, including the following: (i) funds available for the Company's operations or capital expenditures will be reduced as a result of the dedication of a substantial portion of the Company's net cash flow from operations to the payment of principal of and interest on the indebtedness (including the Notes), (ii) the Company's ability to obtain additional financing may be impaired, (iii) the Company may be more vulnerable to economic downturns and more limited in its ability to withstand competitive pressures than competitors that are not as highly leveraged, (iv) financial and other restrictive covenants which are imposed on the Company as a result of its indebtedness (including by the Indenture) could limit the Company's operating and financial flexibility and, if violated, create an event of default resulting in material adverse effects on the Company, (v) certain of the Company's borrowings, primarily under the Loan Agreements, will be at variable rates of interest which could cause the Company to be vulnerable to increases in interest rates and (vi) the Company's ability to pursue acquisitions and other business opportunities may be impaired.

       The ability of the Company to make principal and interest payments under long-term indebtedness (including the Exchange Notes) and bank loans will be dependent upon the Company's future performance, which is subject to financial, economic and other factors, some of which are beyond its control. There can be no assurance that the current level of operating results of the Company will continue or improve.

HOLDING COMPANY STRUCTURE

       The Company is a holding company and substantially all of its operations are conducted through its subsidiaries. As a result, the Company expects that funds necessary to meet its debt service obligations will be provided primarily by distributions or advances from the subsidiaries. All of the current subsidiaries of the Company will execute Guarantees. If the Guarantees were not enforced for any reason, the Company's cash flow and, consequently, its ability to service its indebtedness, including the Exchange Notes, would be dependent on its ability to gain access to the cash flow of the Guarantors (whether through loans, dividends, distributions or otherwise) and would be subject to any legal, contractual or other restrictions that could hinder or prevent the Company from doing so. The Guarantors are separate and distinct legal entities from the Company and, except under the terms of the Guarantees, have no obligation, contingent or otherwise, to pay any amounts due in respect of the Notes or to make any amounts available for the payment thereof. In addition, many jurisdictions recognize suretyship defenses available to guarantors such as the Guarantors which could create an impediment to the enforcement of the Guarantees. Although the Guarantors will generally waive all such defenses, there can be no assurance that such waivers will be enforceable. In general, if the Guarantees were not enforced for any reason, the Exchange Notes would be effectively subordinated to all indebtedness and other obligations of the Guarantors to other third parties.

       With respect to any future Unrestricted Subsidiary (as hereinafter defined) of the Company, the holders of the Exchange Notes will have no direct claim against the assets of such future subsidiary and such future subsidiary will have no obligation in respect of the payment of the principal amount of or interest on the Exchange Notes. Any claim that the Company might have by virtue of its status as a stockholder of such subsidiary would be effectively subordinated to the claims of every creditor of such subsidiary, including trade creditors and the holders of subordinated indebtedness of such subsidiary. Any intercompany obligations that such future subsidiary owed to the Company could also be subordinated or treated as equity claims under the laws of the applicable jurisdiction. See "--Fraudulent Conveyance Considerations" and "Description of Exchange Notes."

RANKING OF THE EXCHANGE NOTES

       The Exchange Notes will be senior unsecured obligations of the Company, will rank pari passu in right of payment with all existing and future senior indebtedness and other obligations of the Company and will rank senior in right of payment to any future subordinated indebtedness of the Company. The Company's obligations under the Exchange Notes will be jointly and severally guaranteed by the Guarantors. Currently, 12 rigs owned by certain of the Subsidiaries and certain equipment and drilling contracts related to such rigs, substantially all of the Subsidiaries' accounts receivable and other intangibles, certain property owned by the Company in El Reno, Oklahoma and certain other assets are pledged as security for other indebtedness, including under the Loan Agreements. As of June 15, 1998, the Company had $18.2 million of indebtedness outstanding under the Term Loan, $2.9 million of other secured indebtedness and no indebtedness outstanding under the Revolving Loan. The Guarantors have guaranteed the obligations under the Loan Agreements. Accordingly, the lenders under the Loan Agreements and other secured debt of the Company have claims with respect to the rigs and other assets constituting collateral for any indebtedness thereunder and the assets of any subsidiary guaranteeing such indebtedness, which will be satisfied to the extent of their collateral prior to the unsecured claims of holders of the Exchange Notes. In the event of a default on the Exchange

Notes or a bankruptcy, liquidation or reorganization of the Company, such assets will be available to satisfy obligations with respect to the indebtedness secured thereby before any payment therefrom could be made on the Exchange Notes.

       In addition, the Exchange Notes are effectively subordinated to the claims of all of the creditors, including trade creditors and tort claimants, of the Company's subsidiaries that are not Guarantors and to all secured creditors of the Guarantors. In the event of an insolvency, bankruptcy, liquidation, reorganization, dissolution or winding up of the business of any subsidiary of the Company that is not a Guarantor, creditors of such subsidiary generally will have the right to be paid in full before any distribution will be made to the Company or the holders of the Exchange Notes. In addition, certain financing arrangements that the Company's subsidiaries are party to may impose restrictions on the ability of the Company to gain access to the cash flow or assets of its subsidiaries. See "--Restrictions Imposed by Lenders," "Description of Certain Indebtedness" and "Description of Exchange Notes--General."

RESTRICTIONS IMPOSED BY LENDERS

       The instruments governing the indebtedness of the Company impose significant operating and financial restrictions on the Company. Such limitations will affect, and in many respects significantly restrict or prohibit, among other things, the ability of the Company to pay dividends, make investments, incur additional indebtedness, repay indebtedness prior to its stated maturity, sell assets or engage in mergers and acquisitions. These restrictions could limit the ability of the Company to effect future financings, make needed capital expenditures, withstand a future downturn in the Company's business or the economy in general, or otherwise conduct necessary corporate activities. The Loan Agreements also contain a number of financial covenants that require the Company to meet certain financial ratios and tests and provide that a "change of control" will constitute an event of default. A failure to comply with the obligations contained in the Loan Agreements or the Indenture, if not cured or waived, could permit acceleration of the related indebtedness and acceleration of indebtedness under other instruments that contain cross-acceleration or cross-default provisions. If the Company were obligated to repay all or a significant portion of its indebtedness, there can be no assurance that the Company would have sufficient cash to do so or that the Company could successfully refinance such indebtedness. Other indebtedness of the Company that may be incurred in the future may contain financial or other covenants more restrictive than those applicable to the Loan Agreements or the Exchange Notes. In addition, the obligations of the Company under the Loan Agreements will be secured by certain assets of the Guarantors and the Indenture will permit other senior indebtedness to be secured. In the case of an event of default under the Loan Agreements or such other secured indebtedness, the lenders thereunder would be entitled to exercise the remedies available to a secured lender under applicable law. See "Description of Exchange Notes--Certain Covenants."

DEPENDENCE ON OIL AND GAS INDUSTRY

       The Company's revenues, cash flows and earnings are substantially dependent upon, and affected by, the level of domestic oil and gas exploration and development activity. Such activity and the resulting level of demand for contract land drilling and related services are directly influenced by many factors over which the Company has no control. Such factors include, among others, the market prices of oil and gas, market expectations about future prices, the volatility of such prices, the cost of producing and delivering oil and gas, government regulations and trade restrictions, local and international political and economic conditions, levels of production by, and other activities of, the Organization of Petroleum Exporting Countries and other oil and gas producers, the development of alternate energy sources and the long-term effects of worldwide energy conservation measures. As a result of significant recent decreases in oil prices, substantial uncertainty exists as to the future level of oil and gas exploration and development activity. There can be no assurance that the current level of oil and gas exploration and development activity will be maintained or that demand for the Company's contract drilling services will reflect the level of such activity.

CONCENTRATION OF CUSTOMER BASE

       During the three months ended March 31, 1998, the three largest customers for the Company's contract drilling services were Chesapeake, UPR and Sonat, which accounted for approximately 17%, 12% and 10% of total revenues, respectively. Additionally, as a result of the Alliance Agreement, TransTexas became a significant customer of the Company. Under the Alliance Agreement, TransTexas may utilize up to 15 of the Company's rigs. Immediately following the consummation of the TransTexas Acquisition on June 26, 1998, TransTexas was utilizing eight of the Company's rigs under the Alliance Agreement. Chesapeake has reduced its drilling program in the Gulf Coast region, an area in which it utilizes a number of the Company's rigs. Since late November 1997, Chesapeake has released six rigs under contract with the Company that it was using in the Gulf Coast region. As of June 15, 1998, Chesapeake continued to utilize five of the Company's rigs; however, there can be no assurance that Chesapeake or any of the Company's other principal customers (including TransTexas) will employ the Company's services in the future or that the loss of any of such customers or adverse developments affecting the ability of such customers to pay for the Company's services would not have a material adverse effect on the Company's financial condition and results of operations.

LIMITED OPERATING HISTORY

       The Company was founded in December 1996 as the successor to Anadarko, which had operated as a contract land drilling rig service company since 1982 in Oklahoma. Although Anadarko was owned by and provided drilling services to AnSon Partners Limited Partnership (together with its affiliates, "APLP") prior to December 1996, Anadarko had also provided drilling services to 23 different third party customers between 1982 and December 1996. Prior to December 1996, however, the Company had not operated as an independent entity. Although the President and Chief Executive Officer of the Company had been employed by Anadarko for 14 years and several other key employees of the Company had been with Anadarko for extended periods, much of the Company's management group has been assembled recently. Despite the extensive experience and qualifications of many of the recently added individual managers, there can be no assurance that the management group will be able to manage the stand-alone entity as a cohesive team or to implement effectively the Company's business strategy. The pro forma financial results presented herein include the operating results of drilling rigs which were not under the Company's control and may not be indicative of the Company's future operating results.

MANAGEMENT OF GROWTH; RISKS OF ACQUISITION STRATEGY

       The Company has experienced rapid and substantial growth since its formation as a result of acquisitions. The Company anticipates the further expansion of the Company's drilling fleet through additional selective acquisitions. Certain risks are inherent in an acquisition strategy, such as increasing leverage and debt service requirements and combining disparate company cultures, which could adversely affect the Company's operating results. Continued growth and the process of integrating such acquired businesses may involve unforeseen difficulties and may require a disproportionate amount of management's attention and the Company's financial and other resources. No assurance can be given that the Company will be able to continue to identify suitable acquisition opportunities, negotiate acceptable terms, obtain financing for acquisitions on satisfactory terms or successfully acquire identified targets. There can be no assurance that the Company will be able to successfully manage and integrate the acquired businesses and assets into its existing operations or that it will be able to successfully maintain the market share attributable to operable drilling rigs acquired by the Company. If the Company is unable to manage its growth and successfully integrate the acquired businesses into the Company's existing operations, or if the Company encounters unexpected costs or liabilities in the acquired businesses, the Company's results of operations or financial condition could be materially adversely affected. See "Business -- Business Strategy."

       Competition in the market for drilling rigs caused substantial increases in the acquisition prices paid for rigs in 1997. Continued competition and price escalation could adversely affect the Company's growth strategy if it is unable to purchase additional drilling rigs or related equipment on favorable terms. There can be no assurance that the Company will be able to compete successfully in the future for acquisitions of available drilling rigs or related equipment, or that such competition will not have a material adverse effect on the Company's business, financial condition and results of operations.

SHORTAGE OF QUALIFIED AND EXPERIENCED LABOR

       Increases in both onshore and offshore domestic oil and gas exploration and production since 1995 and resultant increases in contract drilling activity have at times created, and may in the future create, a shortage of qualified drilling rig personnel in the industry. If the Company is unable to attract and retain sufficient qualified operating personnel, its ability to market and operate its drilling rigs will be restricted. In addition, labor shortages could result in wage increases, which could reduce the Company's operating margins and have a material adverse effect on the Company's financial condition and results of operations.

COMPETITION

       The contract drilling industry is a highly competitive and fragmented business characterized by high capital and maintenance costs. As a result, even though the Company has the fifth largest active land drilling rig fleet in the United States, the Company believes such fleet represents a market share of approximately 6% of the domestic land drilling industry. Drilling contracts are usually awarded through a competitive bid process and, while the Company believes that operators consider factors such as quality of service, type and location of equipment, or the ability to provide ancillary services, price and rig availability are the primary factors in determining which contractor is awarded a job. Certain of the Company's competitors have greater financial and human resources than the Company, which may enable them to better withstand periods of low rig utilization, to compete more effectively on the basis of price and technology, to build new rigs or acquire existing rigs and to provide rigs more quickly than the Company in periods of high rig utilization. There can be no assurance that the Company will be able to compete successfully against its competitors in the future or that the level of competition will allow the Company to obtain adequate margins from its drilling services.

TRANSTEXAS DRILLING ALLIANCE

       In connection with the TransTexas Acquisition, the Company and TransTexas entered into the Alliance Agreement, which provides that, for a period of 30 months, if TransTexas engages in any land drilling activities in the Alliance Area, TransTexas will engage the Company to provide up to 15 rigs for wells on which TransTexas serves as operator. Although immediately following the consummation of the TransTexas Acquisition on June 26, 1998, TransTexas was utilizing eight of the Company's rigs under the Alliance Agreement, the Alliance Agreement does not guarantee any minimum utilization of the TransTexas Rigs (or other drilling rigs) and there can be no assurance as to the level of TransTexas' drilling requirements during the term of the Alliance Agreement or that any of the TransTexas Rigs not employed under the Alliance Agreement can be effectively marketed to other customers of the Company. If TransTexas or any of the Company's other significant customers determine to reduce drilling activity for any reason, the Company's financial condition and results of operations could be materially and adversely affected.

       Under the Alliance Agreement, all drilling rigs will be provided on pre-agreed terms under separate drilling contracts to be entered into by the parties. Although the Company believes that, as of the date hereof, the pre-agreed day rates provided for under the Alliance Agreement approximate prevailing market rates in the South Texas region, there can be no assurance that such rates will continue to be competitive throughout the term of the Alliance Agreement.

       Pursuant to the terms of the purchase agreement entered into in connection with the TransTexas Acquisition (the "TransTexas Purchase Agreement"), at the time of the closing of the TransTexas Acquisition, TransTexas entered into an escrow agreement and placed into escrow $2 million (the "TransTexas Security Arrangement") to secure the obligations of TransTexas under any drilling contracts entered into pursuant to the Alliance Agreement. Although the Company will have recourse to the TransTexas Security Arrangement, such arrangement is not intended to and will not cover all credit or collection risks that may arise in connection with the performance of the Alliance Agreement and related drilling contracts. Any failure on the part of TransTexas or any of the Company's other significant customers to pay all amounts due for drilling services provided by the Company (whether as a result of financial difficulties experienced by such customers or for any other reason) could have a material adverse effect on the Company and its business, financial condition or results of operations.

CLASS ACTION LITIGATION

       A purported class action lawsuit is currently pending against the Company, certain directors and officers of the Company, the managing underwriters of the Initial Public Offering, and certain current and former stockholders of the Company, alleging violations of federal and state securities laws in connection with the Initial Public Offering. The lawsuit alleges, among other things, that the registration statement and prospectus for the Initial Public Offering contained materially false and misleading information and omitted to disclose material facts. The Company believes the allegations in the lawsuit are without merit and is defending vigorously the claims brought against it. The Company is required under certain circumstances to indemnify the named directors, officers, underwriters and selling stockholders against losses incurred as a result of such lawsuits and to advance to such parties ongoing legal expenses incurred in connection with the defense. The Company expects to continue to incur legal expenses on its behalf and on behalf of such officers, directors, underwriters and selling stockholders in connection with this litigation. In addition, defending this litigation has and will likely continue to result in the diversion of management's attention from the day-to-day operations of the Company's business. The Company is unable to predict the outcome of this lawsuit or the costs to be incurred in connection with its defense and there can be no assurance that this litigation will be resolved in the Company's favor. An adverse result or prolonged litigation could have a material adverse effect on the Company's financial position or results of operations. See "Business--Legal Proceedings."

OPERATING HAZARDS AND UNINSURED RISKS

       The Company's operations are subject to many hazards inherent in the land drilling business, including, for example, blowouts, cratering, fires, explosions, loss of well control, loss of hole, damaged or lost drill strings and damage or loss from inclement weather. These hazards could cause personal injury or death, serious damage to or destruction of property and equipment, suspension of drilling operations, or substantial damage to the environment, including damage to producing formations and surrounding areas. Generally, drilling contracts provide for the division of responsibilities between a drilling company and its customer, and the Company seeks to obtain indemnification from its customers by contract for certain of these risks. To the extent not transferred to customers by contract, the Company seeks protection against certain of these risks through insurance. Although the Company believes that it is adequately insured for public liability and property damage to others and injury or death to persons in accordance with industry standards with respect to its operations, no assurance can be given that such insurance will be sufficient to protect the Company against liability for all consequences of well disasters, personal injury, extensive fire damage or damage to the environment. No assurance can be given that the Company will be able to maintain adequate insurance in the future at rates it considers reasonable or that any particular types of coverage will be available. The occurrence of events, including any of the above-mentioned risks and hazards, that are not fully insured or the failure of a customer to meet its indemnification obligations could subject the Company to significant liability and could have a material adverse effect on the Company's financial condition and results of operations. See "Business--Operating Hazards and Insurance."

SHORTAGE OF DRILLING EQUIPMENT AND SUPPLIES

       There is a general shortage of certain drilling equipment and supplies used in the Company's business. Because, until recent years, the land drilling industry was characterized by an oversupply of land rigs, rig manufacturers have generally focused on the production of more expensive offshore rigs and rig equipment. As a result, most rig manufacturers are not currently building new land rigs and those manufacturers that are building new land rigs and components charge premium prices (approximately $13 million for a new 2,000 horsepower rig) and require that orders be placed at least 120 days in advance of requested delivery. The limited availability of new rigs and equipment has caused land rig owners and operators, including the Company, to maintain and enhance their fleets primarily through acquisitions and refurbishments using previously manufactured rig components and equipment. As the land drilling industry continues to refurbish rigs using existing components and equipment, the available supply of such components and equipment continues to deplete. There can be no assurance that a continued shortage of such equipment and supplies will not result in a material increase in the costs incurred by the Company to refurbish and maintain its rigs.

       The Company requires a substantial amount of drill pipe in order to achieve the drilling depths required by its customers. A shortage of drill pipe exists in the contract drilling industry in the United States. This shortage has caused the price of drill pipe to increase significantly over the past 24 months and has required orders for new drill pipe to be placed at least one year in advance of expected use. While the Company believes it currently has sufficient drill pipe for its existing rigs, in the event the shortage continues, the Company may be unable to obtain the drill pipe required to expand its contract drilling operations.

CAPITAL REQUIREMENTS AND LIQUIDITY

       The oil and gas contract drilling industry is capital intensive. The Company's cash flow from operations and the continued availability of credit are subject to a number of variables, including the Company's utilization rate, operating margins and ability to maintain costs and obtain contracts in a competitive industry. There can be no assurance that the Company's cash flow from operations, proceeds from the Old Notes Offering and the Initial Public Offering and present borrowing capacity will be sufficient to fund its anticipated capital expenditures and working capital requirements. The Company may from time to time seek additional financing, either in the form of bank borrowings, sales of the Company's debt or equity securities or otherwise. Except for the Notes and the Company's loan agreements with its lenders, the Company has no agreements for any such financing and there can be no assurance as to the availability or terms of any such financing. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Financial Condition and Liquidity" and "Description of Certain Indebtedness." To the extent the Company's capital resources and cash flow from operations are at any time insufficient to fund its activities or repay its indebtedness as due, the Company will need to raise additional funds through public or private financings or additional borrowings. No assurance can be given as to the Company's ability to obtain any such capital resources. If the Company is at any time not able to obtain the necessary capital resources, its financial condition and results of operations could be materially adversely affected.

RELIANCE ON KEY PERSONNEL

       The success of the Company's business is highly dependent upon the services, efforts and abilities of James E. Brown, the Company's President and Chief Executive Officer and certain other officers and key employees, particularly Edward S. Jacob, III, the Company's Executive Vice President--Operations & Marketing, David E. Grose, III, the Company's Vice President and Chief Financial Officer, and Ron Tyson, the Company's Construction Manager. The business of the Company could be materially and adversely affected by the loss of any of these individuals. The Company does not maintain key man life insurance on the lives of any of its executive officers or key employees. The Company has employment agreements with Messrs. Brown, Jacob and Grose. See "Management--Executive Compensation."

CONTROL BY EXISTING MANAGEMENT AND STOCKHOLDERS; VOTING AGREEMENT AMONG CERTAIN STOCKHOLDERS

       The Company's directors, executive officers and holders of more than 5% of the Common Stock beneficially own approximately 27.7% of the outstanding shares of Common Stock. In addition, holders of approximately 25.0% of the outstanding shares of Common Stock are parties to a stockholders and voting agreement (the "Stockholders and Voting Agreement") with the Company that provides for, among other things, the nomination of certain individuals for election to the Board of Directors of the Company (the "Board"). Pursuant to the Stockholders and Voting Agreement, each of APLP and Energy Spectrum Partners LP ("Energy Spectrum") are entitled to nominate one person for election to the Board, subject to maintaining certain ownership thresholds. Each of APLP, Energy Spectrum, a group of individuals consisting of Mike Liddell, Mark Liddell and Charles E. Davidson (the "DLB Group"), and Carl B. Anderson, III are obligated to vote all of their shares of Common Stock for the election of such nominees. Accordingly, if all stockholders who are party to the Stockholders and Voting Agreement were to act in concert, they would be able to nominate up to two members of the Board and exercise significant influence over the Company's affairs. The Stockholders and Voting Agreement also requires that any transferee of stock from a party thereto (other than sales into the public market) be bound by the terms thereof as a condition precedent to such transfer. See "Principal Stockholders" and "Certain Relationships and Related Transactions--Stockholders and Voting Agreement."

INABILITY TO PURCHASE EXCHANGE NOTES UPON A CHANGE OF CONTROL

       Upon the occurrence of a Change of Control (as defined in the Indenture), the Company will be required to offer to repurchase all of the outstanding Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the repurchase date. There can be no assurance that the Company would have sufficient resources to repurchase the Notes upon the occurrence of a Change of Control. The failure to repurchase all of the Notes tendered to the Company would constitute an event of default under the Indenture. Furthermore, the repurchase of the Notes by the Company upon a Change of Control might result in a default on the part of the Company in respect of other indebtedness of the Company, as a result of the financial effect of such repurchase on the Company or otherwise. The change of control repurchase feature of the Notes may have anti-takeover effects and may delay, defer or prevent a merger, tender offer or other takeover attempt. See "Description of Exchange Notes."

GOVERNMENTAL REGULATION AND ENVIRONMENTAL MATTERS

       The domestic oil and gas industry is affected from time to time in varying degrees by political developments and federal, state and local laws and regulations. In particular, oil and gas production, operations and economics are or have been affected by price controls, taxes and other laws relating to the oil and gas industry, by changes in such laws and by changes in administrative regulations. Except for the handling of solid wastes directly generated from the operation and maintenance of the Company's drilling rigs, such as waste oils and wash water, it is the Company's practice to require its customers to contractually assume responsibility for compliance with environmental regulations. However, the Company's operations are vulnerable to certain risks arising from the numerous environmental health and safety laws and regulations. These laws and regulations may restrict the types, quantities and concentration of various substances that can be released into the environment in connection with drilling activities, require reporting of the storage, use or release of certain chemicals and hazardous substances, require removal or cleanup of contamination under certain circumstances, and impose substantial civil liabilities or criminal penalties. Environmental laws and regulations may impose strict liability, rendering a person liable for environmental damage without regard to negligence or fault, and could expose the Company to liability for the conduct of, or conditions caused by, others, or for acts of the Company that were in compliance with all applicable laws at the time such acts were performed. Moreover, there has been a trend in recent years toward stricter standards in environmental, health and safety legislation and regulation which is likely to continue.

       The Company has made and will continue to make expenditures to comply with governmental regulations, including environmental, health and safety requirements. As part of the Bonray Acquisition, the Company acquired an equipment yard which may require certain expenditures or remedial actions for the removal or cleanup of contamination. In exchange for a $1 million cash payment to the Company at closing, the Company did not require DLB to indemnify the Company with respect to such expenditures or remedial actions. While the Company has not determined whether and to what extent such expenditures or remedial actions may be necessary or advisable, based on the presently available information, the Company does not believe that such expenditures will exceed $1 million. There can be no assurance, however, that the Company will not incur material liability with respect to this property or any of the Company's other properties or operations. The Company cannot predict how existing laws and regulations may be interpreted by enforcement agencies or court rulings, whether additional laws and regulations will be adopted, or the effect such changes may have on the Company's business, financial condition or results of operations. Because the requirements imposed by such laws and regulations are subject to change, the Company is unable to forecast the ultimate cost of compliance with such requirements. The modification of existing laws and regulations or the adoption of new laws or regulations curtailing exploratory or development drilling for oil and gas for economic, political, environmental or other reasons could have a material adverse effect on the Company by limiting drilling opportunities. See "Business--Government Regulation and Environmental Matters."

RISKS ASSOCIATED WITH FOOTAGE AND TURNKEY DRILLING

       The Company in the past has performed drilling services under footage and turnkey contracts and may enter into such arrangements in the future. Revenues from footage contracts accounted for approximately 2% of total revenues during the year ended December 31, 1997 and the Company had no turnkey contracts during such period. As of June 15, 1998, the Company was operating five rigs under footage contracts. The Company expects that the number of its rigs operating under footage contracts will increase in the future unless the market for drilling rigs improves. Under footage contracts, the Company is paid a fixed amount for each foot drilled, regardless of the time required or the problems encountered in drilling the well. Under turnkey drilling contracts, the Company contracts to drill a well to an agreed depth under specified conditions for a fixed price, regardless of the time required or the problems encountered in drilling the well. In addition, the Company provides technical expertise and engineering services, as well as most of the equipment required for the well, and is compensated only when the contract terms have been satisfied. On a turnkey well, the Company often subcontracts for related services and manages the drilling process. The risks to the Company under footage and turnkey contracts are substantially greater than under daywork contracts because the Company assumes most of the risks associated with drilling operations that in a daywork contract are generally assumed by the operator, including risk of blowout, loss of hole, stuck drill pipe, machinery breakdowns, abnormal drilling conditions and risks associated with subcontractors' services, supplies, cost escalation and personnel. While the Company's current strategy is to operate primarily under daywork contracts, management continually analyzes market conditions, customer requirements, rig demand and the experience of its personnel to determine how to most profitably contract its fleet. If the Company were to encounter less favorable conditions within its industry, competitive pressures and customer demands might require it to consider entering into a larger number of footage and turnkey drilling contracts. Accordingly, there can be no assurance that the Company will not suffer a loss that is not insured as a result of entering into such contracts, and any such uninsured loss could have a material adverse effect on the Company's financial position and results of operations. See "Business--Contract Drilling Operations."

LACK OF PUBLIC MARKET FOR THE EXCHANGE NOTES

       The Exchange Notes will constitute a new class of securities with no established trading market. The Company does not intend to list the Exchange Notes on any national securities exchange or to seek the admission thereof for trading on any automated dealer quotation system. The Company has been advised by the Initial Purchasers that they intend to make a market in the Exchange Notes; however, the Initial Purchasers are not obligated to do so and any such market-making activities may be discontinued at any time without notice. No assurance can be given as to the liquidity of any trading market for the Exchange Notes. If a market for the Exchange Notes were to develop, the Exchange Notes could trade at prices that may be higher or lower than their principal amount, depending upon many factors, including prevailing interest rates, the Company's operating results and the markets for similar securities. Historically, the market for non-investment grade debt such as the Exchange Notes has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the Exchange Notes. There can be no assurance that, if a market for the Exchange Notes were to develop, such a market will not be subject to similar disruptions. See "Description of Exchange Notes," and "Notice to Investors."

FRAUDULENT CONVEYANCE CONSIDERATIONS

       The Company believes that the indebtedness represented by the Notes has been incurred for proper purposes and in good faith, and that, based on present forecasts, asset valuations and other financial information, after the consummation of the Old Notes Offering and the Exchange Offer, the Company will be solvent, will have sufficient capital for carrying on its business and will be able to pay its debts as they mature. Notwithstanding the Company's belief, however, if a court of competent jurisdiction in a suit by an unpaid creditor or a representative of creditors (such as a trustee in bankruptcy or a debtor-in-possession) were to find that, at the time of the incurrence of such indebtedness, the Company was insolvent, was rendered insolvent by reason of such incurrence, was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital, intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they matured, or intended to hinder, delay or defraud its creditors, and the indebtedness was incurred for less than reasonably equivalent value, then such court could, among other things, (i) void all or a portion of the Company's obligations to the holders of the Exchange Notes, the effect of which would be that the holders of the Exchange Notes may not be repaid in full and/or (ii) subordinate the Company's obligations under the Exchange Notes to other existing and future indebtedness of the Company to a greater extent than would otherwise be the case, the effect of which would be to entitle such other creditors to be paid in full before any payment could be made on the Exchange Notes.

       The Company's obligations under the Exchange Notes will be guaranteed, jointly and severally, by each of the Guarantors. The Company believes that indebtedness represented by the Guarantees has been incurred by the Guarantors for proper purposes and in good faith, and that, based on present forecasts, asset valuations and other financial information, after the consummation of the Old Notes Offering and the Exchange Offer, each of the Guarantors will be solvent, will have sufficient capital for carrying on its business and will be able to pay its debts as they mature. Notwithstanding the Company's belief, however, if a court of competent jurisdiction in a suit by an unpaid creditor or a representative of creditors (such as a trustee in bankruptcy or a debtor-in-possession) were to find that, at the time of the incurrence of such indebtedness, the Guarantors were insolvent, were rendered insolvent by reason of such incurrence, were engaged in a business or transaction for which their remaining assets constituted unreasonably small capital, intended to incur, or believed that they would incur, debts beyond their ability to pay such debts as they matured, or intended to hinder, delay or defraud their creditors, and that the indebtedness was incurred for less than reasonably equivalent value, then such court could, among other things, (i) void all or a portion of such Guarantors' obligations to the holders of the Exchange Notes, the effect of which would be that the holders of the Exchange Notes may not be repaid in full and/or (ii) subordinate such Guarantors' obligations under the Exchange Notes to other existing and future indebtedness of such Guarantors to a greater extent than would otherwise be the case, the effect of which would be to entitle such other creditors to be paid in full before any payment could be made on the Exchange Notes. Among other things, a legal challenge to a guarantee on fraudulent conveyance grounds may focus on the benefits, if any, realized by the Guarantors as a result of the issuance by the Company of the Exchange Notes.

EXCHANGE OFFER PROCEDURES; CONSEQUENCES OF FAILURE TO EXCHANGE

       Issuance of the Exchange Notes in exchange for the Old Notes pursuant to the Exchange Offer will be made only after a timely receipt by the Company of such Old Notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, holders of the Old Notes desiring to tender such Old Notes in exchange for Exchange Notes should allow sufficient time to ensure timely delivery. The Company is under no duty to give notification of defects or irregularities with respect to the tenders of Old Notes for exchange. Old Notes that are not tendered or are tendered but not accepted will, following the consummation of the Exchange Offer, continue to be subject to the existing restrictions upon transfer thereof and, upon consummation of the Exchange Offer, registration rights under the Exchange Offer Registration Rights Agreement generally will terminate. In addition, any holder of Old Notes who tenders in the Exchange Offer for the purpose of participating in a distribution of the Exchange Notes may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transactions. Each Participating Broker-Dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. See "Plan of Distribution." To the extent that Old Notes are tendered and accepted in the Exchange Offer, the trading market for untendered and tendered but unaccepted Old Notes could be adversely affected. See "The Exchange Offer."

                                  THE COMPANY

       The Company was formed in December 1996 as a Delaware corporation through a series of affiliated entity transactions in which the Company became the successor to Anadarko, the contract drilling subsidiary of privately held APLP. In connection with the formation of the Company (i) APLP contributed ten drilling rigs, including two rigs requiring refurbishment, for shares of Common Stock, (ii) Roy T. Oliver and related entities exchanged six additional drilling rigs for shares of Common Stock, (iii) Energy Spectrum contributed cash for shares of Common Stock and (iv) Chesapeake entered into drilling contracts with two-year terms for six of the Company's rigs in consideration for an option to purchase shares of Common Stock (together, the "Formation Transactions"). Since the Formation Transactions, the Company has expanded its business and enhanced its original fleet through the transactions described below.

       o Trend Acquisition. In May 1997, the Company completed the acquisition of Trend Drilling Co. and its 14 rigs ("Trend") for $18 million in cash and 250,000 shares of Common Stock (the "Trend Acquisition").

       o Ward Acquisition. Also in May 1997, the Company acquired the assets of Ward Drilling Company, Inc. including six rigs ("Ward") for $8 million in cash, 400,000 shares of Common Stock and warrants to purchase an additional 200,000 shares of Common Stock (the "Ward Acquisition").

       o Bonray Acquisition. In October 1997, the Company acquired Bonray Drilling Corporation ("Bonray") from DLB Oil & Gas, Inc. ("DLB") for 3,015,000 shares of Common Stock (the "Bonray Acquisition"). In the Bonray Acquisition, the Company acquired 13 rigs, including seven rigs with depth capacities of 15,000 feet or greater and two diesel electric SCR rigs.

       o Oliver Acquisition. In January 1998, the Company purchased six additional rigs from R.T. Oliver Drilling, Inc. for approximately $14 million in cash (the "Oliver Acquisition"). The Company expects to refurbish and purchase complementary equipment, including drill pipe, for these rigs as market conditions warrant.

       o Individual Rig Acquisitions. In addition to the Trend, Ward, Bonray and Oliver Acquisitions, through March 31, 1998, the Company invested $5.5 million to acquire six rigs in five transactions involving purchases of individual rigs or rig components (the "Individual Rig Acquisitions" and, together with the Formation Transactions, the Trend, Ward, Bonray and Oliver Acquisitions, the "Consolidation Transactions"). In addition, the Company has purchased one rig for approximately $54,000 and has two rigs which may be assembled from inventoried components. In August 1997, the Company sold one rig.

       o Initial Public Offering. In November 1997, the Company completed the Initial Public Offering of 11,040,000 shares of Common Stock. Of the total shares sold in the Initial Public Offering, the Company sold 4,229,050 shares of Common Stock and received net proceeds of $89.5 million. Through March 31, 1998, the Company used $34.3 million of such proceeds to purchase machinery and equipment.

       o Refurbishment. The Consolidation Transactions included a number of rigs in need of refurbishment. From January 1, 1997 through March 31, 1998, the Company completed refurbishment of 14 rigs at an average cost of approximately $2.7 million per rig (including drill pipe). These rigs were placed in service at various dates between January 1, 1997 and March 31, 1998. At March 31, 1998, the Company had 12 additional rigs in various stages of refurbishment. The Company has recently revised its schedule for rig refurbishment as a result of changes in market conditions that have caused an industry-wide decrease in rig utilization. The Company placed one of its construction project rigs into service during May 1998 and anticipates refurbishing and placing the remaining eleven rigs into service as market conditions warrant.

       o Holding Company Reorganization. Prior to the consummation of the Old Notes Offering, the Company completed a reorganization of its corporate structure and obtained the release of certain collateral for its secured indebtedness. In the reorganization of the corporate structure, Bayard and its subsidiaries Trend, Bayard Drilling, L.L.C. and Bonray transferred substantially all of their drilling rigs, associated equipment and other assets to a wholly owned partnership, Bayard Drilling, L.P. ("Bayard Drilling"), subject to the transferors' secured indebtedness, in exchange for the assumption by Bayard Drilling of associated liabilities and the issuance by Bayard Drilling of partnership interests. Concurrently with the transfers, (i) the Company's secured lenders under the Loan Agreements released from liens securing the Term Loan all assets except 12 drilling rigs and associated equipment and released from liens securing the Revolving Loan all drilling rigs and drilling contracts, except the 12 rigs remaining as collateral under the Term Loan and the drilling contracts associated with those 12 rigs, (ii) Bayard Drilling and its general partner Bayard Drilling, L.L.C. ("Bayard LLC") issued guarantees in favor of the lenders and (iii) the Company repaid approximately $6.2 million of its indebtedness to CIT and Fleet under the Term Loan. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Financial Condition and Liquidity" and "Description of Certain Indebtedness."

       o TransTexas Acquisition. In June 1998, the Company acquired 25 rigs and related equipment from TransTexas for $75 million in cash. See "The TransTexas Acquisition."

       The Company's principal executive offices are located at 4005 Northwest Expressway, Suite 550E, Oklahoma City, Oklahoma 73116, and its telephone number at such offices is (405) 840-9550.

                           THE TRANSTEXAS ACQUISITION

       Concurrently with the consummation of the Old Notes Offering on June 26, 1998, the Company completed the TransTexas Acquisition, resulting in the acquisition by Bayard Drilling of 25 rigs and related equipment for aggregate cash consideration of $75 million.

       On May 26, 1998, Bayard Drilling entered into the TransTexas Purchase Agreement providing for the purchase from TransTexas of certain assets, including (i) 25 drilling rigs and related equipment (including approximately 745,000 feet of drill pipe), (ii) a drilling support facility located in Laredo, Texas and related maintenance and repair equipment, (iii) trucks and equipment used for rig hauling activities, (iv) certain rental equipment used in the drilling business and (v) certain office equipment, permits and licenses and other assets used in connection with the drilling operations conducted by TransTexas. All of the acquired rigs are mechanical rigs capable of drilling to depths of 12,000 feet or greater, with 12 of the rigs capable of drilling to depths of 20,000 feet or greater. Since the TransTexas Acquisition, the Company has hired approximately 300 persons formerly employed in TransTexas' drilling and trucking operations.

       The TransTexas Purchase Agreement contains a covenant prohibiting TransTexas and its affiliates, for a period of 30 months, from (i) providing any land drilling services for hire in the Alliance Area or (ii) hiring or attempting to hire any employee of Bayard Drilling or any of its affiliates.

       The TransTexas Purchase Agreement contains customary provisions relating to indemnification for certain liabilities. Under the TransTexas Purchase Agreement, TransTexas has agreed to indemnify Bayard Drilling against (i) debts, liabilities and obligations arising prior to the closing date in connection with its land drilling operations and (ii) liabilities for breaches on the part of TransTexas of its representations and warranties. Likewise, Bayard Drilling has agreed to indemnify TransTexas against (i) debts, liabilities and obligations arising after the closing date in connection with its land drilling operations (to the extent that TransTexas has not made representations and warranties regarding such matters to Bayard Drilling) and (ii) liabilities on the part of Bayard Drilling for breaches of its representations and warranties.

       In connection with the TransTexas Acquisition, Bayard Drilling and TransTexas entered into the Alliance Agreement. The Alliance Agreement provides that, for a period of 30 months, if TransTexas engages in any land drilling activities in the Alliance Area, TransTexas will engage Bayard Drilling to provide up to 15 of the TransTexas Rigs (or any reasonably equivalent drilling rigs designated by Bayard Drilling) for wells on which TransTexas serves as operator.

       Under the Alliance Agreement, all drilling rigs will be provided by Bayard Drilling to TransTexas on pre-agreed terms under separate drilling contracts to be entered into by the parties. The dayrates set forth in such drilling contracts shall be revised (i) on a quarterly basis to reflect any actual increases or decreases in the compensation paid to employees (including benefit costs) of Bayard Drilling and (ii) on the fifteenth month anniversary of the Alliance Agreement by mutual agreement of Bayard Drilling and TransTexas (or, if the parties fail to agree, by decision of an arbitrator as required to ensure that the drilling contracts reflect commercially reasonable arrangements). The Company believes that, as of the date of the Alliance Agreement, the day rates provided for under the Alliance Agreement approximated prevailing market rates in the South Texas region. However, there can be no assurance that such rates will continue to be competitive throughout the term of the Alliance Agreement.

       Bayard Drilling will not be required to provide any drilling rig to TransTexas (i) if TransTexas in good faith requires the commencement of drilling activities at any proposed drilling site less than 20 days after notice to Bayard Drilling and Bayard Drilling determines that it is not able to provide a rig on the accelerated schedule or (ii) if no drilling rig of a type requested by TransTexas is available within a 125 mile radius of the proposed drilling site (unless TransTexas agrees to bear all moving costs associated with transporting the rig to the well site). If Bayard Drilling is not able to provide drilling rigs to TransTexas under the circumstances set forth in clauses
(i) and (ii) above, TransTexas may obtain a drilling rig for such well site from a third party other than Bayard Drilling.

       The term of the Alliance Agreement will be 30 months from June 26, 1998, unless it is sooner terminated by (i) Bayard Drilling if TransTexas fails to make any payment as and when required under any drilling contract, (ii) either party upon 30 days' prior written notice if there is a material breach by the other party of any obligation under the Alliance Agreement or the drilling contracts, taken as a whole, which has a material adverse effect on the performance of the breaching party under such agreements or (iii) either party upon the insolvency or bankruptcy of the other party.

       Immediately following the consummation of the TransTexas Acquisition, eight of the TransTexas Rigs were being utilized by TransTexas under the Alliance Agreement. Although the Company expects TransTexas to continue to utilize certain of the TransTexas Rigs during the term of the Alliance Agreement, there can be no assurance that TransTexas will do so and, therefore, no assurance can be given as to the number of TransTexas Rigs (or other drilling rigs) that Bayard Drilling will ultimately provide to TransTexas under the Alliance Agreement or of the timing or receipt of revenues therefrom.

                                USE OF PROCEEDS

       The Company will not receive any cash proceeds from the issuance of the Exchange Notes offered hereby. The Exchange Offer is intended to satisfy certain of the Company's obligations under the Exchange Offer Registration Rights Agreement. The Old Notes surrendered in Exchange for the Exchange Notes will be retired and canceled and cannot be reissued. Accordingly, the issuance of the Exchange Notes will not result in any increase in the outstanding debt of the Company.

       The net proceeds of the sale of the Old Notes were approximately $96.8 million, after deducting the discount to the Initial Purchasers and estimated expenses of the Old Notes Offering. The Company used $75 million of such proceeds to fund the TransTexas Acquisition. All remaining proceeds have been or will be used for general corporate purposes, possibly including acquisitions of additional drilling rigs and related equipment.

                                 CAPITALIZATION

       The following table sets forth the capitalization of the Company at March 31, 1998 on an historical and as adjusted basis. The information presented below on an as adjusted basis reflects each of the following transactions as if they occurred on March 31, 1998: (i) the repayment by the Company of $6.2 million of the outstanding principal amount of the Term Loan, (ii) the repayment and retirement of the $2.52 million principal amount of Subordinated Notes previously held by Energy Spectrum, (iii) the Old Notes Offering and (iv) the TransTexas Acquisition. The table should be read in conjunction with "Selected Consolidated Financial and Operating Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and Pro Forma Consolidated Financial Data of the Company and related notes included elsewhere in this Prospectus.

                                                                                      MARCH 31, 1998
                                                                                -------------------------
                                                                                HISTORICAL    AS ADJUSTED
                                                                                     (IN THOUSANDS)
Cash and investments  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $  28,262      $   41,701
                                                                                =========      ==========
Current portion of long-term debt . . . . . . . . . . . . . . . . . . . . . .   $   7,450      $    7,450
                                                                                ---------      ----------
Long-term debt:
  Term debt . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      21,137          14,937 (1)
  Subordinated Notes  . . . . . . . . . . . . . . . . . . . . . . . . . . . .       2,111              -- (1)
  Notes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          --         100,000
                                                                                ---------      ----------
          Total long-term debt  . . . . . . . . . . . . . . . . . . . . . . .      23,248         114,937
                                                                                ---------      ----------
Stockholders' equity:
  Preferred Stock, par value $0.01 per share; no shares
     outstanding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          --              --
  Common Stock, par value $0.01 per share; 18,183,945 shares
     outstanding(2) . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         182             182
  Additional paid-in capital  . . . . . . . . . . . . . . . . . . . . . . . .     180,413         180,413
  Retained earnings (accumulated deficit) . . . . . . . . . . . . . . . . . .        (363)           (363)
                                                                                ---------      ----------
          Total stockholders' equity  . . . . . . . . . . . . . . . . . . . .     180,232         180,232
                                                                                ---------      ----------
          Total capitalization  . . . . . . . . . . . . . . . . . . . . . . .   $ 210,930      $  302,619
                                                                                =========      ==========

(1) In April 1998, the Company repaid and retired the $2.52 million principal amount of Subordinated Notes held by Energy Spectrum. On May 14, 1998, the Company used a portion of the remaining proceeds of the Initial Public Offering to repay $6.2 million of the amount outstanding under the Term Loan. As of June 15, 1998, no borrowings were outstanding under the Revolving Loan, approximately $18.2 million was outstanding under the Term Loan and approximately $2.9 million was outstanding on three amortizing term notes secured by certain of the Company's top drives (the "Top Drive Notes"). See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Financial Condition and Liquidity" and "Certain Relationships and Related Transactions--Chesapeake Transactions."

(2) Does not include (i) 815,100 shares of Common Stock subject to issuance pursuant to outstanding options awarded under the Company's 1997 Stock Option and Stock Award Plan (the "Employee Stock Plan") (30,500 of which relate to options awarded after March 31, 1998), (ii) 100,000 shares of Common Stock subject to issuance pursuant to options awarded under the Company's 1997 Non- Employee Directors' Stock Option Plan (the "Director Stock Plan") (25,000 of which relate to options awarded after March 31,
       1998) or (iii) 297,000 shares of Common Stock subject to issuance pursuant to outstanding warrants issued by the Company. See "Management--1997 Stock Option and Stock Award Plan," "--1997 Non-Employee Directors' Stock Option Plan" and "Certain Relationships and Related Transactions."

               SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA

       The historical financial data presented in the table below for the period ended and as of December 31, 1997 are derived from the audited financial statements of the Company and include the results of the Company's consolidated subsidiaries, Trend, beginning May 1, 1997, Ward, beginning May 30, 1997, and Bonray, beginning October 16, 1997. The historical financial data presented in the table below for and at the end of each of the years in the three-year period ended December 31, 1996 are derived from the audited financial statements of the Company and relate to the operations of Anadarko, the predecessor of the Company, and include, generally, the financial results of the operation of eight rigs.

       The historical financial data presented in the table below for the year ended December 31, 1993 and at the end of the three month periods ended March 31, 1997 and 1998 are derived from the unaudited consolidated financial statements of the Company. In the opinion of management of the Company, such unaudited consolidated condensed financial statements include all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of the financial data for such periods. The results for the three months ended March 31, 1998 are not necessarily indicative of the results to be achieved for the full year.

       The data presented below should be read together with Management's Discussion and Analysis of Financial Condition and Results of Operations and the Consolidated Financial Statements of the Company, including the notes thereto, included elsewhere in this Prospectus.

                                                                                                             THREE MONTHS ENDED
                                                             YEAR ENDED DECEMBER 31,                              MARCH 31,
                                           -------------------------------------------------------------    ----------------------
                                             1993          1994        1995          1996        1997         1997          1998

                                          (UNAUDITED)                                                      (UNAUDITED)
                                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
Statement of Operations Data:
  Revenues:
    Contract drilling ..................   $   8,349    $   9,910    $   7,405    $   9,793    $  55,747    $   4,111    $  23,962
    Other ..............................          --           --          303           60           --           --           --
                                           ---------    ---------    ---------    ---------    ---------    ---------    ---------
        Total revenues .................       8,349        9,910        7,708        9,853       55,747        4,111       23,962
                                           ---------    ---------    ---------    ---------    ---------    ---------    ---------
  Operating expense:
    Drilling ...........................       7,690        8,572        6,075        7,653       40,705        3,047       17,221
    Depreciation, depletion and
      amortization .....................       1,374        1,557          791        1,126        7,943          876        3,169
    General and administrative .........         819          786          880          658        1,868          195          755
    Other ..............................          --           --           47           46           --           --           --
                                           ---------    ---------    ---------    ---------    ---------    ---------    ---------
        Total operating costs ..........       9,883       10,915        7,793        9,483       50,516        4,118       21,145
                                           ---------    ---------    ---------    ---------    ---------    ---------    ---------
  Operating income (loss) ..............      (1,534)      (1,005)         (85)         370        5,231           (7)       2,817
                                           ---------    ---------    ---------    ---------    ---------    ---------    ---------
  Other income and (expense):
    Interest expense and financing
      cost .............................         (30)         (18)          (3)         (11)      (3,065)        (145)        (367)
    Interest income ....................          --           --           --           --          597           17          496
    Gain (loss) on sale of assets ......          --          366         (131)          54          544           --           52
    Other income (expense) .............          24           --           (3)          17           37           --           34
                                           ---------    ---------    ---------    ---------    ---------    ---------    ---------
  Income (loss) before income
    taxes ..............................      (1,540)        (657)        (222)         430        3,344         (135)       3,032
  Income tax expense(1) ................          --           --           --          163        1,428           51        1,275
                                           ---------    ---------    ---------    ---------    ---------    ---------    ---------
  Net income (loss) before
    extraordinary loss .................   $  (1,540)   $    (657)   $    (222)   $     267    $   1,916    $     (84)   $   1,757
                                           =========    =========    =========    =========    =========    =========    =========
  Earnings (loss) per share before
    extraordinary loss:
    Basic ..............................                             $    (.04)   $     .05    $     .21    $    (.01)   $     .10
                                                                     =========    =========    =========    =========    =========
    Diluted ............................                             $    (.04)   $     .05    $     .17    $    (.01)   $     .10
                                                                     =========    =========    =========    =========    =========
Cash Flow Data:
  Operating activities .................   $     (51)   $     445    $     310    $    (462)   $  (1,308)   $   3,043    $   6,975
  Investing activities .................      (1,671)        (454)      (1,710)     (10,441)     (86,470)     (14,441)     (26,676)
  Financing activities .................       1,722            9        1,400       15,866      132,117        8,476       (1,863)

                                                                                                             THREE MONTHS ENDED
                                                             YEAR ENDED DECEMBER 31,                              MARCH 31,
                                           -------------------------------------------------------------    ----------------------
                                             1993          1994        1995          1996        1997         1997          1998

                                          (UNAUDITED)                                                      (UNAUDITED)
                                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
BALANCE SHEET DATA:
  Total assets .....................   $   6,791     $   6,149     $   8,054     $  34,673    $ 240,488    $  48,091     $ 246,594
  Working capital (deficit),
    excluding current portion of
    long-term debt .................         711           802            12         4,974       56,404          (20)       33,662
  Total long-term debt, including
    current portion ................         365            --            --         7,000       32,610       15,537        30,698
  Total stockholders' equity .......        (913)          (54)         (276)       26,251      178,462       26,185       180,232
OTHER FINANCIAL DATA:
  EBITDA(2) ........................   $    (160)    $     552     $     706     $   1,496    $  13,174    $     869     $   5,986
  Capital expenditures .............       1,671         1,183         2,088        10,578       86,980       13,711        27,094
  Ratio of EBITDA to interest
    expense ........................                     30.7x        235.3x        136.0x         4.3x         6.0x         16.3x
  Ratio of earnings to fixed
    charges(3) .....................                                                              18.2x         1.7x          3.9x
DRILLING RIG ACTIVITY DATA
  (UNAUDITED):
  Total rigs at end of period ......           8             7             8            17           63           11            63
  Marketed rigs at end of period ...           8             7             8             8           49           11            51
  Average utilization rate of
    drilling rigs available for
    service(4) .....................          71%           84%           86%           88%          93%          99%           85%
  Average day rate(5) ..............   $   4,332     $   4,148     $   4,298     $   4,731    $   5,393    $   4,618     $   5,957

============

(1) Since the Company's predecessor was a nontaxable entity, income tax expense is presented on a pro forma basis (assuming a 38% statutory rate) for the year ended December 31, 1996.

(2) EBITDA represents operating income (loss) before depreciation and amortization. EBITDA is frequently used by securities analysts and is presented herein to provide additional information about the Company's operations. EBITDA is not a measurement presented in accordance with generally accepted accounting principles. EBITDA should not be considered in isolation or as a substitute for net income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of a company's profitability or liquidity.

(3) The ratio of earnings to fixed charges has been computed by dividing earnings available for fixed charges (earnings before income taxes plus fixed charges less capitalized interest) by fixed charges (interest expense plus capitalized interest and the portion of operating lease rental expense that represents the interest factor).

(4) Rig utilization rates are calculated on a weighted average basis assuming 365 days availability for all rigs available for service. Rigs acquired have been treated as added to the rig fleet as of the date of acquisition. Rigs under contract that generate revenues during moves between locations or during mobilization/ demobilization are also considered to be utilized. Rigs that are owned but not being marketed, including rigs being refurbished, are not considered in determining the utilization rate.

(5) Represents total contract drilling revenues (excluding mobilization, cost reimbursements and fuel), divided by the total number of days the Company's drilling rig fleet operated during the period, divided by the average number of rigs in operation.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

       The following discussion should be read in conjunction with the Consolidated Financial Statements of the Company and notes thereto included elsewhere in this Prospectus.

GENERAL

       The Company's operations have been significantly affected by an acquisition program which has transformed the Company from a regional competitor with ten rigs in late 1996 to the fifth largest land drilling fleet in the United States, with a total of 88 rigs. The historical financial results presented herein do not include the effects of the TransTexas Acquisition (25 rigs) but do reflect the effects of the Formation Transactions (16 rigs), the Trend Acquisition (14 rigs), the Ward Acquisition (6 rigs), the Bonray Acquisition (13 rigs), the Oliver Acquisition (6 rigs), the Individual Rig Acquisitions (6 rigs) and the addition of three other rigs available for refurbishment (one of which was purchased for approximately $54,000 and two of which were assembled from inventoried components), for the periods following such transactions and events. In addition, the historical financial results include periods in which a number of rigs were being refurbished and did not contribute to revenues. Accordingly, the Company does not believe that the historical statements of operations presented herein are necessarily indicative of the Company's future operating results, particularly in light of the magnitude of its recent acquisitions and rig refurbishment projects. See "Business--Formation and Other Transactions."

DOMESTIC LAND DRILLING INDUSTRY OVERVIEW

       Demand for the Company's contract land drilling services is substantially dependent upon, and affected by, the level of domestic oil and gas exploration and development activity. Industry sources estimate that from its peak in 1982, the supply of domestic rigs has fallen as a result of normal attrition, cannibalization of components to refurbish rigs, the inability of smaller competitors to raise capital needed to upgrade and modernize rigs and the export of rigs to international markets. As a result of these factors, the contract land drilling industry has been cyclical with significant volatility in profitability and rig values.

       The Company's operating margins are influenced by contract drilling rates, operating costs and drilling rig utilization. Although the Company believes that improved technologies, the long-term decline in the supply of rigs and stable oil and gas prices contributed to increased activity in the exploration and production sector during 1997, there has been a general decline in oil and, to a lesser extent, gas prices during 1998 and there can be no assurance that such decline will not continue. The recent decline in oil and gas prices has contributed to a decrease in the Company's rig utilization rates from 88% for the fourth quarter of 1997 to 85% for the first quarter of 1998, 78% for April 1998 and 70% for May 1998. There can be no assurance that oil and gas prices will not continue to decline or that any such decline would not have a material adverse effect on the Company's utilization rates. In addition, ongoing movement or reactivation of land drilling rigs (including the movement of rigs from outside the United States into domestic markets) or new construction of drilling rigs could increase rig supply and adversely affect contract drilling rates and utilization levels. The Company cannot predict the future level of demand for its contract drilling services, future conditions in the contract drilling industry or future contract drilling rates.

FINANCIAL CONDITION AND LIQUIDITY

       Since December 1996, the Company has completed the Consolidation Transactions and in June 1998 consummated the TransTexas Acquisition. The Formation Transactions involved the issuance of an aggregate of 5,600,000 shares of Common Stock in consideration for the contribution to the Company of 16 rigs and $10 million in cash. At the time of the Formation Transactions, the Company entered into a $24 million term loan facility with CIT, principally for the refurbishment of certain of the Company's rigs. In May 1997, contemporaneously with the Trend Acquisition and in anticipation of the Ward Acquisition, the Company completed a financing transaction in which it (i) issued to Chesapeake and Energy Spectrum additional shares of Common Stock, and two series of warrants together with subordinated notes due May 1, 2003 (the "Subordinated Notes") for $28.5 million in cash and (ii) increased the availability under its debt facilities from $24 million to $40.5 million (collectively, the "May Financing").

       The Company's principal requirements for capital, in addition to the funding of ongoing contract drilling operations, have been capital expenditures, including the refurbishment of existing rigs and acquisitions. From December 1996 through March 31, 1998, the Company spent $20.7 million on the Trend Acquisition, $11.9 million on the Ward Acquisition, $35 million on the Bonray Acquisition, $14 million on the Oliver Acquisition, $5.5 million on the Individual Rig Acquisitions, and approximately $62 million on refurbishments and other related equipment purchases, including drill pipe. As a result, the Company's net property and equipment increased from $27 million at December 31, 1996 to $155.7 million at December 31, 1997 and $179.8 million at March 31, 1998. The Company's principal sources of liquidity have been the issuance of Common Stock, warrants to purchase Common Stock, the Subordinated Notes and borrowings under Loan Agreements. See "Description of Certain Indebtedness."

       The most significant change in the Company's balance sheet from December 31, 1996 to March 31, 1998 was a $152.8 million increase in net property and equipment. During this same period, long-term debt, net of current maturities, increased by $17.2 million and stockholders' equity increased by $154 million. These changes are a direct result of the acquisition and financing transactions, including the Initial Public Offering, described herein.

       From December 31, 1996 to March 31, 1998, the Company's working capital position increased by $22.1 million to $26.2 million. This was primarily the result of the increase in cash resulting from proceeds of the Initial Public Offering.

     OPERATING ACTIVITIES

       During the year ended December 31, 1996, the Company required $462,000 of cash to fund operating activities. This was the result of $1.5 million of cash provided by operations, partially offset by changes in working capital items that required $2 million of cash. Cash required for changes in working capital items included (i) increase in accounts receivable of $2.1 million, (ii) increase in other assets totaling $185,000 and (iii) decrease of $383,000 in accounts payable, which were partially offset by an increase of $663,000 of other current liabilities.

       During the year ended December 31, 1997, net cash used in operating activities totaled $1.3 million. The Company generated cash from operations of $10.8 million and working capital changes used $12.1 million.

       During the three months ended March 31, 1998, net cash provided from operating activities totaled $6.9 million. The Company generated cash from operations of $6.1 million and working capital changes provided $813,000.

     INVESTING ACTIVITIES

       During the year ended December 31, 1996, the Company invested $21.7 million in fixed assets, net of asset sales. The major components of these expenditures were $10.4 million of cash expenditures to acquire and refurbish five diesel electric SCR rigs and $9.8 million of Common Stock issued to acquire rigs in the Formation Transactions.

       During the year ended December 31, 1997, the Company invested $135 million in fixed assets, including the Trend Acquisition, the Ward Acquisition, the Bonray Acquisition and the Individual Rig Acquisitions. Rig refurbishments consisted of $51.5 million, and $10.6 million was invested in drill pipe and other drilling related equipment. The acquisitions of Trend, Ward, and Bonray were partially funded through the issuance of Common Stock valued at $42.3 million.

       During the three months ended March 31, 1998, the Company invested $27 million in fixed assets, including $11.1 million in the Oliver Acquisition. Rig refurbishments consisted of $25.1 million, and $1.6 million was invested in drill pipe and other drilling related equipment.

     FINANCING ACTIVITIES

       During the year ended December 31, 1996, the Company raised $15.9 million from financing activities. The Company borrowed $7 million during the year under the Term Loan as described below. The Company also issued 3,600,000 shares of Common Stock for assets and cash and made debt payments totaling $900,000 during the year.

       During the year ended December 31, 1997, the Company obtained $132.1 million from financing activities, including net borrowings under the Loan Agreements totaling $25.8 million and $107.1 million from the issuance of Common Stock. The proceeds from these transactions were used to fund the Company's working capital requirements and capital expenditures as discussed above.

       During the three months ended March 31, 1998, the Company's payments under the Loan Agreements totaled $1.8 million.

     RECENT EVENTS AND FUTURE ACTIVITIES

     The Company has recently revised its schedule for rig refurbishment as a result of changes in market conditions that have caused an industry-wide decrease in rig utilization. The Company placed one of its construction project rigs into service during May 1998 and anticipates refurbishing and placing the remaining such rigs into service as market conditions warrant.

     In April 1998, the Company redeemed in full the $2.52 million principal amount of Subordinated Notes issued to Energy Spectrum together with accrued interest of $47,740. In connection therewith, Energy Spectrum waived its rights to require the Company to redeem the Subordinated Notes at 110% of par value. This redemption, coupled with the redemption of $18 million principal amount of Subordinated Notes from Chesapeake at the time of the Initial Public Offering, leaves no Subordinated Notes outstanding.

     In June 1998, the Company consummated the Old Notes Offering, resulting in net proceeds to the Company of approximately $96.8 million, after deducting discounts to the Initial Purchasers and estimated expenses of the Old Notes Offering. Concurrently with the Old Notes Offering, the Company consummated the purchase of the drilling business of TransTexas, utilizing $75 million of the net proceeds from the sale of the Old Notes. See "--The TransTexas Acquisition."

     The Company believes that the balance of the proceeds from the Initial Public Offering and the Old Notes Offering, cash flow from operations and, to the extent available, borrowings under the Revolving Loan Agreement will be sufficient to meet its anticipated capital requirements for 1998. As of July 17, 1998, the Company had approximately $17.8 million of borrowings outstanding under the Term Loan and no borrowings outstanding under the Revolving Loan, and cash or cash equivalents of approximately $33 million.

     Until shortly before the issuance of the Old Notes, Bayard and Trend were co-borrowers under a Revolving Loan Agreement (the "Old Revolving Loan Agreement") with Fleet that provided revolving credit loans, subject to a borrowing base comprised of a portion of the co-borrowers' accounts receivable, of up to $10 million ($2 million of which is available for letters of credit) for general corporate purposes. In connection with the reorganization of the Company's corporate structure in May 1998, Bayard entered into an amendment and restatement of the Old Revolving Loan Agreement (the "Revolving Loan Agreement") that resulted in a release of Trend as a co-borrower. Trend, Bayard LLC, Bayard Drilling and Bonray have guaranteed the Company's obligations under the Revolving Loan Agreement, which are also secured by the accounts receivable, 12 drilling rigs and certain other assets of Bayard, Trend, Bonray, Bayard LLC and Bayard Drilling. The Company has not borrowed under the Revolving Loan Agreement since November 1997, but has approximately $1.3 million of letters of credit outstanding thereunder. The Company believes it has adequate liquidity for its needs in the near term. The Company may terminate the Revolving Loan Agreement upon 60 days' prior written notice to Fleet and the payment of a termination fee of 2% of the facility. See "Description of Certain Indebtedness."

RESULTS OF OPERATIONS

     COMPARISON OF THREE MONTHS ENDED MARCH 31, 1998 AND 1997

                                               1997                                    1998
                                 -----------------------------------    -----------------------------------
                                GULF COAST    MID-CONTINENT   TOTAL     GULF COAST   MID-CONTINENT   TOTAL
                                                   (IN THOUSANDS, EXCEPT RIG AND PER DAY DATA)
Rig days worked(1) ...........         561          270          831        1,006        2,750        3,756

Average revenues per day(2) ..   $   5,132    $   4,563    $   4,947    $   8,026    $   5,777    $   6,380
Average costs per day(3) .....       3,781        3,430        3,667        5,436        4,273        4,585
Average margin per day(4) ....       1,351        1,133        1,280        2,589        1,504        1,795

Drilling revenues ............   $   2,879    $   1,232    $   4,111    $   8,074    $  15,888    $  23,962
Drilling costs(5) ............       2,121          926        3,047        5,469       11,752       17,221
Operating margin .............         758          306        1,064        2,605        4,136        6,741

Utilization rate .............          99%         100%          99%          80%          88%          85%

(1) Rig days worked represents the number of rigs being marketed by the Company multiplied by the number of days during which such rigs are being operated, mobilized, assembled or dismantled while under contract. Rig days are a common measurement of both utilization rates and fleet size.

(2) Represents total contract drilling revenues (including mobilization revenues and reimbursement for fuel and other costs) divided by the total number of rig days worked by the Company's drilling rig fleet marketed during the period.

(3) Represents direct operating costs divided by the total number of rig days worked by the Company's drilling fleet marketed during the period.

(4) Represents the difference between average revenues per day and average costs per day.

(5) Drilling costs exclude depreciation and amortization and general and administrative expenses.

       Drilling revenues increased approximately $19.8 million, or 483% to $23.9 million for the three months ended March 31, 1998, from $4.1 million for the three months ended March 31, 1997. Drilling revenues increased due to a 2,925 day, or 352%, increase in rig days worked, and a $1,433, or 29%, increase in the average revenue per day. The increase in days worked was a result of an increase in the average number of rigs owned and available for service. As of March 31, 1998, the Company had 51 rigs available for service. The increase in rigs available for service was principally the result of acquisitions consummated in 1997. Rig days worked consisted of 1,006 days worked in the Gulf Coast region and 2,750 days worked in the Mid-Continent region. Increases in revenues per day were a result of the increase in the dayrates and the average number of land drilling rigs being marketed by the Company, offset by a decrease in the utilization rate from 99% to 85%.

       Drilling costs increased by approximately $14.2 million, or 465%, to $17.2 million for the three months ended March 31, 1998, from $3 million for the three months ended March 31, 1997. The increase in drilling operating expenses was a direct result of the increase in the number of rigs owned and available for service and the corresponding 2,925 day increase in the days worked.

       The Company's operating margin increased by approximately $5.7 million, or 534%, to $6.7 million for the three months ended March 31, 1998, as compared to $1.1 million for the three months ended March 31, 1997. The increase in operating margin resulted from the increase in the average revenue per day and the increase in days worked.

       Depreciation and amortization expense increased by $2.3 million, or 262%, to $3.2 million for the three months ended March 31, 1998, as compared to $876,000 for the three months ended March 31, 1997. The increase was primarily due to additional depreciation associated with the acquisitions consummated in 1997.

       General and administrative expense increased by $560,000, or 287%, to $755,000 for the three months ended March 31, 1998, from $195,000 for the same period of 1997 due primarily to increased payroll costs associated with new management and increased corporate staff and increased legal fees due to the Company's acquisition activities and public status.

       Interest expense was $367,000 for the three months ended March 31, 1998, as compared to $145,000 for the three months ended March 31, 1997.

       Other income increased for the three months ended March 31, 1998, as compared to the three months ended March 31, 1997, primarily due to interest income received on funds being invested in short-term investments.

       For the three months ended March 31, 1998, the income tax provision was $1.2 million, compared to $51,000 for the three months ended March 31, 1997.

COMPARISON OF YEARS ENDED DECEMBER 31, 1997 AND 1996

                                                            1996                            1997
                                                        -------------     -----------------------------------------
                                                        MID-CONTINENT     GULF COAST    MID-CONTINENT        TOTAL
                                                                 (IN THOUSANDS, EXCEPT RIG AND PER DAY DATA)
Rig days worked(1)....................................      2,029             3,672          5,807            9,479

Average revenues per day(2)...........................     $4,826           $ 6,426        $ 5,536          $ 5,881
Average costs per day(3)..............................      3,772             5,031          3,828            4,294
Average margin per day(4).............................      1,054             1,395          1,708            1,587

Drilling revenues.....................................     $9,793           $23,598        $32,149          $55,747
Drilling costs(5).....................................      7,653            18,474         22,231           40,705
Operating margin......................................      2,140             5,124          9,918           15,042

Utilization rate......................................         89%               98%            89%              93%

(1) Rig days worked represents the number of rigs being marketed by the Company multiplied by the number of days during which such rigs are being operated, mobilized, assembled or dismantled while under contract. Rig days are a common measurement of both utilization rates and fleet size.

(2) Represents total contract drilling revenues (including mobilization revenues and reimbursement for fuel and other costs) divided by the total number of rig days worked by the Company's drilling rig fleet marketed during the period.

(3) Represents direct operating costs divided by the total number of rig days worked by the Company's drilling fleet marketed during the period.

(4) Represents the difference between average revenues per day and average costs per day.

(5) Drilling costs exclude depreciation and amortization and general and administrative expenses.

       Drilling revenues increased approximately $46.0 million, or 469%, to $55.7 million for the year ended December 31, 1997, from $9.8 million for the year ended December 31, 1996. Drilling revenues increased due to a 7,450 day, or 367%, increase in rig days worked, and a $1,055, or 22%, increase in the average revenue per day. The increase in days worked was a result of an increase in the average number of rigs owned and available for service. As of December 31, 1997, the Company had 49 rigs available for service. The increase in rigs available for service was principally the result of the acquisitions consummated during the year. Rig days worked consisted of 3,672 days worked in the Gulf Coast region and 5,807 days worked in the Mid-Continent region. Increases in revenues per day were a result of the overall increase in demand for land drilling rigs as reflected in the utilization rate increase from 89% to 93%.

       Drilling costs increased by approximately $33.1 million, or 432%, to $40.7 million for the year ended December 31, 1997, as compared to $7.7 million for the year ended December 31, 1996. The increase in drilling operating expenses was a direct result of the increase in the number of rigs owned and available for service and the corresponding 7,450 day increase in the days worked.

       Depreciation and amortization expense increased by $6.8 million, or 605%, to $7.9 million for the year ended December 31, 1997, as compared to $1.1 million for the year ended December 31, 1996. The increase was primarily due to additional depreciation associated with the acquisitions consummated during the year.

       General and administrative expense increased by $1.2 million, or 184%, to $1.9 million for the year ended December 31, 1997, from $658,000 for the same period of 1996 due primarily to increased payroll costs associated with new management and increased corporate staff and increased professional fees due to the Company's acquisition activities.

       Interest expense increased to $3.1 million for the year ended December 31, 1997 from $11,000 for the year ended 1996 due to increased debt outstanding during 1997.

       Other income increased for the year ended December 31, 1997 as compared to the year ended December 31, 1996, primarily due to gains on the sale of assets.

COMPARISON OF YEARS ENDED DECEMBER 31, 1996 AND 1995

                                                         YEAR ENDED
                                                        DECEMBER 31,
                                                  ----------------------------
                                                     1995              1996
                                                  (IN THOUSANDS, EXCEPT RIG
                                                      AND PER DAY DATA)
Rig days worked(1)  . . . . . . . . . . . .          1,489             2,029

Average revenues per day(2) . . . . . . . .         $4,973            $4,826
Average costs per day(3)  . . . . . . . . .          4,080             3,772
Average margin per day(4) . . . . . . . . .            893             1,054

Drilling revenues . . . . . . . . . . . . .          7,405             9,793
Drilling costs(5) . . . . . . . . . . . . .          6,075             7,653
Operating margin  . . . . . . . . . . . . .          1,330             2,140

Utilization rate  . . . . . . . . . . . . .             86%               88%

------------------
(1) Rig days worked represents the number of rigs being marketed by the Company multiplied by the number of days during which such rigs are being operated, mobilized, assembled or dismantled while under contract. Rig days are a common measurement of both utilization rates and fleet size.

(2) Represents total contract drilling revenues (including mobilization revenues and reimbursement for fuel and other costs) divided by the total number of rig days worked by the Company's drilling rig fleet marketed during the period.

(3) Represents direct operating costs divided by the total number of rig days worked by the Company's drilling fleet marketed during the period.

(4) Represents the difference between average revenues per day and average costs per day.

(5) Drilling costs exclude depreciation and amortization and general and administrative expenses.

       Drilling revenues increased approximately $2.4 million, or 32%, to $9.8 million for the year ended December 31, 1996 from $7.4 million for the year ended December 31, 1995. This improvement was due to an increase in the number of rig days worked offset by a decrease in the average revenue per day. Rig utilization also improved from 86% to 89% in 1996, due to an overall improvement in the contract drilling market.

       Drilling costs increased by $1.6 million, or 26%, to $7.7 million for the year ended December 31, 1996, from $6.1 million for the year ended December 31, 1995. This increase was primarily due to increased utilization and, to a lesser extent, increased direct labor costs.

       Depreciation and amortization expenses increased by $335,000, or 42%, to $1.1 million for the year ended December 31, 1996 from $791,000 for the year ended December 31, 1995. The increase in depreciation expense was primarily attributable to acquisition and refurbishment costs.

       General and administrative expenses decreased by $222,000 to $658,000 for the year ended December 31, 1996, from $880,000 for the year ended December 31, 1995, due to the discontinued allocation of expenses associated with the predecessor company.

       Interest expense remained fairly constant for the year end December 31, 1996 primarily as a result of the outstanding debt level remaining fairly constant. Interest rates during these periods remained relatively unchanged.

       Other income increased $197,000 from 1995 to 1996, primarily as a result of a loss recorded in 1995 in connection with the sale of certain assets.

       The Company's income tax expense of $163,000 in 1996 was attributable to the Company's profitable operations.

       The Company had net income of $267,000 in 1996 as compared to a net loss of $222,000 in 1995. The Company's net loss in 1995 includes net losses from the sale of assets, for which there was no similar transaction in 1996.

INFLATION AND CHANGING PRICES

       Contract drilling revenues do not necessarily track the changes in general inflation as they tend to respond to the level of activity on the part of the oil and gas industry in combination with the supply of equipment and the number of competing companies. Capital and operating costs are influenced to a larger extent by specific price changes in the oil and gas industry and to a lesser extent by changes in general inflation.

                                    BUSINESS

GENERAL

       The Company is a leading provider of contract land drilling services to major and independent oil and gas companies. As of June 15, 1998, pro forma for the TransTexas Acquisition, the Company's rig fleet consisted of 88 rigs, of which 73 were being marketed and 15 were available for refurbishment. For the three months ended March 31, 1998, and the months of April and May, 1998, the Company experienced overall utilization rates of approximately 85%, 78% and 70%, respectively, for its marketed rigs (excluding the TransTexas Rigs).

       The Company's fleet consists primarily of rigs capable of deep drilling applications (well depths of 15,000 feet or greater). The Company believes that deep drilling targets are more attractive to oil and gas companies due to new technologies, including (i) three-dimensional seismic techniques, (ii) increasingly accurate down hole measurement devices and (iii) improved guidance systems and directional drilling motors for horizontal and directional wells. Of the Company's 88 rigs, 69 are capable of drilling to depths of 15,000 feet or greater and 43 are capable of drilling to depths of 20,000 feet or greater. The Company's large percentage of SCR rigs, comprising 31 of its 88 rigs, positions the Company's fleet as one of the most technically advanced in the industry.

       The Company was formed in December 1996 as the successor to Anadarko, which owned ten rigs. Through June 15, 1998, pro forma for the TransTexas Acquisition, the Company had acquired 78 additional rigs (net of sales). Many of the acquired rigs were put into service in the later months of 1997 and therefore did not contribute significantly to operating results in 1997.

CORE OPERATING AREAS

       The Company's rig fleet is currently concentrated in two core operating regions--the Mid-Continent region and the Gulf Coast region. With the completion of the TransTexas Acquisition the Company added a third core operating region in South Texas. The Company is among the largest rig suppliers in each of these regions.

     MID-CONTINENT REGION

       The Mid-Continent region is comprised principally of Oklahoma, North Texas and the Texas Panhandle. At June 15, 1998, the Company had 38 rigs marketed in the Mid-Continent region and was the most active drilling contractor in the region. The Company's rigs operated in the Mid-Continent region are generally capable of drilling to depths of 10,000 feet or greater and are marketed by the Company to meet the specific well depths and mobility needs of producers in that region. At June 5, 1998, 153 rigs were being utilized in this region, making it the most active domestic onshore drilling market at that time. This area is characterized by well-defined target formations and long-lived natural gas reserves.

     GULF COAST REGION

       The Gulf Coast region is comprised of the onshore Gulf of Mexico areas in Texas, Louisiana, Mississippi and Alabama. At June 15, 1998, the Company had 14 rigs marketed in the Gulf Coast region, including 13 diesel electric SCR rigs. The Company believes that its high quality equipment, including diesel electric SCR rigs, powerful mud pumps and high horsepower drawworks, give the Company a competitive advantage in attracting premium jobs with customers engaged in multi-well drilling programs in this region. At June 5, 1998, 110 rigs were being utilized in this region, making it the fourth most active domestic onshore drilling market at that time. The Gulf Coast region is characterized by significant drilling activity in deep, technically challenging formations for which the Company's SCR and deep mechanical rigs are particularly well suited. While recent results in certain areas of the Gulf Coast have been disappointing to producers, most notably the Austin Chalk formation in Louisiana and the Pinnacle Reef in Texas, significant exploration and development activity is ongoing.

            SOUTH TEXAS REGION

       The South Texas region is comprised of the southern portion of onshore Texas. At June 15, 1998, pro forma for the TransTexas Acquisition, the Company had 21 rigs available to be marketed in the South Texas region (of which 8 rigs were being utilized by TransTexas) and four rigs available to be refurbished as market conditions warrant. The TransTexas Rigs have been utilized historically only to meet the internal drilling requirements of TransTexas. With the completion of the TransTexas Acquisition, the Company intends to begin to actively market the acquired rigs not being utilized by TransTexas under the Alliance Agreement. At June 5, 1998, 119 rigs were being utilized in this region, making it the third most active domestic onshore drilling market at that time. The South Texas region is predominately a gas producing region, and, accordingly, its drilling activity levels are less sensitive to declining oil prices. The Company believes that the TransTexas Rigs operating in this region are well suited for the mobility, drilling flexibility and hydraulic efficiency required for this region's drilling applications.

BUSINESS STRATEGY

       The Company believes that growth in earnings and cash flow can be achieved by pursuing the following business strategy:

     OPERATING A TECHNOLOGICALLY ADVANCED RIG FLEET

       The Company has assembled its existing rig fleet, and will pursue further acquisitions, with the goal of operating one of the most technologically sophisticated land drilling fleets in the United States. Many of the Company's rigs include engines, pumps and drilling mud systems that represent the best drilling technology available and that the Company believes offer greater efficiencies for customers than many of the rigs available from its competitors. For example, by deploying its diesel electric SCR rigs with two or three high horsepower pumps and top drive drilling systems in challenging deep and horizontal drilling situations, the Company believes that it can reduce its customers' overall drilling costs, thus securing and enhancing its relationships with some of the most active operators in the domestic market. The Company is committed to making the capital investments required to maintain and, in appropriate circumstances, increase the technological sophistication and operational efficiencies of its fleet.

     DEVELOPING DEEP DRILLING CAPABILITIES

       The Company believes there is greater demand for rigs capable of drilling deeper, more complex wells, including 1,500 horsepower and larger rigs, and has focused, and will continue to focus, on acquiring rigs with these capabilities. Of the 25 TransTexas Rigs, 12 are 1,500 horsepower or larger rigs and an additional 10 are 1,000 horsepower or larger rigs. At June 15, 1998, pro forma for the TransTexas Acquisition, 78% of the Company's rig fleet had deep drilling capability (15,000 feet or greater). Management believes that demand and utilization rates for these types of rigs, particularly SCR rigs, will remain higher than for rigs with lesser depth capacities due to their greater operational flexibility and efficiency.

     FOCUSING ON CORE MARKETS

       The Company believes that its strong asset position and operating expertise in the Mid-Continent and Gulf Coast regions enable it to achieve operating efficiencies and to provide premium service to its customers in these markets. The Company is the largest provider of drilling rigs in Oklahoma and is among the largest operators of deep rigs in the onshore Gulf Coast region. The TransTexas Acquisition makes the Company one of the largest suppliers of drilling rigs in South Texas and positions the Company to mobilize additional rigs in that region as market conditions warrant.

     DEVELOPING AND MAINTAINING RELATIONSHIPS WITH OPERATORS

       In order to maximize the utilization rate of its rig fleet and to minimize exposure to market downturns, the Company seeks to maintain and build relationships with operators committed to active domestic drilling programs. The

Company's largest current customers include Apache Corporation, Chesapeake, Enron Oil and Gas Company, Marathon Oil Company, Sonat and UPR. Each of these companies was among the most active onshore operators in the United States during the last three years. As a result of the Alliance Agreement, the Company will make up to 15 rigs available to TransTexas to meet its drilling requirements, if any, in an area that includes, among others, the South Texas and Gulf Coast regions. During the three months ended March 31, 1998, the three largest customers for the Company's contract drilling services were Chesapeake, UPR and Sonat, which accounted for approximately 17%, 12% and 10% of total revenues, respectively.

        ACQUIRING AND REFURBISHING ADDITIONAL RIGS AND RELATED EQUIPMENT

       The Company intends to pursue selective acquisitions of additional rigs and related equipment, including top drive drilling systems. Additionally, the Company has experience in the acquisition of component parts from which rigs can be assembled or refurbished and intends to continue to seek similar opportunities for the expansion and enhancement of its rig fleet by such means. Since its formation and through June 26, 1998, the date of the TransTexas Acquisition, the Company has acquired 78 land rigs (net of sales) in eleven transactions.

DRILLING EQUIPMENT AND SUPPLIES

       A land drilling rig consists of various components, including engines, drawworks, a derrick or mast, substructure, pumps to circulate drilling fluid, blowout preventers, drill pipe and related equipment. The actual drilling capacity of a rig may be more or less than its rated drilling capacity due to numerous factors, including the length of its drill pipe and the drilling conditions of any particular well. The intended well depth and the drill site conditions determine the rig, drill pipe length and other equipment needed to complete a well. The Company's rigs can be relocated to areas where demand, well specifications and day rates allow for maximization of gross operating margins and utilization. Generally, land rigs operate with crews of five to six persons.

       As of June 15, 1998, pro forma for the TransTexas Acquisition, the Company's fleet included 31 rigs that are diesel electric SCR rigs and 57 that are mechanical rigs. Mechanical rigs utilize diesel engines to produce power that is transferred to drilling equipment, such as drawworks and pumps, by way of a compound consisting of a series of chains, sprockets and pneumatic clutches. SCR rigs employ diesel engines that generate alternating current electricity which is converted and transferred into amps as alternating current or direct current electricity, which in turn drives electric motors powering the drilling equipment. The Company believes that SCR rigs offer a number of advantages over mechanical rigs. SCR rigs enable flexible power distribution to selected individual drilling equipment components, providing for more precise drilling control and efficient operation. SCR rigs are also quieter and safer because the diesel engines are typically located away from the rig floor and well bore, allowing for better communication among rig crews. SCR rigs are also more easily adapted to the use of top drive drilling systems which are typically electrically powered. The Company has developed a fleet that uses the advanced drilling technology of diesel electric SCR rigs to provide greater efficiencies to its customers, especially in deep drilling, horizontal and directional applications, and uses mechanical rigs primarily in areas such as the Mid-Continent region where operators target shallower well depths and require more frequent mobility.

       In addition to its SCR rigs, the Company has focused its acquisitions on rigs with efficient and flexible drilling mud systems as well as high horsepower drawworks and mud pumps, features which give the Company a competitive advantage in attracting premium jobs with customers engaged in multi-well horizontal drilling programs. The majority of the Company's rigs employ diesel engines manufactured by Caterpillar, Inc. as the rigs' main power sources. The Company believes that such engines are lighter and more fuel efficient than other available engines, thus saving the Company and its customers money in terms of lower trucking costs and reduced fuel consumption.

       Finally, the Company has begun equipping certain of its deep drilling rigs with top drive drilling systems. Top drives provide the Company's customers with greater control in transferring horsepower to the bit, precise orientation of drilling tools while drilling complex directional wells, and reduced incidence of stuck drill pipe in high risk areas. Moreover, top drives enable the contractor to drill in 90 foot sections (rather than conventional 45 foot sections), a capability which reduces connection time, and are safer for rig employees and equipment during tubular handling operations and in well control situations. Currently, the Company has five rigs equipped with top drives and has ordered one additional top drive.

RIG FLEET

       The following table identifies certain information as of June 15, 1998 regarding the rigs owned and operated by the Company and the rigs acquired in the TransTexas Acquisition.



                                                                                    HORSEPOWER
RIG         DEPTH                                                                   ------------
NO.        CAPACITY       DRAWWORKS                    RIG TYPE(1)                  DRAWWORKS(2)   TOTAL(3)   STATUS

GULF COAST REGION
21          30,000     Continental Emsco C-3              SCR                          3,000        4,400    Available
11          25,000     Mid Continent U-1220-EB            SCR                          2,500        3,600    Working
12          25,000     Mid Continent U-1220-EB            SCR                          2,500        3,600    Working
14          25,000     Mid Continent U-1220-EB            SCR                          2,500        3,600    Working
15          25,000     Mid Continent U-1220-EB(4)         SCR                          2,500        3,600    Available
16          25,000     Mid Continent U-1220-EB(4)         SCR                          2,500        3,600    Available
17          25,000     Mid Continent U-1220-EB            SCR                          2,500        3,600    Working
18          25,000     Mid Continent U-1220-EB(4)         SCR                          2,500        3,600    Working
22          25,000     National 1320-UE(4)                SCR                          2,000        3,300    Working
23          25,000     Gardner Denver 1500-E(4)           SCR                          2,000        3,600    Available
40          25,000     National 1320-UE                   SCR                          2,000        3,300    Available
69          25,000     Mid Continent U-1220-EB            SCR                          2,500        3,975    Working
20          20,000     Oilwell 840-E                      SCR                          1,500        2,700    Working
 4          18,000     Mid Continent U-712-A              Mechanical                   1,200        2,700    Working

MID-CONTINENT REGION
10          25,000     Mid Continent U-1220-EB            SCR                          2,500        3,600    Working
52          25,000     National 1320-M                    Mechanical                   2,000        2,700    Working
63          25,000     Gardner Denver 1500-E              SCR                          2,000        3,300    Available
 7          20,000     Mid Continent U-914-C              Mechanical                   1,500        2,700    Available
19          20,000     Continental EMSCO C-1              SCR                          1,500        2,700    Working
35          20,000     National 110-UE                    SCR                          1,500        3,300    Available
36          20,000     National 110-M                     Mechanical                   1,500        2,700    Working
46          20,000     BDW 1350                           Mechanical                   1,500        2,900    Working
59          20,000     Oilwell 860                        Mechanical                   1,500        2,700    Available
60          20,000     National 1320-M                    Mechanical                   2,000        2,700    Working
61          20,000     National 110-M                     Mechanical                   1,500        2,700    Available
62          20,000     Mid Continent U914                 SCR                          1,500        2,700    Available
 5          16,000     Gardner Denver 800                 Mechanical                   1,000        2,900    Available
 8          16,000     National 80-B                      Mechanical                   1,000        1,650    Working
31          16,000     Gardner Denver 800-E               SCR                          1,000        2,200    Working
32          16,000     BDW 800 MI                         Mechanical                   1,000        1,650    Working
33          16,000     Brewster N-46                      Mechanical                   1,000        2,000    Working
34          16,000     Ideco E-900                        SCR                            900        1,800    Working
39          16,000     Ideco E-900                        SCR                            900        2,350    Working
47          16,000     Ideco H-900                        Mechanical                     900        1,650    Working
51          16,000     Oilwell 760                        Mechanical                   1,000        1,650    Working
42          15,000     Gardner Denver 700                 Mechanical                     800        1,650    Working
44          15,000     Gardner Denver 700                 Mechanical                     800        1,650    Working
26          14,000     National 610                       Mechanical                     750        1,650    Working
29          13,000     Continental Emsco D-2              Mechanical                     750        1,450    Working
38          13,000     Mid Continent U-36A                Mechanical                     600        1,650    Working
41          13,000     Mid Continent U-36A                Mechanical                     600        1,650    Available
 9          12,000     Gardner Denver 500                 Mechanical                     650        2,250    Working
43          12,000     Superior 700                       Mechanical                     650        1,450    Working
45          12,000     Gardner Denver 500                 Mechanical                     650        1,450    Working
53          12,000     Unit U-40                          Mechanical                     850        1,650    Working
57          12,000     National 55                        Mechanical                     550        2,000    Working
58          12,000     Ideco 750                          Mechanical                     750        1,650    Repairing
28          11,000     BDW 650                            Mechanical                     650        1,350    Working
37          11,000     Gardner Denver 500                 Mechanical                     650        1,900    Working

30          10,000    Brewster N-42                      Mechanical                     550        1,725    Working
56          10,000    Cooper LTD 750                     Mechanical                     750        1,550    Available
55           7,500    Cooper LTD 550                     Mechanical                     550        1,400    Available

AVAILABLE FOR REFURBISHMENT
24          25,000    National 1320-UE                   SCR                          2,000        3,960
68          25,000    Continental Emsco C-2              SCR                          2,000        3,975
50          20,000    BDW 1350                           SCR                          1,500        2,700
65          20,000    Oilwell E-2000                     SCR                          2,000        3,975
66          20,000    Oilwell 840-E                      SCR                          1,500        3,975
67          20,000    Oilwell 840-E                      SCR                          1,500        3,975
27          16,000    National 80-B                      SCR                          1,000           50
48          16,000                                       SCR                          1,000        2,280
49          16,000                                       SCR                          1,000        2,280
64          16,000    Ideco E-1200                       SCR                          1,200        2,280
54          10,000    National 50-A                      Mechanical                     450          900

TRANSTEXAS RIGS
86          25,000    National 1320                      Mechanical                   2,000        2,700    Working
80          20,000    National 110-M                     Mechanical                   1,500        2,700    Working
81          20,000    National 110-M                     Mechanical                   1,500        2,700    Available
82          20,000    National 110-M                     Mechanical                   1,500        2,700    Working
83          20,000    National 110-M                     Mechanical                   1,500        2,700    Available
84          20,000    National 110-M                     Mechanical                   1,500        2,700    Working
85          20,000    National 110-M                     Mechanical                   1,500        2,700    Working
87          20,000    National 110-M                     Mechanical                   1,500        2,280    Available
88          20,000    National 110-M                     Mechanical                   1,500        2,280    Available
89          20,000    Oilwell 860                        Mechanical                   1,500        3,380    Working
90          20,000    Gardner Denver 1100                Mechanical                   1,500        2,280    Available
93          20,000    Gardner Denver 1100                Mechanical                   1,500        2,700    Available
79          18,000    Ideco 1200                         Mechanical                   1,200        3,300    Working
74          16,000    BDW 800                            Mechanical                   1,000        2,700    Available
76          16,000    National 80-B                      Mechanical                   1,000        3,800    Working
77          16,000    National 80-B                      Mechanical                   1,000        2,700    Available
78          16,000    National 80-B                      Mechanical                   1,000        2,550    Available
92          16,000    National 80-B                      Mechanical                   1,000        3,450    Available
94          16,000    National 80-B                      Mechanical                   1,000        2,900    Available
73          14,000    National 610                       Mechanical                     750        1,650    Working
70          12,000    Cabot 900                          Mechanical                     900        2,570    Available

TRANSTEXAS RIGS AVAILABLE FOR REFURBISHMENT
72          16,000    Gardner Denver 800                 Mechanical                   1,000        3,100
75          16,000    National 80-B                      Mechanical                   1,000        2,750
91          16,000    National 80-B                      Mechanical                   1,000        2,600
71          12,000    Cabot 900                          Mechanical                     900        2,570

----------------------

(1) "SCR" denotes a diesel electric silicon controlled rectifier rig. "Mechanical" denotes a mechanical rig powered by diesel engines.

(2) Drawworks horsepower represents the amount of input power required to achieve the maximum hoisting capability of the drawworks.

(3) Total horsepower represents the maximum horsepower produced by a rig's diesel engines for consumption by the drilling equipment.

(4) Five rigs in the Gulf Coast region are equipped with National PS350/500 top drives.

       Drilling rigs and related equipment deteriorate over time unless they are operated and maintained properly. The Company strives to keep its drilling rigs well maintained and technologically competitive. An active maintenance program during the life of a drilling rig permits the maintenance, replacement and upgrading of its components on an individual basis. Over the life of a typical drilling rig, major components, such as engines, pumps, drawworks and drill pipe, are replaced or rebuilt on a periodic basis as required while other components, such as the mast and substructure, can be utilized for extended periods of time with proper maintenance.

       In connection with the TransTexas Acquisition, the Company acquired 45 trucks which will be utilized to move the Company's drilling rigs and related equipment. The fleet includes various types of trucks, including pole, winch, tandem and hauling vehicles. Additionally, the Company acquired approximately 60 lowboy and float trailers, three cranes and three forklifts.

       There is a general shortage of certain drilling equipment and supplies used in the Company's business. Because, until recent years, the land drilling industry was characterized by an oversupply of land rigs, rig manufacturers have generally focused on the production of more expensive offshore rigs and rig equipment. As a result, most rig manufacturers are not currently building new land rigs and those manufacturers that are building new land rigs and components charge premium prices (approximately $13 million for a new 2,000 horsepower rig) and require that orders be placed at least 120 days in advance of requested delivery. The limited availability of new rigs and equipment has caused land rig owners and operators, including the Company, to maintain and enhance their fleets primarily through acquisitions and refurbishments using previously manufactured rig components and equipment. As the land drilling industry continues to refurbish rigs using existing components and equipment, the available supply of such components and equipment continues to deplete. Additionally, a shortage of drill pipe in the contract drilling industry has caused the price of drill pipe to increase significantly over the past two years and has required orders for new drill pipe to be placed at least one year in advance of expected use. The Company has established arrangements to meet its current needs for certain necessary drilling equipment and supplies, including drill pipe, on satisfactory terms, but there can be no assurance that it will continue to be able to do so. Accordingly, there can be no assurance that the Company will not experience shortages of, or material price increases in, drilling equipment and supplies, including drill pipe, in the future. Any such shortages could delay and adversely affect the Company's ability to refurbish its construction project rigs and obtain contracts for its marketed rigs.

CONTRACT DRILLING OPERATIONS

       The Company's drilling rigs are employed under individual contracts which extend either over a stated period of time or the time required to drill a well or a number of wells. Drilling contracts are obtained through either a competitive bidding process or as a result of direct negotiations with customers. Terms of the Company's drilling contracts vary based on factors such as the complexity and risk of operations, on-site drilling conditions, type of equipment used and the anticipated duration of the work to be performed. Contracts are typically entered into on a single well basis and obligate the Company to pay certain operating expenses, including wages of drilling personnel, maintenance expenses and costs for incidental rig supplies, equipment and local office facilities. Contracts generally are subject to termination by the customer on short notice, but are sometimes written on a firm basis for a specified number of wells or years. The Company has ongoing relationships with a number of customers that often engage a specific rig for the drilling of consecutive wells.

       At June 15, 1998, all of the Company's working rigs were operating under daywork contracts except for five rigs which were operating under footage contracts. In addition, the Company and its predecessors in the past have performed drilling services under turnkey contracts and the Company may do so again in the future. Revenues from daywork contracts accounted for approximately 98% and 97% of total drilling revenues (excluding mobilization revenues) during the year ended December 31, 1997 and the three months ended March 31, 1998, respectively, with the remainder from footage contracts.

       Daywork Contracts. Under daywork contracts, the Company provides a drilling rig with required personnel to the operator, who supervises the drilling of the well. The Company is paid based on a negotiated fixed rate per day while the rig is utilized. The rates for the Company's services depend on market and competitive conditions, the nature of the operations to be performed, the duration of the work, the equipment and services to be provided, the geographic area involved and other variables. Lower rates may be paid when the rig is in transit, or when drilling operations are interrupted or restricted by equipment breakdowns, actions of the customer or adverse weather conditions or other conditions beyond the control of the Company. In addition, daywork contracts typically provide for a lump sum fee for the mobilization and demobilization of the drilling rig. Daywork drilling contracts generally specify the type of equipment to be used, the size of the hole and the depth of the well. Under a daywork drilling contract, the customer bears a large portion of out-of-pocket costs of drilling and the Company generally bears no part of the usual capital risks associated with oil and gas exploration (such as time delays for various reasons, including stuck drill pipe and blowouts).

       Footage and Turnkey Contracts. Under footage contracts, the Company is paid a fixed amount for each foot drilled, regardless of the time required or the problems encountered in drilling the well. The Company pays more of the out-of-pocket costs associated with footage contracts compared to daywork contracts. Under turnkey contracts, the Company contracts to drill a well to an agreed depth under specified conditions for a fixed price, regardless of the time required or the problems encountered in drilling the well. The Company provides technical expertise and engineering services, as well as most of the equipment required for the well, and is compensated when the contract terms have been satisfied. Turnkey contracts afford an opportunity to earn a higher return than would normally be available on daywork or footage contracts if the contract can be completed successfully without complications.

       The risks to the Company under footage and turnkey contracts are substantially greater than under daywork contracts because the Company assumes most of the risks associated with drilling operations generally assumed by the operator in a daywork contract, including risk of blowout, loss of hole, lost or damaged drill pipe, machinery breakdowns, abnormal drilling conditions and risks associated with subcontractors' services, supplies, cost escalation and personnel. See "Risk Factors--Risks Associated with Footage and Turnkey Drilling."

CUSTOMERS AND MARKETING

       The Company's customers include major oil companies and independent oil and gas producers. During the three months ended March 31, 1998, the three largest customers for the Company's contract drilling services were Chesapeake, UPR and Sonat, which accounted for approximately 17%, 12% and 10% of total revenues, respectively. Chesapeake recently announced that it was reducing its drilling program in the Gulf Coast region, an area in which it utilizes a number of the Company's rigs. In late 1997, Chesapeake released two rigs under contract with the Company and has subsequently released three additional rigs it was using in the Gulf Coast region. As of June 15, 1998, Chesapeake was utilizing five of the Company's rigs; however, there can be no assurance that Chesapeake or any of the Company's other principal customers will continue to employ the Company's services or that the loss of any of such customers or adverse developments affecting any of such customers would not have a material adverse effect on the Company's financial condition and results of operations.

       The Company enters into informal, nonbinding commitments with many of its customers to provide drilling rigs for future periods at agreed upon rates plus fuel and mobilization charges, if applicable, and escalation provisions. This practice is customary in the land drilling business during times of tightening rig supply. Although neither the Company nor the customer is legally required to honor these commitments, the Company strives to satisfy such commitments in order to maintain good customer relations.

       The Company's sales force consists of industry professionals with significant land drilling sales experience who utilize industry contacts and available public data to determine how to most appropriately market available rigs.

       Chesapeake Drilling Agreements. In December 1996 in connection with the Formation Transactions, Chesapeake and its operating subsidiary (collectively referred to in this discussion as "Chesapeake") entered into drilling contracts (the "Chesapeake Drilling Agreements") with the Company pursuant to which Chesapeake agreed to engage six of the Company's rigs for two-year terms. For the year ended December 31, 1997, the Company recognized aggregate revenues of $10.9 million from the Chesapeake Drilling Agreements.

       Under the terms of the Chesapeake Drilling Agreements, the standard day rates were subject to upward, but not downward, adjustment annually in November to the average then-current market rates for the areas of operation, less $100 per day. The Company and Chesapeake were required to consider such adjustment each November during the term of the particular Chesapeake Drilling Agreement and if no agreement could be timely reached as to the appropriate rate adjustment, the Company had the option to terminate the contract for such rig at the conclusion of operations at the well then being drilled. In December 1997, the Company and Chesapeake were unable to agree on an appropriate rate adjustment, so the Company exercised its option to terminate the Chesapeake Drilling Agreements. At June 15, 1998, three of the Company's six rigs formerly covered by the Chesapeake Drilling Agreements remained under contract with Chesapeake on a well-to-well basis.

COMPETITION

       The contract drilling industry is a highly competitive and fragmented business characterized by high capital and maintenance costs. As a result, even though the Company has the fifth largest active land drilling rig fleet in the United States, the Company believes that such fleet represents a market share of approximately 6% of the domestic land drilling industry. Drilling contracts are usually awarded through a competitive bid process and, while the Company believes that operators consider factors such as quality of service, type and location of equipment, or the ability to provide ancillary services, price and rig availability are the primary factors in determining which contractor is awarded a job. Certain of the Company's competitors have greater financial and human resources than the Company, which may enable them to better withstand periods of low rig utilization, to compete more effectively on the basis of price and technology, to build new rigs or acquire existing rigs and to provide rigs more quickly than the Company in periods of high rig utilization.

       Competition in the market for drilling rigs caused substantial increases in the acquisition prices paid for rigs in 1997. Continued competition and price escalation could adversely affect the Company's growth strategy if it is unable to purchase additional drilling rigs or related equipment on favorable terms. See "Risk Factors--Competition" and "--Management of Growth; Risks of Acquisition Strategy."

OPERATING HAZARDS AND INSURANCE

       The Company's operations are subject to many hazards inherent in the land drilling business, including, for example, blowouts, cratering, fires, explosions, loss of well control, loss of hole, damaged or lost drill strings and damage or loss from inclement weather. These hazards could cause personal injury or death, serious damage to or destruction of property and equipment, suspension of drilling operations, or substantial damage to the environment, including damage to producing formations and surrounding areas. Generally, the Company seeks to obtain indemnification from its customers by contract for certain of these risks. To the extent not transferred to customers by contract, the Company seeks protection against certain of these risks through insurance, including property casualty insurance on its rigs and drilling equipment, commercial general liability and commercial contract indemnity, commercial umbrella and workers' compensation insurance.

       The Company's insurance coverage for property damage to its rigs and drilling equipment is based on the Company's estimate of the cost of comparable used equipment to replace the insured property. There is a deductible per occurrence on rigs and equipment of $500,000.

       The Company's third party liability insurance coverage under the general policy is $1 million per occurrence, with a self insured retention of $100,000 per occurrence. The commercial umbrella policy has a self insured retention of $10,000 per occurrence with coverage of $5 million per occurrence. The Company believes that it is adequately insured for public liability and property damage to others with respect to its operations. However, such insurance may not be sufficient to protect the Company against liability for all consequences of well disasters, extensive fire damage or damage to the environment. See "Risk Factors--Operating Hazards and Uninsured Risks."

GOVERNMENT REGULATION AND ENVIRONMENTAL MATTERS

     GENERAL

       The Company's operations are affected from time to time in varying degrees by political developments and federal, state and local laws and regulations. In particular, oil and gas production, operations and economics are or have been affected by price controls, taxes and other laws relating to the oil and gas industry, by changes in such laws and by changes in administrative regulations. Although significant capital expenditures may be required to comply with such laws and regulations, to date, such compliance costs have not had a material adverse effect on the earnings or competitive position of the Company. In addition, the Company's operations are vulnerable to risks arising from the numerous laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection.

     ENVIRONMENTAL REGULATION

       The Company's activities are subject to existing federal, state and local laws and regulations governing environmental quality, pollution control and the preservation of natural resources. Such laws and regulations concern, among other things, air emissions, the containment, disposal and recycling of waste materials, and reporting of the storage, use or release of certain chemicals or hazardous substances. Numerous federal and state environmental laws regulate drilling activities and impose liability for discharges of waste or spills, including those in coastal areas. The Company has conducted drilling activities in or near ecologically sensitive areas, such as wetlands and coastal environments, which are subject to additional regulatory requirements. State and federal legislation also provide special protections to animal and marine life that could be affected by the Company's activities. In general, under various applicable environmental programs, the Company may potentially be subject to regulatory enforcement action in the form of injunctions, cease and desist orders and administrative, civil and criminal penalties for violations of environmental laws. The Company may also be subject to liability for natural resource damages and other civil claims arising out of a pollution event.

       Except for the handling of solid wastes directly generated from the operation and maintenance of the Company's drilling rigs, such as waste oils and wash water, it is the Company's practice to require its customers to contractually assume responsibility for compliance with environmental regulations. Laws and regulations protecting the environment have become more stringent in recent years, and may, in certain circumstances, impose strict liability, rendering a person liable for environmental damage without regard to negligence or fault on the part of such person. Such laws and regulations may expose the Company to liability for the conduct of or conditions caused by others, or for acts of the Company which were in compliance with all applicable laws at the time such acts were performed. The application of these requirements or adoption of new requirements could have a material adverse effect on the Company.

       Environmental regulations that affect the Company's customers also have an indirect impact on the Company. Increasingly stringent environmental regulation of the oil and gas industry has led to higher drilling costs and a more difficult and lengthy well permitting process.

       The primary environmental statutory and regulatory programs that affect the Company's operations include the following:

       Oil Pollution Act and Clean Water Act. The Oil Pollution Act of 1990 ("OPA") amends certain provisions of the federal Water Pollution Control Act of 1972, commonly referred to as the Clean Water Act ("CWA"), and other statutes as they pertain to the prevention of and response to spills or discharges of hazardous substances or oil into navigable waters. Under OPA, a person owning or operating a facility or equipment (including land drilling equipment) from which there is a discharge or threat of a discharge of oil into or upon navigable waters and adjoining shorelines is liable, regardless of fault, as a "responsible party" for removal costs and damages. Federal law imposes strict, joint and several liability on facility owners for containment and clean-up costs and certain other damages, including natural resource damages, arising from a spill.

       The United States Environmental Protection Agency ("EPA") is also authorized to seek preliminary and permanent injunctive relief and, in certain cases, criminal penalties and fines. State laws governing the control of water pollution also provide varying civil and criminal penalties and liabilities in the case of releases of petroleum or its derivatives into surface waters or into the ground. In the event that a discharge occurs at a well site at which the Company is conducting drilling or pressure pumping operations, the Company may be exposed to claims that it is liable under the CWA or similar state laws.

       Certain of the Company's operations are also subject to EPA regulations, including regulations that require the preparation and implementation of spill prevention control and countermeasure ("SPCC") plans to address the possible discharge of oil into navigable waters. Where so required, the Company has SPCC plans in place.

       Superfund. The Comprehensive Environmental, Response, Compensation, and Liability Act, as amended ("CERCLA"), also known as the "Superfund" Law, imposes liability, without regard to fault or the legality of the original conduct, on certain classes of persons with respect to the release of a "hazardous substance" into the environment. These persons include (i) the current owner and operator of a facility from which hazardous substances are released, (ii) owners and operators of a facility at the time any hazardous substances were disposed, (iii) generators of hazardous substances who arranged for the disposal or treatment at or transportation to such facility of hazardous substances and (iv) transporters of hazardous substances to disposal or treatment facilities selected by them. The Company may be responsible under CERCLA for all or part of the costs to clean up sites at which hazardous substances have been released. To date, however, the Company has not been named a potentially responsible party under CERCLA or any similar state Superfund laws.

       Hazardous Waste Disposal. The Company's operations involve the generation or handling of materials that may be classified as hazardous waste and subject to the federal Resource Conservation and Recovery Act and comparable state statutes. The EPA and various state agencies have limited the disposal options for certain hazardous and nonhazardous wastes and is considering the adoption of stricter handling and disposal standards for nonhazardous wastes.

       As part of the Bonray Acquisition, the Company acquired an equipment yard which may require certain expenditures or remedial actions for the removal or cleanup of contamination. In exchange for a $1 million cash payment to the Company at closing, the Company did not require DLB to indemnify the Company with respect to such expenditures or remedial actions. While the Company has not determined whether and to what extent such expenditures or remedial actions may be necessary or advisable, based on the presently available information, the Company does not believe that such expenditures will exceed $1 million. Management believes that the Company and its operations are in material compliance with applicable environmental laws and regulations.

     HEALTH AND SAFETY MATTERS

       The Company's facilities and operations are also governed by laws and regulations, including the federal Occupational Safety and Health Act ("OSHA"), relating to worker health and workplace safety. As an example, the Occupational Safety and Health Administration has issued the Hazard Communication Standard ("HCS") requiring employers to identify the chemical hazards at their facilities and to educate employees about these hazards. HCS applies to all private-sector employers, including the oil and gas exploration and producing industry. HCS requires that employers assess their chemical hazards, obtain and maintain certain written descriptions of these hazards, develop a hazard communication program and train employees to work safely with the chemicals on site. Failure to comply with the requirements of the standard may result in administrative, civil and criminal penalties. The Company believes that appropriate precautions are taken to protect employees and others from harmful exposure to materials handled and managed at its facilities and that it operates in substantial compliance with all OSHA regulations. While it is not anticipated that the Company will be required in the near future to expend material amounts by reason of such health and safety laws and regulations, the Company is unable to predict the ultimate cost of compliance with these changing regulations.

FACILITIES AND OTHER PROPERTY

       The Company leases approximately 7,500 square feet of office space for its principal executive offices in Oklahoma City, Oklahoma at a cost of approximately $7,000 per month and leases approximately 5,000 square feet of office and warehouse space and ten acres of land in El Reno, Oklahoma for $2,000 per month. In addition, the Company owns approximately ten acres of land in El Reno, Oklahoma and five acres of land in Weatherford, Oklahoma that it uses for rig storage and maintenance. The Company leases a facility in Houston, Texas that includes approximately 5,000 square feet of warehouse space and 1,300 square feet of office space. Rental payments on the Houston facility are approximately $1,400 per month. As part of the Bonray Acquisition, the Company acquired approximately 40 acres of land in Oklahoma City with facilities including 3,600 square feet of office space, an 8,000 square foot repair shop and three warehouses. In the TransTexas Acquisition, the Company acquired approximately 24 acres of land in Laredo, Texas with office and warehouse facilities totaling approximately 125,000 square feet. The Company considers all of its facilities to be in good operating condition and adequate for their present uses.

EMPLOYEES

       As of July 20, 1998, the Company had approximately 985 employees, of which approximately 150 were salaried and approximately 835 were employed on an hourly basis. This includes approximately 300 recently hired employees who were formerly involved in TransTexas' drilling and trucking operations. None of the Company's employees is represented by any collective bargaining unit. Management believes that the Company's relationship with its employees is good.

LEGAL PROCEEDINGS

       A purported class action lawsuit is pending against the Company, certain directors and officers of the Company, the managing underwriters of the Initial Public Offering, and certain current and former stockholders of the Company, alleging violations of federal securities laws in connection with the Initial Public Offering. The lawsuit, Yuan v. Bayard Drilling Technologies, Inc., et al. ("Yuan"), was filed on February 3, 1998 in the United States District Court for the Western District of Oklahoma. The principal plaintiff in Yuan is Tom Yuan. The defendants in this case include the Company, Chesapeake, Energy Spectrum LLC, James E. Brown, David E. Grose, Carl B. Anderson, III, Merrill A. Miller, Jr., Sidney L. Tassin, Lew O. Ward, Mike Mullen, Roy T. Oliver, Donaldson, Lufkin & Jenrette Securities Corporation, Lehman Brothers, Inc., Prudential Securities, Inc., Rauscher Pierce Refsnes, Inc. (a predecessor to Dain Rauscher Incorporated) and Raymond James & Associates, Inc.

       The plaintiffs in this lawsuit purport to sue on their own behalf and on behalf of all persons who purchased shares of Common Stock on or traceable to the Initial Public Offering. In the lawsuit, plaintiffs allege claims against all defendants under the Securities Act. The plaintiffs allege that the registration statement and prospectus for the Initial Public Offering contained materially false and misleading information and omitted to disclose material facts. In particular, the plaintiffs allege that such registration statement and prospectus failed to disclose financial difficulties of Chesapeake, the Company's largest customer, and the effects of such difficulties on Chesapeake's ability to continue to provide the Company with substantial drilling contracts. The petitions further allege that the Company failed to disclose pre-offering negotiations with R.T. Oliver Drilling, Inc., whom the plaintiffs allege was a related party, for the purchase of drilling rigs. In addition, the petitions allege that the Company failed to disclose that its growth strategy required costly refurbishment of older drilling rigs that would dramatically increase the Company's costs, which could not be sustained by internally generated cash flows. In each of these lawsuits, the plaintiffs are seeking rescission and damages.

       Two other suits, Khan v. Bayard Drilling Technologies, Inc., et al. ("Khan") and Burkett v. Bayard Drilling Technologies, Inc., et al. ("Burkett"), which were filed in District Court in and for Oklahoma County, State of Oklahoma on January 14, 1998 and February 2, 1998, respectively, and alleged essentially the same claims as Yuan, were dismissed without prejudice in May 1998 on a joint application filed by all parties. The plaintiffs in Khan and Burkett, along with others, have joined in Yuan's motion to be appointed as lead plaintiffs in the Yuan federal court suit.

       The Company is also involved in other litigation arising from time to time in the ordinary course of its business, including workers' compensation claims and disputes arising out of its drilling activities. Such disputes include a claim filed against Bayard and Sperry-Sun Drilling Services, Inc. on May 29, 1998 in the District Court of Oklahoma County in the State of Oklahoma. R.C. Taylor Companies, Inc., the plaintiff in that lawsuit, seeks actual and punitive damages for costs allegedly incurred in connection with a directional drilling project that utilized one of the Company's rigs.

       The Company believes the allegations in the lawsuits referenced above are without merit and is defending vigorously the claims brought against it. The Company is unable, however, to predict the outcome of these lawsuits or the costs to be incurred in connection with their defense and there can be no assurance that this litigation will be resolved in the Company's favor. An adverse result or prolonged litigation could have a material adverse effect on the Company's financial position or results of operations.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

       The following table sets forth certain information regarding the Company's directors and executive officers, including their respective ages.

        NAME                      AGE          POSITION
James E. Brown  . . . . . . .     46    Chairman of the Board, President and Chief
                                        Executive Officer
Edward S. Jacob, III  . . . .     45    Executive Vice President--Operations & Marketing
David E. Grose, III . . . . .     45    Vice President and Chief Financial Officer
Carl B. Anderson, III . . . .     42    Director
Mark Liddell  . . . . . . . .     43    Director
Merrill A. Miller, Jr.  . . .     47    Director
Sidney L. Tassin  . . . . . .     41    Director
Lew O. Ward . . . . . . . . .     67    Director

       James E. Brown is Chairman of the Board and has served as President and Chief Executive Officer and as a director of the Company since its formation in 1996. From 1992 until joining the Company in 1996, Mr. Brown served as President of Anadarko Drilling Company, an Oklahoma general partnership and the predecessor of the Company. From 1982 through 1992, Mr. Brown served as Chief Financial Officer of AnSon Gas Corporation and its predecessor entities. From 1979 through 1982, Mr. Brown served as Vice President, Treasurer and Controller of Blocker Energy Corporation. Prior thereto, Mr. Brown served as an accountant in various positions with Arthur Andersen & Co.

       Edward S. Jacob, III has served as Executive Vice President--Operations & Marketing since April 1997 and prior thereto served as Vice President of Operations and Marketing for the Company since its formation in 1996. From 1983 until joining the Company, Mr. Jacob was employed by Helmerich & Payne International Drilling Co., serving as U.S. Marketing Manager from 1990 through 1996. Mr. Jacob is a Director of the International Association of Drilling Contractors ("IADC"), serving on its Contracts and Marketing Committee, and is a former IADC Chapter Chairman.

       David E. Grose, III has served as Vice President and Chief Financial Officer of the Company since July 1997. Prior to joining the Company, Mr. Grose was affiliated with Alexander Energy Corporation from its inception in March 1980, serving from 1987 through 1996 as a director and Vice President, Treasurer and Chief Financial Officer. In August 1996, National Energy Group acquired Alexander Energy Corporation and Mr. Grose served as Vice President--Finance and Treasurer through February 1997.

       Carl B. Anderson, III has served as a director of the Company since its formation in December 1996. Since 1994, Mr. Anderson has served as Managing General Partner and Chief Executive Officer of APLP, a diversified energy company and parent of Anadarko, the Company's predecessor. From 1978 through 1994, Mr. Anderson served in various capacities for APLP.

       Mark Liddell has served as a director of the Company since November 1997. Mr. Liddell has served as a director of Gulfport Energy Corporation since July 1997 and as its President since April 1998. Mr. Liddell is also a director of Davidson Oil & Gas, Inc. From 1991 through April 1998, Mr. Liddell served in various capacities for DLB, including Director from 1995 to April 1998, President from October 1994 through April 1998 and Vice President from 1991 to 1994. From 1991 to May 1995, Mr. Liddell served as a director of TGX Corporation, a publicly traded oil and gas company, and from 1989 to 1990, Mr. Liddell served as a director of Kaneb Services, Inc., a publicly traded industrial services and pipeline transportation company.

       Merrill A. Miller, Jr. has served as a director of the Company since October 1997. Since February 1996, Mr. Miller has served in various capacities for National-Oilwell, Inc., a publicly traded oil field services company, including

President of its Products & Technology Group since May 1997, Vice President and General Manager of Drilling Systems since July 1996 and Vice President of Marketing, Drilling Systems from February 1996 through July 1996. Prior thereto, Mr. Miller served in various capacities for Anadarko, the Company's predecessor, from January 1995 through February 1996. From May 1980 through January 1995, Mr. Miller served in various capacities with Helmerich & Payne International Drilling Co., including Vice President of U.S. Operations.

       Sidney L. Tassin has served as a director of the Company since its formation in 1996. Since March 1996, Mr. Tassin has been the President of Energy Spectrum Capital LP, the general partner of Energy Spectrum, an equity fund that invests in the energy industry. From 1980 to 1994, Mr. Tassin was associated with MESA Inc., serving in various financial executive capacities, including Vice President--Finance from 1986 to 1988 and President of BTC Partners Inc., a financial and strategic consultant to MESA Inc., from 1988 to 1994.

       Lew O. Ward has served as a director of the Company since May 1997. Since 1981, Mr. Ward has served as Chairman and Chief Executive Officer of Ward Petroleum Corporation, an independent oil and gas company founded by Mr. Ward. Mr. Ward is a former Director and Area Vice President of the Independent Petroleum Association of America ("IPAA") and is the immediate past Chairman of the IPAA.

BOARD OF DIRECTORS

       Board Composition. The Board is currently composed of six directors. Directors are elected for one-year terms at each annual meeting of stockholders. Three of the Company's current directors were elected pursuant to the terms of the Stockholders and Voting Agreement. See "Certain Relationships and Related Transactions-- Stockholders and Voting Agreement."

       Board Committees. The Company has established two standing committees of the Board: a Compensation Committee and an Audit Committee. The current members of the Compensation Committee are Carl B. Anderson, III, Merrill A. Miller, Jr. and Sidney L. Tassin. The Compensation Committee recommends to the Board the base salaries and incentive bonuses for the officers of the Company and is charged with administering the Employee Stock Plan and the Director Stock Plan. The current members of the Audit Committee are Merrill A. Miller, Jr., Sidney L. Tassin and Lew O. Ward. The Audit Committee reviews the functions of the Company's management and independent auditors pertaining to the Company's financial statements and performs such other related duties and functions as are deemed appropriate by the Audit Committee or the Board. The Board does not have a standing nominating committee or other committee performing similar functions.

       Director Compensation. Directors who are also employees of the Company are not compensated for service on the Board or on any committee of the Board. Non-employee directors of the Company receive an annual retainer of $10,000. Additionally, all directors of the Company are entitled to reimbursement for their reasonable out-of-pocket expenses in connection with their travel to and attendance at meetings of the Board or committees thereof. In October 1997, the Company adopted the Director Stock Plan pursuant to which each non-employee director is entitled to receive (i) upon such director's initial election to the Board, an option to purchase 15,000 shares of Common Stock and (ii) immediately following each annual meeting at which such director is reelected to the Board, an option to purchase 5,000 shares of Common Stock. Such non-employee directors are also entitled under the Director Stock Plan to elect to receive options to purchase Common Stock in lieu of their annual cash retainer and to receive certain other stock option awards. Directors who are also employees of the Company are not eligible to receive awards under the Director Stock Plan. See "--1997 Non-Employee Directors' Stock Option Plan."

EXECUTIVE COMPENSATION

       Summary Compensation. The following table sets forth, for each completed fiscal year since the Company's formation, the compensation earned by the Company's Chief Executive Officer and its only other executive officer who received total annual salary and bonus in excess of $100,000 for 1997.

                           SUMMARY COMPENSATION TABLE

                                                      ANNUAL COMPENSATION                     LONG-TERM COMPENSATION
                                             ----------------------------------------      ----------------------------
                                                                                           RESTRICTED      SECURITIES
                                                                         OTHER ANNUAL         STOCK        UNDERLYING
NAME AND PRINCIPAL POSITION          YEAR     SALARY         BONUS       COMPENSATION       AWARDS(1)        OPTIONS
James E. Brown.....................  1996    $  9,167            --         $  900               --         200,000
  President and Chief Executive      1997     111,816      $ 50,000          2,568          100,000         400,000
    Officer
Edward S. Jacob, III...............  1996          --            --             --               --              --
  Vice President--Operations &       1997     105,733        25,000          5,429               --         150,000
    Marketing

------------------
(1) The dollar value of Mr. Brown's Restricted Stock Award is not set forth as the Company's Common Stock was not publicly traded at the time of grant, February 1997. Mr. Brown purchased such shares at a price of $2.50 per share, which shares vest at a rate of 20% per year beginning on December 10, 1997. No dividends will be paid on such shares of Restricted Stock.

       Option Grants. On December 10, 1996, the Company granted Mr. Brown an option (the "1996 Brown Option") to purchase 200,000 shares of Common Stock at an exercise price of $5 per share, becoming exercisable with respect to 20% of the underlying shares each anniversary of the grant date. The option terminates as to any unexercised portion on December 10, 2002. If the 1996 Brown Option was fully exercisable and exercised on December 31, 1997, on which the closing price of a share of Common Stock on the American Stock Exchange (the "AMEX") was $16 1/4, the realized value of the option would have been $2.25 million. The Company did not grant any options to purchase Common Stock to any other executive officer or other employee of the Company during the fiscal year ended December 31, 1996. The Company has not granted any stock appreciation rights.

       The Company adopted the Employee Stock Plan in April 1997 and made the terms thereof applicable to the 1996 Brown Option. Through December 31, 1997 and including the 1996 Brown Option, the Company had granted to James E. Brown, Edward S. Jacob, III, and David E. Grose, III options to purchase 200,000, 50,000 and 50,000 shares of Common Stock, respectively, at exercise prices of $5, $5 and $10 per share, respectively. Additionally, the Company has granted to Messrs. Brown, Jacob and Grose, options to purchase 200,000, 100,000 and 10,000 shares of Common Stock, respectively, at an exercise price of $23 per share (the Initial Public Offering price). Effective March 10, 1998, the Company granted Mr. Jacob an option to purchase an additional 40,000 shares of Common Stock at an exercise price of $14 per share. Except for options for 10,000 shares that were exercised by Mr. Jacob in April 1998, none of such options has been exercised, and all of such options remain outstanding, as of the date of this Prospectus. Each of the option agreements relating to stock options granted under the Employee Stock Plan provides for the vesting of 20% of the shares subject to the option each year beginning on the first anniversary of the date of grant. The option ceases to be exercisable on the earliest of (i) the sixth anniversary of the date of grant, (ii) the date of the employee's voluntary termination of employment with the Company or the Company's termination of the employee's employment for Due Cause (as defined in the employee's employment agreement) or (iii) the date that is 90 days after termination of the employee's employment by means of retirement, disability or death. In the event of a Change of Control (as defined in the Employee Stock Plan), the committee that is charged with administering the Employee Stock Plan (the "Committee") may accelerate the exercisability of the options or take certain other actions provided in the Employee Stock Plan. See "--1997 Stock Option and Stock Award Plan." The options are exercisable for cash, or in the Committee's discretion, in an acceptable equivalent, by the assignment of shares of Common Stock owned by the option holder or the surrender of another Incentive Award (as hereinafter defined).

       The Company and James E. Brown are parties to a restricted stock award agreement (the "Restricted Stock Award Agreement") pursuant to which Mr. Brown purchased 100,000 shares (the "Restricted Shares") of Common Stock at a price of $2.50 per share in February 1997. The Restricted Stock Award Agreement provides for vesting of the Restricted Shares at a rate of 20% per year beginning on December 10, 1997. Mr. Brown is required to remain continuously employed by the Company through each vesting date for the applicable portion of the Restricted Shares to vest and, prior to vesting, the Restricted Shares are not transferable. In the event of termination of Mr. Brown's employment due to a Change of Control (as defined in the Employee Stock Plan), all Restricted Shares will vest immediately and all restrictions on transfer will terminate. If Mr. Brown's employment with the Company terminates for any other reason, all unvested Restricted Shares (the "Unvested Shares") will no longer be eligible for vesting but, under certain circumstances, will be eligible for purchase by the Company or Mr. Brown, as applicable. If Mr. Brown resigns or is terminated by the Company for Due Cause (as defined in the Restricted Stock Award Agreement), the Company may purchase the Unvested Shares from Mr. Brown for $2.50 per share. If the Company elects not to purchase the Unvested Shares from Mr. Brown, Mr. Brown will forfeit such Unvested Shares to the Company without any payment therefor. If the Company terminates Mr. Brown's employment for any reason other than Due Cause or if Mr. Brown's employment with the Company terminates due to the death or disability of Mr. Brown, Mr. Brown may keep the Unvested Shares by paying the Company an additional $5.00 per share. If Mr. Brown elects not to make such additional payment, the Company may purchase the Unvested Shares from Mr. Brown for $2.50 per share or allow Mr. Brown to keep the Unvested Shares.

       The following table sets forth information concerning stock options granted to the Company's executive officers during the fiscal year ended December 31, 1997 under the Employee Stock Plan.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                  % OF TOTAL
                                  NUMBER OF         OPTIONS                                    PRESENT
                                   SHARES           GRANTED                                    VALUE OF
                                 UNDERLYING     TO EMPLOYEES IN  EXERCISE    EXPIRATION       EACH GRANT
            NAME               OPTIONS GRANTED    FISCAL YEAR    PRICE($/SH)      DATE         OF OPTION(1)
James E. Brown  . . . . . .        200,000            12.500%      $23.00     11/04/03         $2,024,000
Edward S. Jacob, III  . . .         50,000             3.125%     $  5.00     01/01/03        $   104,500
Edward S. Jacob, III  . . .        100,000             6.250%      $23.00     11/04/03         $1,012,000
David E. Grose, III . . . .         50,000             3.125%      $10.00     06/18/03        $   179,500
David E. Grose, III . . . .         10,000              .625%      $23.00     11/04/03        $   101,200


(1) The fair value of each option granted is estimated using the Black-Scholes model. This model includes, among others, a variable of stock volatility. As the Company has not established a significant trading history, the volatility used in the model was .40 for options granted through June 30, 1997 and .43 for options granted since July 1, 1997 based on volatility of the stock price of a similar entity that has been publicly traded for several years. Dividend yield was estimated to remain at zero with risk free interest rates ranging between 5.72 and
       6.31 percent. As there is no prior experience available to use in estimating an expected life for the options, an average of the time between the vesting and expiration dates of the options was used in determining the expected lives of the options ranging from 3.5 to 5.5 years.

       The following table sets forth certain information with respect to exercises by the Company's executive officers of stock options during fiscal year 1997 and the value of all unexercised employee stock options as of December 31, 1997 held by the Company's executive officers.

      AGGREGATED OPTION EXERCISES IN LAST YEAR AND YEAR END OPTION VALUES

                                             NUMBER OF SHARES UNDERLYING            VALUE OF UNEXERCISED
                             SHARES              UNEXERCISED OPTIONS              IN-THE-MONEY OPTIONS(2)
                            ACQUIRED    -------------------------------------  -----------------------------
          NAME                 ON          EXERCISABLE       UNEXERCISABLE      EXERCISABLE   UNEXERCISABLE
                          EXERCISE(1)
James E. Brown  . . . .        --             40,000              360,000        $450,000       $1,800,000
Edward S. Jacob, III  .        --                 --              150,000              --         $562,500
David E. Grose, III . .        --                 --               60,000              --         $312,500


(1) None of the identified persons exercised options during the fiscal year ended December 31, 1997.

(2) The value of unexercised in-the-money options is based upon the $16.25 per share closing price of the Company's Common Stock on the AMEX on December 31, 1997.

       Employment Agreements. The Company has entered into employment agreements with James E. Brown, Edward S. Jacob, III and David E. Grose, III. The aggregate of the annual base salaries for all three executive officers (taken as a group) was $375,000 for the fiscal year ended December 31, 1997.

       Pursuant to an employment agreement dated December 10, 1996 (the "Brown Agreement"), James E. Brown is employed as President of the Company and, if elected by the Board, the Chairman of the Board. The Brown Agreement provides that Mr. Brown will receive an annual salary of not less than $120,000, subject to annual adjustment in the sole discretion of the Board based upon the performance and accomplishments of Mr. Brown. Currently, Mr. Brown's annual salary is $140,000. If the Company's earnings before deducting interest, taxes and depreciation during any full quarterly period equal or exceed the greater of
(i) $1.5 million or (ii) 5% of the sum of the Company's stockholders' equity and long-term debt (averaged on a daily basis throughout such quarterly period), then Mr. Brown will be eligible to receive a quarterly bonus of $12,500. The Brown Agreement also provides for the grant of non-transferable options to purchase 200,000 shares of Common Stock at an exercise price of $5 per share, which options are subject to vesting and other restrictions provided in an option agreement. Pursuant to the Brown Agreement, Mr. Brown purchased 100,000 shares of restricted Common Stock which are subject to vesting in equal amounts annually over a five year period and other restrictions provided in the agreement, including Mr. Brown's continued employment with the Company and Mr. Brown's right, under certain circumstances, to purchase unvested shares for $2.50 per share. See "--Executive Compensation." Mr. Brown is also entitled to reimbursement of reasonable business expenses incurred by him in the performance of his duties, as well as certain fringe benefits. The initial term of the Brown Agreement expires on November 30, 1998 and is subject to extension for additional one-year periods by mutual consent of Mr. Brown and the Company. In the event Mr. Brown's employment is terminated by Mr. Brown voluntarily or by the Company for Due Cause (as defined in the Brown Agreement), Mr. Brown has agreed, for a period of two years thereafter, not to take certain actions in competition with the Company in the states of Oklahoma, Texas, New Mexico, Louisiana or any other state in which the Company then owns, leases or operates its assets. If, in the event of a Change of Control (as defined in the Brown Agreement), Mr. Brown is terminated without Due Cause or Mr. Brown voluntarily elects to terminate his employment for any reason, then Mr. Brown will be entitled to continue to receive his base salary and other employee benefits through the remaining term of the Brown Agreement and to receive a cash payment in an amount equal to any earned but unpaid quarterly bonus for the previous quarter.

       The Company has entered into employment agreements dated as of January 1, 1997 with Edward S. Jacob, III (the "Jacob Agreement") and July 16, 1997 with David E. Grose, III (the "Grose Agreement" and collectively with the Jacob Agreement, the "Executive Agreements"). Pursuant to the Executive Agreements, Mr. Jacob is employed as Executive Vice President--Operations & Marketing and Mr. Grose is employed as Vice President and Chief Financial Officer. The Jacob Agreement provides that Mr. Jacob will receive an annual salary of not less than $105,000 in 1997 and $115,000 in 1998, subject to annual adjustment in the sole discretion of the Board based upon performance and accomplishments of Mr. Jacob. Currently, Mr. Jacob's annual salary is $130,000. The Grose Agreement provides that Mr. Grose will receive an annual salary of not less than $105,000, subject to annual adjustment in the sole discretion of the Board based upon performance and accomplishments of Mr. Grose. Currently, Mr. Grose's salary is $105,000. If the Company's earnings before deducting interest, taxes and depreciation during any full quarterly period equal or exceed the greater of (i) $1.5 million or
(ii) 5% of the sum of the Company's stockholders' equity and long-term debt (averaged on a daily basis throughout such quarterly period), then each of Messrs. Jacob and Grose will be eligible to receive a quarterly bonus of $5,000. The Executive Agreements also provide for the grant of non-transferable options to purchase 50,000 shares of Common Stock to each of Messrs. Jacob and Grose at an exercise price of $5 per share, for Mr. Jacob, and $10 per share, for Mr. Grose. Such options were granted to Mr. Jacob on January 1, 1997 and to Mr. Grose on July 16, 1997 and are subject to vesting and other restrictions. Such options generally become exercisable in equal annual amounts over five years. Each of Messrs. Jacob and Grose are entitled to reimbursement of reasonable business expenses incurred by him in the performance of his duties, as well as certain fringe benefits. The Jacob Agreement also provided for payment to Mr. Jacob of a relocation allowance of $50,000, which was paid by the Company in January 1997. The initial terms of the Jacob Agreement and the Grose Agreement expire on December

31, 1998 and June 30, 1999, respectively, and are subject to extension for additional one-year periods by mutual consent. Each of the Executive Agreements provides that if the applicable executive officer's employment is terminated by the executive voluntarily or by the Company for Due Cause (as defined in the Executive Agreements), for a period of two years thereafter, the executive will not take certain actions in competition with the Company in the states of Oklahoma, Texas, New Mexico, Louisiana or any other state in which the Company then owns, leases or operates its assets. If, in the event of a Change of Control (as defined in the Executive Agreement), the executive is terminated without Due Cause or the executive voluntarily elects to terminate his employment for any reason, then the executive will be entitled to continue to receive his base salary and other employee benefits through the remaining term of his Executive Agreement and to receive a cash payment in an amount equal to any earned but unpaid quarterly bonus for the previous quarter.

1997 STOCK OPTION AND STOCK AWARD PLAN

       The description set forth below represents a summary of the principal terms and conditions of the Employee Stock Plan and does not purport to be complete. Such description is qualified in its entirety by reference to the Employee Stock Plan, a copy of which has been filed with the Commission as an exhibit to the Registration Statement of which this Prospectus is a part.

     GENERAL

       Purpose. The Company adopted the Employee Stock Plan for the purposes of strengthening the ability of the Company and its subsidiaries to attract, motivate and retain employees of superior capability and encouraging valued employees to have a proprietary interest in the Company. To accomplish these purposes, the Employee Stock Plan provides terms upon which certain eligible employees of the Company and its subsidiaries may be granted stock options ("Options"), stock appreciation rights ("SARs"), restricted stock, performance units, performance shares or phantom stock rights (collectively, "Incentive Awards").

       Administration. The Employee Stock Plan is administered by a committee (the "Committee") consisting of two or more non-employee members of the Board elected to the Committee by a majority of the Board. Presently, the members of the Committee are Carl B. Anderson, III and Sidney L. Tassin. Subject to the terms of the Employee Stock Plan, the Committee has the ability to (i) determine, among other things, which full-time employees (by individual or by class) are eligible to receive Incentive Awards and the time or times at which Incentive Awards are granted, (ii) determine the number of shares of Common Stock, Options, SARs, restricted stock awards, performance units or shares or phantom stock rights that will be subject to each Incentive Award and the terms and provisions of each Incentive Award, (iii) interpret the Employee Stock Plan and agreements thereunder, (iv) prescribe, amend and rescind any rules relating to the Employee Stock Plan and (v) make all other determinations necessary for Employee Stock Plan administration.

       Shares Subject to Employee Stock Plan. As of January 1, 1998, an aggregate of 1,818,394 shares of Common Stock (subject to certain adjustments) may be issued, transferred or exercised pursuant to Incentive Awards under the Employee Stock Plan. If the total number of issued and outstanding shares of Common Stock increases, (other than any increase due to issuances of Common Stock in connection with Incentive Awards under the Employee Stock Plan), then the number of shares reserved under the Employee Stock Plan will be increased one time per year, each January 1 during the existence of the plan, commencing January 1, 1998, such that the number of shares reserved and available for issuance under the Employee Stock Plan will equal 10% of the total number of shares of issued and outstanding Common Stock. Notwithstanding the foregoing, only a total of 400,000 shares of Common Stock reserved under the Employee Stock Plan may be issued, transferred or exercised pursuant to incentive stock options ("ISOs") that comply with the requirements of Section 422 of the Internal Revenue Code of 1986 (the "Code") under the Employee Stock Plan, and the number of shares eligible for such treatment as ISOs shall not be subject to annual adjustment. At the discretion of the Board or the Committee, the shares of Common Stock delivered under the Employee Stock Plan may be made available from
(i) authorized but unissued shares, (ii) treasury shares or (iii) previously issued but reacquired shares (or through a combination thereof).

       Eligibility and Participation. The Employee Stock Plan authorizes the Committee to designate, by individual or class, those persons who are eligible to receive Incentive Awards under the Plan ("Participants"). Participants must be employed on a full-time basis by the Company or its subsidiaries. Members of the Board who are not officers or employees of the Company may not be Participants.

     INCENTIVE AWARDS

       Except to the extent that the Committee in a written agreement evidencing an Incentive Award (an "Incentive Award Agreement") or the Employee Stock Plan provides otherwise, Incentive Awards vest and become exercisable in equal amounts on the first, second, third, fourth and fifth anniversaries of their grant. For purposes of all Incentive Awards under the Employee Stock Plan, the term "Fair Market Value" means the closing price per share of such Common Stock on the principal stock exchange or quotation system on which the Common Stock is traded or listed on the date of grant or other specified measuring date, or, if there shall have been no such price so reported or listed on that date, on the last preceding date on which a price was so reported or listed. If Common Stock is not publicly traded, then "Fair Market Value" shall mean the value of a share of Common Stock, as determined by the Committee, in the Committee's sole and absolute discretion, at least annually. The Committee may utilize the services of an independent third party in determining the Fair Market Value of the Common Stock for this purpose. The types of Incentive Awards that may be made under the Employee Stock Plan are as follows:

       Options. Options are rights to purchase a specified number of shares of Common Stock at a specified price. An Option granted pursuant to the Employee Stock Plan may consist of either an ISO or a non-qualified stock option ("NQSO") that does not comply with the requirements of section 422 of the Code. ISOs may not be granted to any employee who owns or would own immediately after the grant of such ISO, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (unless at the time of such grant, the incentive stock option price is at least 110% of fair market value and such Option is not exercisable after the expiration of five years from the date of grant). The exercise price for an ISO must be at least equal to fair market value of the Common Stock on the date of grant and the term of such option cannot be greater than 10 years. The exercise price for a NQSO must be equal to at least the greater of (i) the par value of the Common Stock or (ii) 50% of the fair market value of the Common Stock on the date of grant. The exercise price of an Option is payable in cash or an equivalent acceptable to the Committee. At the discretion of the Committee, the exercise price for an Option may be paid in Common Stock valued at fair market value on the exercise date, another Incentive Award valued at fair market value, or a combination thereof equal in value to the exercise price. Subject to the foregoing, the exercise price and other terms and conditions relating to each Option are determined by the Committee at the time of grant.

       Stock Appreciation Rights. SARs are rights to receive a payment, in cash or Common Stock, equal to the excess of the fair market value of a specified number of shares of Common Stock on the date of exercise over a specified strike price. The Committee may grant SARs in connection with an Option (either at the time of grant or at any time during the term of the Option) or without relation to an Option. For SARs related to Options, the applicable strike price is the exercise price of the related Stock Option and for SARs granted without relationship to an Option, the applicable strike price is the fair market value of a share of Common Stock on the date of grant of the SAR. Options related to SARs cease to be exercisable when the SAR is exercised. Subject to certain exceptions, an SAR granted in connection with an Option is exercisable at such time or times and only to the extent that the related Option is exercisable, and may not be disposed by the holder except to the extent that such related Option may be disposed. The Committee may provide at the date of grant of an SAR for a limit on the amount payable upon exercise of the SAR. Any such limitation must be noted in the agreement evidencing the holder's SAR.

       Restricted Stock Awards. The Committee may grant shares of restricted stock pursuant to the Employee Stock Plan. Shares of restricted stock may not be disposed of until the restrictions are removed or expire, and the Committee may impose other conditions on such shares as it may deem advisable. The restrictions upon restricted stock awards lapse as determined by the Committee, subject to certain other lapse provisions. Shares of restricted stock may remain subject to certain restrictions as set forth in the restricted stock agreement. Each restricted stock award may have a different restriction period, in the discretion of the Committee. The Committee may, in its discretion, prospectively change the restriction period applicable to a particular restricted stock award. Subject to certain provisions, the

Committee may, in its discretion, determine what rights, if any, a grantee of a restricted stock award will have with respect to such stock, including the right to vote the shares and receive all dividends and other distributions paid or made with respect thereto.

       Performance Awards. Performance units or performance shares (collectively, "Performance Awards") may be granted under the Employee Stock Plan subject to the attainment of one or more performance goals. Performance goals may relate to any financial, production, sales or cost performance objectives determined by the Committee at the beginning of a designated period. If minimum performance is achieved or exceeded, the value of a Performance Award will be based on the degree to which actual performance exceeds the preestablished minimum performance standards. The Committee may, at any time, modify the performance measures previously established for a Performance Award as it considers appropriate and equitable. Payments with respect to Performance Awards are made in cash or Common Stock valued at fair market value as of the close of the applicable performance period (or a combination of both) in the discretion of the Committee following the close of the applicable performance period.

       Phantom Stock Rights. Phantom stock rights entitle a holder, upon conversion, to receive payment of cash or in shares of Common Stock valued at fair market value on the date of conversion of the phantom stock right (or both) in the discretion of the Committee. Upon conversion of a phantom stock right, the Participant shall be entitled to receive payment of an amount determined by multiplying (i) the fair market value of a share of Common Stock on the date of conversion, by (ii) the number of shares of Common Stock as to which such phantom stock right has been converted. Any payment of shares of Common Stock upon conversion of a phantom stock right may be made in shares of restricted stock.

     ADDITIONAL PROVISIONS OF THE EMPLOYEE STOCK PLAN

       Expiration of Incentive Awards and Effects of Employment Separation. Except to the extent that the Committee provides otherwise in an Incentive Award Agreement, Incentive Awards (whether or not vested) expire immediately or are forfeited by the recipient upon termination of such recipient's employment with the Company or any subsidiary employing such recipient for any reason other than death, disability or retirement. Most, if not all, of the Incentive Award Agreements provide that vested Incentive Awards are not forfeited if the recipient is terminated for reasons other than Due Cause (as defined in the Incentive Award Agreement). Upon death, retirement, or disability resulting in the cessation of an employee's employment with the Company or its subsidiaries, any unexercised Options or SARs or outstanding phantom stock rights terminate on the date that is 90 days following the date of death, retirement or disability (unless it expires by its terms on an earlier date). In the event of death, disability or retirement, or other reasons that the Committee deems appropriate, the Performance Awards will continue after the date of the applicable event for such period of time as determined by the Committee, subject to the terms of the Incentive Award Agreement or any other applicable agreement, but only to the extent exercisable on the date of the applicable event.

       If a holder of a restricted stock award ceases to be an employee because of retirement, death, permanent and total disability, or because of other reasons as the Committee deems appropriate, the Committee may determine that restrictions on all or some portion of the restricted stock award subject to restrictions at the time of such employment termination will be deemed to have lapsed. If an eligible employee who has purchased restricted stock under the Employee Stock Plan terminates employment with the Company for any reason, then all shares of restricted stock that have not previously vested will be repurchased by the Company at the cost paid by such employee. In addition, upon an eligible employee's termination of employment with the Company and all of its subsidiaries for any reason (including by reason of death or disability), the Company has the right to purchase from such employee all shares of Common Stock awarded under the Employee Stock Plan on the terms and conditions set forth in the applicable Incentive Award.

       Adjustment Provisions. The Employee Stock Plan provides that upon the dissolution or liquidation of the Company, certain types of reorganizations, mergers or consolidations, the sale of all or substantially all of the assets of the Company, or a "change of control" (as defined in the Employee Stock Plan), the Committee may determine (without stockholder approval), subject to the terms of any applicable agreement evidencing an Incentive Award, that (i) all or some Incentive Awards then outstanding under the Employee Stock Plan will be fully vested and exercisable or convertible, as applicable, (ii) some or all restrictions on restricted stock lapse immediately, or (iii) there will be a substitution of new Incentive Awards by such successor employer corporation or a parent or subsidiary company therefor, with appropriate adjustments as to the number and kind of shares or units subject to such awards and prices. In addition, in the event of a "change of control," the Committee may take certain actions, without stockholder approval, including but not limited to (i) acceleration of the exercise dates of any outstanding SARs or Options or immediate vesting, (ii) acceleration of the restriction (lapse of forfeiture provision) period of any restricted stock award, (iii) grants of SARs to holders of outstanding Options, (iv) payment of cash to holders of Options in exchange for the cancellation of their outstanding Options, (v) payment for outstanding Performance Awards, (vi) acceleration of the conversion dates of outstanding phantom stock rights, (vii) grants of new Incentive Awards or (viii) other adjustments or amendments to outstanding Incentive Awards.

       Transfer of Incentive Awards. No Incentive Award and no right under the Employee Stock Plan, contingent or otherwise, may be assigned, transferred or otherwise disposed by a recipient other than pursuant to a court order, by will or beneficiary designation, or pursuant to the laws of descent and distribution. Upon an employee's death, the Company has the right to purchase all or some of the Common Stock that such employee obtained pursuant to an Incentive Award at its fair market value within nine months of the employee's death.

       Amendment and Termination of the Employee Stock Plan. Subject to stockholder approval where expressly required by law, the Board may amend, suspend or terminate the Employee Stock Plan at any time. No amendment, unless approved by the holders of a majority of the outstanding shares of voting stock of the Company may (i) change the class of persons eligible to receive Incentive Awards, (ii) materially increase the benefits accruing to Participants, (iii) increase by more than 10% the number of shares of Common Stock subject to the Employee Stock Plan (except for certain adjustments required by the Employee Stock Plan) or (iv) transfer the administration of the Employee Stock Plan to any person who is not a non-employee director. Except as otherwise provided in the Employee Stock Plan, the Committee may not, without the applicable Participant's consent, modify the terms and conditions of such Participant's Incentive Award. No amendment, suspension, or termination of the Employee Stock Plan may, without the applicable Participant's consent, alter, terminate or impair any right or obligation under any Incentive Award previously granted under the Employee Stock Plan. Unless previously terminated, the Employee Stock Plan will terminate and no more Incentive Awards may be granted after the tenth anniversary of the adoption of the Employee Stock Plan by the Board. The Employee Stock Plan will continue in effect with respect to Incentive Awards granted before termination of the Employee Stock Plan and until such Incentive Awards have been settled, terminated or forfeited.

1997 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

       The description set forth below represents a summary of the principal terms and conditions of the Director Stock Plan and does not purport to be complete. Such description is qualified in its entirety by reference to the Director Stock Plan, a copy of which has been filed with the Commission as an exhibit to the Registration Statement of which this Prospectus is a part.

     GENERAL

       Purpose. The Company adopted the Director Stock Plan for the purposes of strengthening the ability of the Company to attract and retain experienced and knowledgeable independent individuals to act as non-employee directors of the Company and encouraging such directors to have a proprietary interest in the Company. To accomplish these purposes, the Director Stock Plan provides terms upon which members of the Board who are not employees of the Company or any of its subsidiaries ("non-employee directors") will be granted non-qualified Options.

       Administration. The Director Stock Plan is administered by a committee (the "Director Plan Committee") consisting of two or more non-employee directors elected to the Director Plan Committee by a majority of the Board. Currently, the members of the Director Plan Committee are Carl B. Anderson, III, Merrill A. Miller, Jr. and Sidney L. Tassin. Subject to the terms of the Director Stock Plan, the Director Plan Committee has the ability to (i) determine the terms and provisions of the agreements under which Options are granted under the Director Stock Plan, (ii) to interpret the Director Stock Plan and the agreements thereunder, (iii) to prescribe, amend and rescind any rules relating to the Director Stock Plan and (iv) to make all other determinations necessary for the administration of the Director Stock Plan.

The Director Plan Committee does not have discretion or authority to disregard or change any of the terms and conditions under which Options are granted to non-employee directors.

       Shares Subject to Director Stock Plan. As of January 1, 1998, an aggregate of 218,207 shares of Common Stock may be issued, transferred or exercised pursuant to Options under the Director Stock Plan (the "Authorized Shares"). If the total number of issued and outstanding shares of Common Stock increases after the consummation of the Initial Public Offering (other than any increase due to issuances of Common Stock in connection with awards of Options under the Director Stock Plan), then the number of Authorized Shares automatically increases one time per year, commencing January 1, 1998 and occurring each January 1 thereafter during the existence of the Director Stock Plan, by a sufficient number of shares of Common Stock such that the number of Authorized Shares reserved and available for issuance under the Plan shall equal 1.2% of the total number of shares of issued and outstanding Common Stock. As a result, on January 1, 1998, the number of Authorized Shares increased to 218,207 shares. At the discretion of the Board or the Director Plan Committee, the shares of Common Stock delivered under the Director Stock Plan may be made available from (i) authorized but unissued shares, (ii) treasury shares or (iii) previously issued but reacquired shares (or through a combination thereof).

       Eligibility and Participation. Each non-employee director is automatically eligible to participate in the Director Stock Plan unless he does not retain the annual retainer to which he is entitled for service on the Board. No non-employee director may be issued an Option to acquire more than 15,000 shares of Common Stock in any plan year.

     OPTIONS

       Automatic Initial and Annual Awards of Options. Upon the consummation of the Initial Public Offering, each person who was then a non-employee director received, and thereafter on the date at which a person first becomes a non-employee director, such non-employee director will receive, a one-time grant of an Option to acquire 15,000 shares of Common Stock (an "Initial Award"), which shall be exercisable on or after November 4, 1998 except for the Initial Award granted to Mark Liddell, which shall be exercisable on or after November 24, 1998. In each year succeeding the year in which a non-employee director receives an Initial Award, the non-employee director, if reelected to the Board, will be granted an additional Option to acquire 5,000 shares of Common Stock (an "Annual Award"). Annual Awards will be made as of the date of the Company's regular annual meeting of stockholders and will be immediately exercisable. No Option granted as an Initial Award or Annual Award will be exercisable after the tenth anniversary of the date of grant.

       Retainer Options. Under the Director Stock Plan, a non-employee director may elect to receive, in lieu of any or all of the annual cash retainer he would otherwise receive in cash during the succeeding plan year (currently $10,000 annually), Options for the purchase of a number of shares equal to the amount of the annual retainer so forgone divided by the fair market value of the Common Stock on the date of grant.

       Exercise Price. Each Option granted pursuant to the Director Stock Plan will be exercisable at a per share price equal to the fair market value of a share of Common Stock as of the date of grant. Such price may be paid in cash or, in the discretion of the Director Plan Committee, by assigning to the Company shares equal in value to the exercise price.

       Termination. Except to the extent the Director Plan Committee provides otherwise in the agreement evidencing an Option under the Director Stock Plan, all Options granted under the Director Stock Plan that are held by a non-employee director will expire and be forfeited upon the date of resignation or removal from the Board of such non-employee director, unless such resignation or removal results from the death or permanent and total disability of the director, or resignation upon the attainment of 65 years. Upon such death, disability or resignation at age 65, such Options will remain exercisable and effective for six months following the date of the event causing the non-employee director to cease membership on the Board.

       Effect of Corporate Changes. In the event of certain significant corporate changes, including (i) dissolution or liquidation of the Company,
(ii) a reorganization, merger or consolidation (other than for purposes of reincorporation in a different state) in which the Company is not the survivor, (iii) the sale of all or substantially all of the assets of the Company, or (iv) a Change of Control (as defined in the Director Stock Plan), subject to the terms of any applicable agreement, the Director Plan Committee may, in its discretion, without obtaining stockholder approval, take any one or more of the following actions: (a) determine that all or some Options then outstanding will be fully vested and exercisable, (b) substitute new Options by a successor employer with appropriate adjustments as to the number and kind of shares subject to such awards and prices or (c) cancel such Options and pay the non-employee directors or their beneficiaries the difference between the exercise price and the fair market value of the shares subject to the Options as of the date of such corporate change.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       The Compensation Committee is composed of Carl B. Anderson, III and Sidney L. Tassin, neither of whom are employees or current or former officers of the Company. See "Board of Directors--Board Committees." Mr. Anderson and Mr. Tassin each had direct or indirect interests in certain transactions described in "Certain Relationships and Related Transactions."

INDEMNIFICATION AGREEMENTS

       The Company has entered into Indemnification Agreements (the "Indemnification Agreements") with its directors and certain of its officers (the "Indemnitees"). Under the terms of the Indemnification Agreements, the Company is required to indemnify the Indemnitees against certain liabilities arising out of their services for the Company. The Indemnification Agreements require the Company to indemnify each Indemnitee to the fullest extent permitted by law and to advance certain expenses incurred by an Indemnitee. The Indemnification Agreements provide limitations on the Indemnitees' rights to indemnification in certain circumstances. To the extent that indemnification provisions contained in the Indemnification Agreements purport to include indemnification for liabilities arising under the Securities Act, the Company has been informed that in the opinion of the Commission, such indemnification is contrary to public policy and is therefore unenforceable.

                             PRINCIPAL STOCKHOLDERS

       The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of July 14, 1998 by (i) each person known by the Company to own more than 5% of the outstanding shares of Common Stock, (ii) each of the Company's directors, (iii) the Chief Executive Officer of the Company and each of the two other persons who served as executive officers of the Company during 1997, (iv) all parties to the Stockholders and Voting Agreement as a group and (v) all executive officers and directors as a group. All persons listed have an address in care of the Company's principal executive offices and have sole voting and investment power with respect to their shares unless otherwise indicated.

                                                                                      COMMON STOCK
                                                                                 BENEFICIALLY OWNED(1)
                                                                             ---------------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER                                              NUMBER        PERCENTAGE(2)
Charles E. Davidson . . . . . . . . . . . . . . . . . . . . . . . . . . .       1,708,231            9.4%
    411 West Putnam Avenue
    Greenwich, Connecticut 06830
Carl B. Anderson, III . . . . . . . . . . . . . . . . . . . . . . . . . .       1,288,000(3)(4)      7.1
    c/o AnSon Partners Limited Partnership
    4005 Northwest Expressway, Suite 400E
    Oklahoma City, Oklahoma 73116
Energy Spectrum LLC . . . . . . . . . . . . . . . . . . . . . . . . . . .       1,100,000(5)         6.0
    5956 Sherry Lane, Suite 600
    Dallas, Texas 75225
James E. Brown  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         313,000(6)         1.7
Edward S. Jacob, III  . . . . . . . . . . . . . . . . . . . . . . . . . .              --(7)          --
David E. Grose, III . . . . . . . . . . . . . . . . . . . . . . . . . . .          10,000(8)           *
Mark Liddell  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         291,515(4)         1.6
    6307 Waterford Boulevard, Suite 100
    Oklahoma City, Oklahoma 73118
Merrill A. Miller, Jr . . . . . . . . . . . . . . . . . . . . . . . . . .              --(4)          --
    c/o National-Oilwell, Inc.
    5555 San Felipe
    Houston, Texas 77056
Sidney L. Tassin  . . . . . . . . . . . . . . . . . . . . . . . . . . . .       1,100,000(4)(9)      6.0
    c/o Energy Spectrum Partners LP
    5956 Sherry Lane, Suite 600
    Dallas, Texas 75225
Lew O. Ward . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .         423,125(4)(10)     2.3
    c/o Ward Petroleum Corporation
    502 South Fillmore Road
    Enid, Oklahoma 73703
All parties to the Stockholders and Voting Agreement as a
    group(11) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       4,583,110           25.0
All directors and executive officers as a group (8 persons) . . . . . . .       3,415,640(12)       18.4

-------------------

  *  Less than one percent.

(1) The information contained in this table with respect to beneficial ownership reflects "beneficial ownership" as defined in Rule 13d-3 under the Exchange Act. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are exercisable on July 14, 1998 or become exercisable within 60 days following July 14, 1998 are deemed outstanding. However, such shares are not deemed outstanding for the purpose of computing the percentage ownership of any other person. All information with respect to the beneficial ownership of any stockholder has been furnished by such stockholder and, unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares listed as beneficially owned by such stockholder, subject to community property laws where applicable.

(2) Percentage of ownership is based on 18,193,945 shares of Common Stock outstanding.

(3) Includes (i) 1,018,000 shares held of record by APLP, of which Mr. Anderson is managing general partner, (ii) 170,000 shares held of record by James E. Brown that are subject to voting rights retained by Mr. Anderson pursuant to an irrevocable proxy and (iii) 100,000 shares held of record and beneficially by Mr. Anderson.

(4) Excludes 20,000 shares of Common Stock that may be acquired upon exercise of options granted pursuant to the Director Stock Plan. None of such options are exercisable within the next 60 days.

(5) Represents shares of Common Stock (including 112,000 shares of Common Stock that may be acquired within the next 60 days upon exercise of outstanding Series B Warrants) held of record by Energy Spectrum Partners LP, of which Energy Spectrum Capital LP is the sole general partner. Energy Spectrum LLC is the sole general partner of Energy Spectrum Capital LP and possesses sole voting and investment power with respect to such shares. Sidney L. Tassin, as President and a member of Energy Spectrum LLC, may be deemed to have beneficial ownership of these shares. Mr. Tassin disclaims beneficial ownership of such shares.

(6) Includes (i) 100,000 shares of Common Stock held by Mr. Brown which vest pro rata over five years starting on December 10, 1997 and are subject to certain restrictions on resale and provisions for the repurchase by the Company at a specified price and upon certain conditions, including termination of employment with the Company, (ii) 170,000 shares for which an irrevocable voting proxy has been granted to Carl B. Anderson, III and (iii) 40,000 shares subject to options granted pursuant to the Employee Stock Plan that are currently exercisable. Excludes options to purchase an aggregate of 360,000 shares held by Mr. Brown which were granted pursuant to the Employee Stock Plan, subject to vesting and other conditions contained in stock option agreements, none of which options are exercisable within the next 60 days.

(7) Excludes options to purchase an aggregate of 180,000 shares held by Mr. Jacob which were granted pursuant to the Employee Stock Plan, subject to vesting and other conditions contained in stock option agreements, none of which options are exercisable within the next 60 days.

(8) Includes 10,000 shares subject to options granted pursuant to the Employee Stock Plan that are currently exercisable. Excludes options to purchase an aggregate of 50,000 shares held by Mr. Grose which were granted pursuant to the Employee Stock Plan, subject to vesting and other conditions contained in stock option agreements, none of which options are exercisable within the next 60 days.

(9) Represents shares held of record by Energy Spectrum Partners LP and beneficially by Energy Spectrum LLC. Mr. Tassin, a director of the Company, is the President of Energy Spectrum LLC, which is the ultimate general partner of Energy Spectrum Partners LP. Mr. Tassin disclaims beneficial ownership of such shares. See note (5) above.

(10) Includes (i) 253,725 shares held of record by Will-Cas Investments, L.P., a family limited partnership controlled by Ward Petroleum and family trusts for the benefit of Mr. Ward's children, William C. Ward and Casidy Ward, of which they act as trustees, and (ii) 169,400 shares that may be acquired within the next 60 days upon the exercise of outstanding warrants held by Will-Cas Investments, L.P.

(11) The parties to the Stockholders and Voting Agreement are Energy Spectrum, APLP, Carl B. Anderson, III, Mike Liddell, Mark Liddell and Charles E. Davidson. See "Certain Relationships and Related Transactions--Stockholders and Voting Agreement."

(12) Includes (i) 112,000 shares that may be acquired by Energy Spectrum Partners LP within the next 60 days upon the exercise of outstanding Series B Warrants, (ii) 170,000 shares subject to voting rights retained by Mr. Anderson, (iii) 100,000 shares of restricted stock held by Mr. Brown, (iv) 40,000 shares subject to options granted to Mr. Brown pursuant to the Employee Stock Plan that are currently exercisable and
       (v) 169,400 shares that may be acquired by Will-Cas Investments, L.P. within the next 60 days upon the exercise of outstanding warrants.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

       The following discussion identifies certain of the Company's relationships and related transactions since January 1, 1997 in which any director or executive officer of the Company, any person known to the Company to own of record or beneficially over 5% of the Common Stock, or any member of the immediate family of any such persons had, or has, a direct or indirect material interest. Transactions involving any former directors of the Company that have occurred since the formation of the Company in December 1996 are also included. Charles E. Davidson, Energy Spectrum and APLP are each record or beneficial owners of over 5% of the Common Stock. Prior to the Initial Public Offering, Chesapeake and the Oliver Companies were record or beneficial owners of over 5% of the Common Stock. Prior to April 28, 1998, DLB was the record and beneficial owner of over 5% of the Common Stock. Three of the Company's former directors, Aubrey K. McClendon, Tom L. Ward and Marcus C. Rowland, are stockholders, executive officers and/or directors of Chesapeake. One of the Company's directors, Sidney L. Tassin, and one of the Company's former directors, James W. Spann, are executive officers and partners of the ultimate general partner of Energy Spectrum. Roy T. Oliver, a former director of the Company, is a director, executive officer and significant stockholder of certain of the Oliver Companies. Mike Mullen is a director, executive officer and significant stockholder of certain of the Oliver Companies. Prior to the Ward Acquisition, Lew O. Ward, a director of the Company, was a director, executive officer and significant stockholder of Ward. Carl B. Anderson, III, a director of the Company, and Robert E. Bell, a former director of the Company, are directors, executive officers and holders of substantial ownership interests in APLP (of which Anadarko was a subsidiary). James E. Brown is a director and executive officer of the Company and, prior to the formation of the Company, was a director and executive officer of Anadarko. Edward S. Jacob, III and David E. Grose, III are each executive officers of the Company. Each of such persons and entities has or had a direct or indirect material interest in one or more of the arrangements and transactions described below.

REGISTRATION RIGHTS AGREEMENTS

       The Company and certain of its investors, including certain directors, officers and significant stockholders, are party to a Registration Rights Agreement (the "Registration Rights Agreement") covering shares of Common Stock, including the shares of Common Stock issuable upon the exercise of options, warrants and other Company securities (collectively, "Common Stock Equivalents"), owned by such investors (the "Registrable Securities"). The Registration Rights Agreement applies to Registrable Securities owned by Energy Spectrum, APLP, the Oliver Companies and certain of their affiliates, Ward and certain of its transferees, Carl B. Anderson, III, James E. Brown, Edward S. Jacob, III, David E. Grose, III and certain other persons. As of July 14, 1998, up to 3,664,725 outstanding shares of Common Stock and 1,057,000 Common Stock Equivalents (610,000 of which remain subject to further vesting pursuant to the Employee Stock Plan and the Director Stock Plan) were subject to the Registration Rights Agreement.

       The Registration Rights Agreement provides, among other things, that (subject to customary "black-out" periods) certain holders of Registrable Securities with a minimum aggregate share value of at least $20 million may require the Company to effect the registration under the Securities Act of the Registrable Securities owned by such holders, subject to certain limitations. The Registration Rights Agreement also provides certain "piggyback" registration rights to the holders of Registrable Securities whenever the Company proposes to register an offering of any of its capital stock under the Securities Act, subject to certain exceptions, including pro rata reduction if, in the reasonable opinion of the managing underwriter of the offering, such a reduction is necessary to prevent an adverse effect on the marketability or offering price of all the securities proposed to be offered in such offering.

       The Registration Rights Agreement contains customary provisions regarding the payment of expenses by the Company and regarding mutual indemnification agreements between the Company and the holders of Registrable Securities for certain securities law violations.

       In connection with the Bonray Acquisition, the Company entered into a registration rights agreement (the "DLB Registration Rights Agreement") for the benefit of DLB and Donaldson, Lufkin & Jenrette Securities Corporation, its financial advisor with respect to such transaction. The DLB Registration Rights Agreement covers 3,015,000 shares of Common Stock issued in the Bonray Acquisition. Pursuant to the DLB Registration Rights Agreement, on December 31, 1997, the Company filed with the Commission a Registration Statement on Form S-1 (Registration No. 333-43535) relating to the registration of the distribution (the "DLB Distribution") by DLB of 2,955,000 shares of Common Stock to the shareholders of DLB. On March 30, 1998, such Registration Statement was declared effective by the Commission and on April 28, 1998, the merger effecting the DLB Distribution was consummated and 2,955,000 shares of Common Stock formerly held by DLB were distributed to the former stockholders of DLB.

       The DLB Registration Rights Agreement requires the Company to pay expenses associated with the DLB Distribution. In addition, the DLB Registration Rights Agreement contains customary provisions regarding mutual indemnification agreements between the Company and the holders of registrable securities for certain securities law violations.

       The foregoing summary of the principal provisions of the Company's registration rights agreements does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Registration Rights Agreement and the DLB Registration Rights Agreement, copies of which have been filed with the Commission as exhibits to the Registration Statement of which this Prospectus is a part.

STOCKHOLDERS AND VOTING AGREEMENT

       The Company is party to the Stockholders and Voting Agreement among Energy Spectrum, APLP, Carl B. Anderson, III, Charles E. Davidson, Mark Liddell and Mike Liddell that provides for certain agreements regarding the corporate governance of the Company, transfer restrictions on shares of Common Stock and Common Stock Equivalents (as defined in the Stockholders and Voting Agreement), and other customary terms and conditions. DLB, which was formerly a party to the Stockholders and Voting Agreement, ceased to be a party to that agreement upon the consummation of the DLB Distribution. At that time, Messrs. Liddell and Mr. Davidson (the "DLB Group") were added as parties to the Stockholders and Voting Agreement. As of July 14, 1998, the current parties to the Stockholders and Voting Agreement beneficially owned approximately 4,583,110 shares of Common Stock, representing approximately 25.0% of the outstanding shares of Common Stock. The Stockholders and Voting Agreement will terminate on November 4, 2007.

       Board Representation. The Stockholders and Voting Agreement provides that the Board shall not consist of more than ten members. In addition, the Stockholders and Voting Agreement provides that, certain stockholders who are party thereto have the right to designate a specified number of persons to be nominated for election as directors. Each of Energy Spectrum and APLP have the right to designate one nominee for director as follows: (i) Energy Spectrum has the right to designate one nominee for director as long as it owns at least (a) 5% of the outstanding Common Stock of the Company, (b) 50% in principal amount of the Subordinated Notes purchased by it in the May Financing or (c) 600,000 shares of Common Stock and (ii) APLP has the right to designate one nominee for director as long as it owns at least (a) 5% of the outstanding Common Stock of the Company or (b) 600,000 shares of Common Stock. The DLB Group, which formerly had the right to designate one nominee for director as long as the DLB Group owned at least 5% of the outstanding Common Stock of the Company, irrevocably waived such right effective June 2, 1998. The parties to the Stockholders and Voting Agreement (the "Bound Stockholders") are obligated to vote all of their voting securities (including certain Common Stock Equivalents) of the Company for these designees.

       Certain Transfer Restrictions. In accordance with the Stockholders and Voting Agreement. The Bound Stockholders have agreed that any such Bound Stockholder holding 5% or more of the Common Stock (on a fully diluted basis) shall not, subject to certain exceptions, transfer 5% or more of the Common Stock (on a fully diluted basis) unless such Bound Stockholder has received the prior written consent of the Board, with any member of the Board designated by such Bound Stockholder abstaining.

       The foregoing summary of the material provisions of the Stockholders and Voting Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of such agreement, a copy of which has been filed with the Commission as an exhibit to the Registration Statement of which this Prospectus is a part.

CERTAIN ARRANGEMENTS RELATED TO THE CONSOLIDATION TRANSACTIONS

     THE FORMATION TRANSACTIONS

       The Company was formed in December 1996 through a series of affiliated entity transactions in which the Company became the successor to Anadarko, the contract drilling subsidiary of privately held APLP. In connection with the Formation Transactions (i) APLP contributed ten drilling rigs, including two rigs requiring refurbishment, for 2,000,000 shares of Common Stock, (ii) the Oliver Companies exchanged six drilling rigs requiring refurbishment for 1,600,000 shares of Common Stock, (iii) Energy Spectrum acquired 2,000,000 shares of Common Stock for $10 million and (iv) Chesapeake entered into drilling contracts with two-year terms for six of the Company's rigs in consideration for the Chesapeake Option. See "Business-- Formation and Other Transactions." In connection with the Formation Transactions, the ten rigs acquired from APLP were valued at an aggregate of $10.8 million, the six rigs acquired from the Oliver Companies were valued at an aggregate of $9.5 million and the six Chesapeake Drilling Agreements were valued at an aggregate of $1.1 million. The valuations of the rigs acquired in the Formation Transactions from APLP and the Oliver Companies, the values placed upon the Chesapeake Drilling Agreements and the consideration to be received by each such founder were determined and established through negotiations among representatives of APLP and Anadarko (including Carl B. Anderson, III), Energy Spectrum (including Sidney L. Tassin), the Oliver Companies (including Roy T. Oliver and Mike Mullen) and Chesapeake (including Aubrey McClendon), taking into account the then existing market values of available rigs, the anticipated costs to complete the necessary refurbishment of the contributed rigs and the expected values of revenues to be received by the Company from the Chesapeake Drilling Agreements.

       Three of the rigs acquired by the Company from APLP were acquired by APLP within the two years prior to their contribution to the Company. APLP acquired one rig in each of August, September and October 1996 for $1.3 million, $922,000 and $450,000, respectively. At the time of their contribution to the Company, such rigs were valued on the books of the Company at $2.7 million. Four of the rigs acquired by the Company from the Oliver Companies were acquired by the contributing party within the two years prior to their contribution to the Company at an aggregate cost of $2.6 million. At the time of their contribution to the Company, such rigs were valued on the books of the Company at $4.4 million.

       Chesapeake Option. Upon issuance by the Company, the Chesapeake Option provided Chesapeake with the right to purchase up to 2,000,000 shares of Common Stock from the Company at an exercise price of $6 per share. The Chesapeake Option would have expired (i) as to 668,000 shares, on December 5, 2000 and (ii) as to 1,332,000 shares, on December 5, 1998, subject to extension to December 5, 2000 if Chesapeake extended four of the Chesapeake Drilling Agreements for additional two-year terms. In August 1997, Chesapeake relinquished the Chesapeake Option in connection with the Chesapeake Transactions. See "--Chesapeake Transactions."

       Chesapeake Drilling Agreements. In December 1996 in connection with the Formation Transactions, Chesapeake and its operating subsidiary (collectively referred to in this discussion as "Chesapeake") entered into drilling contracts (the "Chesapeake Drilling Agreements") with the Company pursuant to which Chesapeake agreed to engage six of the Company's rigs for two-year terms. Through December 31, 1997, the Company had recognized aggregate revenues of $11.3 million from the Chesapeake Drilling Agreements.

       Under the terms of the Chesapeake Drilling Agreements, the standard day rates were subject to upward, but not downward, adjustment annually in November to the average then-current market rates for the areas of operation, less $100 per day. The Company and Chesapeake were required to consider such adjustment each November during the term of the applicable Chesapeake Drilling Agreement and if no agreement could be timely reached as to the appropriate rate adjustment, the Company had the option to terminate the contract for such rig at the conclusion of operations at the well then being drilled. In December 1997, the Company and Chesapeake were unable to agree on an appropriate rate adjustment, so the Company exercised its option to terminate the Chesapeake Drilling Agreements. At June 15, 1998, three of the Company's six rigs formerly covered by the Chesapeake Drilling Agreements remained under contract with Chesapeake on a well-to-well basis.

       In addition to the Chesapeake Drilling Agreements, during the year ended December 31, 1997, Chesapeake engaged five of the Company's rigs under short term drilling contracts on standard daywork terms. The Company recognized aggregate revenues of $7.1 million from such contracts over that period. The Company recognized aggregate revenues of $18 million over that period from all drilling contracts with Chesapeake.

       Oliver Companies' Put Rights. Also in connection with the Formation Transactions, the Company granted the Oliver Companies a right, exercisable at any time between June 2, 1998 and July 2, 1998 if the Company had not previously completed an initial public offering, to require the Company to either (at the Company's option) (i) repurchase all 1,600,000 of the shares of Common Stock held by the Oliver Companies for an aggregate purchase price of $12 million ($7.50 per share) in cash or (ii) issue to the Oliver Companies an aggregate of 400,000 additional shares of Common Stock. This right terminated upon consummation of the Initial Public Offering.

       Fees Paid to Energy Spectrum. In January 1997, the Company paid Energy Spectrum Capital LP ("ESC"), the general partner of Energy Spectrum, a fee in the amount of $300,000 in consideration for assistance provided by Energy Spectrum in the structuring of the Formation Transactions and arrangement and negotiation of external financing. The Company also reimbursed ESC for expenses incurred in connection with the rendering of such services.

     THE WARD ACQUISITION

       On May 31, 1997, the Company completed the Ward Acquisition involving the acquisition by the Company of all of the issued and outstanding common units of a subsidiary of Ward that held six drilling rigs in consideration for $8 million in cash, 400,000 shares of Common Stock and a warrant (the "Ward Warrant") to purchase up to 200,000 shares of Common Stock at an exercise price of $10 per share. The Ward Warrant is exercisable at any time on or before the later of (i) May 30, 2000 or (ii) one year after the completion of an initial public offering of the Common Stock (which was satisfied by the Initial Public Offering), but no later than June 1, 2003.

       In connection with the Ward Acquisition, the Company entered into an agreement (the "Ward Transportation Agreement") with Geronimo Trucking Company ("Geronimo"), a company owned and controlled by Lew O. Ward, a director of the Company. The Ward Transportation Agreement provides that the Company will have a preferential right to engage Geronimo's trucking services for covered transportation needs and that Geronimo will make its trucking services available to the Company at rates that are competitive in the area. The Ward Transportation Agreement also provides Geronimo with the preferential right to perform trucking services contracted for by the Company for the movement of the rigs acquired by the Company in the Ward Acquisition. The Company is obligated to allow Geronimo to bid on any covered rig movement required by the Company and to allow Geronimo the opportunity to match or better any bid received from a third party. Unless earlier terminated by the parties, the Ward Transportation Agreement is effective through May 2000. The Company paid an aggregate of $338,000 under the Ward Transportation Agreement for the year ended December 31, 1997 and approximately $509,000 from January 1, 1998 through June 15, 1998.

     THE BONRAY ACQUISITION

       In October 1997, the Company acquired all of the issued and outstanding capital stock of Bonray from DLB in consideration for the issuance of 3,015,000 shares of Common Stock. In connection with the Bonray Acquisition, DLB obtained certain rights to require the Company to effect the registration under the Securities Act of the shares of Common Stock acquired by DLB in the Bonray Acquisition. See "-- Registration Rights Agreements." Additionally, prior to the DLB Distribution, DLB was a party to the Stockholders and Voting Agreement and was entitled to designate one Board nominee as long as it owned at least 5% of the Common Stock of the Company. As a result of the DLB Distribution, the members of the DLB Group became parties to the Stockholders and Voting Agreement and are entitled to designate one Board nominee as long as the DLB Group owns at least 5% of the Common Stock of the Company. See "-- Stockholders and Voting Agreement."

     INDIVIDUAL RIG ACQUISITIONS

       In May 1997, the Company purchased from R.T. Oliver Drilling, Inc. two drilling rigs for an aggregate purchase price consisting of $3.3 million in cash and warrants (the "Oliver Warrants") for the purchase of an aggregate of 100,000 shares of Common Stock at an exercise price of $8 per share. One of the Oliver Warrants was issued to RR&T, Inc., an affiliate of Roy T. Oliver, and the other was issued to Mike Mullen. Each of the Oliver Warrants expires on May 1, 2000 and is separately exercisable for 50,000 shares of Common Stock.

CERTAIN FINANCING ARRANGEMENTS

       On May 1, 1997, the Company completed the May Financing in which the Company issued shares of Common Stock, subordinated notes and warrants to purchase Common Stock to certain significant stockholders in exchange for an aggregate of $28.5 million in cash, as described below. The following summary of terms of the May Financing does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement, dated as of April 30, 1997 (the "May Securities Purchase Agreement"), the Subordinated Notes, Series A Warrants and Series B Warrants, copies or forms of which are filed with the Commission as exhibits to the Registration Statement relating to the Initial Public Offering.

       Common Stock and Subordinated Notes. In the May Financing, the Company issued 1,000,000 shares of Common Stock to Chesapeake in consideration for $7 million in cash and 140,000 shares of Common Stock to Energy Spectrum in consideration for $980,000 in cash. Additionally, the Company issued the Subordinated Notes due May 1, 2003 in the original principal amounts of $18 million and $2.52 million to Chesapeake and Energy Spectrum, respectively. The Subordinated Notes bore interest at the Company's option at either (i) 11% per annum, payable in cash, or (ii) 12.875% per annum, payable in the form of additional Subordinated Notes, which interest was payable quarterly in arrears. On each quarterly interest payment date, the Company was entitled to make an election as to the interest rate to be applied for the previous quarter. The Subordinated Notes were redeemable, solely at the option of the Company, in whole or in part, at any time at varying redemption prices. The Company was obligated to offer to redeem the Subordinated Notes upon the occurrence of certain events constituting a "Change of Control" (as defined in the Subordinated Notes) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of redemption. The Subordinated Notes were convertible into Common Stock at the option of the Company, in whole or in part, in conjunction with a "Convertible Event" (as defined in the Subordinated Notes), which includes certain underwritten public offerings (including the Initial Public Offering), mergers, consolidations and other business combination transactions. The Subordinated Notes were general unsecured subordinated obligations of the Company that were subordinated in right of payment to all existing and future senior indebtedness of the Company, pari passu with all existing and future subordinated indebtedness of the Company and senior in right of payment to all future junior subordinated indebtedness of the Company. Upon consummation of the Initial Public Offering, the Company redeemed in full the $18 million principal amount of Subordinated Notes issued to Chesapeake in consideration for the payment by the Company to Chesapeake of $18.2 million in cash, based on the price to public in the Initial Public Offering. See "--Chesapeake Transactions." In April 1998, the Company redeemed in full the remaining $2.52 million principal amount of Subordinated Notes, together with accrued interest of $47,740. In connection therewith, Energy Spectrum waived its right to require the Company to redeem the Subordinated Notes at 110% of par value. In May 1997, the Company paid Chesapeake a commitment fee of $250,000 in connection with the funding of the Common Stock and Subordinated Notes in the May Financing.

       Warrants. In the May Financing, the Company also issued two series of detachable warrants (the "Warrants") for the purchase of shares of Common Stock, designated as "Series A Warrants" and "Series B Warrants." The Warrants are exercisable on or prior to May 1, 2003 at a price of $0.01 per share in the case of the Series A Warrants and $7.50 per share in the case of the Series B Warrants. In the May Financing, Chesapeake was issued Series A Warrants and Series B Warrants representing the right to purchase 700,000 shares and 800,000 shares of Common Stock, respectively, and Energy Spectrum was issued Series A Warrants and Series B Warrants representing the right to purchase 98,000 shares and 112,000 shares of Common Stock, respectively. The Warrants expire on May 1, 2003 and are exercisable (i) at any time with a cash payment or (ii) pursuant to a cashless exercise at any time after the completion of a "Qualified IPO" (as defined in the Warrants), which includes certain underwritten public offerings (including the Initial Public

Offering), mergers, consolidations and other business combination transactions. The exercise prices, as well as the number and kind of shares issuable under the Warrants, are subject to adjustment upon the happening of certain events described in the Warrants, including, the payment of in-kind dividends or distributions and the subdivision, reclassification or recapitalization of the Common Stock, whether in connection with a consolidation or merger or otherwise. On July 31, 1997, Energy Spectrum exercised in full its Series A Warrants. On the date hereof, Energy Spectrum holds all of the Series B Warrants issued to it in the May Financing. In August 1997, Chesapeake relinquished its Series A Warrants and Series B Warrants as part of the Chesapeake Transactions. See "--Chesapeake Transactions."

CHESAPEAKE TRANSACTIONS

       In August 1997, Chesapeake and the Company agreed to complete a series of transactions (the "Chesapeake Transactions") pursuant to which the Company issued 3,194,000 shares of Common Stock to Chesapeake in consideration for (i) $9 million in cash, (ii) the relinquishment and cancellation of the Chesapeake Option and the Warrants issued to Chesapeake in connection with the May Financing and (iii) the redemption in full of the $18 million principal amount of Subordinated Notes held by Chesapeake at a cash redemption price of $18.2 million which was paid from the proceeds of the Initial Public Offering. Also in connection with the Chesapeake Transactions, the Company waived its right under the May Securities Purchase Agreement to require Chesapeake to purchase additional Common Stock, Warrants and Subordinated Notes for $3 million.

OTHER RELATED PARTY TRANSACTIONS AND ARRANGEMENTS

       Weatherford Storage Yard. In connection with the Formation Transactions, Anadarko granted the Company a transferrable option, exercisable at any time prior to June 30, 1998, to either purchase from Anadarko a storage yard located in Weatherford, Oklahoma (the "Weatherford Storage Yard") for a price of $1,000 in cash or lease from Anadarko, for any period specified by the Company through a date not later than December 31, 1999, the Weatherford Storage Yard for a lease price of $100 per year. In August 1997, the Company acquired from Anadarko approximately five acres of land also in Weatherford, Oklahoma, in consideration for the relinquishment of the Company's option to acquire or lease the Weatherford Storage Yard.

       Fees Paid to Energy Spectrum. In May 1997, the Company paid ESC a fee in the amount of $220,000 for financial advisory and other services rendered to the Company in connection with the evaluation, negotiation and closing of the Trend Acquisition, for assistance in the arrangement of alternative financing sources, and for structuring, negotiating and closing the amended financing arrangements with CIT and Fleet. The Company also reimbursed ESC for expenses incurred in connection with the rendering of such services.

       Fees Paid to Energy Spectrum Advisors. The Company has engaged Energy Spectrum Advisors Inc. ("ESA") to provide financial advisory and investment banking services to the Company in connection with a possible restructuring or refinancing of the Company's existing funded debt. As compensation for such services, the Company has agreed to pay ESA an initial fee of $50,000 and an additional fee of $25,000 per month through the term of the engagement. The engagement letter expires on June 30, 1998. Through June 15, 1998, the Company has paid $150,000 in fees to ESA in connection with this arrangement. ESA is an affiliate of Energy Spectrum, which is the beneficial owner of approximately 6% of the Common Stock. Sidney L. Tassin, a director of the Company designated to serve on the Board by Energy Spectrum pursuant to the Stockholders and Voting Agreement, has a right under certain circumstances to acquire, and as a result may be deemed to beneficially own, a minority equity interest in ESA.

       Transactions with Affiliates of Roy T. Oliver. The Company has in the past purchased drilling rig equipment from U.S. Rig & Equipment, Inc., an affiliate of Roy T. Oliver, a former director of the Company and control person of certain of the Oliver Companies. From December 1996 through December 31, 1997, the Company paid U.S. Rig & Equipment, Inc. an aggregate of $5 million in connection with such purchases. Additionally, in August 1997, the Company sold to an affiliate of Mr. Oliver one rig acquired in the Trend Acquisition that did not meet the Company's operational and technical standards. The Company believes that the $500,000 price received by the Company in that sale is equivalent to the price that would have been received from an unaffiliated third party. Furthermore, in the Oliver Acquisition, which was completed in January 1998, the Company acquired six rigs and related drilling equipment from

R.T. Oliver Drilling, Inc. for $14 million. Such rigs will require additional refurbishment prior to placement into service.

       APLP Trucking Services. The Company has engaged affiliates of APLP for the provision of trucking services related to the movement of the Company's rigs on numerous occasions. For the year ended December 31, 1997 and three months ended March 31, 1998, the Company paid such affiliates of APLP an aggregate of approximately $1.7 million in consideration for such trucking services.

       APLP Administrative Services. From December 13, 1996 through December 31, 1997, APLP made available to the Company certain of APLP's employees, office space and administrative equipment, such as computer and telephone systems. In consideration for such assistance, the Company reimbursed APLP an aggregate of approximately $236,000.

                               THE EXCHANGE OFFER

PURPOSE AND EFFECT OF THE EXCHANGE OFFER

       The Old Notes were originally sold by the Company on June 26, 1998 to the Initial Purchasers pursuant to the Purchase Agreement. The Initial Purchasers subsequently resold the Old Notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act and pursuant to offers and sales that occurred outside the United States within the meaning of Regulation S under the Securities Act. As a condition to the completion of the Old Notes Offering, the Company entered into the Exchange Offer Registration Rights Agreement with the Initial Purchasers pursuant to which the Company agreed to file with the Commission the Exchange Offer Registration Statement on the appropriate form under the Securities Act with respect to an offer to exchange the Old Notes for Exchange Notes. The Exchange Notes will be substantially identical to the Old Notes, except that the Exchange Notes will bear a Series B designation and will have been registered under the Securities Act and, therefore will not contain terms with respect to transfer restrictions (other than those that might be imposed by state securities laws).

       Under existing interpretations of the staff of the Commission, the Exchange Notes would, in general, be freely transferable after the Exchange Offer without further registration under the Securities Act. However, any purchaser of Old Notes who is an "affiliate" of the Company or intends to participate in the Exchange Offer for the purpose of distributing the Exchange Notes (i) will not be able to rely on the interpretations of the staff of the Commission, (ii) will not be able to tender its Old Notes in the Exchange Offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Old Notes, unless such sale or transfer is made pursuant to an exemption from such requirements.

       Each holder who wishes to exchange such Old Notes for Exchange Notes in the Exchange Offer will be required to make certain representations, including representations that (i) it is not an affiliate of the Company, (ii) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes and (iii) it is acquiring the Exchange Notes in its ordinary course of business. In addition, broker-dealers receiving Exchange Notes in the Exchange Offer will have a prospectus delivery requirement with respect to resales of Exchange Notes. The Commission has taken the position that such broker-dealers may fulfill their prospectus delivery requirements with respect to the Exchange Notes (other than a resale of an unsold allotment from the original sale of Old Notes) with the prospectus contained in the Exchange Offer Registration Statement. Under the Registration Rights Agreement, the Company is required to allow such broker-dealers to use the prospectus contained in the Exchange Offer Registration Statement in connection with the resale of such Exchange Notes for a period of 180 days after the Exchange Offer Registration Statement is declared effective.

       The Exchange Offer Registration Rights Agreement provides that, to the extent not prohibited by any applicable law or applicable interpretation of the staff of the Commission, the Company and the Guarantors will file the Exchange Offer Registration Statement with the Commission within 60 days after the Issue Date, and use their respective reasonable best efforts to have it declared effective at the earliest possible time but in no event later than 180 days after the Issue Date. The Company and the Guarantors have also agreed to use their reasonable best efforts to cause the Exchange Offer Registration Statement to be effective continuously, to keep the Exchange Offer open for a period of not less than 20 business days and to cause the Exchange Offer to be consummated no later than the 30th business day after the Exchange Offer Registration Statement is declared effective by the Commission (subject to extension to the 40th business day with the consent of the Initial Purchasers).


       If (i) the Exchange Offer is not permitted by applicable law or Commission policy or (ii) any Holder of Notes which are Transfer Restricted Securities (as hereinafter defined) notifies the Company on or prior to the 20th business day following the consummation of the Exchange Offer that (a) it is prohibited by law or Commission policy from participating in the Exchange Offer,
(b) it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus, and this Prospectus is not appropriate or available for such resales by it, or (c) it is a broker-dealer and holds Old Notes acquired directly from the Company or any of the Company's affiliates, the Company and the Guarantors will file with the Commission the Shelf Registration Statement to register for public resale the Transfer Restricted Securities held by any such Holder who provides the Company with certain information for inclusion in the Shelf Registration Statement.

       During any consecutive 365 day period, the Company may suspend the effectiveness of the Shelf Registration Statement on up to two occasions for a period of not more than 45 consecutive days, whereafter a Registration Default (as hereinafter defined) shall occur, if there is a possible acquisition or business combination transaction, business development or event involving the Company that may require disclosure in the Shelf Registration Statement and the Board determines in the exercise of its reasonable judgment that such disclosure is not in the best interests of the Company and its stockholders, or obtaining any financial statements relating to a possible acquisition or business combination required to be included in the Shelf Registration Statement would be impractical. In such a case, the Company shall promptly notify the holders of the suspension of the Shelf Registration Statement's effectiveness, provided that such notice shall not require the Company to disclose the business purpose for such suspension if the Board determines in good faith that such acquisition or business combination or other transaction, business development or event should remain confidential. The relevant period during which the Shelf Registration Statement is required to remain effective will be extended by the number of days the use of the Shelf Registration Statement is suspended.

       As used in this Prospectus and in the Exchange Offer Registration Rights Agreement, "Transfer Restricted Securities" means the following securities: (i) each Old Note, until the earliest to occur of (a) the date on which such Old
Note is exchanged in the Exchange Offer for an Exchange Note which is entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Securities Act, (b) the date on which such Old Note has been disposed of in accordance with a Shelf Registration Statement (and the purchasers thereof have been issued Exchange Notes), (c) the date on which such Old Note is distributed to the public pursuant to Rule 144 under the Securities Act (and the purchasers thereof have been issued Exchange Notes) or (d) the date on which such Old Note is eligible for distribution to the public pursuant to paragraph (k) of Rule 144 under the Securities Act and
(ii) each Exchange Note issued to a broker-dealer in the Exchange Offer until the date on which such Exchange Note is disposed of by a broker-dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including delivery of the prospectus contained therein).

       The Exchange Offer Registration Rights Agreement also provides that (i) if the Company or the Guarantors fail to file an Exchange Offer Registration Statement with the Commission on or prior to the 60th day after the Issue Date,
(ii) if the Exchange Offer Registration Statement is not declared effective by the Commission on or prior to the 180th day after the Issue Date, (iii) if the Exchange Offer is not consummated on or before the 30th business day (or, if extended with the Initial Purchasers' consent, the 40th business day) after the Exchange Offer Registration Statement is declared effective, (iv) if obligated to file the Shelf Registration Statement and the Company and the Guarantors fail to file the Shelf Registration Statement with the Commission on or prior to the 45th day after such filing obligation arises, (v) if obligated to file a Shelf Registration Statement and the Shelf Registration Statement is not declared effective on or prior to the 180th day after the obligation to file a Shelf Registration Statement arises, or (vi) if the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is declared effective but thereafter ceases to be effective or useable in connection with resales of the Transfer Restricted Securities without being succeeded within five days by an appropriate post-effective amendment, for such time of non-effectiveness or non-usability (each, a "Registration Default"), the Company and the Guarantors agree to pay to each Holder of Transfer Restricted Securities affected thereby liquidated damages ("Liquidated Damages") in an amount equal to $0.05 per week per $1,000 in principal amount of Transfer Restricted Securities held by such Holder for each week or portion thereof that the Registration Default continues for the first 90-day period immediately following the occurrence of such Registration Default, increasing by an additional $0.05 per week per $1,000 in principal amount of Transfer Restricted Securities with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $0.20 per week per $1,000 in principal amount of Transfer Restricted Securities. The Company and the Guarantors shall not be required to pay Liquidated Damages for more than one Registration Default at any given time. Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease. All accrued Liquidated Damages shall be paid by the Company or the Guarantors to Holders entitled thereto in the manner provided for the payment of interest in the Indenture on each interest payment date.

       The summary herein of certain provisions of the Exchange Offer Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by, all the provisions of the Exchange Offer Registration Rights Agreement, a copy of which is filed as an exhibit to the Exchange Offer Registration Statement of which this Prospectus is a part.

       Following the consummation of the Exchange Offer, holders of the Old Notes who were eligible to participate in the Exchange Offer but who did not tender their Old Notes will not have any further registration rights and such Old Notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for such Old Notes could be adversely affected.

TERMS OF THE EXCHANGE OFFER

       Upon the terms and subject to the conditions set forth in this Prospectus and in the Letter of Transmittal, the Company will accept any and all Old Notes validly tendered and not withdrawn prior to 5:00 p.m., New York time, on the Expiration Date. The Company will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of outstanding Old Notes accepted in the Exchange Offer. Holders may tender some or all of their Old Notes pursuant to the Exchange Offer. However, Old Notes may be tendered only in integral multiples of $1,000.

       The form and terms of the Exchange Notes are the same as the form and terms of the Old Notes except that (i) the Exchange Notes bear a Series B designation and a different CUSIP Number from the Old Notes, (ii) the Exchange Notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof and (iii) the holders of the Exchange Notes will not be entitled to certain rights under the Registration Rights Agreement, including the provisions providing for Liquidated Damages in certain circumstances relating to the timing of the Exchange Offer, all of which rights generally will terminate when the Exchange Offer is terminated. The Exchange Notes will evidence the same debt as the Old Notes and will be entitled to the benefits of the Indenture.

       The Exchange Offer is not conditioned upon any minimum number of Old Notes being tendered. As of the date of this Prospectus, $100 million aggregate principal amount of Old Notes are outstanding.

       Holders of Old Notes do not have any appraisal or dissenters rights under the DGCL or the Indenture in connection with the Exchange Offer. The Company intends to conduct the Exchange Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

       The Company shall be deemed to have accepted validly tendered Old Notes when, as and if the Company has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from the Company.

       If any tendered Old Notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, the certificates for any such unaccepted Old Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the Expiration Date.

       Holders who tender Old Notes in the Exchange Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Old Notes pursuant to the Exchange Offer. The Company will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the Exchange Offer. See " -- Fees and Expenses."

EXPIRATION DATE; EXTENSIONS; AMENDMENTS

       The term "Expiration Date" shall mean 5:00 p.m., New York time, on ,1998, unless the Company, in its sole discretion, extends the
Exchange Offer, in which case the term "Expiration Date" shall mean the latest date and time to which the Exchange offer is extended.

       In order to extend the Exchange Offer, the Company will notify the Exchange Agent of any extension by oral or written notice and will mail to the registered holders an announcement thereof, each prior to 9:00 a.m., New York time, on the next business day after the previously scheduled expiration date.

       The Company reserves the right, in its sole discretion, (i) to delay accepting any Old Notes, to extend the Exchange Offer (except that extension beyond the 30th business day after the effectiveness of the Exchange Offer Registration Statement requires consent of the Initial Purchasers) or to terminate the Exchange Offer if any of the conditions set forth below under " -- Conditions" shall not have been satisfied, by giving oral or written notice of such delay, extension or termination to the Exchange Agent or (ii) to amend the terms of the Exchange Offer in any manner. Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders.

INTEREST ON THE EXCHANGE NOTES

       The Exchange Notes will bear interest from the most recent date to which interest has been paid or duly provided for on the Old Note surrendered in exchange for such Exchange Note or, if no interest has been paid or duly provided for on such Old Note, from June 26, 1998. Interest on the Exchange Notes is payable semi-annually on each June 30 and December 31, commencing on December 31, 1998.

       Holders of Old Notes whose Old Notes are accepted for exchange will not receive accrued interest on such Old Notes for any period from and after the last date to which interest has been paid or duly provided for on the Old Notes prior to the original issue date of the Exchange Notes or, if no such interest has been paid or duly provided for will not receive any accrued interest on such Old Notes, and will be deemed to have waived, the right to receive any interest on such Old Notes accrued from and after June 26, 1998.

PROCEDURES FOR TENDERING

       For a holder of Old Notes to tender Old Notes validly pursuant to the Exchange Offer, a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantee, or (in the case of a book-entry transfer), an Agent's Message in lieu of the Letter of Transmittal, and any other required documents, must be received by the Exchange Agent at the address set forth in the Letter of Transmittal prior to 5:00 p.m., New York time, on the Expiration Date. In addition, prior to 5:00 p.m., New York time, on the Expiration Date, either (i) certificates for tendered Old Notes must be received by the Exchange Agent at such address or (ii) such Old Notes must be transferred pursuant to the procedures for book-entry transfer described below (and a confirmation of such tender received by the Exchange Agent, including an Agent's Message if the tendering holder has not delivered a Letter of Transmittal).

       The term "Agent's Message" means a message transmitted by the Depository, received by the Exchange Agent and forming part of the confirmation of a book-entry transfer, which states that the Depository has received an express acknowledgment from the participant in the Depository tendering Old Notes which are the subject of such book-entry confirmation that such participant has received and agrees to be bound by the terms of the Letter of Transmittal and that the Company may enforce such agreement against such participant. In the case of an Agent's Message relating to guaranteed delivery, the term means a message transmitted by the Depository and received by the Exchange Agent, which states that the Depository has received an express acknowledgment from the participant in the Depository tendering Old Notes that such participant has received and agrees to be bound by the Notice of Guaranteed Delivery.

       By tendering Old Notes pursuant to the procedures set forth above, each holder will make to the Company the representations set forth above in the third paragraph under the heading " -- Purpose and Effect of the Exchange Offer."

       The tender by a holder and the acceptance thereof by the Company will constitute agreement between such holder and the Company in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

       THE METHOD OF DELIVERY OF OLD NOTES AND THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT THE ELECTION AND SOLE RISK OF THE HOLDER. AS AN ALTERNATIVE TO DELIVERY BY MAIL, HOLDERS MAY WISH TO CONSIDER OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE THE EXPIRATION DATE. NO LETTER OF TRANSMITTAL OR NOTES SHOULD BE SENT TO THE COMPANY. HOLDERS MAY REQUEST THEIR RESPECTIVE BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR SUCH HOLDERS.

       Any beneficial owner whose Old Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. see "Instruction to Registered Holder and/or Book-Entry Transfer Facility Participant from Owner" included with the Letter of Transmittal.

       Signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, must be guaranteed by an Eligible Institution (as hereinafter) unless the Old Notes tendered pursuant thereto are tendered (i) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the Letter of Transmittal or
(ii) for the account of an Eligible Institution. In the event that signatures on a Letter of Transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, such guarantee must be by a member firm of the Medallion System (an "Eligible Institution").

       If the Letter of Transmittal is signed by a person other than the registered holder of any Old Notes listed therein, such Old Notes must be endorsed or accompanied by a properly completed bond power, signed by such registered holder as such registered holder's name appears on such Old Notes with the signature thereon guaranteed by an Eligible Institution.

       If the Letter of Transmittal or any Old Notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, offices of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and evidence satisfactory to the Company of their authority to so act must be submitted with the Letter of Transmittal.

       The Company understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Old Notes at the book-entry transfer facility, The Depository Trust Company ("DTC" or the "Book-Entry Transfer Facility"), for the purpose of facilitating the Exchange Offer, and subject to the establishment thereof, any financial institution that is a participant in the Book-Entry Transfer Facility's system may make book-entry delivery of Old Notes by causing such Book-Entry Transfer Facility to transfer such Old Notes into the Exchange Agent's account with respect to the Old Notes in accordance with the Book-Entry Transfer Facility's procedures for such transfer. Although delivery of the Old Notes may be effected through book-entry transfer into the Exchange Agent's account at the Book-Entry Transfer Facility, an appropriate Letter of Transmittal properly completed and duly executed with any required signature guarantee, or, in the case of a book-entry transfer, an Agent's Message in lieu of the Letter of Transmittal and all other required documents must in each case be transmitted to and received or confirmed by the Exchange Agent at its address set forth in the Letter of Transmittal on or prior to the Expiration Date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Exchange Agent.

       The Exchange Agent and DTC have confirmed that the Exchange Offer is eligible for the DTC Automated Tender Offer Program ("ATOP"). Accordingly, DTC participants may electronically transmit their acceptance of the Exchange Offer by causing DTC to transfer Old Notes to the Exchange Agent in accordance with DTC's ATOP procedures for transfer. DTC will then send an Agent's Message to the Exchange Agent.

       All questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered Old Notes and withdrawal of tendered Old Notes will be determined by the Company in its sole discretion, which determination will be final and binding. The Company reserves the absolute right to reject any and all Old Notes not properly tendered or any Old Notes the Company's acceptance of which would, in the opinion of counsel for the Company, be unlawful. The Company also reserves the right in its sole discretion to waive any defects, irregularities or conditions of tender as to particular Old Notes. The Company's interpretation of the terms and conditions of the Exchange Offer (including the instructions in the Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Old Notes must be cured within such time as the Company shall determine. Although the Company intends to notify holders of defects or irregularities with respect to tenders of Old Notes, none of the Company, the Exchange Agent or any other person shall incur any liability for failure to give such notification. Tenders of Old Notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any Old Notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in the Letter of Transmittal, as soon as practicable following the Expiration Date.

GUARANTEED DELIVERY PROCEDURES

       Holders who wish to tender their Old Notes and (i) whose Old Notes are not immediately available, (ii) who cannot deliver their Old Notes, the Letter of Transmittal or any other required documents to the Exchange Agent or (iii) who cannot complete the procedures for book-entry transfer, prior to the Expiration Date, may effect a tender if:

              (a)    the tender is made through an Eligible Institution;

              (b) prior to the Expiration Date, the Exchange Agent receives from such Eligible Institution a properly completed and duly executed Notice of Guaranteed Delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number(s) of such Old Notes and the principal amount of Old Notes tendered, stating that the tender is being made thereby and guaranteeing that, within five New York Stock Exchange trading days after the Expiration Date, the Letter of Transmittal (or facsimile thereof) together with the certificate(s) representing the Old Notes (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and any other documents required by the Letter of Transmittal will be deposited by the Eligible Institution with the Exchange Agent; and

              (c) such properly completed and executed Letter of Transmittal (of facsimile thereof), as well as the certificates representing all tendered Old Notes in proper form for transfer (or a confirmation of book-entry transfer of such Old Notes into the Exchange Agent's account at the Book-Entry Transfer Facility), and all other documents required by the Letter of Transmittal are received by the Exchange Agent upon five New York Stock Exchange trading days after the Expiration Date.

       Upon request to the Exchange Agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their Old Notes according to the guaranteed delivery procedures set forth above.

WITHDRAWAL OF TENDERS

       Except as otherwise provided herein, tenders of Old Notes may be withdrawn at any time prior to 5:00 p.m., New York time, on the Expiration Date.

       To withdraw a tender of Old Notes in the Exchange Offer, a telegram, telex, letter or facsimile transmission notice of withdrawal must be received by the Exchange Agent at its address set forth in the Letter of Transmittal prior to 5:00 p.m., New York time, on the Expiration Date. Any such notice of withdrawal must (i) specify the name of the person having deposited the Old Notes to be withdrawn (the "Depositor"), (ii) identify the Old Notes to be withdrawn (including the certificate number(s) and principal amount of such Old Notes, or, in the case of Old Notes transferred by book-entry transfer, the name and number of the account at the Book-Entry Transfer Facility to be credited),
(iii) be signed by the holder in the same manner as the original signature on the Letter of Transmittal by which such Old Notes were tendered (including any required signature guarantees) or be accompanied by documents of transfer sufficient to have the Trustee with respect to the Old Notes register the transfer of such Old Notes into the name of the person withdrawing the tender and (iv) specify the name in which any such Old Notes are to be registered, if different from that of the Depositor. All questions as to the validity, form and eligibility (including time of receipt) of such notices will be determined by the Company, whose determination shall be final and binding on all parties. Any Old Notes so withdrawn will be deemed not to have been validly tendered for purposes of the Exchange Offer and no Exchange Notes will be issued with respect thereto unless the Old Notes so withdrawn are validly retendered. Any Old Notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to such holder as soon as practicable after withdrawal, rejection of tender or termination of the Exchange Offer. Properly withdrawn Old Notes may be retendered by following one of the procedures described above under " -- Procedures for Tendering" at any time prior to the Expiration Date.

CONDITIONS

       Notwithstanding any other term of the Exchange Offer, the Company shall not be required to accept any Old Notes for exchange, and may terminate or amend the Exchange Offer as provided herein before the acceptance of such Old Notes, if:

              (a) any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the Exchange Offer which, in the Company's reasonable discretion, might materially impair the ability of the Company to proceed with the Exchange Offer or any material adverse development has occurred in any existing action or proceeding with respect to the Company or any of its subsidiaries; or

              (b) any law, statute, rule, regulation or interpretation by the staff of the Commission is proposed, adopted or enacted, which, in the Company's reasonable discretion, might materially impair the ability of the Company to proceed with the Exchange Offer or materially impair the contemplated benefits of the Exchange Offer to the Company; or

              (c) any governmental approval has not been obtained, which approval the Company shall, in the Company's reasonable discretion, deem necessary for the consummation of the Exchange Offer as contemplated hereby.

       If the Company determines in its reasonable discretion that any of the conditions are not satisfied, the Company may (i) refuse to accept any Old Notes and return all tendered Old Notes to the tendering holders, (ii) extend the Exchange Offer and retain all Old Notes tendered prior to the expiration of the Exchange Offer, subject, however, to the rights of holders to withdraw such Old Notes (see "-- Withdrawal of Tenders"), or (iii) waive such unsatisfied conditions with respect to the Exchange Offer and accept all properly tendered Old Notes which have not been withdrawn.

EXCHANGE AGENT

       U.S. Trust Company of Texas, N.A. has been appointed as Exchange Agent for the Exchange Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or of the Letter of Transmittal and requests for Notice of Guaranteed Delivery should be directed to the Exchange Agent addressed as follows:

                                                                              By Registered or
By Overnight Courier:                   By Hand:                              Certified Mail:
U.S. Trust Company of Texas, N.A.       U.S. Trust Company of Texas, N.A.     U.S. Trust Company of Texas, N.A.
770 Broadway                            111 Broadway                          P.O. Box 841
13th Floor- Corporate Trust Operations  Lower Level                           Cooper Station
New York, New York 10003-9598           New York, New York 10006-1906         New York, New York 10276-0841
Attn: Corporate Trust Services          Attn: Corporate Trust Services        Attn: Corporate Trust Services

                                 By Facsimile:

                                 (212) 420-6504

       The Exchange Agent also serves as Trustee under the Indenture.

FEES AND EXPENSES

       The expenses of soliciting tenders will be borne by the Company. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by officers and regular employees of the Company and its affiliates.

       The Company has not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to brokers, dealers, or others soliciting acceptances of the Exchange Offer. The Company, however, will pay the Exchange Agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith.

       The cash expenses to be incurred in connection with the Exchange Offer will be paid by the Company. Such expenses include fees and expenses of the Exchange Agent and Trustee, accounting and legal fees and printing costs, among others.

ACCOUNTING TREATMENT

       The Exchange Notes will be recorded at the same carrying value as the Old Notes, which is face value, as reflected in the Company's accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by the Company. The expenses of the Exchange Offer will be expensed over the term of the Exchange Notes.

CONSEQUENCES OF FAILURE TO EXCHANGE

       Participation in the Exchange Offer is voluntary and holders of Old Notes should carefully consider whether to accept. Holders of Old Notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.

       The Old Notes that are not exchanged for Exchange Notes pursuant to the Exchange Offer will remain restricted securities. Accordingly, such Old Notes may be resold only (i) to the Company (upon redemption thereof or otherwise),
(ii) so long as the Old Notes are eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities

Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, (iii) pursuant to another exemption from the registration requirements of the Securities Act, (iv) outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act, or (v) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

RESALE OF THE EXCHANGE NOTES

       With respect to resales of Exchange Notes, based on interpretations by the staff of the Commission set forth in no-action letters issued to third parties (for example, the letters of the commission to (i) Exxon Capital Holdings Corporation, available May 13, 1988, (ii) Morgan Stanley & Co., Inc., available June 5, 1991, and (iii) Shearson & Sterling, available July 2, 1993), the Company believes that a holder or other person (other than a person that is an affiliate of the Company within the meaning of Rule 405 under the Securities
Act) who receives Exchange Notes in exchange for Old Notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes, will be allowed to resell the Exchange Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the Exchange Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires Exchange Notes in the Exchange Offer for the purpose of distributing or participating in a distribution of the Exchange Notes, such holder cannot rely on the position of the staff of the Commission enunciated in such no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each Participating Broker- Dealer that receives Exchange Notes for its own account in exchange for Old Notes, where such Old Notes were acquired by such Participating Broker-Dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes.

       Each holder of Old Notes who wishes to exchange Old Notes for Exchange Notes in the Exchange Offer will be required to represent that (i) it is not an affiliate of the Company, (ii) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes and (iii) it is acquiring the Exchange Notes in its ordinary course of business. Each broker-dealer that receives Exchange Notes for its own account pursuant to the Exchange Offer must acknowledge that it acquired the Old Notes for its own account as the result of market-making activities or other trading activities and must agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. Based on the position taken by the staff of the Division of Corporation Finance of the Commission in the interpretive letters referred to above, the Company believes that Participating Broker-Dealers who acquired Old Notes for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the Exchange Notes received upon exchange of such Old Notes (other than Old Notes which represent an unsold allotment from the original sale of the Old Notes) with a prospectus meeting the requirements of the Securities Act, which may be the prospectus prepared for an exchange offer so long as it contains a description of the plan of distribution with respect to the resale of such Exchange Notes. Accordingly, this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer during the period referred to below in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealer for its own account as a result of market-making or such other trading activities. Subject to certain provisions set forth in the Exchange Offer Registration Rights Agreement, the Company has agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Exchange Notes for a period ending 180 days after the date on which the Exchange Offer Registration Statement is declared effective. However, a Participating Broker-Dealer who intends to use this Prospectus in connection with the resale of Exchange Notes received in exchange for Old Notes pursuant to the Exchange Offer must notify the Company, or cause the Company to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth in the Letter of Transmittal.

See "Plan of Distribution." Any Participating Broker-Dealer who is an "affiliate" of the Company may not rely on such interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

                         DESCRIPTION OF EXCHANGE NOTES

       The Old Notes were issued and the Exchange Notes are to be issued pursuant to an Indenture dated as of June 26, 1998 among the Company, the Guarantors and U.S. Trust Company of Texas, N.A., as trustee ("Trustee"). A copy of the Indenture is available upon request from the Company as set forth under "Available Information." The Indenture is by its terms subject to and governed by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Indenture is by its terms subject to and governed by the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The following summaries of certain provisions of the Notes and the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the Notes and the Indenture, including the definitions therein of certain capitalized terms used but not defined herein. For purposes of this section of this Prospectus, references to the "Company" mean Bayard Drilling Technologies, Inc., excluding its subsidiaries. The Old Notes and the Exchange Notes are collectively referred to herein as the "Notes". Certain other terms used herein are defined below under "-- Certain Definitions."

GENERAL

       The Old Notes are, and the Exchange Notes will be, general unsecured senior obligations of the Company, limited in aggregate principal amount at Stated Maturity to $100 million. The Indebtedness evidenced by the Notes will rank pari passu in right of payment with all existing and future senior indebtedness and other obligations of the Company and senior in right of payment to all future subordinated indebtedness of the Company. The Company is a holding company that conducts substantially all of its operations through its subsidiaries. As of June 15, 1998, on a pro forma basis after giving effect to the TransTexas Acquisition and the Old Notes Offering, the Company had approximately $121.1 million of outstanding senior indebtedness, of which $21.1 million is secured by certain assets of the Subsidiaries. At such date, the Company would have had no Indebtedness subordinated to the Notes.

       The Indenture provides that each of the Company's wholly owned domestic Subsidiaries (and any other Subsidiaries that guarantee any Indebtedness of the Company) shall be a Guarantor. The Guarantees will be senior unsecured obligations of each respective Guarantor and will rank pari passu in right of payment with all other indebtedness and liabilities of such Guarantor that are not subordinated by their terms to other Indebtedness of such Guarantor, and senior in right of payment to all Subordinated Indebtedness of such Guarantor. The holders of secured indebtedness of the Company and the Guarantors (including Indebtedness under the Loan Agreements, which is secured by first priority liens on certain of the assets of the Company's domestic Subsidiaries), will have claims with respect to the assets constituting collateral for such Indebtedness that are prior to claims of holders of the Notes and the Trustee. In the event of a default on the Notes or the Guarantees, or a bankruptcy, liquidation or reorganization of the Company or any Guarantors, such assets will be available to satisfy obligations with respect to the Loan Agreements or other secured Indebtedness before any payment therefrom could be made on the Notes. To the extent that the value of such collateral is not sufficient to satisfy the indebtedness secured thereby, amounts remaining outstanding on such Indebtedness would be entitled to share with the holders of the Notes and the Trustee and their claims with respect to any other assets of the Company and the Guarantors.

       The Old Notes are, and the Exchange Notes will be, effectively subordinated to claims of creditors (other than the Company) of the Company's Subsidiaries other than the Guarantors. Claims of creditors (other than the Company) of such Subsidiaries, including trade creditors, tort claimants, secured creditors, taxing authorities and creditors holding guarantees, will generally have priority as to assets of such Subsidiaries over the claims and equity interest of the Company and, thereby indirectly, the holders of the indebtedness of the Company, including the Notes and the Guarantees. In addition, the Indenture permits under limited circumstances the creation of, or the designation of existing Subsidiaries as, Unrestricted Subsidiaries. At the Issue Date, none of the Company's subsidiaries will be an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be generally subject to the covenants applicable to the Company and the Subsidiaries under the Indenture. The Notes will be effectively subordinated to claims of creditors (other than the Company) of the Unrestricted Subsidiaries. See "-- Certain Covenants -- Unrestricted Subsidiaries."

       The form and terms of the Exchange Notes are the same as the form and terms of the Old Notes (which they are intended to replace) except that (i) the Exchange Notes bear a Series B designation, (ii) the Exchange Notes have been registered under the Securities Act and, therefore, will not bear legends restricting the transfer thereof. Additionally, the holders of Exchange Notes will not be entitled to certain rights under the Exchange Offer Registration Rights Agreement, including the provisions providing for Liquidated Damages in certain circumstances, which rights will terminate when the Exchange Offer is consummated. The Exchange Notes will be issued solely in exchange for an equal principal amount of Old Notes. As of the date hereof, $100 million aggregate principal amount of Old Notes is outstanding. See "The Exchange Offer."

PRINCIPAL, MATURITY AND INTEREST

       The Notes will mature on June 30, 2005, and will bear interest at the rate per annum stated on the cover page hereof from the date of issuance or from the most recent interest payment date to which interest has been paid or provided for. Interest on the Notes will be payable semi-annually in arrears on June 30 and December 31 of each year, commencing December 31, 1998, to the Persons in whose names such Notes are registered at the close of business on June 15 or December 15, immediately preceding such interest payment date. Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

       The Notes may be presented or surrendered for payment of principal, premium, if any, and interest and for registration of transfer or exchange at the office or agency of the Company within the City and State of New York maintained for such purpose. In addition, in the event the Notes do not remain in book-entry form, interest may be paid, at the option of the Company, by check mailed to the registered holders of the Notes at the respective addresses as set forth on the Note Register. The Notes will be issued only in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof. No service charge will be made for any registration of transfer or exchange or redemption of Notes, but the Company or Trustee may require in certain circumstances payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

GUARANTEES OF NOTES

       Each Guarantor will unconditionally guarantee, jointly and severally, to each holder and the Trustee, the full and prompt performance of the Company's Obligations under the Indenture and the Notes, including the payment of principal of, premium, if any, and interest on the Notes pursuant to its Guarantee. If any Subsidiary of the Company that is not an initial Guarantor guarantees any Indebtedness of the Company at any time in the future, then the Company will cause the Notes to be equally and ratably guaranteed by such Subsidiary. In addition, the Company will cause each wholly owned domestic subsidiary that is or becomes a Subsidiary to execute and deliver a supplement to the Indenture pursuant to which such Subsidiary will guarantee the payment of the Notes on the same terms and conditions as the Guarantees by the initial Guarantors.

       The Obligations of each Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the Obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under the Indenture, result in the Obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law or otherwise not being void, voidable or unenforceable under any bankruptcy, reorganization, receivership, insolvency, liquidation or other similar legislation or legal principles under any applicable foreign law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in a pro rata amount based on the Adjusted Net Assets of each Guarantor.

       Each Guarantor may consolidate with or merge into or sell or otherwise dispose of all or substantially all of its Property and assets to the Company or another Guarantor without limitation, except to the extent any such transaction is subject to the "Consolidation, Merger, Conveyance, Lease or Transfer" covenant of the Indenture. Each Guarantor may consolidate with or merge into or sell all or substantially all of its Property and assets to a Person other than the Company or another Guarantor (whether or not Affiliated with the Guarantor), provided that (a) if the surviving Person is not the Guarantor, the surviving Person agrees to assume such Guarantor's Guarantee and all its Obligations pursuant to the Indenture (except to the extent the following paragraph would result in the release of such Guarantee) and (b) such transaction does not result in a Default or Event of Default existing or continuing immediately thereafter.

       Upon the sale or other disposition (by merger or otherwise) of a Guarantor (or all or substantially all of its Property and assets) to a Person other than the Company or another Guarantor and pursuant to a transaction that is otherwise in compliance with the Indenture (including as described in clause
(b) of the foregoing paragraph and as described below in the covenant described "-- Certain Covenants -- Limitation on Asset Sales"), such Guarantor (unless it otherwise remains a Subsidiary) shall be deemed released from its Guarantee and the related Obligations set forth in the Indenture; provided that any such termination shall occur only to the extent that all Obligations of such Guarantor under all of its guarantees of and under all of its pledges of assets or other security interests which secure, other Indebtedness of the Company shall also terminate or be released upon such sale or other disposition. Each Guarantor that is designated as an Unrestricted Subsidiary in accordance with the Indenture shall be released from its Guarantee and the related Obligations set forth in the Indenture so long as it remains an Unrestricted Subsidiary.

OPTIONAL REDEMPTION

       Except as provided in the next paragraph, the Notes will not be redeemable at the option of the Company prior to June 30, 2003. On or after such date, the Notes will be redeemable at the option of the Company, in whole at any time or in part from time to time, at the following prices (expressed in percentages of the principal amount), if redeemed during the 12 months beginning June 30 of the years indicated below, in each case together with interest accrued to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date):

YEAR                                                                    PERCENTAGE
----                                                                    ----------
2003  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          105.500%
2004 and thereafter . . . . . . . . . . . . . . . . . . . . . .          100.000%

       Notwithstanding the foregoing, at any time on or before June 30, 2001, the Company may, at its option, redeem up to a maximum of 35% of the aggregate principal amount of the Notes with the net cash proceeds of one or more Qualified Equity Offerings at a redemption price equal to 111% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date; provided that at least $65 million of the aggregate principal amount of Notes shall remain outstanding immediately after the occurrence of any such redemption; and provided, further, that each such redemption shall occur within 90 days of the closing of such Qualified Equity Offering.

       If fewer than all the Notes are redeemed, selection for redemption will be made by the Trustee in accordance with the principal stock exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by any other means which the Trustee determines to be fair and appropriate; provided that no Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but no more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. On and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption.

CHANGE OF CONTROL

       Upon the occurrence of a Change of Control, each holder will have the right to require the Company to repurchase all of such holder's Notes in whole or in part (the "Change of Control Offer") at a purchase price (the "Change of Control Purchase Price") in cash equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Change of Control Payment Date (as defined below) on the terms described below.

       Within 30 days following any Change of Control, the Company or the Trustee (at the expense of the Company) will mail a notice to each holder and to the Trustee stating, among other things, (i) that a Change of Control has occurred and a Change of Control Offer is being made as provided for in the Indenture, and that, although holders are not required to tender their Notes, all Notes that are timely tendered will be accepted for payment; (ii) the Change of Control Purchase Price and the repurchase date, which will be no earlier than 30 days and no later than 60 days after the date such notice is mailed (the "Change of Control Payment Date"); (iii) that any Note accepted for payment pursuant to the Change of Control Offer (and duly paid for on the Change of Control Payment Date) will cease to accrue interest after the Change of Control Payment Date; and (iv) the instructions and any other information necessary to enable holders to tender their Notes and have such Notes purchased pursuant to the Change of Control Offer. The Company will comply with any applicable tender offer rules (including, without limitation, any applicable requirements of Rule 14e-1 under the Exchange Act) in the event that the Change of Control Offer is triggered under the circumstances described herein.

       The existence of the holders' rights to require, subject to certain conditions, the Company to repurchase Notes upon a Change of Control may deter a third party from acquiring the Company in a transaction that constitutes a Change of Control. The source of funds for the repurchase of Notes upon a Change of Control will be the Company's cash or cash generated from operations or other sources, including borrowings or sales of assets. Further, a "Change of Control" (as defined under any Loan Agreement) may constitute an event of default thereunder and allow the lenders to accelerate the Indebtedness outstanding hereunder and prevent the Company from borrowing thereunder. There can be no assurance that sufficient funds will be available at the time of any Change of Control to repay all amounts owing under such other Indebtedness or to make the required payments of the Notes. In the event that a Change of Control Offer occurs at a time when the Company does not have sufficient available funds to pay the Change of Control Purchase Price for all Notes timely tendered pursuant to such offer or at a time when the Company is prohibited from purchasing the Notes (and the Company is unable either to obtain the consent of the holders of the relevant Indebtedness or to repay such Indebtedness), an Event of Default would occur under the Indenture. In addition, one of the events that constitutes a Change of Control under the Indenture is a sale, conveyance, transfer or lease of all or substantially all of the assets of the Company or the Company and the Subsidiaries, taken as a whole. The Indenture will be governed by New York law, and there is no established quantitative definition under New York law of "substantially all" of the assets of a corporation. Accordingly, if the Company or its Subsidiaries were to engage in a transaction in which it or they disposed of less than all of the assets of the Company or the Company and its Subsidiaries taken as a whole, as applicable, a question or interpretation could arise as to whether such disposition was of "substantially all" of its assets and whether the Company was required to make a Change of Control Offer.

       The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and repurchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

       Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders to require the Company to repurchase or redeem the Notes in the event of a takeover, recapitalization or similar restructuring. The provisions of the Indenture may not afford holders protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction affecting the Company that may adversely affect holders because (i) such transactions may not involve a shift in voting power or beneficial ownership or, even if they do, may not involve a shift of the magnitude required under the definition of Change of Control to require the Company to make a Change of Control Offer or (ii) such transactions may include an actual shift in voting power or beneficial ownership to a Permitted Holder which is excluded under the definition of Change of Control from the amount of shares involved in determining whether or not the transaction involves a shift of the magnitude required to trigger the provisions. A transaction involving the management of the Company or its Affiliates, or a transaction involving a recapitalization of the Company, will result in a Change of Control only if it is the type of transaction specified in such definition.

CERTAIN COVENANTS

       Set forth below are certain covenants contained in the Indenture:

       Transactions with Affiliates. Subsequent to the Issue Date, the Company will not, and will not permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, but not limited to, the purchase, sale or exchange of Property, the making of any Investment, the giving of any guarantee to, or the rendering of any service with, any Affiliate of the Company, other than transactions among the Company and any Guarantor or any Wholly Owned Subsidiaries) unless (i) such transaction or series of related transactions is on terms no less favorable to the Company or such Subsidiary than those that could be obtained in a comparable arm's length transaction with a Person that is not such an Affiliate of the Company and (ii) (a) with respect to a transaction or series of related transactions that has a Fair Market Value in excess of $5 million but less than $10 million, the Company delivers an Officers' Certificate to the Trustee certifying that such transaction or series of related transactions complies with clause (i) above; or (b) with respect to a transaction or series of related transactions that has a Fair Market Value equal to or in excess of $10 million, the transaction or series of related transactions is approved by a majority of the Board of Directors of the Company (including a majority of the disinterested directors), which approval is set forth in a Board Resolution certifying that such transaction or series of transactions complies with clause (i) above. The foregoing provisions shall not be applicable to (i) reasonable and customary compensation, indemnification and other benefits paid or made available to an officer, director or employee of the Company or a Subsidiary for services rendered in such person's capacity as an officer, director or employee (including reimbursement or advancement of reasonable out-of-pocket expenses and provisions of directors' and officers' liability insurance as well as stock option agreements, restricted stock agreements and consulting or similar agreements), (ii) the making of any Restricted Payment otherwise permitted by the Indenture, (iii) any existing employment agreement, stock option agreement, restricted stock agreement, consulting agreement or similar agreement, (iv) any agreement in effect on the Issue Date or any amendment thereto (so long as such amendment is, taken as a whole, no less favorable to the holders of the Notes than the original agreement as in effect on the Issue Date) and any transactions contemplated thereby, or (v) any transaction described in "Certain Relationships and Related Transactions."

       Limitation on Restricted Payments. The Company will not, and will not permit any Subsidiary to, make any Restricted Payment, unless at the time of and after giving effect to the proposed Restricted Payment, (a) no Default shall have occurred and be continuing (or would immediately result therefrom), (b) the Company could incur at least $1.00 of additional Indebtedness under the tests described in the first sentence under the caption "-- Certain Covenants -- Limitation on Indebtedness" and (c) the aggregate amount of all Restricted Payments declared or made on or after the Issue Date by the Company or any Subsidiary shall not exceed the sum of (i) 50% (or if such Consolidated Net Income shall be a deficit, minus 100% of such deficit) of the aggregate Consolidated Net Income accrued during the period beginning on the first day of the fiscal quarter in which the Issue Date falls and ending on the last day of the fiscal quarter for which internal financial statements are available ending immediately prior to the date of such proposed Restricted Payment, minus 100% of the amount of any writedowns, write-offs and other negative extraordinary charges not otherwise reflected in Consolidated Net Income during such period, plus (ii) an amount equal to the aggregate net cash proceeds received by the Company, subsequent to the Issue Date, from the issuance or sale (other than to a Subsidiary) of shares of its Capital Stock (excluding Redeemable Stock, but including Capital Stock issued upon the exercise of options, warrants or rights to purchase Capital Stock (other than Redeemable Stock) of the Company) and the liability (expressed as a positive number) as expressed on the face of a balance sheet in accordance with GAAP in respect of any Indebtedness of the Company or any of its Subsidiaries, or the carrying value of Redeemable Stock, which has been converted into, exchanged for or satisfied by the issuance of shares of Capital Stock (other than Redeemable Stock) of the Company, subsequent to the Issue Date, plus (iii) 100% of the net reduction in Restricted Investments, subsequent to the Issue Date, in any Person, resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of Property (but only to the extent such interest, dividends, repayments or other transfers of Property are not included in the calculation of Consolidated Net Income), in each case to the Company or any Subsidiary from any Person (including, without limitation, from Unrestricted Subsidiaries) or from redesignations of Unrestricted Subsidiaries as Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed in the case of any Person the amount of Restricted Investments previously made by the Company or any Subsidiary in such Person and in each such case which was treated as a Restricted Payment, plus (iv) $10 million.

       The foregoing provisions will not prevent (A) the payment of any dividend on Capital Stock of any class within 60 days after the date of its declaration if at the date of declaration such payment would be permitted by the Indenture;
(B) any repurchase or redemption of Capital Stock or Subordinated Indebtedness of the Company or a Subsidiary made by exchange for Capital Stock of the Company (other than Redeemable Stock), or out of the net cash proceeds from the substantially concurrent issuance or sale (other than to a Subsidiary) of Capital Stock of the Company (other than Redeemable Stock), provided that the net cash proceeds from such sale are excluded from computations under clause (c)
(ii) above to the extent that such proceeds are applied to purchase or redeem such Capital Stock or Subordinated Indebtedness; (C) so long as no Default shall have occurred and be continuing or should occur as a consequence thereof, any repurchase or redemption of Subordinated Indebtedness of the Company or a Subsidiary solely in exchange for, or out of the net cash proceeds from the substantially concurrent sale of, new Subordinated Indebtedness of the Company or a Subsidiary, so long as such Subordinated Indebtedness is permitted under the covenant described under "-- Limitation on Indebtedness" and (x) is subordinated to the Notes at least to the same extent as the Subordinated Indebtedness so exchanged, purchased or redeemed, (y) has a stated maturity later than the stated maturity of the Subordinated Indebtedness so exchanged, purchased or redeemed and (z) has an Average Life at the time incurred that is greater than the remaining Average Life of the Subordinated Indebtedness so exchanged, purchased or redeemed; (D) Investments in any Joint Ventures and foreign Subsidiaries not constituting Guarantors in an aggregate amount not to exceed $5 million; (E) the payment of any dividend or distribution by a Subsidiary of the Company or any of its Wholly Owned Subsidiaries; (F) so long as no Default or Event of Default shall have occurred and be continuing or should occur as a consequence thereof, the repurchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any employee of the Company or any of its Subsidiaries, provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Capital Stock pursuant to the terms of an employee benefit plan or employment or similar agreement shall not exceed $500,000 in any calendar year; and (G) the acquisition of Capital Stock by the Company in connection with the exercise of stock options or stock appreciation rights by way of cashless exercise or in connection with the satisfaction of withholding tax obligations. Notwithstanding the foregoing, the amount available for Investments in Joint Ventures and foreign Subsidiaries pursuant to clause (D) of the preceding sentence may be increased by the aggregate amount received by the Company and its Subsidiaries from a Joint Venture or a foreign Subsidiary on or before such date resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances or other transfers of Property made to such Joint Venture or foreign Subsidiary (but only to the extent such interest, dividends, repayments or other transfers of Property are not included in the calculation of Consolidated Net Income). Restricted Payments permitted to be made as described in the first sentence of this paragraph will be excluded in calculating the amount of Restricted Payments thereafter, except that any such Restricted Payments permitted to be made pursuant to clauses (A), (D), (E) (but only to the extent paid to someone other than the Company or any of its Wholly Owned Subsidiaries) and (F) will be included in calculating the amount of Restricted Payments thereafter.

       For purposes of this covenant, if a particular Restricted Payment involves a non-cash payment, including a distribution of assets, then such Restricted Payment shall be deemed to be an amount equal to the cash portion of such Restricted Payment, if any, plus an amount equal to the Fair Market Value of the non-cash portion of such Restricted Payment.

       Limitation on Indebtedness. The Company will not, and will not permit any Subsidiary to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness), unless after giving pro forma effect to the incurrence of such Indebtedness, the Consolidated Interest Coverage Ratio for the Determination Period preceding the Transaction Date is at least 2.5 to 1.0. Notwithstanding the foregoing, the Company or any Subsidiary (subject to the following paragraph) may incur Permitted Indebtedness. Any Indebtedness of a Person existing at time at which such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Subsidiary at the time at which it becomes a Subsidiary.

       Limitation on Subsidiary Indebtedness and Preferred Stock. Subject to the covenant captioned "Limitation on Indebtedness," the Company will not permit any Subsidiary to, directly or indirectly, incur any Indebtedness or issue any Preferred Stock except:

              (a) Indebtedness or Preferred Stock issued to and held by the Company, a Guarantor or a Wholly Owned Subsidiary, so long as any transfer of such Indebtedness or Preferred Stock to a Person other than the Company, Guarantor or a Wholly Owned Subsidiary will be deemed to constitute an incurrence of such Indebtedness or Preferred Stock by the issuer thereof as of the date of such transfer;

              (b) Acquired Indebtedness or Preferred Stock of a Subsidiary issued and outstanding prior to the date on which such Subsidiary was acquired by the Company (other than Indebtedness or Preferred Stock issued in connection with or in anticipation of such acquisition);

              (c) Indebtedness or Preferred Stock outstanding on the Issue Date and listed in a schedule attached to the Indenture;

              (d) Indebtedness described in clauses (b), (c), (d), (e), (f),
       (g), (h), (k) and (n) under the definition of "Permitted Indebtedness";

              (e) Permitted Subsidiary Refinancing Indebtedness of such Subsidiary;

              (f) Indebtedness or Preferred Stock issued in exchange for, or the proceeds of which are used to refinance, repurchase or redeem, Indebtedness or Preferred Stock described in clauses (a) and (c) of this paragraph (the "Retired Indebtedness or Stock"), provided that the Indebtedness or the Preferred Stock so issued has (i) a principal amount or liquidation value, as the case may be, not in excess of the principal amount or liquidation value of the Retired Indebtedness or Stock plus related expenses for redemption and issuance, (ii) a final redemption date later than the stated maturity or final redemption date (if any) of the Retired Indebtedness or Stock and (iii) an Average Life at the time of issuance of such Indebtedness or Preferred Stock that is greater than the Average Life of the Retired Indebtedness or Stock;

              (g) Indebtedness of a Subsidiary which represents the assumption by such Subsidiary of Indebtedness of another Subsidiary in connection with a merger of such Subsidiaries, provided that no Subsidiary or any successor (by way of merger) thereto existing on the Issue Date shall assume or otherwise become responsible for any Indebtedness of an entity which is not a Subsidiary on the Issue Date, except to the extent that a Subsidiary would be permitted to incur such Indebtedness under this paragraph;

              (h) Non-Recourse Indebtedness incurred by a foreign Subsidiary not constituting a Guarantor; and

              (i) Indebtedness incurred to finance all or a part of the purchase price or construction, repair or improvement cost of Property acquired, constructed, repaired or improved after the Issue Date.

       Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries. The Company will not, and will not permit any Subsidiary, directly or indirectly, to create, enter into any agreement with any Person or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind which by its terms restricts the ability of any Subsidiary to (a) pay dividends, in cash or otherwise, or make any other distributions on its Capital Stock to the Company or any Subsidiary, (b) pay any Indebtedness owed to the Company or any Subsidiary, (c) make loans or advances to the Company or any Subsidiary or (d) transfer any of its Property or assets to the Company or any Subsidiary except any encumbrance or restriction contained in any agreement or instrument:

              (i)    existing on the Issue Date;

              (ii) relating to any Property or assets acquired after the Issue Date, so long as such encumbrance or restriction relates only to the Property or assets so acquired and is not and are not created in anticipation of such acquisition;

              (iii) relating to any Acquired Indebtedness of any Subsidiary at the date on which such Subsidiary was acquired by the Company or any Subsidiary (other than Indebtedness incurred in anticipation of such acquisition);

              (iv) effecting a refinancing of Indebtedness incurred pursuant to an agreement referred to in the foregoing clauses (i) through (iii), so long as the encumbrances and restrictions contained in any such refinancing agreement are no more restrictive than the encumbrances and restrictions contained in such agreements;

              (v) constituting customary provisions restricting subletting or assignment of any lease of the Company or any Subsidiary or provisions in license agreements or similar agreements that restrict the assignment of such agreement or any rights thereunder;

              (vi) constituting restrictions on the sale or other disposition of any Property securing Indebtedness as a result of a Permitted Lien on such Property;

              (vii) constituting any temporary encumbrance or restriction with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or Property and assets of, such Subsidiary;

              (viii) existing under or by reason of applicable law, rules or regulations, or any order or ruling by any governmental authority;

              (ix) constituting customary restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business;

              (x) constituting restrictions with respect to a Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the capital stock or assets of such Subsidiary pending the closing of such sale or disposition; or

              (xi) constituting provisions contained in agreements or instruments relating to Indebtedness which prohibit the transfer of all or substantially all of the assets of the obligor thereunder unless the transferee shall assume the obligations of the obligor under such agreement or instrument.

       Limitation on Asset Sales. The Company will not engage in, and will not permit any Subsidiary to engage in, any Asset Sale unless (a) except in the case of an Asset Sale resulting from the requisition of title to, seizure or forfeiture of any Property or assets or any actual or constructive total loss or an agreed or compromised total loss the Company or such Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the Property; and (b) at least 75% of such consideration consists of Cash Proceeds (or the assumption of Indebtedness of the Company or such Subsidiary relating to the Capital Stock or Property or asset that was the subject of such Asset Sale and the unconditional release of the Company or such Subsidiary from such Indebtedness); and (c) the Company delivers to the Trustee an Officers' Certificate certifying that such Asset Sale complies with clauses (a) and (b); provided, however that any Asset Sale pursuant to a condemnation, appropriation or other similar taking, including by deed in lieu of condemnation, or pursuant to the foreclosure or other enforcement of a Permitted Lien or exercise by the related lienholder of rights with respect thereto, including by deed or assignment in lieu of foreclosure shall not be required to satisfy the conditions set forth in clauses (a) and (b) of this sentence. The Company or such Subsidiary, as the case may be, may apply the Net Available Proceeds from each Asset Sale (x) to the acquisition of one or more Replacement Assets, or (y) to repurchase or repay Senior Debt (with a permanent reduction of availability in the case of revolving credit borrowings); provided that such acquisition or such repurchase or repayment shall be made within 365 days after the consummation of the relevant Asset Sale; provided, further, however, that the amount of (A) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet or in the notes thereto) of the Company or any Subsidiary that are assumed by the transferee of any such assets and (B) any notes or other obligations received by the Company or any such Subsidiary from such transferee that are converted by the Company or such Subsidiary into cash (to the extent of the case received) within 90 days of such Asset Sale, shall be deemed to be cash for purposes of this provision.

       Any Net Available Proceeds from any Asset Sale that are not used to so acquire Replacement Assets or to repurchase or repay Senior Debt within 365 days after consummation of the relevant Asset Sale constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10 million, the Company shall within 30 days thereafter be required to make an offer to all Holders of Notes and other Indebtedness that ranks by its terms pari passu in right of payment with the Notes and the terms of which contain substantially similar requirements with respect to the application of net proceeds from asset sales as are contained in the Indenture (an "Asset Sale Offer") to purchase on a pro rata basis the maximum principal amount of the Notes, that is an integral multiple of $1,000, that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase, in accordance with the procedures set forth in the Indenture. If the aggregate principal amount of Notes surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset to zero and the Company may use any remaining amount for general corporate purposes. Pending the final application of any such Net Available Proceeds, the Company may temporarily reduce Indebtedness under any Credit Facility or otherwise invest such Net Available Proceeds in any manner that is not prohibited by the Indenture.

       The Company will comply with any applicable tender offer rules (including, without limitation, any applicable requirements of Rule 14e-1 under the Exchange Act) in the event that an Asset Sale Offer is required under the circumstances described herein.

       Limitation on Sale and Lease-Back Transactions. The Company will not, and will not permit any Subsidiary to, directly or indirectly, enter into, assume, guarantee or otherwise become liable with respect to any Sale and Lease-Back Transaction unless (i) the proceeds from such Sale and Lease-Back Transaction are at least equal to the Fair Market Value of such Property being transferred and (ii) the Company or such Subsidiary would have been permitted to enter into such transaction under the covenants described in "-- Certain Covenants -- Limitation on Indebtedness" and "-- Certain Covenants -- Limitation on Liens," and "-- Certain Covenants -- Limitation on Subsidiary Indebtedness and Preferred Stock."

       Limitation on Liens. The Company will not, and will not permit any Subsidiary to, directly or indirectly, create, affirm, incur, assume or suffer to exist any Liens of any kind other than Permitted Liens on or with respect to any Property of the Company or such Subsidiary or any interest therein or any income or profits therefrom, whether owned at the Issue Date or thereafter acquired, without effectively providing that the Notes shall be secured equally and ratably with (or prior to) the Indebtedness so secured for so long as such obligations are so secured.

       Limitation on Guarantees by Guarantors. The Company will not permit any Guarantor to guarantee the payment of any Subordinated Indebtedness of the Company unless such guarantee shall be subordinated to such Guarantor's Guarantee at least to the same extent as such Subordinated Indebtedness is subordinated to the Notes; provided that this covenant will not be applicable to any guarantee of any Guarantor that (i) existed at the time at which such Person became a Subsidiary of the Company and (ii) was not incurred in connection with, or in contemplation of, such Person becoming a Subsidiary of the Company.

       Unrestricted Subsidiaries. The Indenture provides that the Company may designate a subsidiary (including a newly formed or newly acquired subsidiary) of the Company or any of its Subsidiaries as an Unrestricted Subsidiary; provided that (i) immediately after giving effect to the transaction, the Company could incur $1.00 of additional Indebtedness pursuant to the first sentence of "-- Certain Covenants -- Limitation on Indebtedness" and (ii) such designation is at the time permitted under "-- Certain Covenants -- Limitation on Restricted Payments."

Notwithstanding any provisions of this covenant all subsidiaries of an Unrestricted Subsidiary will be Unrestricted Subsidiaries.

       The Indenture further provides that the Company will not, and will not permit any of its Subsidiaries to, take any action or enter into any transaction or series of transactions that would result in a Person (other than a subsidiary having no outstanding Indebtedness (other than Indebtedness to the Company or a Subsidiary) at the date of determination) becoming a Subsidiary (whether through an acquisition, the redesignation of an Unrestricted Subsidiary or otherwise) unless, after giving effect to such action, transaction or series of transactions on a pro forma basis, (i) the Company could incur at least $1.00 of additional Indebtedness pursuant to the first sentence of "-- Certain Covenants -- Limitation on Indebtedness" and (ii) no Default or Event of Default would occur.

       Subject to the preceding paragraphs, an Unrestricted Subsidiary may be redesignated as a Subsidiary. The designation of a subsidiary as an Unrestricted Subsidiary or the designation of an Unrestricted Subsidiary as a Subsidiary in compliance with the preceding paragraphs shall be made by the Board of Directors pursuant to a Board Resolution delivered to the Trustee and shall be effective as of the date specified in such Board Resolution, which shall not be prior to the date such Board Resolution is delivered to the Trustee. Any Unrestricted Subsidiary shall become a Subsidiary if it incurs any Indebtedness other than Non-Recourse Indebtedness. If at any time Indebtedness of an Unrestricted Subsidiary which was Non-Recourse Indebtedness no longer so qualifies, such Indebtedness shall be deemed to have been incurred when such Non-Recourse Indebtedness becomes Indebtedness.

       Limitations on Line of Business. The Indenture provides that neither the Company nor any of its Subsidiaries will directly or indirectly engage to any substantial extent in any line or lines of business activity other than a Related Business.

       Reports. The Indenture provides that, whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, the Company shall file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to such Section 13(a) or 15(d) or any successor provision thereto if the Company were subject thereto, such documents to be filed with the Commission on or prior to the respective dates (the "Required Filing Dates") by which the Company would have been required to file them. The Company shall also (whether or not it is required to file reports with the Commission), within 30 days of each Required Filing Date, (i) transmit by mail to all holders of Notes, as their names and addresses appear in the applicable Security Register, without cost to such holders or Persons, and (ii) file with the Trustee, copies of the annual reports, quarterly reports and other documents (without exhibits) which the Company has filed or would have filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act, any successor provisions thereto or this covenant. The Company shall not be required to file any report with the Commission if the Commission does not permit such filing.

CONSOLIDATION, MERGER, CONVEYANCE, LEASE OR TRANSFER

       The Company will not, in any transaction or series of transactions, consolidate with or merge into any other Person (other than a merger of a Subsidiary into the Company in which the Company is the continuing Person), or continue in a new jurisdiction or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Property and assets of the Company and the Subsidiaries, taken as a whole, to any Person, unless

              (i) either (a) the Company shall be the continuing Person or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged, or the Person which acquires, by sale, assignment, conveyance, transfer, lease or disposition, all or substantially all of the Property and assets of the Company and the Subsidiaries, taken as a whole (such Person, the "Surviving Entity"), shall be a Person organized and validly existing under the laws of the United States of America, any political subdivision thereof or any state thereof or the District of Columbia, and shall expressly assume, by a supplemental indenture, the due and punctual payment of the principal of (and premium, if any) and interest on all the Notes and the performance of the Company's covenants and obligations under the Indenture;

              (ii) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), no Event of Default or Default shall have occurred and be continuing or would result therefrom;

              (iii) immediately after giving effect to such transaction or series of transactions on a pro forma basis (including, without limitation, any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction or series of transactions), the Company (or the Surviving Entity if the Company is not continuing) shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transactions; and

              (iv) immediately after giving effect to any such transaction or series of transactions on a pro forma basis as if such transaction or series of transactions had occurred on the first day of the Determination Period, the Company (or the Surviving Entity if the Company is not continuing) would be permitted to incur $1.00 of additional Indebtedness pursuant to the test described in the first sentence under the caption "-- Certain Covenants -- Limitation on Indebtedness."

       The provision of clause (iv) shall not apply to any merger or consolidation into or with, or any such transfer of all or substantially all of the Property and assets of the Company and the Subsidiaries taken as a whole into, the Company or a Wholly Owned Subsidiary.

       In connection with any consolidation, merger, transfer of assets or other transactions contemplated by this provision, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, conveyance or transfer and the supplemental indenture in respect thereto comply with the provisions of the Indenture and that all conditions precedent in the Indenture relating to such transactions have been complied with.

       Upon any transaction or series of transactions that are of the type described in, and are effected in accordance with, the foregoing paragraphs, the Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such Surviving Entity had been named as the Company in the Indenture; and when a Surviving Person duly assumes all of the obligations and covenants of the Company pursuant to the Indenture and the Notes, except in the case of a lease, the predecessor Person shall be relieved of all such obligations.

EVENTS OF DEFAULT

       Each of the following is an "Event of Default" under the Indenture:

              (a) default in the payment of interest on any Note issued pursuant to the Indenture when the same becomes due and payable, and the continuance of such default for a period of 30 days;

              (b) default in the payment of the principal of (or premium, if any, on) any Note issued pursuant to the Indenture at its Maturity, whether upon optional redemption, required repurchase (including pursuant to a Change of Control Offer or an Asset Sale Offer) or otherwise or the failure to make an offer to purchase any such Note as required;

              (c) the Company fails to comply with any of its covenants or agreements contained in "-- Change of Control," "-- Certain Covenants -- Limitation on Restricted Payments," "-- Certain Covenants -- Limitation on Asset Sales," "-- Certain Covenants -- Limitation on Indebtedness," "-- Certain Covenants -- Limitations on Subsidiary Indebtedness and Preferred Stock," "-- Certain Covenants -- Limitation on Sale and Lease-back Transactions" or "-- Consolidation, Merger, Conveyance, Lease or Transfer";

              (d) default in the performance, or breach, of any covenant or warranty of the Company in the Indenture (other than a covenant or warranty addressed in clause (a), (b) or (c) above) and continuance of such Default or breach for a period of 60 days after written notice thereof has been given to the Company by the Trustee or to the Company and the Trustee by holders of at least 25% of the aggregate principal amount at Stated Maturity of the outstanding Notes;

              (e) Indebtedness of the Company or any Subsidiary (other than Non-Recourse Indebtedness) is not paid when due within the applicable grace period, if any, or is accelerated by the holders thereof and, in either case, the principal amount of such unpaid or accelerated Indebtedness exceeds $10 million;

              (f) the entry by a court of competent jurisdiction of one or more final judgments against the Company or any Subsidiary in an uninsured or unindemnified aggregate amount in excess of $10 million which is not discharged, waived, appealed, stayed, bonded or satisfied for a period of 60 consecutive days;

              (g) the entry by a court having jurisdiction in the premises of
       (i) a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state, or foreign bankruptcy, insolvency, or other similar law or (ii) a decree or order adjudging the Company or any Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state or foreign bankruptcy, insolvency, or similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of the Property or assets of the Company or any Significant Subsidiary, or ordering the winding up or liquidation of the affairs of the Company or any Significant Subsidiary, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

              (h) (i) the commencement by the Company or any Significant Subsidiary of a voluntary case or proceeding under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state or foreign bankruptcy, insolvency or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent; or (ii) the consent by the Company or any Significant Subsidiary to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state, or foreign bankruptcy, insolvency or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Significant Subsidiary; or (iii) the filing by the Company or any Significant Subsidiary of a petition or answer or consent seeking reorganization or relief under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state or foreign bankruptcy, insolvency or other similar law; or (iv) the consent by the Company or any Significant Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or of any substantial part of the Property or assets of the Company or any Significant Subsidiary or of any substantial part of the Property or assets of the Company or any Significant Subsidiary, or the making by the Company or any Significant Subsidiary of an assignment for the benefit of creditors; or (v) the admission by the Company or any Significant Subsidiary in writing of its inability to pay its debts generally as they become due; or (vi) the taking of corporate action by the Company or any Significant Subsidiary in furtherance of any such action; or

              (i) any Guarantee shall for any reason cease to be, or be asserted by the Company or any Guarantor, as applicable, not to be, in full force and effect (except pursuant to the release of any such Guarantee in accordance with the Indenture).

       If any Event of Default (other than an Event of Default specified in clause (g) or (h) above) occurs and is continuing, then and in every such case the Trustee or the holders of not less than 25% of the outstanding aggregate principal amount at Stated Maturity of the Notes, may declare the principal amount at Stated Maturity, premium, if any, and any accrued and unpaid interest on all such Notes then outstanding to be immediately due and payable by a notice in writing to the Company (and to the Trustee if given by holders of such Notes), and upon any such declaration all amounts payable in respect of the Notes will become and be immediately due and payable. If any Event of Default specified in clause (g) or (h) above occurs, the principal amount at Stated Maturity, premium, if any, and any accrued and unpaid interest on the Notes then outstanding shall become immediately due and payable without any declaration or other act on the part of the Trustee or any holder of such Notes. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied, or cured or waived by the holders of the relevant Indebtedness within 30 days after such event of default; provided that no judgment or decree for the payment of the money due on the Notes has been obtained by the Trustee as provided in the Indenture. Under certain circumstances, the holders of a majority in principal amount at Stated Maturity of the outstanding Notes by notice to the Company and the Trustee may rescind an acceleration and its consequences.

       The holders of a majority in principal amount at Stated Maturity of the Notes then outstanding by notice to the Trustee may waive an existing Default and its consequences under the Indenture except (a) a Default in the payment of interest on, or the principal of, such Notes or (b) a Default in respect of a provision that under the "Defeasance and Discharge" section of the Indenture cannot be amended without the consent of each holder of Notes affected. Subject to the provisions of the Indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of any of the holders, unless such holders have offered to such Trustee reasonable security or indemnity. Subject to the provisions of the Indenture and applicable law, the holders of a majority in aggregate principal amount at Stated Maturity of the Notes at the time outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee.

       The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required within five Business Days after becoming aware of any Default or Event of Default, to deliver to the Trustee a statement describing such Default or Event of Default, its status and what action the Company is taking or proposes to take with respect thereto.

NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS

       No director, officer, employee, incorporator or stockholder of the Company, the Subsidiaries or the Unrestricted Subsidiaries, as such, shall have any liability for any obligations of the Company under the Notes, the Guarantees or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Securities and Exchange Commission that such a waiver is against public policy.

AMENDMENT, SUPPLEMENT AND WAIVER

       The Company, the Guarantors and the Trustee may, at any time and from time to time, without notice to or consent of any holder, enter into one or more indentures supplemental to the Indenture (a) to evidence the succession of another Person to the Company and the Guarantors and the assumption by such successor of the covenants and Obligations of the Company under the Indenture and contained in the Notes and the Guarantors contained in the Indenture and the Guarantees, (b) to add to the covenants of the Company, for the benefit of the holders, or to surrender any right or power conferred upon the Company or the Guarantors by the Indenture, (c) to add any additional Events of Default, (d) to provide for uncertificated Notes in addition to or in place of certificated Notes, (e) to evidence and provide for the acceptance of appointment under the Indenture by the successor Trustee, (f) to secure the Notes and/or the Guarantees, (g) to cure any ambiguity, to correct or supplement any provision in the Indenture which may be inconsistent with any other provision therein or to add any other provisions with respect to matters or questions arising under the Indenture, provided that such actions will not adversely affect the interests of the holders in any material respect or (h) to add or release any Guarantor pursuant to the terms of the Indenture.

       With the consent of the holders of not less than a majority in principal amount at Stated Maturity of the outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for the Notes), the Company, the Guarantors and the Trustee may enter into one or more indentures supplemental to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the holders; provided, however, that no such supplemental indenture will, without the consent of the holder of each outstanding Note affected thereby, (a) change the Stated Maturity of the principal of, or any installment of interest on, any Note, or reduce the principal amount thereof (or premium, if any), or the interest thereon that would be due and payable upon Maturity thereof, or change the place of payment where, or the coin or currency in which, any Note or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, (b) reduce the percentage in principal amount at Stated Maturity of the Outstanding Notes, the consent of whose Holders is necessary for any such supplemental indenture or required for any waiver of compliance with certain provisions of the Indenture, or certain Defaults thereunder, (c) modify the Obligations of the Company to make offers to purchase Notes upon a Change of Control or from the proceeds of Asset Sales, (d) subordinate in right of payment, or otherwise subordinate, the Notes or the Guarantees to any other Indebtedness, (e) amend, supplement or otherwise modify the provisions of the Indenture relating to Guarantees or (f) modify any of the provisions of this paragraph (except to increase any percentage set forth herein or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holders of each outstanding Note affected thereby).

       The holders of not less than a majority in principal amount at Stated Maturity of the outstanding Notes may, by notice to the Trustee, waive an existing Default under the Indenture and its consequences, except a Default or Event of Default (a) in the payment of the principal of or interest on any Note or (b) in respect of a covenant or provision hereof which under the proviso to the prior paragraph cannot be modified or amended without the consent of the holder of each outstanding Note affected.

SATISFACTION AND DISCHARGE OF THE INDENTURE; DEFEASANCE

       The Company may terminate its obligations and the obligations of the Guarantors under the Notes, the Indenture, and the Guarantees when (i) either
(A) all outstanding Notes have been delivered to the Trustee for cancellation or
(B) all such Notes not therefore delivered to the Trustee for cancellation have become due and payable, will become due and payable within one year or are to be called for redemption within one year under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Company, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of (premium, if any, on) and interest to the date of deposit or Maturity or date of redemption; (ii) the Company has paid or caused to be paid all sums then due and payable by the Company under the Indenture; and (iii) the Company has delivered an Officers' Certificate and an opinion of counsel relating to compliance with the conditions set forth in the Indenture.

       The Company, at its election, shall (a) be deemed to have paid and discharged its debt on the Notes and the Indenture and Guarantees shall cease to be of further effect as to all outstanding Notes (except as to (i) rights of registration of transfer, substitution and exchange of Notes, (ii) the Company's right of optional redemption, (iii) rights of holders to receive payments of principal of, premium, if any, and interest on the Notes (but not the Change of Control Purchase Price or the Asset Sale Offer Purchase Price) and any rights of the holders with respect to such amounts, (iv) the rights, obligations and immunities of the Trustee under the Indenture, and (v) certain other specified provisions in the Indenture) or (b) cease to be under any obligation to comply with certain restrictive covenants that are described in the Indenture, after the irrevocable deposit by the Company with the Trustee, in trust for the benefit of the holders, at any time prior to the Stated Maturity of the Notes, of (A) money in an amount, (B) U.S. Government Obligations which through the payment of interest and principal will provide, not later than one day before the due date of payment in respect of such Notes, money in an amount, or (C) a combination thereof sufficient to pay and discharge the principal of, premium, if any on, and interest on, such Notes then outstanding on the dates on which any such payments are due in accordance with the terms of the Indenture and of such Notes. Such defeasance or covenant defeasance shall be deemed to occur only if certain conditions are satisfied, including, among other things, delivery by the Company to the

Trustee of an opinion of outside counsel acceptable to the Trustee to the effect that (i) such deposit, defeasance and discharge will not be deemed, or result in, a taxable event for federal income tax purposes with respect to the holders; and (ii) the Company's deposit will not result in the trust or such Trustee being subject to regulation under the Investment Company Act of 1940.

CERTAIN DEFINITIONS

       Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any capitalized terms used herein for which no definition is provided.

       "Acquired Indebtedness" means, with respect to any specified Person, (a) Indebtedness of any other Person existing at the time such other Person merged with or into or became a subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a subsidiary of such specified Person, but excluding Indebtedness which is extinguished, retired or repaid in connection with such other Person merging with or into or becoming a subsidiary of such specified Person, and (b) Indebtedness existing and secured by an asset acquired by such specified Person but not incurred in contemplation of such acquisition.

       "Adjusted Net Assets" of a Guarantor at any date shall mean the amount by which the fair value of the properties and assets of such Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities (after giving effect to all other fixed and contingent liabilities incurred or assumed on such date), but excluding liabilities under its Guarantee, of such Guarantor at such date.

       "Affiliate" of any specified Person means another Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, however, that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

       "Asset Sale" means any direct or indirect sale, conveyance, transfer, lease or other disposition (including, without limitation, by way of merger or consolidation or by means of a Sale and Lease-Back Transaction) by the Company or any Subsidiary to any Person other than the Company, a Guarantor or a Subsidiary, in one transaction, or a series of related transactions, of (i) any Capital Stock of any Subsidiary (except for directors' qualifying shares or minority interests sold to other Persons solely due to local law requirements that there be more than one stockholder, but which are not in excess of what is required for such purpose), or (ii) any other Property or assets of the Company or any Subsidiary, other than (A) sales of drill-string components and obsolete or worn out equipment in the ordinary course of business or other assets that, in the Company's reasonable judgment, are no longer used or useful in the conduct of the business of the Company and its Subsidiaries), (B) any drilling contract, charter or other lease of Property or other assets entered into by the Company or any Subsidiary in the ordinary course of business, (C) a Restricted Payment or Restricted Investment permitted under "-- Certain Covenants -- Limitation on Restricted Payments," (D) a Change of Control, (E) a sale, lease, consolidation, merger, continuance or the disposition of all or substantially all of the assets of the Company and the Subsidiaries, taken as a whole in compliance with the provision of the Indenture described in "-- Consolidation, Merger, Conveyance, Lease or Transfer," (F) any trade or exchange by the Company or any Subsidiary of one or more drilling rigs for one or more other drilling rigs of like kind owned or held by another Person, provided that (x) the Fair Value of the rig or rigs traded or exchanged by the Company or such Subsidiary (including cash or cash equivalents to be delivered by the Company or such Subsidiary) is reasonably equivalent to the Fair Value of the drilling rig or rigs (together with cash or cash equivalents to be received by the Company or such Subsidiary) or other assets having a Fair Market Value in excess of $10 million as determined by written appraisal by a nationally (or industry) recognized investment banking firm or appraisal firm and (y) such exchange is approved by a majority of the disinterested directors of the Company and (G) any transfer of assets pursuant to a Permitted Investment. An Asset Sale shall include the requisition of title to, seizure of or forfeiture of any Property or assets, or any actual or constructive total loss or an agreed or compromised total loss of any Property or assets.

       "Attributable Indebtedness" in respect of a Sale and Lease-Back Transaction means, at any date of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items which do not constitute payments for property rights) during the remaining term of the lease (or to the first date on which the lessee is permitted to terminate such lease without the payment of a penalty) included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended).

       "Average Life" means, as of any date, with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of (x) the number of years from such date to the date of each scheduled principal payment (including any sinking fund or mandatory redemption payment requirements) of such debt security multiplied in each case by (y) the amount of such principal payment by (ii) the sum of all such principal payments.

       "Capital Lease Obligation" means, at any time as to any Person with respect to any Property leased by such Person as lessee, the amount of the liability with respect to such lease that would be required at such time to be capitalized and accounted for as a capital lease on the balance sheet of such Person prepared in accordance with GAAP.

       "Capital Stock" in any Person means any and all shares, interests, membership interests, partnership interests, participations or other equivalents in the equity interest (however designated) in such Person and any rights (other than debt securities convertible into an equity interest), warrants or options to acquire any equity interest in such Person.

       "Cash Proceeds" means, with respect to any Asset Sale by any Person, the aggregate consideration received for such Asset Sale by such Person in the form of cash or cash equivalents (including any amounts of insurance or other proceeds received in connection with an Asset Sale of the type described in the last sentence of the definition thereof), including payments in respect of deferred payment obligations when received in the form of cash or cash equivalents (except to the extent that such obligations are financed or sold with recourse to such Person or any subsidiary thereof).

       "Change of Control" means (i) a determination by the Company that any Person or group (as defined in Section 13(d)(3) or 14(d)(2) of the Exchange Act) has become the direct or beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the Voting Stock of the Company other than Permitted Holders; (ii) the Company is merged with or into or consolidated with another corporation and, immediately after giving effect to the merger or consolidation, less than 50% of the outstanding voting securities entitled to vote generally in the election of directors or persons who serve similar functions of the surviving or resulting entity are then beneficially owned (within the meaning of Rule 13d-3 of the Exchange Act) in the aggregate by (x) the stockholders of the Company immediately prior to such merger or consolidation, or (y) if the record date has been set to determine the stockholders of the Company entitled to vote on such merger or consolidation, the stockholders of the Company as of such a record date; (iii) the Company, either individually or in conjunction with one or more Subsidiaries, sells, conveys, transfers or leases, or the Subsidiaries sell, convey, transfer or lease, all or substantially all of the assets of the Company or the Company and the Subsidiaries, taken as a whole (either in one transaction or a series of related transactions), including Capital Stock of the Subsidiaries, to any Person (other than a Wholly Owned Subsidiary); (iv) the liquidation or dissolution of the Company; or (v) the first day on which a majority of the individuals who constitute the Board of Directors of the Company are not Continuing Directors.

       "Consolidated Interest Coverage Ratio" means as of the date of the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio (the "Transaction Date"), the ratio of (i) the lesser of the aggregate amount of EBITDA of the Company and its consolidated Subsidiaries for either (a) the four fiscal quarters immediately prior to the applicable Transaction Date for which financial information in respect thereof is available or (b) the immediately preceding fiscal quarter for which financial information in respect thereof is available multiplied by four (the period yielding such lesser amount shall be the "Determination Period"), to (ii) the aggregate Consolidated Interest Expense of the Company and its consolidated Subsidiaries that is anticipated to accrue during a period consisting of the fiscal quarter in which the Transaction Date occurs and the three fiscal quarters immediately subsequent thereto (based upon the pro forma amount and maturity of, and interest payments in respect of, Indebtedness of the Company and its consolidated Subsidiaries expected by the Company to be outstanding on the Transaction Date), assuming for the purposes of this measurement the continuation of market interest rates prevailing on the Transaction Date and base interest rates in respect of floating interest rate obligations equal to the base interest rates on such obligations in effect as of the Transaction Date, provided that if the Company or any of its consolidated Subsidiaries is a party to any Interest Swap Obligation that would have the effect of changing the interest rate on any Indebtedness of the Company or any of its consolidated Subsidiaries for such four-quarter period (or portion thereof), the resulting rate shall be used for such four-quarter period (or portion thereof); provided, further, that any Consolidated Interest Expense of the Company with respect to Indebtedness incurred or retired by the Company or any of its Subsidiaries during the fiscal quarter in which the Transaction Date occurs shall be calculated as if such debt was incurred or retired on the first day of the fiscal quarter in which the Transaction Date occurs; provided, further, that if the transaction giving rise to the need to calculate the Consolidated Interest Coverage Ratio would have the effect of increasing or decreasing EBITDA in the future and if such increase or decrease is readily quantifiable and is attributable to such transaction, EBITDA shall be calculated on a pro forma basis as if such transaction had occurred on the first day of the Determination Period referred to in clause (i) of this definition, and if, during the same Determination Period, (x) the Company or any of its consolidated Subsidiaries shall have engaged in any Asset Sale, EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive), or increased by an amount equal to the EBITDA (if negative), directly attributable to the assets which are the subject of such Asset Sale for such period calculated on a pro forma basis as if such Asset Sale and any related retirement of Indebtedness had occurred on the first day of such period or (y) after the Issue Date, the Company or any of its consolidated Subsidiaries shall have acquired any material assets other than in the ordinary course of business, EBITDA and Consolidated Interest Expense shall be calculated on a pro forma basis as if such acquisition had occurred on the first day of such period.

       "Consolidated Interest Expense" means, with respect to any Person for any period, without duplication (A) the sum of (i) the aggregate amount of cash and noncash interest expense (including capitalized interest) of such Person and its subsidiaries for such period as determined on a consolidated basis in accordance with GAAP in respect of Indebtedness (including, without limitation, (v) any amortization of debt discount, (w) net costs associated with Interest Swap Obligations (including any amortization of discounts), (x) the interest portion of any deferred payment obligation calculated in accordance with the effective interest method, (y) all accrued interest and (z) all commissions, discounts and other fees and charges owed with respect to letters of credit, bankers acceptances or similar facilities) paid or accrued, or scheduled to be paid or accrued, during such period; (ii) dividends on Preferred Stock or Redeemable Stock of such Person (and Preferred Stock or Redeemable Stock of its subsidiaries if paid to a Person other than such Person or its subsidiaries) declared and payable in cash; (iii) the portion of any rental obligation of such Person or its subsidiaries in respect of any Capital Lease Obligation allocable to interest expense in accordance with GAAP; (iv) the portion of any rental obligation of such Person or its subsidiaries in respect of any Sale and Lease-Back Transaction allocable to interest expense (determined as if such were treated as a Capital Lease Obligation); and (v) to the extent any debt of any other Person is guaranteed by such Person or any of its subsidiaries, the aggregate amount of interest paid, accrued or scheduled to be paid or accrued, by such other Person during such period attributable to any such debt, less (B) to the extent included in (A) above, amortization or write-off of deferred financing costs of such Person and its subsidiaries during such period and any charge related or any premium or penalty paid in connection with redeeming or retiring any Indebtedness of such Person and its subsidiaries prior to its stated maturity; in the case of both (A) and (B) above, after elimination of intercompany accounts among such Person and its subsidiaries and as determined in accordance with GAAP. For purposes of clause (ii) above, dividend requirements attributable to any Preferred Stock or Redeemable Stock shall be deemed to be an amount equal to the amount of dividend requirements on such Preferred Stock or Redeemable Stock times a fraction, the numerator of which is one, and the denominator of which is one minus the applicable combined federal, state, local and foreign income tax rate of the Company and its Subsidiaries (expressed as a decimal), on a consolidated basis, for the fiscal year immediately preceding the date of the transaction giving rise to the need to calculate Consolidated Interest Expense.

       "Consolidated Net Income" of any Person means, for any period, the aggregate net income (or net loss, as the case may be) of such Person and its subsidiaries for such period on a consolidated basis, determined in accordance with GAAP, provided that there shall be excluded therefrom, without duplication,
(i) any net income of any Unrestricted

Subsidiary, except that the Company's or any Subsidiary's interest in the net income of such Unrestricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash or cash equivalents actually distributed by such Unrestricted Subsidiary during such period to the Company or a Subsidiary as a dividend or other distribution, (ii) gains and losses, net of taxes, from Asset Sales or reserves relating thereto, (iii) the net income of any Person that is not a subsidiary or that is accounted for by the equity method of accounting which shall be included only to the extent of the amount of dividends or distributions paid to such Person or its subsidiaries, (iv) items (but not loss items) classified as extraordinary, unusual or nonrecurring (other than the tax benefit, if any, of the utilization of net operating loss carryforwards or alternative minimum tax credits), (v) the net income (but not net loss) of any Person acquired by such specified Person or any of its subsidiaries in a pooling-of-interests transaction for any period prior to the date of such acquisition, (vi) any gain or loss, net of taxes, realized on the termination of any employee pension benefit plan, (vii) the net income (but not net loss) of any subsidiary of such specified Person to the extent that the transfer to that Person of that income is not at the time permitted, directly or indirectly, by any means (including by dividend, distribution, advance or loan or otherwise), by operation of the terms of its charter or any agreement with a Person other than with such specified Person, instrument held by a Person other than by such specified Person, judgment, decree, order, statute, law, rule or governmental regulations applicable to such subsidiary or its stockholders, except for any dividends or distributions actually paid by such subsidiary to such Person, (viii) with regard to a non-Wholly Owned Subsidiary, any aggregate net income (or loss) in excess of such Person's or such subsidiary's pro rata share of such non-Wholly Owned Subsidiary's net income (or loss) and (ix) the cumulative effect of any changes in accounting principles.

       "Consolidated Net Worth" of any Person means, as of any date, the sum of the Capital Stock and additional paid-in capital plus retained earnings (or minus accumulated deficit) on a consolidated basis at such date, less amounts attributable to Redeemable Stock of such Person or any of its subsidiaries with each item determined in accordance with GAAP.

       "Continuing Director" means an individual who (i) is a member of the Board of Directors of the Company and (ii) either (A) was a member of the Board of Directors of the Company on the Issue Date or (B) whose nomination for election or election to the Board of Directors of the Company was approved by vote of at least a majority of the directors then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved.

       "Currency Hedge Obligations" means, at any time as to any Person, the obligations of such Person at such time which were incurred in the ordinary course of business pursuant to any foreign currency exchange agreement, option or future contract or other similar agreement or arrangement designed to protect against or manage such Person's or any of its subsidiaries exposure to fluctuations in foreign currency exchange rates.

       "Default" means any event, act or condition the occurrence of which is, or after notice or the passage time or both would be, an Event of Default.

       "Determination Period" has the meaning specified under clause (i) of the definition of "Consolidated Interest Coverage Ratio."

       "EBITDA" means, with respect to any Person for any period, the sum of, without duplication, the amounts for such period, taken as a single accounting period, of the Consolidated Net Income of such Person for such period, plus to the extent reflected in the income statement of such Person for such period from which Consolidated Net Income is determined, without duplication, (i) Consolidated Interest Expense, (ii) income tax expense, (iii) depreciation expense, (iv) amortization expense, (v) any charge related to any premium or penalty paid in connection with redeeming or retiring any Indebtedness prior to its stated maturity and (vi) any other non-cash charges and minus, to the extent reflected in such income statement, any non-cash credits that had the effect of increasing Consolidated Net Income of such Person for such period.

       "Fair Market Value" means, with respect to consideration or other amount received or to be received pursuant to any transaction by any Person, the fair market value of such consideration or other amount as determined in good faith by the Board of Directors of the Company.

       "Fair Value" means, with respect to any asset or Property, the price which could be negotiated in an arm's-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

       "GAAP" means, at any date, United States generally accepted accounting principles, consistently applied, as set forth in the opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants ("AICPA") and statements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be designated by the AICPA, that are applicable to the circumstances as of the date of determination; provided, however, that all calculations made for purposes of determining compliance with the provisions set forth in the Indenture shall utilize GAAP in effect at the Issue Date.

       "Guarantee" means any guarantee of the Notes by any Guarantor in accordance with the provisions described under "-- Guarantees of Notes."

       "Guarantor" means each Subsidiary of the Company that is required to guarantee the Company's Obligations under the Notes and the Indenture as described in "-- Guarantees of Notes" and any other Subsidiary of the Company that executes a supplemental indenture in which such Subsidiary agrees to guarantee the Company's Obligations under the Notes and the Indenture.

       "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, suffer to exist, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP, of any such Indebtedness or obligation on the balance sheet of such Person (and "incurrence," "incurred," "incurrable" and "incurring" shall have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness. Indebtedness otherwise incurred by a Person before it becomes a Subsidiary shall be deemed to have been incurred at the time at which it becomes a Subsidiary.

       "Indebtedness" as applied to any Person means, at any time, without duplication, whether recourse is to all or a portion of the assets of such Person, and whether or not contingent, (i) any obligation of such Person for borrowed money; (ii) any obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, excluding accounts payable and accrued liabilities arising in the ordinary course of business; (iii) any obligation of such Person for all or any part of the purchase price of Property or for the cost of Property constructed or of improvements thereto (including any obligation under or in connection with any letter of credit related thereto), other than accounts payable incurred and accrued liabilities arising in respect of Property and services purchased in the ordinary course of business; (iv) any obligation of such Person upon which interest charges are customarily paid (other than accounts payable incurred in the ordinary course of business); (v) any obligation of such Person under conditional sale or other title retention agreements relating to purchased Property; (vi) any obligation of such Person issued or assumed as the deferred purchase price of Property (other than accounts payable incurred in the ordinary course of business; (vii) any Capital Lease Obligation or Attributable Indebtedness pursuant to any Sale and Lease-Back Transaction of such Person; (viii) any obligation of any other Person secured by (or for which the obligee thereof has an existing right, contingent or otherwise, to be secured by) any Lien on Property owned or acquired, whether or not any obligation secured thereby has been assumed, by such Person; (ix) any obligation of such Person in respect of any letter of credit supporting any obligation of any other Person described in clauses (i) through (viii); (x) the maximum fixed repurchase price of any Redeemable Stock of such Person (or if such Person is a Subsidiary, any Preferred Stock of such Person); (xi) the notional amount of any Interest Swap Obligation or Currency Hedge Obligation of such Person at the time of determination; and (xii) any obligation under a bond, note, payment guarantee or similar instrument which is in economic effect a guarantee, regardless of its characterization (other than an endorsement in the ordinary course of business), with respect to any Indebtedness of another Person, to the extent guaranteed. For purposes of the preceding sentence, the maximum fixed repurchase price of any Redeemable Stock or subsidiary Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Stock or subsidiary Preferred Stock as if such Redeemable Stock or subsidiary Preferred Stock were repurchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture Supplement; provided, however, that if such Redeemable Stock or subsidiary Preferred Stock is not then permitted to be repurchased, the repurchase price shall be the book value of such Redeemable Stock or subsidiary Preferred Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability of any guarantees at such date; provided that for purposes of calculating the amount of any non-interest bearing or other discount security, such Indebtedness shall be deemed to be the principal amount thereof that would be shown on the balance sheet of the issuer dated such date prepared in accordance with GAAP but that such security shall be deemed to have been incurred only on the date of the original issuance thereof.

       "Interest Swap Obligation" means, with respect to any Person, the obligation of such Person pursuant to any interest rate swap agreement, interest rate cap, collar or floor agreement or other similar agreement or arrangement designed to protect against or manage such Person's or any of its subsidiaries exposure to fluctuations in interest rates.

       "Investment" means, with respect to any Person, any direct, indirect investment in another Person, whether by means of a share purchase, capital contribution, loan, advance (other than advances to employees for moving and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or similar credit extension constituting Indebtedness of such other Person, and any guarantee of Indebtedness of any other Person; provided that the term "Investment" shall not include any transaction involving the purchase or other acquisition (including by way of merger) of Property (including Capital Stock) by the Company or any Subsidiary in exchange for Capital Stock (other than Redeemable Stock) of the Company. The amount of any Person's Investment shall be the original cost of such Investment to such Person, plus the cost of all additions thereto paid by such Person, and minus the amount of any portion of such Investment repaid or loaned to such Person as a repayment of principal or a return of capital, as the case may be, but without any other adjustments for increases or decreases in value, or write- ups, writedowns, or write-offs with respect to such Investment. In determining the amount of any Investment involving a transfer of any Property or assets other than cash, such Property or assets shall be valued at its Fair Value at the time of such transfer as determined in good faith by the board of directors (or comparable body) of the Person making such transfer. The Company shall be deemed to make an "Investment" in the amount of the Fair Value of the Assets of a Subsidiary at the time such Subsidiary is designated an Unrestricted Subsidiary.

       "Issue Date" means the date on which the Notes are first authenticated and delivered under the Indenture.

       "Joint Venture" means any Person (other than a Guarantor) designated as such by a resolution of the Board of Directors of the Company and as to which
(i) the Company, any Guarantor or any Joint Venture owns less than 50% of the Capital Stock of such Person; (ii) no more than ten unaffiliated Persons own of record any Capital Stock of such Person; (iii) at all times, each such Person owns the same proportion of each class of Capital Stock of such Person outstanding at such time; (iv) no Indebtedness of such Person is or becomes outstanding other than Non-Recourse Indebtedness; (v) there exist no consensual encumbrances or restrictions on the ability of such Person to (x) pay, directly or indirectly, dividends or make any other distributions in respect of its Capital Stock to the holders of its Capital Stock or (y) pay any Indebtedness or other obligation owed to the holders of its Capital Stock or (z) make any Investment in the holders of its Capital Stock, in each case other than the types of consensual encumbrances or restrictions that would be permitted by the "Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries" covenant if such Person were a Subsidiary; and (vi) the business engaged in by such Person is a Related Business.

       "Lien" means any mortgage, pledge, hypothecation, charge, assignment, deposit arrangement, encumbrance, security interest, lien (statutory or other), or preference, priority or other security or similar agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any agreement to give or grant a Lien or any lease, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

       "Loan Agreements" means the Term Loan, the Revolving Loan and the Top Drive Notes.

       "Maturity" means the date on which the principal of a Note becomes due and payable as provided therein or in the Indenture, whether at the Stated Maturity or the Change of Control Payment Date or purchase date established pursuant to the terms of the Indenture for an Asset Sale Offer or by declaration of acceleration, call for redemption or otherwise.

       "Net Available Proceeds" means, as to any Asset Sale, the Cash Proceeds therefrom, net of all legal and title expenses, commissions and other fees and expenses incurred (including, without limitation, fees and expenses of legal counsel and accountants and fees, expenses, discounts or commissions of underwriters, placement agents and investment bankers), and all Federal, state, foreign, recording and local taxes payable or provided for as a consequence of such Asset Sale, net of all payments made to any Person other than the Company or a Subsidiary on any Indebtedness which is secured by such assets, in accordance with the terms of any Lien upon or with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by applicable law, be repaid out of the proceeds from such Asset Sale and, as for any Asset Sale by a Subsidiary, net of the equity interest in such Cash Proceeds of any holder of Capital Stock of such Subsidiary (other than the Company, any other Subsidiary or any Affiliate of the Company or any such other Subsidiary) and net of appropriate amounts to be provided by the Company or any Subsidiary of the Company, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Subsidiary of the Company, as the case may be, after such Asset Sale including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale.

       "Non-Recourse Indebtedness" means Indebtedness or that portion of Indebtedness of an Unrestricted Subsidiary or a foreign Subsidiary not constituting a Guarantor as to which (a) neither the Company nor any other Subsidiary (other than an Unrestricted Subsidiary or a Subsidiary of such foreign Subsidiary) (i) provides credit support constituting Indebtedness or
(ii) is directly or indirectly liable for such Indebtedness and (b) no default with respect to such Indebtedness (including any rights which the holders thereof may have to take enforcement action against an Unrestricted Subsidiary or such foreign Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or its other Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

       "Obligations" means, with respect to any Indebtedness, any obligation thereunder, including, without limitation, principal, premium and interest (including post petition interest thereon), penalties, fees, costs, expenses, indemnifications, reimbursements, damages and other liabilities.

       "Obligors" means the Company and the Guarantors, collectively; "Obligor" means the Company or any Guarantor.

       "Officers' Certificate" means a certificate signed by the Chairman of the Board, a Vice Chairman of the Board, the President, the Chief Executive Officer, the Chief Operating Officer or a Vice President, and by the Chief Financial Officer, the Chief Accounting Officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company or a Subsidiary and delivered to the Trustee, which shall comply with the Indenture.

       "Permitted Holders" means the parties to the Stockholders and Voting Agreement.

       "Permitted Indebtedness" means (a) Indebtedness of the Company under the Notes; (b) Indebtedness under the Loan Agreements; (c) Indebtedness (and any guarantee thereof) under one or more credit or revolving Loan Agreements with a bank or syndicate of banks or financial institutions or other lenders, as such may be amended, modified, revised, extended, replaced, or refunded from time to time, provided that at the date such Indebtedness is incurred and after giving effect to the incurrence of such Indebtedness, the aggregate amount of all Indebtedness outstanding at such time under this clause (c) shall not exceed $50 million, less any amounts derived from Asset Sales and applied to the required permanent reduction of Senior Debt (and a permanent reduction of the related commitment to lend or amount available to be reborrowed in the case of a revolving Loan Agreement) under such Loan Agreements as contemplated by the "Limitation on Asset Sales" covenant; (d) Indebtedness of the Company or any Subsidiary under

Interest Swap Obligations, provided that (i) such Interest Swap Obligations are related to payment obligations on Indebtedness otherwise permitted under the covenants described in "-- Certain Covenants -- Limitation on Indebtedness" and
(ii) the notional principal amount of such Interest Swap Obligations does not exceed the principal amount of the Indebtedness to which such Interest Swap Obligations relate; (e) Indebtedness of the Company or any Subsidiary under Currency Hedge Obligations, provided that (i) such Currency Hedge Obligations are related to payment obligations on Indebtedness otherwise permitted under the covenants described in "-- Certain Covenants -- Limitation on Indebtedness" or to the foreign currency cash flows reasonably expected to be generated by the Company and the Subsidiaries and (ii) the notional principal amount of such Currency Hedge Obligations does not exceed the principal amount of the Indebtedness and the amount of the foreign currency cash flows to which such Currency Hedge Obligations relate; (f) Indebtedness of the Company or any Subsidiary outstanding on the Issue Date; (g) the Guarantees of the Notes (and any assumption of the Obligations guaranteed thereby); (h) Indebtedness of the Company or any Subsidiary in respect of bid performance bonds, surety bonds, appeal bonds and letters of credit or similar arrangements issued for the account of the Company or any Subsidiary, in each case in the ordinary course of business and other than for an obligation for money borrowed; (i) Indebtedness of the Company to a Guarantor or other Wholly Owned Subsidiary and Indebtedness of a Guarantor or other Wholly Owned Subsidiary to the Company or another Guarantor or other Wholly Owned Subsidiary; provided that upon any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Guarantor ceasing to be a Guarantor or such Wholly Owned Subsidiary ceasing to be a Wholly Owned Subsidiary, as the case may be, or any other subsequent transfer of any such Indebtedness (except to the Company or a Guarantor or other Wholly Owned Subsidiary), such Indebtedness shall be deemed, in each case, to be incurred and shall be treated as an incurrence for purposes of the "Limitation on Indebtedness" covenants at the time the Guarantor in question ceased to be a Guarantor or the Wholly Owned Subsidiary in question ceased to be a Wholly Owned Subsidiary; (j) Subordinated Indebtedness of the Company to an Unrestricted Subsidiary; (k) Indebtedness of the Company and its Subsidiaries in connection with a purchase of the Notes pursuant to a Change of Control Offer, provided that the aggregate principal amount of such Indebtedness does not exceed 101% of the aggregate principal amount at Stated Maturity of the Notes purchased pursuant to such Change of Control Offer; provided, further, that such Indebtedness (A) has an Average Life equal to or greater than the remaining Average Life of the Notes and (B) does not mature prior to one year following the Stated Maturity of the Notes; (l) Permitted Refinancing Indebtedness; (m) Permitted Subsidiary Refinancing Indebtedness; and (n) additional Indebtedness in an aggregate principal amount not in excess of $5.0 million at any one time outstanding. So as to avoid duplication in determining the amount of Permitted Indebtedness under any clause of this definition, guarantees permitted to be incurred pursuant to the Indenture of, or obligations permitted to be incurred pursuant to the Indenture in respect of letters of credit supporting, Indebtedness otherwise included in the determination of such amount shall not also be included. For purposes of determining compliance with the covenant captioned "-- Limitation on Indebtedness," in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness or is entitled to be incurred pursuant to the first paragraph of such covenant, the Company shall, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph of such covenant.

       "Permitted Investments" means (a) certificates of deposit, bankers acceptances, time deposits, Eurocurrency deposits and similar types of Investments routinely offered by commercial banks organized in the United States with final maturities of one year or less issued by commercial banks organized in the United States having capital and surplus in excess of $300 million; (b) commercial paper issued by any corporation, if such commercial paper has credit ratings of at least "A-1" or its equivalent by S&P or at least "P-I" or its equivalent by Moody's; (c) U.S. Government Obligations with a maturity of four years or less; (d) repurchase obligations for instruments of the type described in clause (c) with any bank meeting the qualifications specified in clause (a) above; (e) shares of money market mutual or similar funds having assets in excess of $100 million; (f) payroll advances in the ordinary course of business;
(g) other advances and loans to officers and employees of the Company or any Subsidiary, so long as the aggregate principal amount of such advances and loans does not exceed $500,000 at any one time outstanding; (h) Investments represented by that portion of the proceeds from Asset Sales that is not required to be Cash Proceeds by the covenant described in "-- Certain Covenants -- Limitation on Asset Sales"; (i) Investments made by the Company in Guarantors or in its other Wholly Owned Subsidiaries (or any Person that will be a Wholly Owned Subsidiary as a result of such Investment) or by a Subsidiary in the Company or in one or more Guarantors or other Wholly Owned Subsidiaries (or any Person that will be a Wholly Owned Subsidiary as a result of such Investment); (j) Investments in stock, obligations or securities received in settlement of debts owing to the Company or any Subsidiary as a result of bankruptcy or insolvency proceedings or upon the foreclosure, perfection or enforcement of any Lien in favor of the Company or any Subsidiary, in each case as to debt owing to the Company or any Subsidiary that arose in the ordinary course of business of the Company or any such Subsidiary or otherwise in the Company's reasonable credit judgment; (k) certificates of deposit, bankers acceptances, time deposits, Eurocurrency deposits and similar types of Investments routinely offered by commercial banks organized in the United States with final maturities of one year or less and in an aggregate amount not to exceed $5 million at any one time outstanding with a commercial bank organized in the United States having capital and surplus in excess of $75 million; (l) Interest Swap Obligations with respect to any floating rate Indebtedness that is permitted by the terms of the Indenture to be outstanding; (m) Currency Hedge Obligations, provided that such Currency Hedge Obligations constitute Permitted Indebtedness permitted by clause (d) of the definition thereof, (n) Investments in prepaid expenses, negotiable instruments held for collection and lease, utility, worker's compensation and performance and other similar deposits in the ordinary course of business; and (o) Investments pursuant to any agreement or obligation of the Company or any Subsidiary in effect on the Issue Date and listed on a schedule attached to the Indenture.

       "Permitted Liens" means (a) Liens in existence on the Issue Date; (b) Liens created for the benefit of the Notes and/or the Guarantees; (c) Liens on Property of a Person existing at the time such Person is merged or consolidated with or into the Company or a Subsidiary (and not incurred as a result of, or in anticipation of, such transaction), provided that any such Lien relates solely to such Property; (d) Liens on Property existing at the time of the acquisition thereof (and not incurred as a result of, or in anticipation of such transaction), provided that any such Lien relates solely to such Property; (e) Liens incurred or pledges and deposits made in connection with worker's compensation, unemployment insurance and other social security benefits, statutory obligations, bid, surety or appeal bonds, performance or tender bonds or leases or other obligations of a like nature incurred in the ordinary course of business; (f) Liens imposed by law or arising by operation of law, including, without limitation, landlords', mechanics', carriers', warehousemen's, materialmen's, suppliers' and vendors' Liens and Liens for master's and crew's wages and other similar maritime Liens, and incurred in the ordinary course of business for sums not delinquent or being contested in good faith, if such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made with respect thereof; (g) zoning restrictions, easements, licenses, covenants, reservations, restrictions on the use of real property and defects, irregularities and deficiencies in title to real property that do not, individually or in the aggregate, materially affect the ability of the Company or any Subsidiary to conduct its business presently conducted; (h) Liens for taxes or assessments or other governmental charges or levies not yet due and payable, or the validity of which is being contested by the Company or a Subsidiary in good faith and by appropriate proceedings upon stay of execution or the enforcement thereof and for which adequate reserves in accordance with GAAP or other appropriate provision has been made; (i) Liens to secure Indebtedness incurred for the purpose of financing all or a part of the purchase price or construction cost of Property acquired or constructed after the Issue Date, provided that (1) the principal amount of Indebtedness secured by such Liens shall not exceed 100% of the lesser of cost or Fair Market Value of the Property so acquired or constructed plus transaction costs related thereto, (2) such Liens shall not encumber any other assets or Property of the Company or any Subsidiary (other than the proceeds thereof and accessions and upgrades thereto) and (3) such Liens shall attach to such Property within 180 days of the date of the completion of the construction or acquisition of such Property; (j) Liens securing Capital Lease Obligations, provided, further, that such Liens secure Capital Lease Obligations which, when combined with (1) the outstanding secured Indebtedness of the Company and its Subsidiaries (other than Indebtedness secured by Liens described under clauses (b) and (i) hereof) and (2) the aggregate principal amount of all other Capital Lease Obligations of the Company and Subsidiaries, does not exceed $5 million at any one time outstanding; (k) Liens to secure any extension, renewal, refinancing or refunding (or successive extensions, renewals, refinancings or refundings), in whole or in part, of any Indebtedness secured by Liens referred to in the foregoing clauses (a), (c) and
(d), provided, further, that such Lien does not extend to any other Property of the Company or any Subsidiary and the principal amount of the Indebtedness secured by such Lien is not increased; (1) any charter or lease; (m) leases or subleases of real property to other Persons; (n) Liens securing Permitted Indebtedness described in clause (c) of the definition thereof, (o) judgment liens not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been initiated for the review of such judgment shall not have been finally terminated or the period within which such proceeding may be initiated shall not have expired; (p) rights of off-set of banks and other Persons; (q) liens in favor of the Company; (r) other deposits made to secure liability to insurance carriers under insurance or self insurance arrangements; (s) Liens securing reimbursement obligations under letters of credit, provided in each case that such Liens cover only the title documents and related goods (and any proceeds thereof) covered by the related letter of credit and (t) Liens or equitable encumbrances deemed to exist by reason of a negative pledge or other agreements to refrain from permitting Liens.

       "Permitted Refinancing Indebtedness" means Indebtedness of the Company, incurred in exchange for, or the net proceeds of which are used to renew, extend, refinance, refund or repurchase, outstanding Indebtedness of the Company which outstanding Indebtedness was incurred in accordance with, or is otherwise permitted by, the terms of clauses (a) and (e) of the definition of "Permitted Indebtedness," provided that (i) if the Indebtedness being renewed, extended, refinanced, refunded or repurchased is pari passu with or subordinated in right of payment (without regard to its being secured) to the Notes, then such new Indebtedness is pari passu with or subordinated in right of payment (without regard to its being secured) to, as the case may be, the Notes at least to the same extent as the Indebtedness being renewed, extended, refinanced, refunded or repurchased, (ii) such new Indebtedness is scheduled to mature later than the Indebtedness being renewed, extended, refinanced, refunded or repurchased, (iii) such new Indebtedness has an Average Life at the time such Indebtedness is incurred that is greater than the Average Life of the Indebtedness being renewed, extended, refinanced, refunded or repurchased, and (iv) such new Indebtedness is in aggregate principal amount (or, if such Indebtedness is issued at a price less than the principal amount thereof, the aggregate amount of gross proceeds therefrom is) not in excess of the aggregate principal amount then outstanding of the Indebtedness being renewed, extended, refinanced, refunded or repurchased (or if the Indebtedness being renewed, extended, refinanced, refunded or repurchased was issued at a price less than the principal amount thereof, then not in excess of the amount of liability in respect thereof determined in accordance with GAAP) plus the amount of reasonable fees, expenses, and premium, if any, incurred by the Company or such Subsidiary in connection therewith.

       "Permitted Subsidiary Refinancing Indebtedness" means Indebtedness of any Subsidiary, incurred in exchange for, or the net proceeds of which are used to renew, extend, refinance, refund or repurchase, outstanding Indebtedness of such Subsidiary which outstanding Indebtedness was incurred in accordance with, or is otherwise permitted by, the terms of clauses (e) and (f) of the definition of Permitted Indebtedness, provided that (i) if the Indebtedness being renewed, extended, refinanced, refunded or repurchased is pari passu with or subordinated in right of payment (without regard to its being secured) to the Guarantee of such Subsidiary, then such new Indebtedness is pari passu with or subordinated in right of payment (without regard to its being secured) to, as the case may be, the Guarantee of such Subsidiary at least to the same extent as the Indebtedness being renewed, extended, refinanced, refunded or repurchased, (ii) such new Indebtedness is scheduled to mature later than the Indebtedness being renewed, extended, refinanced, refunded or repurchased, (iii) such new Indebtedness has an Average Life at the time such Indebtedness is incurred that is greater than the Average Life of the Indebtedness being renewed, extended, refinanced, refunded or repurchased, and (iv) such new Indebtedness is in an aggregate principal amount (or, if such Indebtedness is issued at a price less than the principal amount thereof, the aggregate amount of gross proceeds therefrom is) not in excess of the aggregate principal amount then outstanding of the Indebtedness being renewed, extended, refinanced, refunded or repurchased (or if the Indebtedness being renewed, extended, refinanced, refunded or repurchased was issued at a price less than the principal amount thereof, then not in excess of the amount of liability in respect thereof determined in accordance with GAAP) plus the amount of reasonable fees, expenses, and premium, if any, incurred by the Company or such Subsidiary in connection therewith.

       "Person" means any individual, corporation, limited liability company, partnership, joint venture, incorporated or unincorporated association, joint stock company, trust, unincorporated organization or government or other agency or political subdivision thereof or other entity of any kind.

       "Preferred Stock" of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends and/or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of at least one other class of such Person.

       "Property" means, with respect to any Person, any interest of such Person in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, excluding Capital Stock in any other Person.

       "Qualified Equity Offering" means an offering of Capital Stock (other than Redeemable Stock) of the Company for cash, whether pursuant to an effective registration statement under the Securities Act (other than on Form S-8) or any private placement of Capital Stock (other than Redeemable Stock) of the Company which offering or placement is consummated after the Issue Date.

       "Redeemable Stock" means, with respect to any Person, any equity security that by its terms or otherwise is required to be redeemed, or is redeemable at the option of the holder thereof, at any time prior to one year following the Stated Maturity of the Notes or is exchangeable into Indebtedness of such Person or any of its subsidiaries.

       "Related Business" means the contract drilling business and activities incidental thereto and any business related, complimentary or ancillary thereto.

       "Replacement Asset" means a Property or asset that, as determined by the Board of Directors of the Company as evidenced by a Board Resolution, is used or is useful in a Related Business.

       "Restricted Investment" means any Investment in any Person, including an Unrestricted Subsidiary or the designation of a Subsidiary as an Unrestricted Subsidiary, other than a Permitted Investment.

       "Restricted Payment" means to (i) declare or pay any dividend on, or make any distribution in respect of, or purchase, redeem, retire or otherwise acquire for value, any Capital Stock of the Company or any Affiliate of the Company, or warrants, rights or options to acquire such Capital Stock, other than (x) dividends payable solely in the Capital Stock (other than Redeemable Stock) of the Company or such Affiliate, as the case may be, or in warrants, rights or options to acquire such Capital Stock and (y) dividends or distributions by a Subsidiary to the Company or to a Wholly Owned Subsidiary; (ii) make any principal payment on, or redeem, repurchase, defease (including an in-substance or legal defeasance) or otherwise acquire or retire for value (including pursuant to mandatory repurchase covenants), prior to any scheduled principal payment, scheduled sinking fund payment or other stated maturity, Indebtedness of the Company or any Subsidiary which is subordinated (whether pursuant to its terms or by operation of law) in right of payment to the Notes or the Guarantees, as applicable; or (iii) make any Restricted Investment in any Person.

       "Sale and Lease-Back Transaction" means, with respect to any Person, any direct or indirect arrangement pursuant to which Property is sold or transferred by such Person or a subsidiary of such Person and is thereafter leased back from the purchaser or transferee thereof by such Person or one of its subsidiaries.

       "Senior Debt" means any Indebtedness incurred by the Company, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes, provided that Senior Debt will not include (a) any liability for federal, state, local or other taxes owed or owing, (b) any Indebtedness owing to any Subsidiaries of the Company, (c) any trade payables or (d) any Indebtedness that is incurred in violation of the Indenture.

       "Significant Subsidiary" means a Subsidiary that is a "significant subsidiary" as defined in Rule 1-02(w) of Regulation S-X under the Securities Act and the Exchange Act.

       "Stated Maturity" when used with respect to a Note or any installment of interest thereon, means the date specified in such Note as the fixed date on which the principal of such Note or such installment of interest is due and payable.

       "Subordinated Indebtedness" means any Indebtedness of the Company or any Guarantor that is subordinated in right of payment to the Notes or the Guarantees, as the case may be, and does not mature prior to the Stated Maturity of the Notes.

       "subsidiary" means, with respect to any Person, (i) any corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person, or by one or more other subsidiaries of such Person, or by such Person and one or more other subsidiaries of such Person, (ii) any general partnership, limited liability company, joint venture or similar entity, more than 50% of the outstanding partnership, membership or similar interest of which is owned, directly or indirectly, by such Person, or by one or more other subsidiaries of such Person, or by such Person and one or more other subsidiaries of such Person and (iii) any limited partnership of which such Person or any subsidiary of such Person is a general partner. For purposes of this definition, any directors' qualifying shares or investments by foreign nationals mandated by applicable law shall be disregarded in determining the ownership of a Subsidiary.

       "Subsidiary" means a subsidiary of the Company other than an Unrestricted Subsidiary.

       "Transaction Date" has the meaning specified within the definition of Consolidated Interest Coverage Ratio.

       "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged; (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case under clauses (i) or (ii) above, are not callable or redeemable at the option of the issuers thereof; or (iii) depository receipts issued by a bank or trust company as custodian with respect to any such U.S. Government Obligations or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a Depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such Depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation evidenced by such Depository receipt.

       "Unrestricted Subsidiary" means any subsidiary of the Company that the Company has classified as an Unrestricted Subsidiary and that has not been reclassified as a Subsidiary pursuant to the terms of the Indenture.

       "Voting Stock" means with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holder thereof (whether at all times or at the times that such class of Capital Stock has voting power by reason of the happening of any contingency) to vote in the election of members of the board of directors or comparable body of such Person.

       "Wholly Owned Subsidiary" means any Subsidiary to the extent (i) all of the Capital Stock or other ownership interests in such Subsidiary, other than any directors' qualifying shares mandated by applicable law, is owned directly or indirectly by the Company or (ii) such Subsidiary is organized in a foreign jurisdiction and is required by the applicable laws and regulations of such foreign jurisdiction to be partially owned by the government of such foreign jurisdiction or individual or corporate citizens of such foreign jurisdiction in order for such Subsidiary to transact business in such foreign jurisdiction, provided that the Company, directly or indirectly, owns the remaining Capital Stock or ownership interest in such Subsidiary and, by contract or otherwise, controls the management and business of such Subsidiary and derives the economic benefits of ownership of such Subsidiary to substantially the same extent as if such Subsidiary were a wholly owned Subsidiary.

BOOK-ENTRY, DELIVERY AND FORM

       The Exchange Notes will initially be issued in the form of one or more Global Notes (the "Global Notes"). The Global Notes will be deposited on the date of the closing of the sale of the Notes offered hereby (the "Closing Date") with, or on behalf of, DTC and registered in the name of Cede & Co., as nominee for DTC. Transfer of beneficial interests in any Global Notes will be subject to the applicable rules and procedures of DTC and its Direct or Indirect Participants (including, if applicable, those of Euroclear and Cedel), which may change from time to time.

       The Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee in certain limited circumstances. Beneficial interests in the Global Notes may be exchanged for Notes in certificated form in certain limited circumstances. See "-- Transfer of Interests in Global Notes for Certificated Notes."

       Initially, the Trustee will act as Paying Agent and Registrar. The Notes may be presented for registration of transfer and exchange at the offices of the Registrar.

    DEPOSITARY PROCEDURES

       DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the "Direct Participants") and to facilitate the clearance and settlement of transactions in those securities between Direct Participants through electronic book-entry changes in accounts of Participants. The Direct Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations, including Euroclear and Cedel. Access to DTC's system is also available to other entities that clear through or maintain a direct or indirect, custodial relationship with a Direct Participant (collectively, the "Indirect Participants").

       DTC has advised the Company that, pursuant to DTC's procedures, (i) upon deposit of the Global Notes, DTC will credit the accounts of the Direct Participants designated by the Initial Purchasers with portions of the principal amount of the Global Notes allocated by the Initial Purchasers to such Direct Participants, and (ii) DTC will maintain records of the ownership interests of such Direct Participants in the Global Notes and the transfer of ownership interests by and between Direct Participants. DTC will not maintain records of the ownership interests of, or the transfer of ownership interests by and between, Indirect Participants or other owners of beneficial interests in the Global Notes. Direct Participants and Indirect Participants must maintain their own records of the ownership interests of, and the transfer of ownership interests by and between, Indirect Participants and other owners of beneficial interests in the Global Notes.

       The laws of some states in the United States require that certain persons take physical delivery in definitive, certificated form, of securities that they own. This may limit or curtail the ability to transfer beneficial interests in a Global Note to such persons. Because DTC can act only on behalf of Direct Participants, which in turn act on behalf of Indirect Participants and others, the ability of a person having a beneficial interest in a Global Note to pledge such interest to persons or entities that are not Direct Participants in DTC, or to otherwise take actions in respect of such interests, may be affected by the lack of physical certificates evidencing such interests. For certain other restrictions on the transferability of the Notes see "-- Transfers of Interests in Global Notes for Certificated Notes."

       EXCEPT AS DESCRIBED IN "-- TRANSFER OF INTERESTS IN GLOBAL NOTES FOR CERTIFICATED NOTES," OWNERS OF BENEFICIAL INTERESTS IN THE GLOBAL NOTES WILL NOT HAVE NOTES REGISTERED IN THEIR NAMES, WILL NOT RECEIVE PHYSICAL DELIVERY OF NOTES IN CERTIFICATED FORM AND WILL NOT BE CONSIDERED THE REGISTERED OWNERS OR HOLDERS THEREOF UNDER THE INDENTURE FOR ANY PURPOSE.

       Under the terms of the Indenture, the Company, the Guarantors and the Trustee will treat the persons in whose names the Notes are registered (including Notes represented by Global Notes) as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever. Payments in respect of the principal, premium, if any, and interest on Global Notes registered in the name of DTC or its nominee will be payable by the Trustee to DTC or its nominee as the registered holder under the Indenture. Consequently, neither the Company, the Trustee nor any agent of the Company, or the Trustee has or will leave any responsibility or liability for (i) any aspect of DTC's records or any Direct Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Direct Participant's or Indirect Participant's records relating to the beneficial ownership interests in any Global Note or (ii) any other matter relating to the actions and practices of DTC or any of its Direct Participants or Indirect Participants.

       DTC has advised the Company that its current payment practice (for payments of principal, interest and the like) with respect to securities such as the Notes is to credit the accounts of the relevant Direct Participants with such payment on the payment date in amounts proportionate to such Direct Participant's respective ownership interests in the Global Notes as shown on DTC's records. Payments by Direct Participants and Indirect Participants to the beneficial owners of the Notes will be governed by standing instructions and customary practices between them and will not be the responsibility of DTC, the Trustee, the Company or the Guarantors. Neither the Company, the Guarantors nor the Trustee will be liable for any delay by DTC or its Direct Participants or Indirect Participants in identifying the beneficial owners of the Notes and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the Notes for all purposes.

       The Global Notes will trade in DTC's Same-Day Funds Settlement System and, therefore, transfers between Direct Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in immediately available funds. Transfers between Indirect Participants (other than Indirect Participants who hold an interest in the Notes through Euroclear or Cedel) who hold an interest through a Direct Participant will be effected in accordance with the procedures of such Direct Participant but generally will settle in immediately available funds. Transfers between and among Indirect Participants who hold interest in the Notes through Euroclear and Cedel will be effected in the ordinary way in accordance with their respective rules and operating procedures.

       DTC has advised the Company that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Direct Participants to whose accounts interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the Notes as to which such Direct Participant or Direct Participants has or have given direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange Global Notes (without the direction of one or more of its Direct Participants) for legended Notes in certificated form, and to distribute such certificated forms of Notes to its Direct Participants. See "-- Transfers of Interests in Global Notes for Certificated Notes."

       The information in this section concerning DTC and its book-entry system has been obtained from sources that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

         TRANSFERS OF INTERESTS IN GLOBAL NOTES FOR CERTIFICATED NOTES

       An entire Global Note may be exchanged for definitive Notes in registered, certificated form without interest coupons ("Certificated Notes") if
(i) DTC (x) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes and the Company thereupon fails to appoint a successor depositary within 90 days or (y) has ceased to be a clearing agency registered under the Exchange Act, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Certificated Notes or
(iii) there shall have occurred and be continuing a Default or an Event of Default with respect to the Notes. In any such case, the Company will notify the Trustee in writing that, upon surrender by the Direct and Indirect Participants of their interest in such Global Note, Certificated Notes will be issued to each person that such Direct and Indirect Participants and the DTC identify as being the beneficial owner of the related Notes.

       Beneficial interests in Global Notes held by any Direct or Indirect Participant may be exchanged for Certificated Notes upon request to DTC, by such Direct Participant (for itself or on behalf of an Indirect Participant), to the Trustee in accordance with customary DTC procedures. Certificated Notes delivered in exchange for any beneficial interest in any Global Note will be registered in the names, and issued in any approved denominations, requested by DTC on behalf of such Direct and Indirect Participants (in accordance with DTC's customary procedures).

       None of the Company, the Guarantors or the Trustee will be liable for any delay by the holder of the Notes or the DTC in identifying the beneficial owners of Notes, and the Company, the Guarantors and the Trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of the Global Note or the DTC for all purposes.

     SAME DAY SETTLEMENT AND PAYMENT

       The Indenture requires that payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of immediately available same day funds to the accounts specified by the holder of interests in such Global Note. With respect to Certificated Notes, the Company will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available same day funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder's registered address. The Company expects that secondary trading in the Certificated Notes will also be settled in immediately available funds.


             CERTAIN U.S. FEDERAL TAX CONSEQUENCES TO U.S. HOLDERS

       The following summary describes all material United States federal income tax consequences for holders of the Exchange Notes who are subject to U.S. net income tax with respect to the Exchange Notes ("U.S. persons") and who will hold the Exchange Notes as capital assets. There can be no assurance that the U.S. Internal Revenue Service (the "IRS") will take a similar view of the purchase, ownership or disposition of the Exchange Notes. This summary is based upon the Internal Revenue Code of 1986, as amended, and regulations, rulings and judicial decisions now in effect, all of which are subject to change. It does not include any discussion of the tax laws of any state, local or foreign governments or any estate or gift tax considerations that may be applicable to the Exchange Notes or holders thereof; nor does it discuss all aspects of U.S. federal income taxation that may be relevant to a particular investor under his particular circumstances or to investors subject to special treatment under the U.S. federal income tax laws (for example, dealers in securities or currencies, S corporations, life insurance companies, tax-exempt organizations, taxpayers subject to the alternative minimum tax and non-U.S. persons) and also does not discuss Exchange Notes held as a hedge against currency risks or as part of a straddle with other investments or as part of a "synthetic security" or other integrated investment (including a "conversion transaction") comprising an Exchange Note and one or more other investments, or situations in which the functional currency of the holders is not the U.S.
dollar.

       Holders of Old Notes contemplating acceptance of the Exchange Offer should consult their tax advisors with respect to their particular circumstances and with respect to the effects of state, local or foreign tax laws to which they may be subject.

EXCHANGE OF NOTES

       The exchange of Old Notes for Exchange Notes should not be a taxable event to holders for federal income tax purposes. The exchange of Old Notes for the Exchange Notes pursuant to the Exchange Offer should not be treated as an "exchange" for federal income tax purposes, because the Exchange Notes should not be considered to differ materially in kind or extent from the Old Notes. Accordingly, the Exchange Notes should have the same issue price as the Old Notes, and a holder should have the same adjusted basis and holding period in the Exchange Notes as it had in the Old Notes immediately before the exchange.

INTEREST ON EXCHANGE NOTES

       For U.S. federal income tax purposes, a holder of an Exchange Note will be required to report as ordinary income any interest earned on the Exchange
Note in accordance with the holder's method of tax accounting.

DISPOSITION OF EXCHANGE NOTES

       A holder's tax basis in an Exchange Note generally will be the holder's purchase price for the Old Note. Upon the sale, exchange, redemption, retirement or other disposition of an Exchange Note, a holder will recognize gain or loss equal to the difference (if any) between the amount realized and the holder's tax basis in the Exchange Note. Such gain or loss will be long-term capital gain or loss if the Exchange Note has been held for more than one year and otherwise will be short-term capital gain or loss (with certain exceptions to the characterization as capital gain if the Exchange Note was acquired at a market discount).

BACKUP WITHHOLDING

       A holder of an Exchange Note may be subject to backup withholding at the rate of 31% with respect to interest paid on the Exchange Note and proceeds from the sale, exchange, redemption or retirement of the Exchange Note, unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates that fact or (b) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A holder of an Exchange Note who does not provide the Company with his correct taxpayer identification number may be subject to penalties imposed by the IRS.

       A holder of an Exchange Note who is not a U.S. person generally will be exempt from backup withholding and information reporting requirements, but may be required to comply with certification and identification procedures in order to obtain an exemption from backup withholding and information reporting.

       Any amount paid as backup withholding is not additional tax, but instead will be creditable against the holder's U.S. federal income tax liability.

                     CERTAIN U.S. FEDERAL TAX CONSEQUENCES
                              TO NON-U.S. HOLDERS

       The following summary describes certain United States federal income and estate tax consequences of the ownership of Notes as of the date hereof. It deals only with Notes held as capital assets by Non-United States Holders. As used herein, the term "Non-United States Holder" means any person or entity that is, as to the United States, a foreign corporation, a nonresident alien individual, a nonresident fiduciary of a foreign estate or trust or a foreign partnership one or more of the members of which is, as to the United States, a foreign corporation, a nonresident alien individual or a nonresident fiduciary of a foreign estate or trust.

       THE DISCUSSION SET FORTH BELOW IS BASED UPON THE PROVISIONS OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND REGULATIONS, RULINGS AND JUDICIAL DECISIONS THEREUNDER AS OF THE DATE HEREOF. SUCH AUTHORITIES MAY BE REPEALED, REVOKED OR MODIFIED SO AS TO RESULT IN FEDERAL INCOME TAX CONSEQUENCES DIFFERENT FROM THOSE DISCUSSED BELOW. FURTHERMORE, THIS SUMMARY DOES NOT DISCUSS ANY ASPECT OF STATE, LOCAL OR FOREIGN TAXATION. PERSONS CONSIDERING THE PURCHASE, OWNERSHIP OR DISPOSITION OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FEDERAL INCOME TAX CONSEQUENCES IN LIGHT OF THEIR PARTICULAR SITUATIONS AS WELL AS ANY CONSEQUENCES ARISING UNDER THE LAWS OF ANY OTHER TAXING JURISDICTION.

INTEREST INCOME

       Under present United States federal income tax law, and subject to the discussion below concerning backup withholding, under the "portfolio interest" exception no withholding of United States federal income tax will be required with respect to the payment by the Company or any paying agent of principal or interest on a Note owned by a Non-United States Holder, provided (i) that the beneficial owner does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (ii) the beneficial owner is not a controlled foreign corporation that is related to the Company through stock ownership, (iii) the beneficial owner is not a bank whose receipt of interest on a Note is described in section 881(c)
(3) (A) of the Code and (iv) the beneficial owner satisfies the statement requirement (described generally below) set forth in section 871(h) and section 881(c) of the Code and the regulations thereunder.

       To satisfy the requirement referred to in (iv) above, the beneficial owner of such Note, or a financial institution holding the Note on behalf of such owner, must provide, in accordance with specified procedures, a paying agent of the Company with a statement to the effect that the beneficial owner is not a United States person. Currently, these requirements will be met if (1) the beneficial owner provides his name and address, and certifies, under penalties of perjury, that he is not a United States person (which certification may be made on an Internal Revenue Service ("IRS") Form W-8 (or successor form)) or (2) a financial institution holding the Note on behalf of the beneficial owner certifies, under penalties of perjury, that such statement has been received by it and furnishes a paying agent with a copy thereof. Under recently finalized Treasury regulations (the "Final Regulations"), the statement requirement referred to in (iv) above may also be satisfied with other documentary evidence for interest paid after December 31, 2000, with respect to an offshore account or through certain foreign intermediaries.

       If a Non-United States Holder cannot satisfy the requirements of the "portfolio interest" exception described above, payments of interest made to such Non-United States Holder will be subject to a 30% withholding tax (or such lower rate as may be provided by an applicable income tax treaty between the United States and a foreign country) unless the beneficial owner of the Note provides the Company or its paying agent, as the case may be, with a properly executed (1) IRS Form 1001 (or successor form) claiming an exemption from withholding under the benefit of a tax treaty or (2) IRS Form 4224 (or successor form) stating that interest paid on the Note is not subject to withholding tax because it is effectively connected with the beneficial owner's conduct of a trade or business in the United States. Under the Final Regulations, which are to be effective after December 31, 2000, Non-United States Holders will generally be required to provide IRS Form W-8 in lieu of IRS Form 1001 and IRS Form 4224, although alternative documentation may be applicable in certain situations.

       If a Non-United States Holder is engaged in a trade or business in the United States and interest on the Note is effectively connected with the conduct of such trade or business, the Non-United States Holder, although exempt from the withholding tax discussed above (provided the Non-United States Holder files the appropriate certification with the Company or its agent), will be subject to United States federal income tax on such interest on a net income basis in the same manner as if it were a United States person. In addition, if such holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, such premium, if any, and interest on a Note will be included in such foreign corporation's earnings and profits.

DISPOSITION OF EXCHANGE NOTES

       Non-U.S. Holders generally will not be subject to U.S. federal income taxation on gain recognized on a disposition of Exchange Notes so long as (i) the gain is not effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States and (ii) in the case of a Non- U.S. Holder who is an individual, either such holder is not present in the United States for 183 days or more in the taxable year of disposition or such holder does not (a) have a "tax home" (within the meaning of section 911(d)(3) of the Code) in the United States or (b) maintain an office or fixed place of business in the United States to which the gain is attributable.

FEDERAL ESTATE TAXES

       An Exchange Note held by an individual who, at the time of death, is not a citizen or resident of the United States will not be includible in the individual's gross estate for purposes of the U.S. federal estate tax as a result of such individual's death if the individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote and if, at the time of the individual's death, payments with respect to such Exchange Note would not have been effectively connected with the conduct by such individual of a trade or business in the United States.

INFORMATION REPORTING AND BACKUP WITHHOLDING

       No information reporting or backup withholding tax (which is imposed at the rate of 31% on certain payments to persons who fail to furnish the information required under United States information reporting requirements) will be required with respect to payments made by the Company or any paying agent to Non-United States Holders if the statement described in (iv) under "Interest Income" has been received and the payor does not have actual knowledge that the beneficial owner is a United States person.

       In addition, backup withholding and information reporting generally will not apply if payments of the principal or interest on an Exchange Note are paid or collected by a foreign office of a custodian, nominee or other foreign agent on behalf of the beneficial owner of such Exchange Note, or if a foreign office of a broker (as defined in applicable Treasury regulations) pays the proceeds of the sale of an Exhange Note to the owner thereof. If, however, such nominee, custodian, agent or broker is, for United States federal income tax purposes, a United States person, or a foreign person with certain specified relationships to the United States, such payments will not be subject to backup withholding but will be subject to information reporting, unless (1) such custodian, nominee, agent or broker has documentary evidence in its records that the beneficial owner is not a United States person and certain other conditions are met or (2) the beneficial owner otherwise establishes an exemption.

       Payments of principal or interest on an Exchange Note paid to the beneficial owner of a Note by a United States office of a custodian, nominee or agent, or the payment of the United States office of a broker of the proceeds of sale of an Exchange Note, will be subject to both backup withholding and information reporting unless the beneficial owner provides the statement referred to in (iv) above and the payor does not have actual knowledge that the beneficial owner is a United States person or otherwise establishes an exemption.

       Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such holder's United States federal income tax liability provided the required information is furnished to the IRS.


                      DESCRIPTION OF CERTAIN INDEBTEDNESS

TERM LOAN

       Bayard and its wholly owned subsidiary Trend, as co-borrowers, had outstanding at March 31, 1998 $25.5 million of long term debt under the Term Loan which was issued pursuant to a term loan agreement (the "Term Loan Agreement") with CIT and Fleet (the "Term Loan Lenders"). The Term Loan was incurred to finance the purchase of certain land drilling rigs, the refurbishment of such rigs and equipment and for working capital purposes. On May 14, 1998, in connection with the reorganization of its corporate structure,
(i) the Company prepaid $6.2 million of the Term Loan, obtained a release of all collateral for the Term Loan, except 12 drilling rigs and related equipment, and transferred to Bayard Drilling substantially all of its assets, subject to such liens, and (ii) Bayard Drilling and Bayard LLC agreed to guarantee the Term Loan. Prior to such prepayment and collateral release, the Term Loan was secured by substantially all of the assets of Bayard and Trend. At June 15, 1998, $18.2 million of the Term Loan was outstanding. In connection with the issuance of the Old Notes, the Company and the Term Loan Lenders further amended the Term Loan and added Bonray as a guarantor of the Company's obligations.

       The Term Loan Agreement requires the Company and its subsidiaries to maintain collateral security for the Term Loan based on appraised fair market value and orderly liquidation value of the Company's drilling rigs and associated rig equipment equivalent to the balance of the Term Loan, and adhere to specified cash flow, leverage and liquidity ratios and minimum net worth and liquidity requirements. The Term Loan Agreement contains restrictions on, among other things, the ability of the Company and its subsidiaries to pay dividends, make investments, incur indebtedness and liens, and make capital expenditures and requires the maintenance of liquidity of $3 million through December 31, 1998. The Term Loan Agreement also contains affirmative covenants typical of secured loan arrangements with finance companies, such as requiring financial reports, insurance maintenance, legal, environmental and permit compliance. The Company is prohibited from prepaying the Term Loan until after December 31, 1999.

       The Term Loan bears interest at the Company's choice of LIBOR plus 4.25% per annum (10.00% at March 31, 1998) or the prime rate of The Chase Manhattan Bank plus 2.00% per annum and requires equal monthly payments of principal, together with accrued interest, in amounts sufficient to repay borrowings at maturity on March 31, 2002.

REVOLVING LOAN

       The Revolving Loan Agreement provides revolving credit loans, subject to a borrowing base comprised of a portion of the co-borrowers' accounts receivable, of up to $10 million ($2 million of which is available for letters of credit) for general corporate purposes. The Company has not borrowed under the Revolving Loan Agreement since November 1997 but has approximately $1.3 million of letters of credit outstanding thereunder. The Company believes that it has adequate liquidity for its needs in the near term. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Financial Condition and Liquidity."

       Any borrowings under the Revolving Loan Agreement would bear interest at Fleet National Bank's prime rate plus 1.5% per annum (approximately 10.5% at March 31, 1998). The Company pays certain fees under the Revolving

Loan Agreement, including a commitment fee equal to 0.5% of the unused portion of the maximum commitment. Fleet's commitment to lend under the Revolving Loan Agreement ends in April 2000. The Company may terminate the Revolving Loan Agreement upon 60 days' prior written notice to Fleet and the payment of a termination fee of 2% of the facility.

       The Revolving Loan Agreement is secured by certain assets of Bayard and Trend that were transferred to Bayard Drilling pursuant to the Company's corporate reorganization, including accounts receivable, certain equipment and inventory, the Company's El Reno, Oklahoma yard and the same 12 drilling rigs that secure the Term Loan Agreement, together with equipment and drilling contracts related to such rigs. The Revolving Loan Agreement is also secured by the receivables and certain other assets of Bayard, Bayard Drilling, Bayard LLC, Trend and Bonray. Until May 14, 1998, the Revolving Loan Agreement was also secured by all drilling rigs of Bayard and Trend, upon which date Fleet released all but such 12 rigs and related assets. Trend, Bonray, Bayard Drilling and Bayard LLC have agreed to guarantee the obligations under the Revolving Loan Agreement. The Revolving Loan Agreement contains customary restrictive covenants that are substantially similar to the covenants contained in the Term Loan Agreement.

OTHER INDEBTEDNESS

       The Company also has issued the Top Drive Notes which consist of three amortizing term notes totaling approximately $2.9 million outstanding at June 15, 1998. This debt bears interest of 9.5% per annum and is secured by certain equipment (top drives) of the Company and letters of credit in amounts totaling approximately $700,000. The debt represented by the Top Drive Notes matures in July, October and November of 2000. The note agreement relating to the Top Drive Notes does not contain any restrictive financial covenants but contains a cross default to the Term Loan Agreement and the Revolving Loan Agreement.

                          DESCRIPTION OF CAPITAL STOCK

AUTHORIZED AND OUTSTANDING CAPITAL STOCK

       The authorized capital stock of the Company consists of 100,000,000 shares of common stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share ("Preferred Stock"). As of May 28, 1998, 18,193,945 shares of Common Stock and no shares of Preferred Stock were outstanding. The following summary is qualified in its entirety by reference to the Restated Certificate of Incorporation of the Company (the "Certificate")and the Amended and Restated Bylaws of the Company (the "Bylaws"), copies of which are filed with the Commission as exhibits to the Registration Statement relating to the Initial Public Offering.

COMMON STOCK

       All outstanding shares of Common Stock are fully paid and nonassessable. As of July 14, 1998, there were 18,193,945 shares of Common Stock outstanding held of record by approximately 88 stockholders. The holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of common stockholders of the Company. The Common Stock does not have cumulative voting rights in the election of directors. Shares of Common Stock have no preemptive rights, conversion rights, redemption rights or sinking fund provisions. The Common Stock is not subject to redemption by the Company.

       Subject to the rights of the holders of any class of capital stock of the Company having any preference or priority over the Common Stock, the holders of Common Stock are entitled to dividends in such amounts as may be declared by the Board from time to time out of funds legally available for such payments and, in the event of liquidation, to share ratably in any assets of the Company remaining after payment in full of all creditors and provision for any liquidation preferences on any outstanding preferred stock ranking prior to the Common Stock.

PREFERRED STOCK

       The Certificate authorizes the Board, subject to limitations prescribed by law, to provide for the issuance of up to 20,000,000 shares of Preferred Stock in one or more series. The Board is authorized to establish the number of shares to be included in any such series and to fix the designations, powers, preferences and rights of the shares of each such series, and any qualifications, limitations or restrictions thereof.

       The Company believes that the ability of the Board to issue one or more series of Preferred Stock will provide the Company with flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs which might arise from time to time. The authorized shares of Preferred Stock, as well as shares of Common Stock, will be available for issuance without further action by the Company's stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which the Company's securities may be listed or traded. If the approval of the Company's stockholders is not required for the issuance of shares of Preferred Stock or Common Stock, the Board may determine not to seek stockholder approval.

       Although the Board has no intention at the present time of doing so, it could issue a series of Preferred Stock that may, depending on the terms of such series, hinder, delay or prevent the completion of a merger, tender offer or other takeover attempt. Among other things, the Board could issue a series of Preferred Stock having terms that could discourage an acquisition attempt through which an acquiror may be able to change the composition of the Board, including a tender offer or other transaction that some, or a majority, of the Company's stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then current market price of such stock.

CERTAIN PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND BYLAWS

       The Board consists of directors who are elected for one-year terms at each annual meeting of stockholders. Stockholders may remove a director only for cause. In general, the Board, not the stockholders, has the right to appoint persons to fill vacancies on the Board.

       The Certificate contains a "fair price" provision that requires the affirmative vote of the holders of at least 80% of the Company's voting stock and the affirmative vote of at least 66 2/3% of the Company's voting stock not owned, directly or indirectly, by a Company Related Person (as hereinafter defined) to approve any merger, consolidation, sale or lease of all or substantially all of the Company's assets, or certain other transactions involving a Company Related Person. For purposes of this fair price provision, a "Company Related Person" is any person beneficially owning 10% or more of the voting power of the outstanding capital stock of the Company who is a party to the transaction at issue. The voting requirement is not applicable to certain transactions, including those that are approved by the Company's Continuing Directors (as defined in the Certificate) or that meet certain "fair price" criteria contained in the Certificate.

       The Certificate further provides that stockholders may act only at annual or special meetings of stockholders and not by written consent, that special meetings of stockholders may be called only by the Board, and that only business proposed by the Board may be considered at special meetings of stockholders.

       The Certificate also provides that the only business (including election of directors) that may be considered at an annual meeting of stockholders, in addition to business proposed (or persons nominated to be directors) by the directors of the Company, is business proposed (or persons nominated to be directors) by stockholders who comply with the notice and disclosure requirements set forth in the Certificate. In general, the Certificate requires that a stockholder give the Company notice of proposed business or nominations no later than 60 days before the annual meeting of stockholders (meaning the date on which the meeting is first scheduled and not postponements or adjournments thereof) or (if later) ten days after the first public notice of the annual meeting is sent to common stockholders. In general, the notice must also contain information about the stockholder proposing the business or nomination, his interest in the business, and (with respect to nominations for director) information about the nominee of the nature ordinarily required to be disclosed in public proxy solicitations. The stockholder also must submit a notarized letter from each of his nominees stating the nominee's acceptance of the nominations and indicating the nominee's intention to serve as director if elected.

       The Certificate also restricts the ability of stockholders to interfere with the powers of the Board in certain specified ways, including the constitution and composition of committees and the election and removal of officers.

       The Certificate provides that approval by the holders of at least 66 2/3% of the outstanding voting stock of the Company is required to amend the provisions of the Certificate discussed above and certain other provisions, except that (i) approval by the holders of at least 80% of the outstanding voting stock of the Company, together with approval by the holders of at least 66 2/3% of the outstanding voting stock not owned, directly or indirectly, by the Company Related Person, is required to amend the fair price provisions and
(ii) approval of the holders of at least 80% of the outstanding voting stock is required to amend the provisions prohibiting stockholders from acting by written consent.

DELAWARE ANTI-TAKEOVER STATUTE

       The Company is a Delaware corporation and is subject to Section 203 of the Delaware General Corporation Law (the "DGCL"). In general, Section 203 prevents an "interested stockholder" (defined generally as a person owning 15% or more of the outstanding voting stock of the Company) from engaging in a "business combination" (as defined in Section 203) with the Company for three years following the date that person becomes an interested stockholder unless
(i) before that person became an interested stockholder, the Board approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination, (ii) upon completion of the transaction that resulted in the interested stockholder's becoming an interested stockholder, the interested stockholder owns at least 85% of the Company's voting stock outstanding at the time the transaction commenced (excluding stock held by directors who are also officers of the Company and by employee stock plans that do not provide employees with the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer), or (iii) following the transaction in which that person became an interested stockholder, the business combination is approved by the Board and authorized at a meeting of stockholders by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock of the Company not owned by the interested stockholder.

       Under Section 203, these restrictions also do not apply to certain business combinations proposed by an interested stockholder following the announcement or notification of one of certain extraordinary transactions involving the Company and a person who was not an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the Company's directors, if that extraordinary transaction is approved or not opposed by a majority of the directors who were directors before any person became an interested stockholder in the previous three years or who were recommended for election or elected to succeed such directors by a majority of such directors then in office.

LIABILITY OF DIRECTORS; INDEMNIFICATION

       The Certificate provides, as authorized by Section 102(b)(7) of the DGCL, that a director of the Company will not be personally liable to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director, except that such provisions do not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, as it now exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. The Certificate also provides that if the DGCL is amended after the date of filing of the Certificate to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of a director of the Company, in addition to the limitation on personal liability provided for already, shall be limited to the fullest extent permitted by the DGCL as so amended. Any repeal or modification of such provision in the Certificate by the stockholders of the Company will be effective prospective only, and will not adversely affect any limitation on the personal liability of a director of the Company existing at the time of such repeal or modification.

       The Certificate also provides for indemnification of directors to the fullest extent permitted by the DGCL. Such indemnification may be available for liabilities arising in connection with the Exchange Offer. Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. Pursuant to its Certificate, the Company may indemnify its officers, employees, agents and other persons to the fullest extent permitted by the DGCL. The Company's Bylaws obligate the Company, under certain circumstances, to advance expenses to its directors and officers in defending an action, suit or proceeding for which indemnification may be sought. The Company has entered into Indemnification Agreements with certain of its directors and officers. See "Management--Indemnification Agreements."

       The Company's Bylaws also provide that the Company shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or who, while a director, officer, employee or agent, is or was serving as a director, officer, trustee, general partner, employee or agent of one of the Company's subsidiaries or, at the request of the Company, of any other organization, against any liability asserted against such person or incurred by such person in any such capacity, where the Company would have the power to indemnify such person against such liability under the DGCL.

                              PLAN OF DISTRIBUTION

       Each Participating Broker-Dealer that receives Exchange Notes for its own account in connection with the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This Prospectus, as it may be amended or supplemented from time to time, may be used by Participating Broker-Dealers during the period referred to below in connection with resales of Exchange Notes received in exchange for Old Notes where such Old Notes were acquired by such Participating Broker-Dealers for their own accounts as a result of market-making activities or other trading activities (other than a resale of an unsold allotment from the original sale of Old Notes). The Company has agreed that this Prospectus, as it may be amended or supplemented from time to time, may be used by a Participating Broker-Dealer in connection with resales of such Exchange Notes for a period ending 180 days from the Expiration Date. However, a Participating Broker- Dealer who intends to use this Prospectus in connection with the resale of Exchange Notes received in exchange for Old Notes pursuant to the Exchange Offer must notify the Company, or cause the Company to be notified, on or prior to the Expiration Date, that it is a Participating Broker-Dealer. Such notice may be given in the space provided for that purpose in the Letter of Transmittal or may be delivered to the Exchange Agent at one of the addresses set forth in the Letter of Transmittal. See "The Exchange Offer -- Resales of Exchange Notes."

       The Company will not receive any proceeds from the issuance of the Exchange Notes offered hereby. Exchange Notes received by Participating Broker-Dealers for their own accounts in connection with the Exchange Offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such Exchange Notes. Any Participating Broker-Dealer that resells Exchange Notes that were received by it for its own account in connection with the Exchange Offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a Participating Broker-Dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

                                 LEGAL MATTERS

       The legality of the securities offered hereby will be passed upon for the Company by Baker & Botts, L.L.P., Dallas, Texas.

                                    EXPERTS

       The financial statements of the Company as of December 31, 1996 and for each of the two years in the period ended December 31, 1996 included in this Prospectus have been audited by Grant Thornton LLP, independent public accountants, as stated in their reports thereon appearing elsewhere herein, and are so included in reliance on such reports given upon the authority of that firm as experts in auditing and accounting. The financial statements of the Company as of December 31, 1997 and for the fiscal year then ended, included in this Prospectus have been included herein in reliance on the report of PricewaterhouseCoopers LLP, independent public accountants, given upon the authority of that firm as experts in auditing and accounting.

       In preparation for its initial public offering, the Board appointed PricewaterhouseCoopers LLP as auditors for the Company's financial statements for the six months ended June 30, 1997, and for the year ending December 31, 1997. During the period Grant Thornton LLP was engaged by the Company and up to and including March 7, 1997, the date of the PricewaterhouseCoopers LLP engagement, there were no disagreements with Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure and there were no "reportable events" as the term is defined under the Securities Act. The audit reports previously issued by Grant

Thornton LLP with respect to the Company's financial statements did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

                         INDEX TO FINANCIAL STATEMENTS

                                                                                                      PAGE
CONSOLIDATED FINANCIAL STATEMENTS OF BAYARD DRILLING TECHNOLOGIES, INC.
  Report of Independent Certified Public Accountants  . . . . . . . . . . . . . . . . . . . . . . . . F-2
  Report of Independent Accountants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-3
  Balance Sheets as of December 31, 1996 and 1997, and March 31, 1998 . . . . . . . . . . . . . . . . F-4
  Statements of Operations for the years ended December 31, 1995, 1996 and 1997, and three months ended March 31, 1997 and 1998  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-5
  Statements of Equity (Deficit) for the years ended December 31, 1995, 1996 and 1997 and three months ended March 31, 1998  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-6
  Statements of Cash Flows for the years ended December 31, 1995, 1996 and 1997, and three months ended March 31, 1997 and 1998  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-7
  Notes to Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-9
PRO FORMA CONSOLIDATED FINANCIAL DATA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-23
  Introduction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-23
  Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 1997 . . . . . F-24
  Unaudited Pro Forma Combined Statement of Operations for the three months ended March 31, 1998  . . F-25
  Unaudited Pro Forma Combined Balance Sheet as of March 31, 1998 . . . . . . . . . . . . . . . . . . F-26
  Notes to Unaudited Pro Forma Consolidated Financial Data  . . . . . . . . . . . . . . . . . . . . . F-27

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Bayard Drilling Technologies, Inc.

       We have audited the accompanying balance sheet of Bayard Drilling Technologies, Inc. (Note A), as of December 31, 1996, and the related statements of operations, equity (deficit), and cash flows for each of the two years in the period ended December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

       We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

       In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bayard Drilling Technologies, Inc., as of December 31, 1996, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

GRANT THORNTON LLP

Oklahoma City, Oklahoma
January 20, 1997

                       REPORT OF INDEPENDENT ACCOUNTANTS

Board of Directors
Bayard Drilling Technologies, Inc.

       We have audited the accompanying balance sheet of Bayard Drilling Technologies, Inc., as of December 31, 1997, and the related statements of operations, equity, and cash flows for the year ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

       We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

       In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Bayard Drilling Technologies, Inc., as of December 31, 1997 and the results of its operations and its cash flows for the year ended December 31, 1997 in conformity with generally accepted accounting principles.

COOPERS & LYBRAND L.L.P.

Oklahoma City, Oklahoma
February 19, 1998

                       BAYARD DRILLING TECHNOLOGIES, INC.

                                 BALANCE SHEETS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                     ASSETS


                                                                      DECEMBER 31,         MARCH 31,
                                                                ----------------------     ---------
                                                                   1996         1997          1998
                                                                                           (UNAUDITED)
CURRENT ASSETS:
  Cash .......................................................   $   4,963    $  49,302    $  27,738
  Restricted investments .....................................          --          880          524
  Accounts receivable ........................................         286       19,491       23,112
  Accounts receivable--affiliate .............................         798           --           --
  Other current assets .......................................           1          538        1,065
                                                                 ---------    ---------    ---------
          Total current assets ...............................       6,048       70,211       52,439
  Property, plant and equipment, net .........................      26,973      155,673      179,807
  Goodwill, net of accumulated amortization of $375 at
     December 31, 1997 and $593 at March 31, 1998 ............          --       12,704       12,487
  Other assets ...............................................       1,652        1,900        1,861
                                                                 ---------    ---------    ---------
          Total assets .......................................   $  34,673    $ 240,488    $ 246,594
                                                                 =========    =========    =========

                                     LIABILITIES AND EQUITY

CURRENT LIABILITIES:
  Accounts payable ...........................................   $     409    $   8,246    $  14,028
  Accounts payable--affiliate ................................         412          494           --
  Accrued liabilities ........................................         253        5,067        4,749
  Current portion of long-term debt ..........................         947        7,450        7,450
                                                                 ---------    ---------    ---------
          Total current liabilities ..........................       2,021       21,257       26,227
                                                                 ---------    ---------    ---------
  Deferred income tax liabilities ............................         348       13,554       14,848
                                                                 ---------    ---------    ---------
  Other long term liabilities ................................          --        2,055        2,039
                                                                 ---------    ---------    ---------
  Long-term debt, less current maturities ....................       6,053       23,069       21,137
                                                                 ---------    ---------    ---------
  Subordinated notes, net of debt discount of $429 at
     December 31, 1997 and $409 at March 31, 1998 ............          --        2,091        2,111
                                                                 ---------    ---------    ---------
  Commitments and Contingencies--Note G, H & K
STOCKHOLDERS EQUITY:
  Preferred stock, $0.01 par value, 20,000,000 shares
     authorized; none issued or outstanding ..................          --           --           --
  Common stock, $0.01 par value, 100,000,000 shares
     authorized; 5,600,000 shares issued and outstanding
     at December 31, 1996; 18,183,945 at December 31,
     1997; and at March 31, 1998 .............................          56          182          182
  Additional paid-in capital (net of deferred compensation
     of $258 at December 31, 1997 and $245 at March 31,
     1998) ...................................................      26,229      180,400      180,413
  Accumulated deficit ........................................         (34)      (2,120)        (363)
                                                                 ---------    ---------    ---------
          Total equity .......................................      26,251      178,462      180,232
                                                                 ---------    ---------    ---------
          Total liabilities and equity .......................   $  34,673    $ 240,488    $ 246,594
                                                                 =========    =========    =========


   The accompanying notes are an integral part of these financial statements.

                       BAYARD DRILLING TECHNOLOGIES, INC.

                            STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                                  THREE MONTHS
                                                                                                     ENDED
                                                            YEAR ENDED DECEMBER 31,                MARCH 31,
                                                            -----------------------     -------------------------------------
                                                              1995          1996          1997          1997          1998
                                                                                                            (UNAUDITED)
REVENUES:
  Drilling .............................................    $   5,491     $   8,995     $  39,165     $   4,111     $  23,962
  Drilling--affiliate ..................................        1,914           798        16,582            --            --
  Other ................................................          303            60            --            --            --
                                                            ---------     ---------     ---------     ---------     ---------
          Total revenues ...............................        7,708         9,853        55,747         4,111        23,962
                                                            ---------     ---------     ---------     ---------     ---------
COSTS AND EXPENSES:
  Drilling .............................................        6,075         7,653        40,705         3,047        17,221
  General and administrative ...........................          880           658         1,868           195           755
  Depreciation and amortization ........................          791         1,126         7,943           876         3,169
  Other ................................................           47            46            --            --            --
                                                            ---------     ---------     ---------     ---------     ---------
          Total costs and expenses .....................        7,793         9,483        50,516         4,118        21,145
                                                            ---------     ---------     ---------     ---------     ---------
          Operating income (loss) ......................          (85)          370         5,231            (7)        2,817
                                                            ---------     ---------     ---------     ---------     ---------
OTHER INCOME (EXPENSE):
  Interest expense .....................................           (3)          (11)       (3,065)         (145)         (367)
  Interest income ......................................           --            --           597            17           496
  Gain (loss) on sale of assets ........................         (131)           54           544            --            52
  Other ................................................           (3)           17            37            --            34
                                                            ---------     ---------     ---------     ---------     ---------
          Total other income (expense) .................         (137)           60        (1,887)         (128)          215
                                                            ---------     ---------     ---------     ---------     ---------
Earnings (loss) before income taxes and extraordinary
  item .................................................         (222)          430         3,344          (135)        3,032
Income tax provision--deferred .........................           --            17         1,428            51         1,275
                                                            ---------     ---------     ---------     ---------     ---------
Net income (loss) before extraordinary item ............         (222)          413         1,916           (84)        1,757
Extraordinary loss .....................................           --            --        (4,002)           --            --
                                                            ---------     ---------     ---------     ---------     ---------
Net earnings (loss) ....................................    $    (222)    $     413     $  (2,086)    $     (84)    $   1,757
                                                            =========     =========     =========     =========     =========
EARNINGS (LOSS) PER SHARE:
  Basic:
     Before extraordinary item .........................                                $     .21     $    (.01)    $     .10
                                                                                        =========     =========     =========
     Extraordinary item ................................                                $    (.44)           --            --
                                                                                        =========     =========     =========
     Net earnings (loss) ...............................                                $    (.23)    $    (.01)    $     .10
                                                                                        =========     =========     =========
  Diluted: .............................................                                                                   --
                                                                                                                    =========
     Before extraordinary item .........................                                $     .17     $    (.01)    $     .10
                                                                                        =========     =========     =========
     Extraordinary item ................................                                $    (.35)           --            --
                                                                                        =========     =========     =========
     Net earnings (loss) ...............................                                $    (.18)    $    (.01)    $     .10
                                                                                        =========     =========     =========
Weighted average common shares outstanding, basic ......        5,600         5,600         9,064         5,700        18,184
                                                            =========     =========     =========     =========     =========
Weighted average common shares outstanding,
  diluted ..............................................        5,600         5,749        11,500         8,191        18,488
                                                            =========     =========     =========     =========     =========
PRO FORMA INFORMATION:
  Additional income tax expense ........................           --           146
                                                            ---------     ---------
  Pro forma net earnings (loss) ........................    $    (222)    $     267
                                                            ---------     ---------
  Pro forma earnings (loss) per share, basic and
     diluted ...........................................    $    (.04)    $     .05
                                                            =========     =========


   The accompanying notes are an integral part of these financial statements.

                       BAYARD DRILLING TECHNOLOGIES, INC.

                              STATEMENTS OF EQUITY
                                 (IN THOUSANDS)


                                                                                   STOCKHOLDERS' EQUITY
                                                             ---------------------------------------------------------------
                                                 PARTNERS                    ADDITIONAL
                                                  CAPITAL        COMMON       PAID-IN     DEFERRED    RETAINED
                                                 (DEFICIT)       STOCK        CAPITAL       COST      EARNINGS      TOTAL
Balance at December 31, 1995 ..............    $    (276)    $      --    $      --    $      --     $      --     $      --
  Net earnings through date of corporate
     capitalization .......................          447            --           --           --            --            --
  Net increase in equity arising from
     affiliate transactions ...............        5,285            --           --           --            --            --
  Issuance of stock in corporate
     capitalization .......................       (5,456)           20        5,436           --            --         5,456
  Sale of stock ...........................           --            20        9,980           --            --        10,000
  Issuance of stock options and warrants
     for drilling agreements and debt .....           --            --        1,319           --            --         1,319
  Issuance of stock and options for
     property and equipment ...............           --            16        9,494           --            --         9,510
  Net loss from date of corporate
     capitalization to December 31,
     1996 .................................           --            --           --           --           (34)          (34)
                                               ---------     ---------    ---------    ---------     ---------     ---------
Balance at December 31, 1996 ..............           --            56       26,229           --           (34)       26,251
  Net loss ................................           --            --           --           --        (2,086)       (2,086)
  Issuance of stock options to
     employees ............................           --            --           60          (53)           --             7
  Sale of stock ...........................           --            89      107,020           --            --       107,109
  Issuance of stock options and
     warrants .............................           --            --        5,068           --            --         5,068
  Executive compensation agreements .......           --            --          250         (205)           --            45
  Issuance of stock for acquisitions ......           --            37       42,031           --            --        42,068
                                               ---------     ---------    ---------    ---------     ---------     ---------
Balance at December 31, 1997 ..............           --           182      180,658         (258)       (2,120)      178,462
  Net income (unaudited) ..................           --            --           --           --         1,757         1,757
  Executive compensation agreements
     (unaudited) ..........................           --            --           --           13            --            13
                                               ---------     ---------    ---------    ---------     ---------     ---------
Balance at March 31, 1998 (unaudited)......    $      --     $     182    $ 180,658    $    (245)    $    (363)    $ 180,232
                                               =========     =========    =========    =========     =========     =========


   The accompanying notes are an integral part of these financial statements.

                       BAYARD DRILLING TECHNOLOGIES, INC.

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)


                                                                                                THREE MONTHS ENDED
                                                           YEAR ENDED DECEMBER 31,                    MARCH 31,
                                                    -------------------------------------     -----------------------
                                                      1995           1996         1997           1997          1998
                                                                                                  (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings (loss) ..........................    $    (222)    $     413     $  (2,086)    $     (84)    $   1,757
  Adjustments to reconcile net earnings
     (loss) to net cash (used in) provided by
     operating activities-- ....................          791         1,126         7,943           876         3,169
     Depreciation and amortization
     (Gain) loss on sale of assets .............          131           (54)         (544)           --           (52)
     Extraordinary loss ........................           --            --         4,002            --            --
     Compensation expense ......................           --            --            52            --            13
     Deferred income taxes .....................           --            17         1,428           (51)        1,275
  Change in assets and liabilities, net of
     effects of affiliate transactions --
  Decrease (increase) in accounts ..............          242        (2,059)      (18,407)       (2,157)       (3,621)
     receivable
  Increase in prepaid expenses .................           --            --          (537)           --            --
  Decrease (increase) in other assets ..........           (6)         (185)          513          (733)         (520)
  Increase (decrease) in accrued
     liabilities ...............................         (237)          251         4,814         1,398          (318)
  Increase (decrease) in accounts payable ......         (389)         (383)        1,432         3,794         5,288
  Increase (decrease) in other liabilities .....           --            --            --            --           (16)
  Increase (decrease) in payable to
     affiliate .................................           --           412            82            --            --
                                                    ---------     ---------     ---------     ---------     ---------
  Net cash (used in) provided by operating
     activities ................................          310          (462)       (1,308)        3,043         6,975
                                                    ---------     ---------     ---------     ---------     ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Acquisition of property and equipment ........       (2,088)      (10,578)      (60,924)      (13,711)      (27,094)
  Acquisition of businesses ....................           --            --       (26,056)           --            --
  Proceeds from sale of assets .................          378           137         1,390            --            63
  (Purchase) proceeds of investments ...........           --            --          (880)         (730)          355
                                                    ---------     ---------     ---------     ---------     ---------
          Net cash used in investing
            activities .........................       (1,710)      (10,441)      (86,470)      (14,441)      (26,676)
                                                    ---------     ---------     ---------     ---------     ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Payments made to affiliates ..................       (8,828)      (19,719)           --            --            --
  Advances received from affiliates ............       10,228        18,791            --            --            --
  Proceeds from borrowings .....................           --         7,000        49,780         8,700            --
  Net proceeds from issuance of stock ..........           --        10,000       107,109           250            --
  Debt issuance costs ..........................           --          (206)         (761)           --            --
  Payments on long-term debt ...................           --            --       (24,011)         (474)       (1,863)
  Payments under line of credit ................           --            --        (8,701)           --            --
  Borrowings under line of credit ..............           --            --         8,701            --            --
                                                    ---------     ---------     ---------     ---------     ---------
     Net cash provided by (used in) financing
       activities ..............................        1,400        15,866       132,117         8,476        (1,863)
                                                    ---------     ---------     ---------     ---------     ---------
  Net change in cash ...........................           --         4,963        44,339        (2,922)      (21,564)
  Cash at beginning of period ..................           --            --         4,963         4,963        49,302
                                                    ---------     ---------     ---------     ---------     ---------
  Cash at end of period ........................    $      --     $   4,963     $  49,302     $   2,041     $  27,738
                                                    =========     =========     =========     =========     =========
  Cash paid during the period for interest .....    $      --     $      --     $   2,854     $      --     $     844
  Cash paid during the period for income
     taxes .....................................    $      --     $      --     $      --     $      --     $      --
                                                    =========     =========     =========     =========     =========


                                                                       Continued

                       BAYARD DRILLING TECHNOLOGIES, INC.

                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

Continued

Supplemental noncash activity:

       During 1995 an affiliate transferred drilling equipment to the Company at the affiliate's basis totaling $173, net of accumulated depreciation of $1,306, which has been reflected as an increase in payable to affiliate. Additionally, the Company acquired property and equipment through trade payables totaling $1,180.

       During 1996 the Company acquired property and equipment totaling $9,841 through the issuance of stock and options and assumed a net deferred income tax liability of $331. The Company acquired property and equipment through trade payables and payables to affiliates totaling $1,390. The Company transferred property and equipment totaling $29, net of accumulated depreciation of $1,254 to an affiliate which has been reflected as a decrease in payables to affiliates. The Company issued stock options and warrants in exchange for certain drilling agreements and debt. The stock options were valued at $1,100 and the warrants associated with the debt were valued at $219.

       Additionally in 1996, the Company transferred the following assets and liabilities to affiliates which resulted in a net increase in equity at the time of corporate capitalization, effective December 1, 1996.

Accounts receivable .........................................          $  2,667
Other assets ................................................                17
Cash ........................................................             9,252
Accounts payable and accrued liabilities ....................            (1,799)
Payable to affiliates........................................           (15,422)
                                                                       --------
                                                                       $ (5,285)
                                                                       ========

       During 1997 the Company acquired property and equipment through the issuance of stock and options for $41,510 and through the issuance of trade payables of $6,405. See--Note "C" for further detail on such activity.

   The accompanying notes are an integral part of these financial statements.

                       BAYARD DRILLING TECHNOLOGIES, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
     INFORMATION FOR THE PERIODS ENDED MARCH 31, 1998 AND 1997 IS UNAUDITED

NOTE A--NATURE OF OPERATIONS

       Bayard Drilling Technologies, Inc. together with its predecessor, (the "Company"), a Delaware corporation, is the successor to the drilling operations of Anadarko Drilling Company ("Anadarko"), which began drilling operations in 1980. The Company provides land-based contract drilling services to major and independent oil and gas companies in the Mid-Continent and Gulf Coast regions of the United States.

       Beginning in October 1996, AnSon Partners Limited Partnership ("APLP") initiated a series of transactions among its wholly owned affiliates, Anadarko, a partnership, and Bayard Drilling Company ("BDC"), a corporation, and the Company. These series of transactions resulted in the corporate capitalization of the Company in December 1996 with net assets, primarily drilling rigs, previously owned by Anadarko. Such transactions were accounted for as a reorganization of entities under common control.

NOTE B--SUMMARY OF ACCOUNTING POLICIES

       The summary of significant accounting policies applied in the preparation of the accompanying financial statements follows.

1.  BASIS OF PRESENTATION AND CONSOLIDATION

       The financial statements and information for periods prior to December 1, 1996 represent those of the predecessor. The consolidated financial statements for periods after December 31, 1996 include the accounts of the Company and its wholly owned subsidiaries, Trend Drilling Company ("Trend") and WD Equipment, L.L.C. and Bonray Drilling Corporation. All significant intercompany accounts and transactions have been eliminated.

2.  CASH

       The Company considers all cash and investments with an original maturity of 90 days or less to be cash equivalents. The Company maintains its cash in a bank deposit account which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. At December 31, 1997 and March 31, 1998, the Company had cash and cash equivalents in or at four financial institutions, where the balance exceeded federally insured limits, in total by approximately $48.9 and $27.3 million, respectively.

3.  RESTRICTED INVESTMENTS

       Restricted investments consist of certificates of deposits pledged to state insurance departments and insurance companies to support payment of workers compensation claims.

4.  CONCENTRATION OF CREDIT RISK

       The primary market for the Company's services are independent oil and gas companies whose level of activities are related to, among other things, oil and gas prices. The Company performs ongoing credit evaluations of its customers and provides for potential credit losses when necessary. No allowance was required at December 31, 1997, 1996 or 1995. At December 31, 1997 and March 31, 1998,
approximately 53% and 44%, respectively, of the Company's trade receivables and over 63% and 52%, respectively, of total revenues were derived from the Company's five largest customers in terms of total revenues.

5.  PROPERTY AND EQUIPMENT

       Property and equipment are stated at cost, reduced by provisions to recognize economic impairment in value when management determines that such impairment has occurred. Drilling equipment is depreciated using the declining balance method (which approximates straight line) over the estimated useful lives from five to fifteen years. Other property and equipment are depreciated on the same basis over estimated useful lives from three to ten years. Refurbishments and upgrades of drilling equipment are capitalized if such expenditures are significant and extend the lives of the equipment. Maintenance and repairs are expensed as incurred. When assets are sold, retired or disposed of, the cost and related accumulated depreciation are eliminated from the accounts and the gain or loss is recognized.

       It is the Company's policy to capitalize interest on construction costs for rig refurbishments during the period in which those costs are incurred. The Company incurred interest costs of approximately $3.6 million during 1997 and $859,000 for the three months ended March 31, 1998 of which approximately $565,000 and $492,000, respectively, was capitalized in property and equipment for rig construction. No interest costs were capitalized in 1996 or 1995.

6.  REVENUE RECOGNITION

       Revenues generated from the Company's dayrate drilling contracts are recognized as services are performed and revenues generated from the Company's footage drilling contracts are recognized as a percentage of completion. For all drilling contracts under which the Company bears the risk of completion (such as turnkey contracts) revenues and expenses are recognized using the completed contracts method. When estimates of projected revenues and expenses indicate a loss, the total estimated loss is accrued.

7.  NET EARNINGS (LOSS) PER SHARE

       Earnings per share are computed based on the weighted average number of basic and diluted shares outstanding during the period pursuant to SFAS No. 128. SFAS No. 128 simplifies the standards for computing earnings per share by replacing the presentation of primary earnings per share with a presentation of basic earnings per share and by simplifying the calculation of diluted earnings per share. A reconciliation of the numerator and denominator used in the calculation of earnings per share is as follows:

                                            FOR THE YEAR ENDED                   FOR THE THREE MONTHS ENDED
                                             DECEMBER 31, 1997                        MARCH 31, 1998
                                  --------------------------------------   ----------------------------------------
                                                                 PER                                       PER
                                    INCOME        SHARES        SHARE         INCOME        SHARES        SHARE
                                  (NUMERATOR)  (DENOMINATOR)    AMOUNT     (NUMERATOR)   (DENOMINATOR)    AMOUNT
                                                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
Income before
  extraordinary item .........    $    1,916                                $    1,757
                                  ----------                                ----------
Basic earnings per
  share ......................         1,916         9,064    $      .21         1,757        18,184    $      .10
                                  ----------                  ----------    ----------
Effect of dilutive
  securities; Warrants and
  options ....................                       2,436                                       304
                                                ----------                                ----------
Diluted earnings per
  share ......................    $    1,916        11,500    $      .17    $    1,757        18,488    $      .10
                                  ==========    ==========    ==========    ==========    ==========    ==========

       Pro forma net earnings (loss) per share are presented to reflect the provision for income taxes for periods Anadarko was a partnership.

       Options to purchase 397,000 shares of common stock at $23 per share were granted in November 1997 but were not included in the computation of diluted earnings per share because the options' exercise price was greater than the average market price of the common shares. The options, which expire on November 4, 2003, were still outstanding at December 31, 1997.

8.  INCOME TAXES

       Historical income taxes were not provided in the financial statements for earnings attributable to Anadarko since the partners would pay income taxes or receive as a deduction their distributive share of Anadarko's taxable income or loss. The proforma income tax expense for 1996 was calculated using an effective tax rate of 38%.

       The Company uses the liability method of accounting for deferred income taxes under SFAS No. 109, whereby deferred tax assets and liabilities are recognized based upon differences between the financial statement and tax bases of assets and liabilities using presently enacted tax rates. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

9.  GOODWILL AND OTHER ASSETS

       Goodwill related to the acquisition of Trend and Bonray is being amortized over fifteen years. Amortization expense of goodwill of $375,062 and $217,992, respectively, has been recognized as of December 31, 1997 and March 31, 1998.

       Other assets consist of (i) organizational costs incurred for the organization of Bayard and (ii) debt issuance costs incurred on the term loan. Amortization expense for organization costs is recognized over five years and debt issuance costs over the life of the loan, which approximates five years, both on a straight-line basis. Amortization expense of $1.4 million, $63,000 and $114,000 has been recognized for the years ended December 31, 1997 and 1996 and for the three months ended March 31, 1998, respectively.

       On an ongoing basis, management reviews the valuation and amortization of goodwill and other intangibles to determine possible impairment. The recoverability of these assets is assessed by determining whether the carrying value can be recovered from undiscounted future cash flows.

10.  USE OF ESTIMATES

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period; accordingly actual results could differ from those estimates. The Company has significant estimates for workers compensation liability due to the retention of $500,000 per occurrence. At December 31, 1997 and 1996 and for the three months ended March 31, 1998, estimates for this retention were $1.7 million, $20,000 and $1.9 million, respectively.

11.  FAIR VALUE OF FINANCIAL INSTRUMENTS

       The Company's financial instruments consist of cash and investments which approximate fair value because of the short maturity of those instruments, a payable to an affiliate which approximates fair value due to the demand nature of this obligation, a floating rate term loan which approximates fair value because the interest rate adjusts to the market rate, and notes payable which approximate fair value because the interest rates on these notes reflects the borrowing terms currently available to the Company.

12.  INTERIM FINANCIAL STATEMENTS AND DISCLOSURES

       In the opinion of management of Bayard Drilling Technologies, Inc. ("Bayard" or the "Company"), the unaudited interim financial statements for the three months ended March 31, 1998 and 1997 include all adjustments, consisting of normal recurring accruals, necessary to present fairly the Company's financial position as of March 31, 1998 and results of operations and cash flows for the three months ended March 31, 1998 and 1997. Results for the period ended March 31, 1998 are not necessarily indicative of the results to be expected for the entire fiscal year. For further information, refer to the financial statements and footnotes thereto included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

13.  STOCK BASED COMPENSATION

       The Company applies APB Opinion 25 in accounting for its stock option plans. Under this standard, compensation expense is only recognized for grants of options which include an exercise price less than the market price of the stock on the date of grant. Accordingly, based on the Company's grants for 1996, for the year ended December 31, 1997 and for the three months ended March 31, 1998, the Company recognized $0 and approximately $310,000 and $0, respectively, of deferred compensation and $0 and approximately $52,000 and $13,000, respectively, of compensation expense. For grants of options which include an exercise price equal to or greater than the market price of the stock on the date of grant, the Company has disclosed the pro forma effects of recording compensation based on fair value in Note N to the financial statements as allowed by Financial Accounting Standard No. 123 "Accounting for Stock-Based Compensation."

NOTE C--ACQUISITIONS

       On May 1, 1997, the Company completed the acquisition of the common stock of Trend ("Trend Acquisition") for $18 million in cash and 250,000 shares of common stock which equates to $10.64 per share based on the appraisals of the fair market value of the property and equipment acquired of $21,532,000. The Company incurred costs of approximately $307,000 in connection with this acquisition.

       The Trend Acquisition was accounted for as a purchase. The following is an analysis of the allocation of the purchase price:

                                                               (IN THOUSANDS)
Current assets  . . . . . . . . . . . . . . . . . . . . . .      $   2,734
Property and equipment  . . . . . . . . . . . . . . . . . .         21,532
Goodwill  . . . . . . . . . . . . . . . . . . . . . . . . .          6,330
Current liabilities . . . . . . . . . . . . . . . . . . . .         (2,265)
Long-term liabilities . . . . . . . . . . . . . . . . . . .         (1,340)
Deferred income tax liability . . . . . . . . . . . . . . .         (6,330)
                                                                 ---------
Purchase price  . . . . . . . . . . . . . . . . . . . . . .      $  20,661
                                                                 =========

       On May 30, 1997, the Company acquired WD Equipment, L.L.C. (which owned six drilling rigs, but had no operations) from Ward Drilling Company, Inc. ("Ward Acquisition") for approximately $8 million in cash and 400,000 shares of common stock which equates to $8.95 per share based on the appraisal of the fair market value of the assets acquired of $11,931,000. The Company also issued warrants to purchase 200,000 shares of common stock at $10.00 per share. The warrant had an estimated fair market value of $294,000 at the agreement closing date and was recorded as an increase in property and equipment and additional paid in capital.

       On October 16, 1997, the Company completed the acquisition of Bonray ("Bonray Acquisition"), subject to certain working capital adjustments, for 3,015,000 shares of Common Stock, which equates to $11.86 per share based on the appraisals of the fair market value of the property and equipment acquired of $34,976,000.

       The Bonray Acquisition was accounted for as a purchase. The following is a preliminary analysis of the allocation of the purchase price:

                                                         (IN THOUSANDS)
Current assets  . . . . . . . . . . . . . . . . . . .       $  4,020
Property and equipment  . . . . . . . . . . . . . . .         34,976
Goodwill  . . . . . . . . . . . . . . . . . . . . . .          6,750
Current liabilities . . . . . . . . . . . . . . . . .         (3,162)
Long-term liabilities . . . . . . . . . . . . . . . .            (74)
Deferred income tax liability . . . . . . . . . . . .         (6,750)
                                                            --------
Purchase price  . . . . . . . . . . . . . . . . . . .       $ 35,760
                                                            ========

       The following is the unaudited pro forma combined results of operations as if Trend, Ward and Bonray had been acquired January 1, 1996 and 1997, respectively (in thousands):

                                                                YEAR ENDED DECEMBER 31,
                                                               -------------------------
                                                                  1996           1997
Revenues ..................................................    $   47,952     $   81,373
                                                               ==========     ==========
Net income (loss) .........................................    $   (1,848)    $    3,174
                                                               ==========     ==========
Net income (loss) per common share, basic .................    $     (.33)    $      .35
                                                               ==========     ==========

Net income (loss) per common share, diluted ...............    $     (.32)    $      .28
                                                               ==========     ==========


NOTE D--PROPERTY AND EQUIPMENT

       Major classes of property and equipment consist of the following:

                                                                            THREE MONTHS
                                                       DECEMBER 31,            ENDED
                                                   ----------------------      MARCH 31,
                                                     1996         1997          1998
                                                              (IN THOUSANDS)
Drilling rigs and components ..................    $  42,303    $ 173,674    $ 199,884
Automobiles, trucks, and trailers .............          431        2,041        2,101
Buildings and property ........................           --          461          523
Furniture, fixtures, and other ................            7          532          674
                                                   ---------    ---------    ---------
                                                      42,741      176,708      203,182
  Less accumulated depreciation ...............       15,768       21,035       23,375
                                                   ---------    ---------    ---------
                                                   $  26,973    $ 155,673    $ 179,807
                                                   =========    =========    =========

NOTE E--CHANGE IN ESTIMATED LIVES

       Effective January 1, 1995, the Company changed the estimated remaining lives of its drilling rigs and other related drilling equipment to 84 months from remaining lives which ranged from 31 months to 113 months. The Company also changed the estimated remaining life of drill collars from 20 months to 36 months. These changes were made to more closely approximate the remaining useful lives of such assets. The effect of this change was to decrease the historical net loss by approximately $539,000 and to reduce the pro forma net loss by approximately $539,000 or $.05 per share (Note B(7)) for the year ended December 31, 1995.

       Effective January 1, 1996, the Company changed the estimated remaining lives of certain drilling component equipment from 84 months to 120 months and changed the estimated remaining life of drill collars and pipe from 36 months to 60 months. After review and study by the Company, the useful lives of drilling rigs acquired after January 1, 1996 were changed from 84 months to 144 months. These changes were made to more closely approximate the remaining useful lives of such assets. The effect of these changes was to increase the historical net earnings by approximately $405,000 and to increase pro forma net earnings by approximately $251,000, net of pro forma income taxes of $154,000, or $.02 per share for the year ended December 31, 1996.

       Effective July 1, 1997, the Company changed the estimated remaining lives of its drilling rigs and other related drilling equipment to 180 months from remaining lives of 144 months. These changes were made to more closely approximate the remaining useful lives of such assets. The effect of these changes was to increase earnings for the year ended December 31, 1997 by approximately $505,000, net of income taxes of $310,000, or $.04 per share, on a diluted basis.

NOTE F--INCOME TAXES

       On October 28, 1996, Anadarko conveyed its operating assets to its wholly-owned subsidiary, BDC, which caused a change in tax status of the drilling operations from a partnership to a taxable corporation. A deferred tax asset was recognized for the temporary differences which existed at the date of conveyance together with a related valuation allowance. At December 31, 1997, the Company has net operating loss carry forwards of approximately $2 million, of which $418,000 and $1,582,000 will expire in 2011 and 2012, respectively, if unused.

       Income tax expense for the years ended December 31, 1995, 1996 and 1997 is summarized as follows:

                                                                       1995         1996         1997
                                                                                (IN THOUSANDS)
Current .........................................................    $      --    $      --    $      --
Deferred ........................................................           --           17        1,428
                                                                     ---------    ---------    ---------
                                                                     $      --    $      17    $   1,428
                                                                     =========    =========    =========

       Components of net deferred income tax liabilities are as follows:

                                                     OCTOBER 28,   DECEMBER 31,    DECEMBER 31,
                                                       1996          1996            1997
                                                                  (IN THOUSANDS)
Deferred tax assets (liabilities)
  Operating loss carryforwards .................    $       --     $      167     $      760
  Property and equipment .......................         1,818           (515)       (14,314)
  Total valuation allowance ....................        (1,818)            --             --
                                                    ----------     ----------     ----------
          Net deferred tax liabilities .........    $       --     $     (348)    $  (13,554)
                                                    ==========     ==========     ==========

       The Company's actual income tax expense, before extraordinary item, differed from the federal statutory expense (based on a federal statutory rate of 34%) for the years ended December 31, as follows:

                                                                 1995          1996          1997
                                                                           (IN THOUSANDS)
Income tax expense (benefit) at federal statutory rate ....    $     (75)    $     146     $   1,069
State income taxes ........................................           --            --           201
Amortization of goodwill ..................................           --            --           142
Other items ...............................................           --            --            16
Exclusion of partnership income taxes .....................           75          (129)           --
                                                               ---------     ---------     ---------
                                                               $      --     $      17     $   1,428
                                                               =========     =========     =========

       The Company's valuation allowance on tax assets was established October 28, 1996 due to a change in taxable status and decreased $1,818,000 during the period from October 28, 1996 to December 31, 1996. The Company was not a taxable entity in 1995. Effective December 1, 1996, the Company acquired assets with deferred tax liabilities of approximately $2 million in which the purchase price allocation resulted in the reduction of the Company's tax asset valuation allowance of approximately $1,724,000. In 1997 the Company acquired assets with deferred tax liabilities of approximately $13,080,000, which eliminated the Company's tax asset valuation.

NOTE G--LONG-TERM DEBT AND SUBORDINATED NOTES

       Long-term debt at December 31, 1996 consisted of borrowings under loan agreements (the "Loan Agreements") which provide for a term loan (the "Term Loan") and a revolving loan (the "Revolving Loan"). The Term Loan of $7,000,000 bore interest at the Company's choice of LIBOR plus 4.25% (9.65% at December 31, 1996) or the prime rate of Chase Manhattan Bank, N.A. and requires monthly payments of principal and interest in amounts sufficient to repay borrowings at maturity on March 31, 2002. The Loan Agreements permit borrowings to a maximum of $20 million under the Term Loan if defined collateral provisions are met. The loan was collateralized by drilling equipment. The Loan Agreements also permit borrowings up to $4 million under the Revolving Loan through December 31, 1998 subject to a $2 million limitation if the borrowings under the Term Loan exceed $17 million.

       Starting in 1997, the Loan Agreements require the maintenance of defined collateral values, cash flow and liquidity ratios, financial reporting requirements, and the maintenance of total liabilities to tangible net worth not greater than 1.25 and imposes certain limitations on capital expenditures and incurrence of additional debt.

       In May 1997, the Company amended and increased the availability under the Loan Agreements. The Term Loan provides the Company up to $30.5 million for the purchase of additional land drilling rigs, the refurbishment of such rigs and equipment and for working capital purposes. The Revolving Loan provides the revolving credit loans of up to $10 million ($2 million of which is available for the issuance of letters of credit) for general corporate purposes. Amounts outstanding under the Revolving Loan (none at December 31, 1997) bear interest based on Fleet National Bank's prime rate plus 1.5% (approximately 10% at December 31) and mature in April 2000. Amounts outstanding under the Term Loan of approximately $27.1 million at December 31, 1997, bear interest, at the election of the Company, at floating rates equal to Chase Manhattan Bank's prime rate plus 2.0% or LIBOR plus 4.25% (approximately 10% at December 31) and mature in March 2002. The Loan Agreements are collateralized by substantially all of the assets of the Company, including drilling rigs, equipment and drilling contracts, and contain customary restrictive covenants (including covenants restricting the ability of the Company to pay dividends or encumber assets) and an affirmative covenant to maintain Total Available Liquidity (as defined in the Loan Agreements) of at least $4.5 million through December 31, 1997 and $3 million through December 31, 1998. Pursuant to the Loan Agreements, the Company must maintain certain financial ratios, including a Cash Flow Coverage ratio (as defined in the Loan Agreements) of at least 1.25 to 1 until December 1997, 1.5 to 1 in 1998 and 1.75 to 1 thereafter, and a ratio of Total Liabilities (as defined in the Loan Agreements) to Tangible Net Worth no greater than 1.25 to 1 in 1997 and 1 to 1 in 1998. Under the Loan Agreements the Company is obligated to pay certain fees, including an annual commitment fee in an amount equal to 0.5% of the unused portion of the commitment.

       Additionally, the Company issued Subordinated Notes due May 1, 2003 in the original principal amounts of $18 million and $2.52 million (the "Subordinated Notes") to Chesapeake Energy Corporation ("Chesapeake") and Energy Spectrum Partners LP ("Energy Spectrum"), respectively. The Subordinated Notes bear interest at either (i) 11% per annum, payable in cash or (ii) 12.875% per annum, payable in the form of additional Subordinated Notes, which interest is payable quarterly in arrears. On each quarterly interest payment date, the Company may make an election as to the interest rate to be applied for the previous quarter. The Subordinated Notes are redeemable, solely at the option of the Company, in whole or in part, at any time after May 31, 1998 at varying redemption prices. The Company must offer to redeem the Subordinated Notes upon the occurrence of certain events constituting a "Change of Control" (as defined in the Subordinated Notes) at a redemption price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of redemption. The Subordinated Notes are convertible into Common Stock at the option of the Company, in whole or in part, in conjunction with a "Convertible Event" (as defined in the Subordinated Notes), which includes certain underwritten public offerings (including the Initial Public Offering), mergers, consolidations and other business combination transactions. The Subordinated Notes are general unsecured subordinated obligations of the Company that are subordinated in rights of payment to all existing and future senior indebtedness of the Company, pari passu with all existing and future subordinated indebtedness of the Company and senior in right of payment to all future junior subordinated indebtedness of the Company. At December 31, 1997, the amount of Subordinated Notes outstanding was approximately $2.5 million as the $18 million Subordinated Note to Chesapeake was extinguished in November 1997 with proceeds from the Initial Public Offering. See Note "J" for further discussion on the discount that was recorded related to this subordinate debt.

       The Company also has three notes totaling approximately $3.4 million at December 31, 1997, with a capital financing corporation. The debt bears interest at December 31, 1997 of 9.5% and is collateralized by certain equipment (top drives) of the Company. The debt matures in July, October and November of 2000. The note agreement does not specify any restrictive financial covenants that must be met but contains a cross default provision that states any default on the Company's Term or Revolving Notes constitutes a default on this note as well.

       The Company recorded an extraordinary loss of $4.0 million (net of income tax effect of $1.3 million) in the fourth quarter relating to the early extinguishment of certain subordinate debt in the amount of approximately $2.1 million and other payments in the amount of approximately $3.2 million by utilizing proceeds from the Company's Initial Public Offering completed in November 1997.

       At December 31, 1997, the aggregate yearly maturities on long-term obligations are as follows:

        YEAR ENDING
        DECEMBER 31
----------------------------------------------------------------
1998X ..........................................................     $ 7,450,000
1999X ..........................................................       7,647,000
2000X ..........................................................       7,331,000
2001X ..........................................................       6,385,000
2002X ..........................................................       1,706,000
Thereafter .....................................................       2,520,000
                                                                     -----------
                                                                     $33,039,000
                                                                     ===========

NOTE H--RELATED PARTY TRANSACTIONS

       Before the corporate capitalization, AnSon Gas Corporation a wholly owned affiliate of APLP served as the managing general partner responsible for all management and operational functions of the Company and charged the Company for such expenses. The Company expensed approximately $198,000 and $390,000 for such services received in 1996 and 1995, respectively.

       Prior to December 31, 1996, the Company and its affiliates made advances to each other from time to time which generally had no specific repayment terms.

       In December 1996, Anadarko granted the Company a transferable option, exercisable at any time prior to June 30, 1998, to either purchase from Anadarko a storage yard located in Weatherford, Oklahoma (the "Weatherford Storage Yard") for a price of $1,000 in cash or lease from Anadarko, for any period specified by the Company through a date not later than December 31, 1999, the Weatherford Storage Yard for a lease price of $100 per year. In August 1997, the Company acquired from Anadarko approximately 5 acres of land also in Weatherford, Oklahoma, in consideration for the relinquishment by the Company of the option to acquire or lease the Weatherford Storage Yard.

       In May 1997, the Company paid Energy Spectrum a fee in the amount of $220,000 for financial advisory and other services rendered to the Company in connection with the completion of the Trend Acquisition, including the evaluation and negotiation of the Trend Acquisition and for assistance in the arrangement of alternative financial sources and structuring, negotiating and closing the amended financing arrangements with CIT and Fleet. The Company also reimbursed Energy Spectrum for expenses incurred in connection with the rendering of such services.

       The Company purchased drilling equipment and supplies from an affiliate totaling $2,862,000 and $779,000 in 1996 and 1995, respectively. The Company also transferred drilling equipment to an affiliate at the Company's basis totaling $29,000, net of accumulated depreciation, which resulted in a decrease in payable to affiliate. The Company has in the past purchased rigs and related equipment from U.S. Rig & Equipment, Inc., an affiliate of Roy T. Oliver, who served as a director of the Company until his resignation on August 13, 1997. During 1997, the Company purchased approximately $5.0 million from U.S. Rig & Equipment, Inc. Additionally, in August 1997, the Company sold one of its rigs to an affiliate of Mr. Oliver for $500,000. Additionally, in November 1997, the Company agreed to acquire six rigs and related drilling equipment for $14 million and such rigs will require additional refurbishment prior to placement into service. In connection therewith, the Company made a cash down payment of $3.5 million and closed the transaction in January 1998.

       The Company has engaged affiliates of APLP and other related affiliates for trucking services related to the movement of the Company's rigs on numerous occasions. During 1997 and the three months ended March 31, 1998, the Company utilized these affiliates in consideration for such trucking services of approximately $1.7 million.

       From December 13, 1996 through December 31, 1997, APLP made available to the Company certain of APLP's employees, office space and administrative equipment, such as computer and telephone systems. In consideration for such assistance, the Company has reimbursed APLP an aggregate of approximately $236,000.

       Interest expense incurred during the year ended December 31, 1997 and for the three months ended March 31, 1998 included approximately $680,000 and $71,000, respectively, to current or former affiliates.

NOTE I--SIGNIFICANT CUSTOMERS

       During the year ended December 31, 1997, approximately 30% of revenues were generated from current or former affiliated customers. Except for six rigs under long term contracts with Chesapeake, dayrates billed to affiliated customers approximated those billed to nonaffiliated customers. During 1996, sales to two customers were, respectively, 75% (inclusive of $798,000 attributable to Chesapeake, which became an affiliate in December 1996) and 18% of drilling revenues. During 1995, sales to one customer totaled 36% of drilling revenue.

NOTE J--STOCKHOLDER'S EQUITY AND OPTIONS

       In December 1996, the Company issued 2,000,000 shares of Common Stock to Anadarko for the operating assets of BDC, Anadarko's subsidiary. Further, the Company issued 2,000,000 shares of Common Stock to Energy Spectrum for $10 million cash. The Company also acquired six drilling rigs and related equipment by the issuance of 1,600,000 shares of Common Stock and put options on the Company's common stock. The drilling rigs were recorded in accordance with appraisals of the estimated fair value of the assets acquired ($9.5 million) and the net deferred income tax liability assumed. The estimated fair value of the put options are recorded as additional contributed capital to the Company.

       The Company executed in December 1996 certain drilling agreements to supply six drilling rigs to Chesapeake at rates equal to defined comparable market rates but not less than $5,000 per day per rig. The Company granted the operator an option to purchase 2,000,000 shares of Common Stock at $6 per share, subject to performance of the operator under the drilling agreement. The estimated fair value of the options of $1,100,000 was recorded as additional paid-in capital and a deferred charge to be amortized over a twelve month period consistent with the annual negotiations of contract terms. At December 31, 1997, the deferred charge was fully amortized, and the Company and Chesapeake were unable to agree on an appropriate rate adjustment related to these drilling agreements, therefore the Company exercised its option to terminate the Chesapeake Drilling Agreements.

       In February 1997, the Company sold 100,000 shares of Common Stock at $2.50 per share to the President of the Company, which are subject to the terms of a Restricted Stock Award Agreement. Deferred compensation in the amount of $250,000 was recorded related to this stock grant as the purchase price was below the fair market value of the Company's Common Stock at the date of grant. See--Note "N".

       On December 10, 1996, the Company granted the issuer of the Term Loan (Note G) warrants to immediately purchase up to 290,000 shares of the Company's Common Stock at $8 per share or up to 300,000 shares at $8 per share when total outstanding Common Stock exceeds 6,000,000 shares. The warrants expire at the earlier of December 13, 2001 or eighteen months after completion of the initial public stock offering by the Company. The warrant holder can also elect to receive in stock the excess of the stock market value over the warrant exercise price. These warrants have an estimated fair value of $219,000, which has been recorded as debt issue costs and is being amortized over the term of the loan.

       The Company purchased during May 1997, two drilling rigs from U.S. Rig & Equipment, Inc. for cash and granted options to purchase 100,000 shares of Common Stock at $8 per share.

       In connection with the issuance of Subordinated Notes executed in May 1997, the Company issued 1,140,000 shares of Common Stock at $7 per share. Additionally, the Company issued two series of detachable Warrants, designated as Series A Warrants and Series B Warrants. The Series A Warrants are exercisable at a price of $.01 per share and the Series B Warrants are exercisable at $7.50 per share. Both Warrants expire 72 months from issuance. The Company issued Series A Warrants and Series B Warrants representing the right to purchase 798,000 shares and 912,000 shares of Common Stock, respectively. The fair market value of these warrants at the agreement closing date was $6 million, $4,024,000 of which was attributable to the Subordinated Notes. The warrant value applicable to the Subordinated Notes was allocated between the Subordinated Notes and warrants and recorded as a discount to the Subordinated Notes and additional paid in capital. The remaining discount to be amortized at December 31, 1997 is approximately $429,000. The amortization of this discount has been included in interest expense.

       In June 1997, the Company granted options to employees to purchase 59,600 shares of Common Stock at $8 per share. Deferred compensation in the amount of $59,600 was recorded related to these stock options as the exercise price was below the fair market value of the Company's Common Stock at the date of grant. See--Note "N". In November 1997, the Company granted options to employees and executive officers to purchase 397,000 shares of Common Stock at $23 per share. During 1996 and 1997, the Company issued stock options to three executive officers pursuant to the 1997 Stock Option and Stock Award Plan to purchase 200,000, 50,000 and 50,000 shares of Common Stock, respectively, at an exercise price of $5, $5 and $10 per share, respectively. Except for 10,000 options exercised in April 1998, at an exercise price of $5 per share none of such options has been exercised, and all of such options remain outstanding.

       In October 1997, the Company consummated the Chesapeake Transactions, resulting in the cancellation of the Chesapeake Option, the payment to the Company of $9 million in cash by Chesapeake, the redemption of the $18 million principal amount of Subordinated Notes held by Chesapeake for an aggregate cash payment by the Company of $18.2 million and the issuance of 3,194,000 shares of Common Stock to Chesapeake.

       At the August 19, 1997 Board of Directors meeting, the number of authorized shares of Common Stock was increased from 10,000,000 to 100,000,000 and the number of authorized shares of preferred stock was increased from 2,000,000 to 20,000,000. Additionally, a two-for-one stock split effected as a stock dividend on August 22, 1997 was approved. All stock option data, per share earnings and references to common stock have been restated to give effect to the stock split.

       On July 31, 1997, Energy Spectrum exercised in full its Series A Warrants, at a price of $0.01 per share, for 98,000 shares of Common Stock.

       In April 1998, the Company redeemed in full the $2.52 million principal amount of Subordinated Notes issued to Energy Spectrum together with accrued interest of $47,740. In connection therewith, Energy Spectrum waived its rights to require the Company to redeem the Subordinated Notes at 110% of par value. This redemption coupled with the redemption of $18 million principal amount of Subordinated Notes from Chesapeake at the time of the Initial Public Offering, leaves no Subordinated Notes outstanding.

NOTE K--COMMITMENTS AND CONTINGENCIES

       The Company has entered into two year employment agreements with three executive officers, which provide for the payment of the remaining term of each agreement upon a change of control. As of March 31, 1998, benefits under such agreements, assuming a change of control, would aggregate approximately $322,000.

       As of March 31, 1998, the Company had construction commitments totaling approximately $10 million for rigs in various stages of refurbishment.

       A shortage of drill pipe exists in the contract drilling industry in the United States. This shortage has caused the price of drill pipe to increase significantly over the past 30 months and has required orders for new drill pipe to be placed at least one year in advance of expected use. The price increase and the delay in delivery has caused the Company to substantially increase capital expenditures for drill pipe in recent months. In the event the shortage continues, the Company may be unable to obtain the drill pipe required to expand its contract drilling operations. The Company has committed approximately $9.0 million for drill pipe ordered which is subject to cancellation without penalty 90 days prior to the scheduled delivery date.

NOTE L--SUBSEQUENT EVENTS

       A purported class action lawsuit is pending against the Company, certain directors and officers of the Company, the managing underwriters of the Initial Public Offering, and certain current and former stockholders of the Company, alleging violations of federal securities laws in connection with the Initial Public Offering. The lawsuit, Yuan v. Bayard Drilling Technologies, Inc., et al. ("Yuan"), was filed on February 3, 1998 in the United States District Court for the Western District of Oklahoma. The principal plaintiff in Yuan is Tom Yuan. The defendants in this case include the Company, Chesapeake, Energy Spectrum LLC, James E. Brown, David E. Grose, Carl B. Anderson, III, Merrill A. Miller, Jr., Sidney L. Tassin, Lew O. Ward, Mike Mullen, Roy T. Oliver, Donaldson, Lufkin & Jenrette Securities Corporation, Lehman Brothers, Inc., Prudential Securities, Inc., Rauscher Pierce Refsnes, Inc. (a predecessor to Dain Rauscher Incorporated) and Raymond James & Associates, Inc.

       The plaintiffs in this lawsuit purport to sue on their own behalf and on behalf of all persons who purchased shares of Common Stock on or traceable to the Initial Public Offering. In the lawsuit, plaintiffs allege claims against all defendants under the Securities Act. The plaintiffs allege that the registration statement and prospectus for the Initial Public Offering contained materially false and misleading information and omitted to disclose material facts. In particular, the plaintiffs allege that such registration statement and prospectus failed to disclose financial difficulties of Chesapeake, the Company's largest customer, and the effects of such difficulties on Chesapeake's ability to continue to provide the Company with substantial drilling contracts. The petitions further allege that the Company failed to disclose pre-offering negotiations with R.T. Oliver Drilling, Inc., whom the plaintiffs allege was a related party, for the purchase of drilling rigs. In addition, the petitions allege that the Company failed to disclose that its growth strategy required costly refurbishment of older drilling rigs that would dramatically increase the Company's costs, which could not be sustained by internally generated cash flows. In each of these lawsuits, the plaintiffs are seeking rescission and damages.

       Two other suits, Khan v. Bayard Drilling Technologies, Inc., et al. ("Khan") and Burkett v. Bayard Drilling Technologies, Inc., et al. ("Burkett"), which were filed in District Court in and for Oklahoma County, State of Oklahoma on January 14, 1998 and February 2, 1998, respectively, and alleged essentially the same claims as Yuan, were dismissed without prejudice in May 1998 on a joint application filed by all parties. The plaintiffs in Khan and Burkett, along with others, have joined in Yuan's motion to be appointed as lead plaintiffs in the Yuan federal court suit.

       The Company is also involved in other litigation arising from time to time in the ordinary course of its business, including workers' compensation claims and disputes arising out of its drilling activities. Such disputes include a claim filed against Bayard and Sperry-Sun Drilling Services, Inc. on May 29, 1998 in the District Court of Oklahoma County in the State of Oklahoma. R.C. Taylor Companies, Inc., the plaintiff in that lawsuit, seeks actual and punitive damages for costs allegedly incurred in connection with a directional drilling project that utilized one of the Company's rigs.

       The Company believes the allegations in the lawsuits referenced above are without merit and is defending vigorously the claims brought against it. The Company is unable, however, to predict the outcome of these lawsuits or the costs to be incurred in connection with their defense and there can be no assurance that this litigation will be resolved in the Company's favor. An adverse result or prolonged litigation could have a material adverse effect on the Company's financial position or results of operations.

       Since the Consolidation Transactions and the Initial Public Offering of 11,040,000 shares of Common Stock, par value $0.01 per share of the Company, which was completed in November 1997, and prior to December 31, 1997, the Company agreed to purchase six additional rigs from R. T. Oliver for approximately $14 million in cash. The Oliver Acquisition was completed on January 9, 1998. The Company expects to refurbish and purchase complementary equipment, including drill pipe, for these rigs at an aggregate cost of approximately $28 million.

NOTE M--EMPLOYEE BENEFIT PLAN

       The Company has a profit sharing plan for certain eligible employees who have attained the age of 21 and completed at least one year of service. Participants may contribute up to 15% (20% prior to October 1997) of compensation for any plan year. The Company's discretionary contribution is based on the participants' total years of service. The Company has made contributions of approximately $82,000 through March 31, 1998.

NOTE N--BENEFIT AND COMPENSATION PLAN

       In April 1997, the Board of Directors approved the adoption of an Employee Stock Plan ("the Plan") whereby 1,600,000 shares of Common Stock are authorized for issuance under the Plan to officers and employees. The Plan permits the issuance of qualified or nonqualified stock options, as well as granting of certain other awards, including shares of restricted stock. Options granted become vested at the rate of 20% per year one year after being granted, with the options expiring six years from the original grant date. The exercise price for options granted through December 31, 1997 was based on the Company's estimate of the fair market value on the date of the grant. Through December 31, 1997, 756,600 options and 100,000 shares of restricted stock (denoted below) were issued under the Plan, 40,000 of which were exercisable at December 31, 1997 at a weighted average exercise price of $5.

       Activity pertaining to the Plan is as follows:

                                                                                         WEIGHTED
                                                                            NUMBER OF    AVERAGE
                                                                             SHARES    EXERCISE PRICE
Outstanding at December 10, 1996 ......................................           --           --
  Granted .............................................................      200,000    $    5.00
  Exercised ...........................................................           --           --
                                                                           ---------
Outstanding at January 1, 1997 ........................................      200,000    $    5.00
  Granted .............................................................      656,600    $   16.16
  Exercised ...........................................................           --           --
                                                                           ---------
  December 31, 1997 ...................................................      856,600    $   13.55
                                                                           =========


                                                                     WEIGHTED AVERAGE      FAIR MARKET
                              WEIGHTED AVERAGE                         FAIR VALUE OF        VALUE OF         DEFERRED
   EXERCISE      NUMBER OF        REMAINING      WEIGHTED AVERAGE    STOCK OPTIONS ON     COMMON STOCK     COMPENSATION
  PRICE RANGE     SHARES      CONTRACTUAL LIFE    EXERCISE PRICE       DATE OF GRANT    AT DATE OF GRANT       COST
   $  2.50      100,000(1)           --               $ 2.50              $ 5.00             $  5.00         $205,000
      5.00       250,000            4.95                5.00                2.09                5.00               --
      8.00        59,600            5.46                8.00                4.18                9.00           53,000
     10.00        50,000            5.54               10.00                3.59                9.00               --
     23.00       397,000            5.84               23.00               10.12               23.00               --

-----------------

(1)    Unvested restricted stock.

       The Company applies APB Opinion 25 in accounting for the Plan. Had compensation been determined on the basis of fair value pursuant to FASB Statement No. 123, net income and earnings per share would have been reduced as follows:

                                                       DECEMBER 31,
                                                   1996          1997
                                                   (IN THOUSANDS,
                                                 EXCEPT PER SHARE DATA)
Net income (loss) (in thousands):
  As reported ..............................    $     267    $  (2,086)
  Pro forma (net of effective tax of 38%) ..          261       (2,677)
Earnings per share, basic and fully diluted:
  As reported, basic .......................          .05         (.23)
  Pro forma, basic .........................          .05         (.30)
  As reported, diluted .....................          .05         (.18)
  Pro forma, diluted .......................          .05         (.23)


       The fair value of each option granted is estimated using the Black-Scholes model. This model includes, among others, a variable of stock volatility. As the Company has not established a significant trading history, the volatility used in the model was .40 for options granted through June 30, 1997 and .43 for options granted since July 1, 1997 based on volatility of the stock price of a similar entity that has been publicly traded for several years. Dividend yield was estimated to remain at zero with risk free interest rates ranging between 5.72 and 6.31 percent. As there is no prior experience available to use in estimating an expected life for the options, an average of the time between the vesting and expiration dates of the options was used in determining the expected lives of the options ranging from 3.5 to 5.5 years. Fair value of options granted during 1997 and 1996 under the Plan were $4.6 million and $416,000, respectively.

                     PRO FORMA CONSOLIDATED FINANCIAL DATA

       The following unaudited pro forma financial statements are derived from the historical financial statements of the Company included elsewhere in this Prospectus. The Pro Forma Combined Statements of Operations for the year ended December 31, 1997 gives effect to (i) the Trend Acquisition, the Ward Acquisition and the Bonray Acquisition (each defined herein), all of which occurred at various dates in 1997, as if such acquisitions occurred on January 1, 1997 and (ii) interest expense adjustment to reflect the retirement of certain Subordinated Notes from proceeds of the Initial Public Offering (iii) interest expense adjustments to reflect the prepayment of 25% ($6.2 million) of the outstanding principal amount of the Term Loan and (iv) the retirement of the outstanding principal amount of the Revolving Loan. There is no pro forma effect for the TransTexas Acquisition because the rigs were utilized solely by TransTexas for internal purposes and had no internal or external revenues. The Pro Forma Statement of Operations for the period ended March 31, 1998 reflect adjustments for the transactions in (iii) above and the retirement of the $2.52 million principal of Subordinated Notes. The Pro Forma Balance Sheet at March 31, 1998 reflects the repayment by the Company of 25% of the outstanding principal amount of the Term Loan, the retirement of the Subordinated Notes and, the sale of the Notes and the application of net proceeds to fund the purchase price of the TransTexas Acquisition, as if they had occurred on March 31, 1998. The unaudited pro forma combined financial information should be read in conjunction with the notes thereto and the historical financial statements of the Company including the notes thereto, which are included elsewhere in this Prospectus.

       The unaudited pro forma combined financial statements do not purport to be indicative of the results of operations that would actually have occurred if the transactions described had occurred as presented in such statements or that may occur in the future. In addition, future results may vary significantly from the results reflected in such statements due to general economic conditions, oil and gas commodity prices, the demand and prices for contract drilling services, changes in the number of rigs available for service, the Company's ability to successfully integrate the operations of the TransTexas Acquisition with its current business and several other factors, many of which are beyond the Company's control. See "Risk Factors."

                       BAYARD DRILLING TECHNOLOGIES, INC.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                           HISTORICAL
                                 ------------------------------------------------------------
                                                   TREND(a)         WARD(a)       BONRAY(a)
                                                  FOUR MONTHS     FIVE MONTHS    NINE MONTHS
                                                    ENDED            ENDED          ENDED
                                                   APRIL 30,        MAY 31,     SEPTEMBER 30,
                                    BAYARD           1997            1997           1997
                                 ------------    ------------    ------------    ------------
Revenues .....................   $     55,747    $      6,390    $      4,957    $     14,279
COSTS AND EXPENSES:
  Drilling costs .............         40,705           4,845           3,914          10,240
  Depreciation and
    amortization .............          7,943             627             413           1,707

  General and
    administrative ...........          1,868             515             197             860
                                 ------------    ------------    ------------    ------------
    Total costs and
      expenses ...............         50,516           5,987           4,524          12,807
                                 ------------    ------------    ------------    ------------
    Operating income .........          5,231             403             433           1,472
                                 ------------    ------------    ------------    ------------
OTHER INCOME (EXPENSE):
  Interest income ............            597              --              16             420
  Interest expense and
    financing
    costs ....................         (3,065)            (47)            (27)           (471)
  Gain (loss) on sale of
    assets ...................            544              --              --             (57)
  Other ......................             37              --              31             (41)
                                 ------------    ------------    ------------    ------------
    Total other income
      (expense) ..............         (1,887)            (47)             20            (149)
                                 ------------    ------------    ------------    ------------
  Income (loss) before
    taxes ....................          3,344             356             453           1,323
                                 ------------    ------------    ------------    ------------
  Income tax expense
    (benefit) ................          1,428             135              --             563
                                 ------------    ------------    ------------    ------------
  Net income (loss) before
    extraordinary loss: ......   $      1,916    $        221    $        453    $        760
                                 ============    ============    ============    ============
  Earning (loss) per share,
    before extraordinary
    loss:
    basic ....................   $        .21
                                 ============
    diluted ..................   $        .17
                                 ============
  Weighted average shares
    outstanding:
    basic ....................          9,064
                                 ============
    diluted ..................         11,500
                                 ============
                                                             PRO FORMA
                                 ------------------------------------------------------------------


                                 ACQUISITION
                                  AND OTHER                                                 AS
                                 ADJUSTMENTS          COMBINED      ADJUSTMENTS          ADJUSTED
                                 ------------       ------------    ------------       ------------
Revenues .....................   $         --       $     81,373    $         --       $     81,373
COSTS AND EXPENSES:
  Drilling costs .............             --             59,704              --             59,704
  Depreciation and
    amortization .............            386(b)          11,576              --             11,576
                                                                                                500(c)
  General and
    administrative ...........             --              3,440              --              3,440
                                 ------------       ------------    ------------       ------------
    Total costs and
      expenses ...............            886             74,720              --             74,720
                                 ------------       ------------    ------------       ------------
    Operating income .........           (886)             6,653              --              6,653
                                 ------------       ------------    ------------       ------------
OTHER INCOME (EXPENSE):
  Interest income ............             --              1,033            (726)(f)            307
  Interest expense and
    financing
    costs ....................          1,172(d)          (2,438)            779(g)          (1,659)
  Gain (loss) on sale of
    assets ...................             --                487              --                487
  Other ......................             --                 27              --                 27
                                 ------------       ------------    ------------       ------------
    Total other income
      (expense) ..............          1,172               (891)             53               (838)
                                 ------------       ------------    ------------       ------------
  Income (loss) before
    taxes ....................            286              5,762              53              5,815
                                 ------------       ------------    ------------       ------------
  Income tax expense
    (benefit) ................            239(e)           2,365              20(h)           2,385
                                 ------------       ------------    ------------       ------------
  Net income (loss) before
    extraordinary loss: ......   $         47       $      3,397    $         33       $      3,430
                                 ============       ============    ============       ============
  Earning (loss) per share,
    before extraordinary
    loss:
    basic ....................                      $        .37                       $        .38
                                                    ============                       ============
    diluted ..................                      $        .30                       $        .30
                                                    ============                       ============
  Weighted average shares
    outstanding:
    basic ....................                             9,064                              9,064
                                                    ============                       ============
    diluted ..................                            11,500                             11,500
                                                    ============                       ============


            The accompanying notes are an integral part of these pro
                           forma financial statements.

                       BAYARD DRILLING TECHNOLOGIES, INC.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1998
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNT)


                                            HISTORICAL            PRO FORMA
                                            ----------   ----------------------------
                                             BAYARD      ADJUSTMENTS       AS ADJUSTED
Revenues ................................   $   23,962    $       --       $   23,962
COSTS AND EXPENSES:
  Drilling costs ........................       17,221            --           17,221
  Depreciation and amortization .........        3,169            --            3,169
  General and administrative ............          755            --              755
                                            ----------    ----------       ----------
          Total costs and expenses ......       21,145            --           21,145
                                            ----------    ----------       ----------
          Operating income ..............        2,817            --            2,817
                                            ----------    ----------       ----------
OTHER INCOME (EXPENSE):
  Interest income .......................          496          (100)(f)          396
  Interest expense and financing costs ..         (367)          114(j)          (253)
  Gain (loss) on sale of assets .........           52            --               52
  Other .................................           34            --               34
                                            ----------    ----------       ----------
          Total other income (expense) ..          215            14              229
                                            ----------    ----------       ----------
Income (loss) before taxes ..............        3,032            14            3,046
Income tax expense (benefit) ............        1,275           (25)(k)        1,250
                                            ----------    ----------       ----------
Net income (loss) .......................   $    1,757    $       39       $    1,796
                                            ==========    ==========       ==========
Earning (loss) per share:
  basic .................................   $      .10                     $      .10
                                            ==========                     ==========
  diluted ...............................   $      .10                     $      .10
                                            ==========                     ==========
Weighted average shares outstanding:
  basic .................................       18,184                         18,184
                                            ==========                     ==========
  diluted ...............................       18,488                         18,488
                                            ==========                     ==========


                 The accompanying notes are an integral part of
                      these pro forma financial statements.

                       BAYARD DRILLING TECHNOLOGIES, INC.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                              AS OF MARCH 31, 1998
                                 (IN THOUSANDS)

                                     ASSETS


                                                   HISTORICAL                PRO FORMA
                                                   -----------    --------------------------------
                                                    BAYARD(L)     ADJUSTMENTS          AS ADJUSTED
Current Assets:
  Cash and investments .........................   $    28,262    $    13,439(i)(j)    $    41,701
  Accounts receivable ..........................        23,112             --               23,112
  Other ........................................         1,065             --                1,065
                                                   -----------    -----------          -----------
          Total current assets .................        52,439         12,939               65,878
  Property & Equipment, net ....................       179,807         75,000(i)           254,807
  Goodwill, net ................................        12,487             --               12,487
  Other ........................................         1,861          3,250(i)             5,111
                                                   -----------    -----------          -----------
          Total assets .........................   $   246,594    $    91,689          $   338,283
                                                   ===========    ===========          ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable .............................   $    14,028    $        --          $    14,028
  Accrued liabilities ..........................         4,749             --                4,749
  Current portion of long-term debt ............         7,450             --                7,450
                                                   -----------                         -----------
          Total current liabilities ............        26,227             --               26,227
                                                   -----------                         -----------
Long-term debt .................................        21,137         (6,200)(j)           14,937
                                                   -----------    -----------          -----------
Subordinated Notes .............................         2,111         (2,111)(j)               --
                                                   -----------    -----------          -----------
Senior Notes ...................................            --        100,000(i)           100,000
                                                   -----------    -----------          -----------
Other long term liabilities ....................         2,039             --                2,039
                                                   -----------                         -----------
Deferred income tax liabilities ................        14,848             --               14,848
                                                   -----------                         -----------
STOCKHOLDERS' EQUITY:
  Common stock .................................           182             --                  182
  Additional paid-in capital ...................       180,413             --              180,413
  Accumulated deficit ..........................          (363)            --                 (363)
                                                   -----------                         -----------
          Total stockholders' equity ...........       180,232             --              180,232
                                                   -----------    -----------          -----------
          Total liabilities and stockholders'
            equity .............................   $   246,594    $    91,689          $   338,283
                                                   ===========    ===========          ===========


                 The accompanying notes are an integral part of
                      these pro forma financial statements.

            NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL DATA
                             (TABLES IN THOUSANDS)

(a) Represents the results of operations for Trend, Ward and Bonray prior to their acquisition by Bayard. Operations subsequent to the date of purchase of each of Trend, Ward and Bonray, May 1, May 30 and October 16, 1997, respectively, are included in the Bayard historical results.

(b) To adjust depreciation expense on assets acquired in the Trend, Ward and Bonray Acquisitions using allocated purchase prices and based on estimated useful lives of 15 years calculated on a straight-line basis.

(c) To record amortization of goodwill attributable to the Trend and Bonray Acquisitions over 15 years on a straight-line basis.

(d) To eliminate interest expense on (i) an aggregate principal amount of $18 million of Subordinated Notes issued in the May Financing and (ii) the outstanding amount of the Revolving Loan, both paid off from proceeds of the Initial Public Offering.

(e) To adjust income tax expense recognized by Bayard, Trend and Bonray to conform to the Company's pro forma income tax position.

(f) To adjust interest income for interest earned on Initial Public Offering proceeds used for the repayment of debt.

(g) To adjust historical interest expense for the repayment of debt on Notes as follows:

                                                            DECEMBER 31, 1997
                                                         ------------------------
                                                         INCURRED       PRO FORMA
Term Loan...............................................   $2,163         $ 541
Subordinated Notes (Energy Spectrum)....................      238           238
                                                           ------         -----
                                                           $2,401         $ 779
                                                           ======         =====

(h) To record a provision for federal and state income tax at the rate of 41%.

(i) To record (i) the issuance of $100 million of Notes generating net proceeds of approximately $96.75 million (net of $3.25 million of discount and associated costs of the Initial Offering) and (ii) the application of $75 million of the net proceeds to the Company from the Initial Offering to fund the purchase price of the TransTexas Acquisition.


(j) To record (i) the repayment by the Company of 25% ($6.2 million) of the outstanding principal amount of the Term Loan and (ii) the repayment and retirement of the principal amount ($2.1 million, net of discount) of Subordinated Notes previously held by Energy Spectrum, both of which were paid with proceeds from the Initial Public Offering.


(k) To adjust income tax expense recognized by Bayard to conform to the Company's pro forma income tax position.

================================================================================

       NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR SOLICITATION OF AN OFFER TO BUY, TO ANY PERSON IN ANY JURISDICTION WHERE SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                               TABLE OF CONTENTS

                                                                             PAGE
                                                                             ---
 Disclosure Regarding Forward-Looking
   Statements ............................................................    iv
 Available Information ...................................................     v
 Prospectus Summary ......................................................     1
 Risk Factors ............................................................    15
 The Company .............................................................    25
 The TransTexas Acquisition ..............................................    27
 Use of Proceeds .........................................................    28
 Capitalization ..........................................................    29
 Selected Consolidated Financial and
   Operating Data ........................................................    30
 Management's Discussion and Analysis of
   Financial Condition and Results of
   Operations ............................................................    32
 Business ................................................................    39
 Management ..............................................................    50
 Principal Stockholders ..................................................    61
 Certain Relationships and Related
   Transactions ..........................................................    64
 The Exchange Offer ......................................................    71
 Description of Exchange Notes ...........................................    81
 Certain  U.S. Federal  Tax Consequences to
   U.S. Holders ..........................................................   109
 Certain  U.S. Federal  Tax Consequences to Non-
   U.S. Holders ..........................................................   110
 Description of Certain Indebtedness .....................................   112
 Description of Capital Stock ............................................   114
 Plan of Distribution ....................................................   117
 Legal Matters ...........................................................   117
 Experts .................................................................   117
 Index to Financial Statements ...........................................   F-1

================================================================================

================================================================================

                       BAYARD DRILLING TECHNOLOGIES, INC.
                             BAYARD DRILLING, L.L.C.
                              BAYARD DRILLING, L.P.
                           BONRAY DRILLING CORPORATION
                               TREND DRILLING CO.





                   -------------------------------------------

                                   PROSPECTUS

                   -------------------------------------------




                                OFFER TO EXCHANGE
                       BAYARD DRILLING TECHNOLOGIES, INC.
                       11% SENIOR NOTES DUE 2005, SERIES B
                       FOR ANY AND ALL OF ITS OUTSTANDING
                       11% SENIOR NOTE DUE 2005, SERIES A





                                     , 1998

================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

       All capitalized terms used and not defined in Part II of this Registration Statement shall have the meanings assigned to them in the Prospectus which forms a part of this Registration Statement.

ITEM 20.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     DELAWARE GENERAL CORPORATION LAW

       Section 145(a) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

       Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

       Section 145(c) of the DGCL provides that to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

       Section 145(d) of the DGCL provides that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

       Section 145(e) of the DGCL provides that expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in Section 145. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

       Section 145(f) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

       Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his capacity as such, whether or not the corporation would have the power to indemnify him against such liability under Section 145.

     RESTATED CERTIFICATE OF INCORPORATION

       Article Thirteenth of the Restated Certificate of Incorporation of the Company (the "Certificate"), a copy of which is filed as Exhibit 3.1 to the Registration Statement, provides as follows:

       A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (3) under Section 174 of the Delaware General Corporation Law, as the same exists or as such provision may hereafter be amended, supplemented or replaced, or (4) for any transaction from which the director derived an improper personal benefit. Any repeal or amendment of this Article Thirteenth by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article Thirteenth, a director shall not be liable to the Corporation or its stockholders to such further extent as permitted by any law hereafter enacted, including without limitation any subsequent amendment to the Delaware General Corporation Law. Notwithstanding any other provisions of this Certificate of Incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by this Restated Certificate, the affirmative vote of the holders of not less than 66 2/3% in voting power of the shares of the Corporation then entitled to be voted in an election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article Thirteenth.

       Article Twelfth of the Certificate provides as follows:

       The Corporation shall indemnify any person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (1) is or was a director or officer of the Corporation or
(2) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, limited liability company, association, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, entity or organization to the fullest extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article Twelfth is in effect. Any repeal or amendment of this Article Twelfth shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article Twelfth. Such right shall include the right to be paid by the Corporation expenses (including attorneys' fees) incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within 60 days after a written claim has been received by the

Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and, if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification is not permitted under the Delaware General Corporation Law, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors or any committee thereof or independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances nor an actual determination by the Corporation (including its board of directors or any committee thereof, independent legal counsel or stockholders) that such indemnification is not permissible shall be a defense to the action or create a presumption that such indemnification is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement or otherwise.

       The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

       As used herein, the term "proceeding" means any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit or proceeding.

     BYLAWS

       Article Eight of the Amended and Restated Bylaws of the Company (the "Bylaws"), a copy of which is filed as Exhibit 3.2 to the Registration Statement provides as follows:

       Each person who at any time shall serve or shall have served as a director, officer, employee or agent of the Corporation (including any predecessor of the Corporation), or any person who is or was serving at the written request of the Corporation (in accordance with written procedures adopted from time to time by the Board of Directors) as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, shall be entitled to (a) indemnification and (b) the advancement of expenses incurred by such person from the Corporation as, and to the fullest extent, permitted by
Section 145 of the Delaware General Corporation Law or any successor statutory provision, as from time to time amended. The foregoing right of indemnification and to the advancement of expenses shall not be deemed exclusive of any other rights to which those to be indemnified may be entitled as a matter of law or under any agreement, vote of stockholders or disinterested directors of the Corporation, or other arrangement.

       The Corporation may purchase and maintain insurance or another arrangement on behalf of any person who is or was a director, officer, employee or agent of the Corporation or who is or was serving at the written request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against and incurred by such person in such capacity or arising out of such person's status in such capacity, whether or not the Corporation would have the power to indemnify such person against that liability under this Article Eight or the Delaware General Corporation Law.

     INDEMNIFICATION AGREEMENTS

       The Company has entered into Indemnification Agreements (the "Indemnification Agreements") with its directors and certain of its officers (the "Indemnitees"), a form of which is filed as Exhibit 10.20 to the Registration Statement. Under the terms of the Indemnification Agreements, the Company has generally agreed to indemnify, and advance expenses to, each Indemnitee to the fullest extent permitted by applicable law on the date of such agreements and to such greater extent as applicable law may thereafter permit. In addition, the Indemnification Agreements contain specific provisions pursuant to which the Company has agreed to indemnify each Indemnitee (i) if such person is, by reason of his or her status as a director, nominee for director, officer, agent or fiduciary of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise with which such person was serving at the request of the Company (any such status being hereinafter referred to as a "Corporate Status"), made or threatened to be made a party to any threatened, pending or completed action, suit, arbitration, alternative dispute resolution mechanism, investigation or other proceeding (each, a "Proceeding"), other than a Proceeding by or in the right of the Company, (ii) if such person is, by reason of his or her Corporate Status, made or threatened to be made a party to any Proceeding brought by or in the right of the Company to procure a judgment in its favor, except that no indemnification shall be made in respect of any claim, issue or matter in such Proceeding as to which such Indemnitee shall have been adjudged to be liable to the Company if applicable law prohibits such indemnification (unless and only to the extent that a court shall otherwise determine), (iii) against expenses actually and reasonably incurred by such person or on his or her behalf in connection with any Proceeding to which such Indemnitee was or is a party by reason of his or her Corporate Status and in which such Indemnitee is successful, on the merits or otherwise, (iv) against expenses actually and reasonably incurred by such person or on his or her behalf in connection with a Proceeding to the extent that such Indemnitee is, by reason of his or her Corporate Status, a witness or otherwise participates in any Proceeding at a time when such person is not a party in the Proceeding, and (v) against expenses actually and reasonably incurred by such person in any judicial adjudication of or any award in arbitration to enforce his or her rights under the Indemnification Agreements.

       Furthermore, under the terms of the Indemnification Agreements, the Company has agreed to pay all reasonable expenses incurred by or on behalf of an Indemnitee in connection with any Proceeding, whether brought by or in the right of the Company or otherwise, in advance of any determination with respect to entitlement to indemnification and within 15 days after the receipt by the Company of a written request from such Indemnitee for such payment. In the Indemnification Agreements, each Indemnitee has agreed that he or she will reimburse and repay the Company for any expenses so advanced to the extent that it shall ultimately be determined that he or she is not entitled to be indemnified by the Company against such expenses.

       The Indemnification Agreements also include provisions that specify the procedures and presumptions which are to be employed to determine whether an Indemnitee is entitled to indemnification thereunder. In some cases, the nature of the procedures specified in the Indemnification Agreements varies depending on whether there has occurred a "Change of Control" (as defined in the Indemnification Agreements) of the Company.

     STOCKHOLDERS AND VOTING AGREEMENT

       The Stockholders and Voting Agreement, a copy of which is filed as
Exhibit 9.1 to the Registration Statement, provides that the Certificate, Bylaws and other organizational documents of the Company and each of its subsidiaries shall at all times, to the fullest extent permitted by law, provide for indemnification of, advancement of expenses to, and limitation of the personal liability of, the members of the Board of Directors of the Company and the members of the boards or similar managing bodies of subsidiaries of the Company. Additionally, such agreement provides that any Energy Spectrum NonVoting Observer (as defined in the Stockholders and Voting Agreement) shall be entitled to indemnification from the Company to the maximum extent permitted by law, as though such person were a director of the Company or any of its subsidiaries. Any amendment, repeal or modification of this provision may not be adverse to any member of the Board of Directors of the Company, any Energy Spectrum Non-Voting Observer or any member of the boards of directors or other similar managing bodies of any subsidiary of the Company, without the consent of a majority of the members of the Board of Directors.

       The above discussion of the Certificate, Bylaws, Stockholders and Voting Agreement and Section 145 of the DGCL is not intended to be exhaustive and is respectively qualified in its entirety by the Certificate, Bylaws, Stockholders and Voting Agreement, Underwriting Agreement and such statute.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) EXHIBITS

  EXHIBIT
   NUMBER               DESCRIPTION
   ------               -----------

    3.1     --   Restated Certificate of Incorporation of the Company
                 (incorporated by reference to Exhibit 3.1 to the Company's
                 Registration Statement on Form S-1 dated November 4, 1997,
                 Registration No. 333-34451).

    3.2     --   Amended and Restated Bylaws of the Company, as adopted August
                 19, 1997 (incorporated by reference to Exhibit 3.2 to the Company's Registration Statement on Form S-1 dated November 4,
                 1997, Registration No. 333-34451).

    4.1     --   Specimen Stock Certificate for the Common Stock, par value
                 $0.01 per share, of the Company (incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form
                 S-1 dated November 4, 1997, Registration No. 333-34451).

    4.2     --   Indenture, dated as of June 26, 1998, by and among the Company and Bayard Drilling, L.L.C., Bayard Drilling, L.P., Bonray
                 Drilling Corporation and Trend Drilling Co., as guarantors, and U.S. Trust Company of Texas, N.A., as trustee.*

    4.3     --   Registration Rights Agreement, dated as of June 26, 1998, by and among the Company, Bayard Drilling, L.L.C., Bayard
                 Drilling, L.P., Bonray Drilling Corporation, Trend Drilling
                 Co., Donaldson, Lufkin & Jenrette Securities Corporation, BT
                 Alex. Brown, Dain Rauscher Wessels and Lehman Brothers Inc.*

    5.1     --   Opinion of Baker & Botts, L.L.P. regarding the validity of the securities being registered.*

    9.1     --   Second Amended and Restated Stockholders and Voting Agreement,
                 dated as of October 16, 1997, by and among the Company and the several stockholders that are signatories thereto
                 (incorporated by reference to Exhibit 9.1 to the Company's
                 Registration Statement on Form S-1 dated November 4, 1997,
                 Registration No. 333-34451).

    9.2     --   First Amendment to Second Amended and Restated Stockholders
                 and Voting Agreement, dated as of November 3, 1997, by and among the Company and the several stockholders that are signatories hereto.

   10.1     --   1997 Stock Option and Stock Award Plan of the Company
                 (incorporated by reference to Exhibit 10.1 to the Company's
                 Registration Statement on Form S-1 dated November 4, 1997,
                 Registration No. 333-34451).

   10.2     --   Forms of Non-Qualified Stock Option Agreements under the 1997
                 Stock Option and Stock Award Plan (incorporated by reference to Exhibit 10.2 to the Company's Registration Statement on
                 Form S-1 dated November 4, 1997, Registration No. 333-34451).

   10.3     --   Master Agreement, dated as of November 26, 1996, by and among the Company and the stockholders of the Company that are signatories thereto (incorporated by reference to Exhibit 10.5 to the Company's Registration Statement on Form S-1 dated
                 November 4, 1997, Registration No. 333-34451).

   10.4     --   Master Drilling Agreement, dated as of December 10, 1996, by and among the Company, Chesapeake Energy Corporation and Chesapeake Operating, Inc. (incorporated by reference to
                 Exhibit 10.6 to the Company's Registration Statement on Form
                 S-1 dated November 4, 1997, Registration No. 333-34451).

   10.5     --   Form of Chesapeake Drilling Agreement, by and between
                 Chesapeake Operating, Inc., as Operator, and the Company, as
                 Contractor (incorporated by reference to Exhibit 10.7 to the Company's Registration Statement on Form S-1 dated November 4,
                 1997, Registration No. 333- 34451).

   10.6     --   Securities Purchase Agreement, dated as of April 30, 1997, by and among the Company, Energy Spectrum Partners LP and
                 Chesapeake Energy Corporation (the "May Securities Purchase
                 Agreement") (incorporated by reference to Exhibit 10.10 to the Company's Registration Statement on Form S-1 dated November 4,
                 1997, Registration No. 333-34451).

   10.7     --   Form of Subordinated Note of the Company issued pursuant to the May Securities Purchase Agreement (incorporated by reference to Exhibit 10.11 to the Company's Registration
                 Statement on Form S-1 dated November 4, 1997, Registration No.
                 333-34451).

   10.8     --   Form of Series B Warrant to Purchase Common Stock of the
                 Company issued pursuant to the May Securities Purchase
                 Agreement (incorporated by reference to Exhibit 10.13 to the Company's Registration Statement on Form S-1 dated November 4,
                 1997, Registration No. 333-34451).

   10.9     --   Ward Drilling Company, Inc. Warrant to Purchase Common Stock
                 of the Company, dated May 30, 1997 (incorporated by reference to Exhibit 10.14 to the Company's Registration Statement on
                 Form S-1 dated November 4, 1997, Registration No. 333-34451).

   10.10    --   Preferential Right to Transport Agreement, dated as of May 30,
                 1997, by and between the Company and Geronimo Trucking Company
                 (incorporated by reference to Exhibit 10.15 to the Company's
                 Registration Statement on Form S-1 dated November 4, 1997,
                 Registration No. 333- 34451).

   10.11    --   RR&T, Inc. Warrant to Purchase Common Stock of the Company,
                 dated May 1, 1997 (incorporated by reference to Exhibit 10.16 to the Company's Registration Statement on Form S-1 dated
                 November 4, 1997, Registration No. 333-34451).

   10.12    --   Mike Mullen Warrant to Purchase Common Stock of the Company,
                 dated May 1, 1997 (incorporated by reference to Exhibit 10.17 to the Company's Registration Statement on Form S-1 dated
                 November 4, 1997, Registration No. 333-34451).

   10.13    --   Amended and Restated Loan and Security Agreement, dated as of
                 June 18, 1998 by and among Fleet Capital Corporation, the
                 Company and Bayard Drilling, L.P.*

   10.14    --   Second Amended and Restated Loan Agreement, dated as of June
                 18, 1998, by and among The CIT Group/Equipment Financing, Inc.
                 and Fleet Capital Corporation, as Lenders, and the Company, as Borrower.*

   10.15    --   Employment Agreement, dated as of December 10, 1996, by and between the Company and James E. Brown (incorporated by reference to Exhibit 10.21 to the Company's Registration
                 Statement on Form S-1 dated November 4, 1997, Registration No.
                 333-34451).

   10.16    --   Restricted Stock Award Agreement, dated as of December 10,
                 1996, by and between the Company and James E. Brown
                 (incorporated by reference to Exhibit 10.22 to the Company's
                 Registration Statement on Form S-1 dated November 4, 1997,
                 Registration No. 333-34451).

   10.17    --   Employment Agreement, dated as of January 1, 1997, by and
                 between the Company and Ed Jacob (incorporated by reference to Exhibit 10.23 to the Company's Registration Statement on Form
                 S-1 dated November 4, 1997, Registration No. 333-34451).

   10.18    --   Employment Agreement, dated as of July 16, 1997, by and
                 between the Company and David E. Grose (incorporated by reference to Exhibit 10.24 to the Company's Registration
                 Statement on Form S-1 dated November 4, 1997, Registration No.
                 333-34451).

   10.19    --   Letter Agreement, dated as of August 20, 1997, by and between the Company and Chesapeake Energy Corporation (incorporated by reference to Exhibit 10.25 to the Company's Registration
                 Statement on Form S-1 dated November 4, 1997, Registration No.
                 333-34451).

   10.20    --   Form of Indemnification Agreement entered into by the Company and each of the directors and certain officers of the Company in connection with the Initial Public Offering (incorporated by reference to Exhibit 10.26 to the Company's Registration
                 Statement on Form S-1 dated November 4, 1997, Registration No.
                 333-34451).

   10.21    --   Agreement and Plan of Merger, dated as of October 9, 1997, by and among DLB Oil & Gas, Inc., the Company, Bonray Acquisition
                 Corp. and Bonray Drilling Corporation (incorporated by reference to Exhibit 10.27 to the Company's Registration
                 Statement on Form S-1 dated November 4, 1997, Registration No.
                 333-34451).

   10.22    --   1997 Non-Employee Directors' Stock Option Plan of the Company
                 (incorporated by reference to Exhibit 10.28 to the Company's
                 Registration Statement on Form S-1 dated November 4, 1997,
                 Registration No. 333-34451).

   10.23    --   Form of Nonqualified Option Agreement under the 1997
                 Non-Employee Directors' Option Plan of the Company
                 (incorporated by reference to Exhibit 10.29 to the Company's
                 Registration Statement on Form S-1 dated November 4, 1997,
                 Registration No. 333-34451).

   10.24    --   Registration Rights Agreement, dated as of October 16, 1997, by and among the Company, DLB Oil & Gas, Inc. and Donaldson,
                 Lufkin & Jenrette Securities Corporation (incorporated by reference to Exhibit 10.30 to the Company's Registration
                 Statement on Form S-1 dated November 4, 1997, Registration No.
                 333-34451).

   10.25    --   Letter Agreement, dated as of October 3, 1997, by and between the Company and The CIT Group/Equipment Financing, Inc.
                 (incorporated by reference to Exhibit 10.31 to the Company's
                 Registration Statement on Form S-1 dated November 4, 1997,
                 Registration No. 333- 34451).

   10.26    --   Second Amended and Restated Registration Rights Agreement,
                 dated as of October 30, 1997, by and among the Company and the stockholders of the Company that are signatories thereto
                 (incorporated by reference to Exhibit 10.32 to the Company's
                 Registration Statement on Form S-1 dated November 4, 1997,
                 Registration No. 333-34451).

   10.27    --   Stock Transfer Restriction Agreement, dated as of November 3,
                 1997, by and between the Company and Donaldson, Lufkin &
                 Jenrette Securities Corporation.

   10.28    --   Asset Purchase Agreement, dated as of November 25, 1997, by and between the Company and R.T. Oliver Drilling, Inc.

   10.29    --   Asset Purchase Agreement, dated as of May 26, 1998, by and among Bayard Drilling, L.P., Bayard Drilling Technologies,
                 Inc. and TransTexas Gas Corporation (incorporated by reference to Exhibit 10.29 to the Company's Current Report on Form 8-K filed on June 2, 1998).

   10.30    --   Drilling Alliance Agreement, dated as of June 26, 1998, by and between Bayard Drilling, L.P. and TransTexas Gas Corporation
                 (incorporated by reference to Exhibit 10.30 to the Company's
                 Current Report on Form 8-K filed on July 9, 1998).

   10.31    --   Purchase Agreement, dated as of June 19, 1998, by and among the Company, Bayard Drilling, L.L.C., Bayard Drilling, L.P.,
                 Bonray Drilling Corporation, Trend Drilling Co., Donaldson,
                 Lufkin & Jenrette Securities Corporation, BT Alex. Brown, Dain
                 Rauscher Wessels and Lehman Brothers Inc.*

   10.32    --   Waiver of Certain Rights Under Second Amended and Restated
                 Stockholders and Voting Agreement, dated June 2, 1998, by
                 Charles E. Davidson, Mark Liddell and Mike Liddell.*

   16.1     --   Letter re: Change in certifying Accountant (incorporated by reference to Exhibit 16.1 to the Company's Form 10-K for the year ended December 31, 1997).

   21.1     --   Subsidiaries of the Company.*

   23.1     --   Consent of PricewaterhouseCoopers LLP.*

   23.2     --   Consent of Grant Thornton LLP.*

   23.3     --   Consent of Baker & Botts, L.L.P. (included in the opinion
                 filed as Exhibit 5.1 to this Registration Statement).*

   24.1     --   Powers of Attorney (included in the signature page of the
                 Registration Statement).*

   25.1     --   Statement of Eligibility of Trustee on Form T-1.*

   99.1     --   Form of Letter of Transmittal.*

   99.2     --   Form of Notice of Guaranteed Delivery.*

   99.3     --   Form of Tender Instructions.*

  *  Filed herewith.

(b) FINANCIAL STATEMENT SCHEDULES

       None.

ITEM 17.  UNDERTAKINGS.

       The undersigned registrant hereby undertakes:

              (1) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of the requirements for a registration statement under the Securities Act of 1933 on Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

              (2) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

              (3) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 20 of the requirements for a registration statement under the Securities Act of 1933 on Form S-4 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

              (4) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                     (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                     (ii) To reflect in the prospectus any facts or events
              arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                     (iii) To include any material information with respect to
              the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              (5) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (6) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oklahoma City, State of Oklahoma, on July 22, 1998.


                                       BAYARD DRILLING TECHNOLOGIES, INC.



                                       By:  /s/ James E. Brown
                                           ---------------------------
                                           James E. Brown
                                           Chairman of the Board, President
                                           and Chief Executive Officer

       KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Bayard Drilling Technologies, Inc., a Delaware corporation, which is filing a Registration Statement on Form S-1 with the Securities and Exchange Commission under the provisions of the Securities Act of 1933, as amended (the "Securities Act"), hereby constitutes and appoints James E. Brown and David E. Grose, III, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, and in any and all capacities, to sign and file (i) any and all amendments (including post-effective amendments) to this Registration Statement, with all exhibits thereto, and other documents in connection therewith, and (ii) a registration statement, and any and all amendments thereto, relating to the offering covered hereby filed pursuant to Rule 462(b) under the Securities Act, with the Securities and Exchange Commission, it being understood that said attorneys-in-fact and agents, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person and that each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

             SIGNATURE                               TITLE                                DATE
   /s/  James E. Brown                   Chairman of the Board, President and Chief   July 22, 1998
 --------------------------------------  Executive Officer (Principal Executive
 James E. Brown                          Officer)


   /s/  David E. Grose, III              Vice President and Chief Financial Officer   July 22, 1998
 --------------------------------------  (Principal Financial and Accounting
 David E. Grose, III                     Officer)


   /s/  Carl B. Anderson, III            Director                                     July 22, 1998
 --------------------------------------
 Carl B. Anderson, III


   /s/  Mark Liddell                     Director                                     July 22, 1998
 --------------------------------------
 Mark Liddell

   /s/  Sidney L. Tassin                 Director                                     July 22, 1998
 --------------------------------------
 Sidney L. Tassin


   /s/  Lew O. Ward                      Director                                     July 22, 1998
 --------------------------------------
 Lew O. Ward


   /s/  Merrill A. Miller, Jr.           Director                                     July 22, 1998
 --------------------------------------
 Merrill A. Miller, Jr.

                                INDEX TO EXHIBITS

  EXHIBIT
   NUMBER               DESCRIPTION
   ------               -----------
    3.1     --   Restated Certificate of Incorporation of the Company
                 (incorporated by reference to Exhibit 3.1 to the Company's
                 Registration Statement on Form S-1 dated November 4, 1997,
                 Registration No. 333-34451).

    3.2     --   Amended and Restated Bylaws of the Company, as adopted August
                 19, 1997 (incorporated by reference to Exhibit 3.2 to the
                 Company's Registration Statement on Form S-1 dated November 4,
                 1997, Registration No. 333-34451).

    4.1     --   Specimen Stock Certificate for the Common Stock, par value
                 $0.01 per share, of the Company (incorporated by reference to
                 Exhibit 4.1 to the Company's Registration Statement on Form
                 S-1 dated November 4, 1997, Registration No. 333-34451).

    4.2     --   Indenture, dated as of June 26, 1998, by and among the Company and Bayard Drilling, L.L.C., Bayard Drilling, L.P., Bonray
                 Drilling Corporation and Trend Drilling Co., as guarantors, and U.S. Trust Company of Texas, N.A., as trustee.*

    4.3     --   Registration Rights Agreement, dated as of June 26, 1998, by and among the Company, Bayard Drilling, L.L.C., Bayard
                 Drilling, L.P., Bonray Drilling Corporation, Trend Drilling
                 Co., Donaldson, Lufkin & Jenrette Securities Corporation, BT
                 Alex. Brown, Dain Rauscher Wessels and Lehman Brothers Inc.*

    5.1     --   Opinion of Baker & Botts, L.L.P. regarding the validity of the securities being registered.*

    9.1     --   Second Amended and Restated Stockholders and Voting Agreement,
                 dated as of October 16, 1997, by and among the Company and the several stockholders that are signatories thereto
                 (incorporated by reference to Exhibit 9.1 to the Company's
                 Registration Statement on Form S-1 dated November 4, 1997,
                 Registration No. 333-34451).

    9.2     --   First Amendment to Second Amended and Restated Stockholders
                 and Voting Agreement, dated as of November 3, 1997, by and among the Company and the several stockholders that are
                 signatories hereto.

   10.1     --   1997 Stock Option and Stock Award Plan of the Company
                 (incorporated by reference to Exhibit 10.1 to the Company's
                 Registration Statement on Form S-1 dated November 4, 1997,
                 Registration No. 333-34451).

   10.2     --   Forms of Non-Qualified Stock Option Agreements under the 1997
                 Stock Option and Stock Award Plan (incorporated by reference to Exhibit 10.2 to the Company's Registration Statement on
                 Form S-1 dated November 4, 1997, Registration No. 333-34451).

   10.3     --   Master Agreement, dated as of November 26, 1996, by and among the Company and the stockholders of the Company that are
                 signatories thereto (incorporated by reference to Exhibit 10.5 to the Company's Registration Statement on Form S-1 dated
                 November 4, 1997, Registration No. 333-34451).

   10.4     --   Master Drilling Agreement, dated as of December 10, 1996, by and among the Company, Chesapeake Energy Corporation and
                 Chesapeake Operating, Inc. (incorporated by reference to
                 Exhibit 10.6 to the Company's Registration Statement on Form
                 S-1 dated November 4, 1997, Registration No. 333-34451).

   10.5     --   Form of Chesapeake Drilling Agreement, by and between
                 Chesapeake Operating, Inc., as Operator, and the Company, as
                 Contractor (incorporated by reference to Exhibit 10.7 to the
                 Company's Registration Statement on Form S-1 dated November 4,
                 1997, Registration No. 333- 34451).

   10.6     --   Securities Purchase Agreement, dated as of April 30, 1997, by and among the Company, Energy Spectrum Partners LP and
                 Chesapeake Energy Corporation (the "May Securities Purchase
                 Agreement") (incorporated by reference to Exhibit 10.10 to the
                 Company's Registration Statement on Form S-1 dated November 4,
                 1997, Registration No. 333-34451).

   10.7     --   Form of Subordinated Note of the Company issued pursuant to the May Securities Purchase Agreement (incorporated by
                 reference to Exhibit 10.11 to the Company's Registration
                 Statement on Form S-1 dated November 4, 1997, Registration No.
                 333-34451).

   10.8     --   Form of Series B Warrant to Purchase Common Stock of the
                 Company issued pursuant to the May Securities Purchase
                 Agreement (incorporated by reference to Exhibit 10.13 to the
                 Company's Registration Statement on Form S-1 dated November 4,
                 1997, Registration No. 333-34451).

   10.9     --   Ward Drilling Company, Inc. Warrant to Purchase Common Stock
                 of the Company, dated May 30, 1997 (incorporated by reference to Exhibit 10.14 to the Company's Registration Statement on
                 Form S-1 dated November 4, 1997, Registration No. 333-34451).

   10.10    --   Preferential Right to Transport Agreement, dated as of May 30,
                 1997, by and between the Company and Geronimo Trucking Company
                 (incorporated by reference to Exhibit 10.15 to the Company's
                 Registration Statement on Form S-1 dated November 4, 1997,
                 Registration No. 333- 34451).

   10.11    --   RR&T, Inc. Warrant to Purchase Common Stock of the Company,
                 dated May 1, 1997 (incorporated by reference to Exhibit 10.16 to the Company's Registration Statement on Form S-1 dated
                 November 4, 1997, Registration No. 333-34451).

   10.12    --   Mike Mullen Warrant to Purchase Common Stock of the Company,
                 dated May 1, 1997 (incorporated by reference to Exhibit 10.17 to the Company's Registration Statement on Form S-1 dated
                 November 4, 1997, Registration No. 333-34451).

   10.13    --   Amended and Restated Loan and Security Agreement, dated as of
                 June 18, 1998 by and among Fleet Capital Corporation, the
                 Company and Bayard Drilling, L.P.*

   10.14    --   Second Amended and Restated Loan Agreement, dated as of June
                 18, 1998, by and among The CIT Group/Equipment Financing, Inc.
                 and Fleet Capital Corporation, as Lenders, and the Company,
                 as Borrower.*

   10.15    --   Employment Agreement, dated as of December 10, 1996, by and between the Company and James E. Brown (incorporated by
                 reference to Exhibit 10.21 to the Company's Registration
                 Statement on Form S-1 dated November 4, 1997, Registration No.
                 333-34451).

   10.16    --   Restricted Stock Award Agreement, dated as of December 10,
                 1996, by and between the Company and James E. Brown
                 (incorporated by reference to Exhibit 10.22 to the Company's
                 Registration Statement on Form S-1 dated November 4, 1997,
                 Registration No. 333-34451).

   10.17    --   Employment Agreement, dated as of January 1, 1997, by and
                 between the Company and Ed Jacob (incorporated by reference to
                 Exhibit 10.23 to the Company's Registration Statement on Form
                 S-1 dated November 4, 1997, Registration No. 333-34451).

   10.18    --   Employment Agreement, dated as of July 16, 1997, by and
                 between the Company and David E. Grose (incorporated by
                 reference to Exhibit 10.24 to the Company's Registration
                 Statement on Form S-1 dated November 4, 1997, Registration No.
                 333-34451).

   10.19    --   Letter Agreement, dated as of August 20, 1997, by and between the Company and Chesapeake Energy Corporation (incorporated by reference to Exhibit 10.25 to the Company's Registration
                 Statement on Form S-1 dated November 4, 1997, Registration No.
                 333-34451).

   10.20    --   Form of Indemnification Agreement entered into by the Company and each of the directors and certain officers of the Company in connection with the Initial Public Offering (incorporated by reference to Exhibit 10.26 to the Company's Registration
                 Statement on Form S-1 dated November 4, 1997, Registration No.
                 333-34451).

   10.21    --   Agreement and Plan of Merger, dated as of October 9, 1997, by and among DLB Oil & Gas, Inc., the Company, Bonray Acquisition
                 Corp. and Bonray Drilling Corporation (incorporated by
                 reference to Exhibit 10.27 to the Company's Registration
                 Statement on Form S-1 dated November 4, 1997, Registration No.
                 333-34451).

   10.22    --   1997 Non-Employee Directors' Stock Option Plan of the Company
                 (incorporated by reference to Exhibit 10.28 to the Company's
                 Registration Statement on Form S-1 dated November 4, 1997,
                 Registration No. 333-34451).

   10.23    --   Form of Nonqualified Option Agreement under the 1997
                 Non-Employee Directors' Option Plan of the Company
                 (incorporated by reference to Exhibit 10.29 to the Company's
                 Registration Statement on Form S-1 dated November 4, 1997,
                 Registration No. 333-34451).

   10.24    --   Registration Rights Agreement, dated as of October 16, 1997, by and among the Company, DLB Oil & Gas, Inc. and Donaldson,
                 Lufkin & Jenrette Securities Corporation (incorporated by
                 reference to Exhibit 10.30 to the Company's Registration
                 Statement on Form S-1 dated November 4, 1997, Registration No.
                 333-34451).

   10.25    --   Letter Agreement, dated as of October 3, 1997, by and between the Company and The CIT Group/Equipment Financing, Inc.
                 (incorporated by reference to Exhibit 10.31 to the Company's
                 Registration Statement on Form S-1 dated November 4, 1997,
                 Registration No. 333- 34451).

   10.26    --   Second Amended and Restated Registration Rights Agreement,
                 dated as of October 30, 1997, by and among the Company and the stockholders of the Company that are signatories thereto
                 (incorporated by reference to Exhibit 10.32 to the Company's
                 Registration Statement on Form S-1 dated November 4, 1997,
                 Registration No. 333-34451).

   10.27    --   Stock Transfer Restriction Agreement, dated as of November 3,
                 1997, by and between the Company and Donaldson, Lufkin &
                 Jenrette Securities Corporation.

   10.28    --   Asset Purchase Agreement, dated as of November 25, 1997, by and between the Company and R.T. Oliver Drilling, Inc.

   10.29    --   Asset Purchase Agreement, dated as of May 26, 1998, by and among Bayard Drilling, L.P., Bayard Drilling Technologies,
                 Inc. and TransTexas Gas Corporation (incorporated by reference to Exhibit 10.29 to the Company's Current Report on Form 8-K
                 filed on June 2, 1998).

   10.30    --   Drilling Alliance Agreement, dated as of June 26, 1998, by and between Bayard Drilling, L.P. and TransTexas Gas Corporation
                 (incorporated by reference to Exhibit 10.30 to the Company's
                 Current Report on Form 8-K filed on July 9, 1998).

   10.31    --   Purchase Agreement, dated as of June 19, 1998, by and among the Company, Bayard Drilling, L.L.C., Bayard Drilling, L.P.,
                 Bonray Drilling Corporation, Trend Drilling Co., Donaldson,
                 Lufkin & Jenrette Securities Corporation, BT Alex. Brown, Dain
                 Rauscher Wessels and Lehman Brothers Inc.*

   10.32    --   Waiver of Certain Rights Under Second Amended and Restated
                 Stockholders and Voting Agreement, dated June 2, 1998, by
                 Charles E. Davidson, Mark Liddell and Mike Liddell.*

   16.1     --   Letter re: Change in certifying Accountant (incorporated by reference to Exhibit 16.1 to the Company's Form 10-K
                 for the year ended December 31, 1997).

   21.1     --   Subsidiaries of the Company.*

   23.1     --   Consent of PricewaterhouseCoopers LLP.*

   23.2     --   Consent of Grant Thornton LLP.*

   23.3     --   Consent of Baker & Botts, L.L.P. (included in the opinion
                 filed as Exhibit 5.1 to this Registration Statement).*

   24.1     --   Powers of Attorney (included in the signature page of the
                 Registration Statement).*

   25.1     --   Statement of Eligibility of Trustee on Form T-1.*

   99.1     --   Form of Letter of Transmittal.*

   99.2     --   Form of Notice of Guaranteed Delivery.*

   99.3     --   Form of Tender Instructions.*

--------------------

  *  Filed herewith.